AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              _____________________

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              _____________________

                                 SPACEDEV, INC.
             (Exact name of registrant as specified in its charter)

                  COLORADO                                    84-1374613
    (State or other jurisdiction of                            (I.R.S.
      incorporation or organization)               Employer Identification No.)



                                13855 STOWE DRIVE
                             POWAY, CALIFORNIA 92064
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              _____________________
                               RICHARD B. SLANSKY
                      PRESIDENT AND CHIEF FINANCIAL OFFICER
                                 SPACEDEV, INC.
                                13855 STOWE DRIVE
                             POWAY, CALIFORNIA 92064
                                 (858) 375-2030
  (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              _____________________

                                   Copies To:
                             JOHN J. HENTRICH, ESQ.
                            DALTON W. SPRINKLE, ESQ.
                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
                        12544 HIGH BLUFF DRIVE, SUITE 300
                           SAN DIEGO, CALIFORNIA 92130
                                 (858) 720-8900

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
FROM  TIME  TO  TIME  AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS
DETERMINED  BY  MARKET  CONDITIONS  AND  OTHER  FACTORS.

IF  ANY  OF  THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A
DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. [X]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, CHECK THE FOLLOWING BOX. [ ]

                         CALCULATION OF REGISTRATION FEE




                                     Number of             Proposed Maximum      Proposed Maximum
Title of Each Class of Securities    Shares/Units to be    Offering Price Per    Aggregate Offering   Amount of
To Be Registered                     Registered (1)        Share (2)             Price (2)            Registration Fee
---------------------------------    ------------------    ------------------    ------------------   ----------------
Common Stock, $0.0001 par value . .           2,032,520    (3)   $       1.45         $2,947,154.00          $  315.33
---------------------------------    ------------------    ------------------    ------------------   ----------------
Common Stock, $0.0001 par value (4)           6,416,118          $       1.48         $9,495,854.64          $1,016.07
---------------------------------    ------------------    ------------------    ------------------   ----------------
Common Stock, $0.0001 par value (5)             450,000          $       1.93         $  868,500.00          $   92.98
---------------------------------    ------------------    ------------------    ------------------   ----------------
Common Stock, $0.0001 par value (6)           2,048,756          $       1.51         $3,093,621.56          $  331.06
---------------------------------    ------------------    ------------------    ------------------   ----------------
Common Stock, $0.0001 par value (7)           1,192,886          $       1.45         $1,729,684.70          $  185.11
---------------------------------    ------------------    ------------------    ------------------   ----------------
Total amount of registration fee. .          12,140,280                               18,134,815.00          $1,940.55
---------------------------------    ------------------    ------------------    ------------------   ----------------
---------------------------------    ------------------    ------------------    ------------------   ----------------

(1) This registration statement will also cover any additional shares of common stock that become issuable by reason of any stock dividend, stock split, recapitalization or receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended.

(3) Based on the closing price of our common stock on February 6, 2006, as reported on the OTC Bulletin Board.

(4) Represents 130% of the common stock issuable upon conversion or redemption of shares of preferred stock, the registration fee for which is computed in accordance with Rule 457(g), based upon the conversion price of the preferred stock.

(5) Common stock issuable upon exercise of certain warrants, the registration fee for which is computed in accordance with Rule 457(g), based upon the exercise price of the warrants.

(6) Represents 130% of the common stock issuable upon exercise of certain warrants, the registration fee for which is computed in accordance with Rule 457(g) based upon the exercise price of the warrants.

(7) Represents 130% of the common stock issuable as dividends to the holders of preferred stock, the registration fee for which is computed in accordance with Rule 457(c), based on the closing price of our common stock on February 6, 2006, as reported on the OTC Bulletin Board.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective of such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 Subject to Completion, Dated February 10, 2006

                                 SPACEDEV, INC.

                                   PROSPECTUS

                        12,140,280 shares of common stock

This prospectus relates to the sale of up to 12,140,280 shares of our common stock by the selling shareholders identified in this prospectus. The prices at which the selling shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering.

Our common stock is traded on the OTC Bulletin Board under the trading symbol "SPDV.OB," and the closing price of our common stock on February 6, 2006 was $1.45.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF THESE RISKS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this prospectus is February __, 2006.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus  Summary                                                           5
Risk  Factors                                                                 7
Forward-Looking  Statements                                                  20
Use  of  Proceeds                                                            20
Acquisition  of  Securities  by  Selling  Shareholders                       21
Selling  Shareholders                                                        23
Management's  Discussion and Analysis of Financial Results of Operations     28
Information  Regarding  Business  of  SpaceDev.                              45
Information  Regarding  Business  of  Starsys                                55
Management                                                                   59
Principal  Shareholders  and  Security  Ownership  of  Management            70
Description  of  Securities                                                  72
Legal  Matters                                                               77
Experts                                                                      77
Where  You  Can  Find  More  Information                                     78
Unaudited  Pro  Forma  Combined  Consolidated  Statements                    79
Index  to  Consolidated  Financial  Statements                              F-1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell, and are seeking offers to buy, common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock. In this prospectus, "SpaceDev," "we," "us" and "our" refer to SpaceDev, Inc., a Colorado corporation, unless the context otherwise requires and references to the "combined company" refer to SpaceDev and Starsys Research Corporation, following the merger of the two companies which occurred on January 31, 2006.

                               PROSPECTUS SUMMARY
                               ------------------

     THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE BUYING SHARES IN THIS OFFERING. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING "RISK FACTORS" AND OUR FINANCIAL STATEMENTS BEFORE MAKING AN INVESTMENT DECISION ABOUT OUR COMPANY.

GENERAL

     SpaceDev is engaged in the conception, design, development, manufacture, integration and operation of space technology systems, products and services. SpaceDev is currently focused on the commercial and military development of low-cost microsatellites, nanosatellites and related subsystems, hybrid rocket propulsion for space, launch and human flight vehicles as well as associated engineering and technical services, which are provided primarily to government agencies, and specifically the Department of Defense. SpaceDev's products and solutions are sold, mainly on a project-basis, directly to these customers and include sophisticated micro- and nano-satellites, hybrid rocket-based launch vehicles, maneuvering and orbital transfer vehicles and safe sub-orbital and orbital hybrid rocket-based propulsion systems. Although SpaceDev believes there will be a commercial market for its microsatellite and nanosatellite products and services in the future, virtually all of its current work is for branches of the United States military. SpaceDev is also developing commercial hybrid rocket motors for use in small launch vehicles, targets and sounding rockets, and small, high-performance space vehicles and subsystems for commercial customers.

     On January 31, 2006, we acquired Starsys Research Corporation through a reorganization merger, which we refer to as the Starsys merger. Starsys is engaged in the development and manufacturing of engineered electro-mechanical systems and components for the aerospace industry. Starsys provides mechanical systems, structures and mechanisms that open, close, release and move components on spacecraft. Starsys' products include motion-control actuators, cover systems, deployment systems and separation systems.

     Our common stock trades on the OTC Bulletin Board under the trading symbol "SPDV.OB."

PRINCIPAL  EXECUTIVE  OFFICES

     SpaceDev's principal executive office is located at 13855 Stowe Drive, Poway, California 92064. SpaceDev's website can be accessed at http://www.spacedev.com. The information on SpaceDev's website is not a part of this prospectus.

                                  THE OFFERING

     This  prospectus  relates  to  the  following  shares:

OCTOBER  2005  PRIVATE  PLACEMENT

- 2,032,520 shares of common stock we sold to an investor at $1.23 per share pursuant to a securities purchase agreement we entered into in October 2005, which we refer to as the 2005 purchase agreement;

- 450,000 shares of common stock issued or issuable to this investor and its assigns upon the exercise of warrants at an exercise price of $1.93 per share granted pursuant to the 2005 purchase agreement;
JANUARY  2006  PRIVATE  PLACEMENT

- 4,523,652 shares of common stock issued or issuable to investors or their assigns upon the conversion or redemption of shares of our Series D Preferred Stock that we sold to the investors pursuant to a securities purchase agreement we entered into in January 2006, which we refer to as the 2006 purchase agreement;

- 1,475,678 shares of common stock issued or issuable to the investors and their assigns upon the exercise of warrants at an exercise price of $1.51 per share granted pursuant to the 2006 purchase agreement;

- 1,756,757 shares of common stock issued or issuable to the investors and their assigns upon conversion or redemption of shares of Series D Preferred Stock which may be issued upon the exercise of preferred stock warrants issued to the investors and their assigns that were granted pursuant to the 2006 purchase agreement. Alternatively, such shares of common stock may be issued pursuant to our exercise of an additional investment option set forth in the 2006 purchase agreement;

- 573,078 shares of common stock issuable to the investors and their assigns upon exercise of warrants which may be issued upon exercise of preferred stock warrants issued to the investors and their assigns that were granted pursuant to the 2006 purchase agreement;

- 1,192,886 shares of common stock that may be issued as dividends to the holders of the Series D Preferred Stock for a period of three years from January 2006; and,

- 135,709 shares of common stock that may be issued by us upon conversion or redemption of shares of Series D Preferred Stock that may be issued as liquidated damages for specified breaches of the registration rights agreement entered into among us and the investors, which we refer to as the registration rights agreement.

Each of the January 2006 private placement share amounts listed above have been increased by 30%, as required by the registration rights agreement.

                                  RISK FACTORS

     You should consider the following factors and other information in this prospectus relating to our business and prospects before deciding to invest in the securities. This investment involves a high degree of risk, and you should purchase the securities only if you can afford to lose the entire sum invested in these securities. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties, including those that are not yet identified or that we currently believe are immaterial, may also adversely affect our business, financial condition or operating results. You should also refer to the other information in this prospectus, including our consolidated financial statements and the related notes.

     The following factors, among others, could cause actual results to differ materially from those contained in forward-looking statements made in this prospectus and presented elsewhere by management from time to time.

RISKS  RELATED  TO  OUR  COMPANY

     EACH OF SPACEDEV AND STARSYS HAS EXPERIENCED LOSSES FROM OPERATIONS IN PRIOR PERIODS AND HAS BEEN REQUIRED TO SEEK ADDITIONAL FINANCING TO SUPPORT THEIR BUSINESSES.

     In prior years, both SpaceDev and Starsys have experienced operating losses and, in some periods, revenues from operations have not been sufficient to fund their respective operations. On a pro forma basis, the combined company would have had a net loss from operations of $4,962,858 for the year ended December 31, 2004 and $955,631 for the nine months ended September 30, 2005, assuming the merger had occurred on January 1, 2004. See "Unaudited Pro Forma Consolidated Financial Statements" beginning on page 79. The success of the combined company's business depends upon our ability to generate revenue from existing contracts, to execute programs cost-effectively, to attract and complete successfully additional government and commercial contracts, and additional financing. In the past, both SpaceDev and Starsys have relied upon cash from financing activities to fund part of the cash requirements of their respective businesses. If we are in need of further financing, we may be unable to obtain such financing or contracts as needed or on terms favorable to us. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with developing businesses, those historically encountered by us, and the competitive environment in which we operate.

     IF WE ARE UNABLE TO RAISE CAPITAL, WE MAY BE UNABLE TO FUND OPERATING CASH SHORTFALLS.

     SpaceDev may need additional financing to fund its projected operations for the next twelve months. Additional financing may not be available to us on acceptable terms, or at all. Any financing may cause additional dilution to existing shareholders. Any debt financing or other issuance of securities senior to common stock likely will include financial and other covenants that will restrict our operating flexibility and our ability to pay dividends to shareholders. SpaceDev has not paid dividends on its common stock in the past and does not anticipate paying dividends on its common stock in the foreseeable future.

     SOME OF OUR GOVERNMENT CONTRACTS ARE STAGED AND WE CANNOT GUARANTEE THAT ALL STAGES OF THE CONTRACTS WILL BE AWARDED TO US OR AT ALL.

     Some of our government contracts are phased contracts in which the customer may determine to terminate the contract between phases for any reason. Accordingly, the entire contract amount may not be realized by us. For example, recently, SpaceDev was informed by the Missile Defense Agency that it would not be exercising its option for a second cluster of three microsats under the March 31, 2004 Missile Defense Agency contract. SpaceDev estimates that the second cluster represented approximately $10 million of the $43 million of total potential payments under the contract. In the event that subsequent phases of some of our government contracts, including but not limited to the Missile Defense Agency contract, are not awarded to us, it could have a material adverse effect on our financial position and results of operations.

     WE RELY ON A SMALL NUMBER OF CUSTOMERS FOR SUBSTANTIALLY ALL OF OUR REVENUES AND THE LOSS OF ONE OR MORE OF THESE CUSTOMERS WOULD SERIOUSLY HARM OUR BUSINESS.

     For the 2004 fiscal year and the nine months ended September 2005, two customers accounted for approximately 77% and 79% of SpaceDev's net sales. We expect that our dependence on a small number of government agency customers will continue into the foreseeable future. Many of our contracts are staged, or contain termination rights in favor of the customer. In the event we experience terminations or are not awarded future stages of our contracts, our results of operations could be materially adversely affected.

     A SUBSTANTIAL PORTION OF OUR NET SALES ARE GENERATED FROM GOVERNMENT CONTRACTS, WHICH MAKES US SUSCEPTIBLE TO THE UNCERTAINTIES INHERENT IN THE GOVERNMENT BUDGETING PROCESS. IN ADDITION, MANY OF OUR CONTRACTS CAN BE TERMINATED BY THE CUSTOMER.

     Our concentration of government work makes us susceptible to government budget cuts and policy changes, which may impact the award of new contracts or future phases of existing contracts. Government budgets are subject to the prevailing political climate, which is subject to change at any time. Additionally, awarded contracts could be altered or terminated prior to the time we recognize our projected revenue. Many contracts are awarded in phases where future phases are not guaranteed to us. In addition, obtaining contracts and subcontracts from government agencies is challenging, and contracts often include provisions that are not standard in private commercial transactions. For example, government contracts may:

- include provisions that allow the government agency to terminate the contract without penalty under some circumstances;

- be subject to purchasing decisions of agencies that are subject to political influence;

-     contain  onerous  procurement  procedures;  and

-     be  subject  to  cancellation  if  government funding becomes unavailable.

     Securing government contracts can be a protracted process involving competitive bidding. In many cases, unsuccessful bidders may challenge contract awards, which can lead to increased costs, delays and possible loss of the contract for the winning bidder.

     OUR LIMITED OPERATING HISTORY AND LACK OF EXPERIENCE IN OUR NEW OR PROPOSED LINES OF BUSINESS MAKES IT DIFFICULT TO PREDICT OUR FUTURE PROSPECTS.

     We have a limited operating history and, as a result, our historical financial information is of limited value in projecting our future success in these markets. We launched our first microsatellite, CHIPSat, in January 2003 and, in June, September and October, 2004, our hybrid rocket technology was first utilized in connection with SpaceShipOne. We plan to sell an increasing percentage of our products and services in commercial markets, but virtually all of our historical work has been from government contracts and government-related work. We recently announced our intention to enter the launch services market by providing a microsat bus, integration services, and a launch vehicle as a package. We will be dependent on the performance of Space Exploration Technologies, a small company with limited operating history which has not yet had a successful launch, for our first launch vehicle. Our microsatellites, nanosatellites and launch services may not achieve market acceptance, and our future prospects are therefore difficult to evaluate.

     WE  MAY  NOT  SUCCESSFULLY  OR  TIMELY  DEVELOP  PRODUCTS.

     Many of our products and technologies (including our hybrid rocket technology) are currently under various stages of development. Further development and testing of our products and technologies will be required to prove additional performance capability beyond current levels and to confirm commercial viability. Additionally, the final cost of development cannot be determined until development is complete. Our ongoing and future product development will depend, in part, on the ability to timely complete our projects within estimated cost parameters and ultimately deploy the product in a cost-effective manner. In addition, Starsys has contracted to execute development programs under fixed price contracts. Under these contracts, even if our costs begin to exceed the amount to be paid by the customer under the contract, we are required to complete the contract without receiving any additional payments from the customer. It is difficult to predict accurately the total cost of executing these programs. If the costs to complete these programs significantly exceed the payments from the customers under the contracts, our results of operations will be harmed.

     WE PROVIDE OUR PRODUCTS AND SERVICES PRIMARILY THROUGH FIXED-PRICE AND COST PLUS FIXED FEE CONTRACTS. STARSYS HAS EXPERIENCED SIGNIFICANT LOSSES ON FIXED-PRICE CONTRACTS. COST OVERRUNS MAY RESULT IN FURTHER LOSSES AND, IF SIGNIFICANT, COULD IMPAIR OUR LIQUIDITY POSITION.

     Under fixed-price contracts, our customers pay us for work performed and products shipped without adjustment for the costs we incur in the process. Therefore, we generally bear all or a significant portion of the risk of losses as a result of increased costs on these contracts. Starsys has experienced significant cost overruns on development projects under its fixed-price contracts, resulting in estimated losses on uncompleted contracts of $2 million for Starsys' fiscal 2004, and an additional $4.3 million for the nine months ended September 30, 2005. As of September 30, 2005, based on a formal evaluation process, Starsys has reserved $1.6 million for potential risks on these remaining development projects. Fixed-price contracts may provide for sharing of unexpected costs incurred or savings realized within specified limits and may provide for adjustments in price depending on actual contract performance other than costs. We bear the entire risk of cost overruns in excess of the negotiated maximum amount of unexpected costs to be shared. Any significant overruns in the future could materially impair our liquidity and operations.

     Under cost plus fixed fee contracts, we are reimbursed for allowable incurred costs plus a fee, which may be fixed or variable. There is no guarantee as to the amount of fee we will be awarded under a cost plus fixed fee contract with a variable fee. The price on a cost plus fixed fee reimbursable contract is based on allowable costs incurred, but generally is subject to contract funding limitations. Therefore, we could bear the amount of costs in excess of the funding limitation specified in the contract, and we may not be able to recover those cost overruns.

     THE  MARKETPLACE  FOR  OUR  TECHNOLOGY  AND  PRODUCTS  IS  UNCERTAIN.

     The demand for our technology, products and services is uncertain and we may not obtain a sufficient market share to sustain our business or to increase profitability. Our business plan assumes that near-term revenues will be generated largely from government contracts for microsatellites and electromechanical systems for spacecraft with a long-term commercial market developing for private manned and unmanned space exploration. Microsatellites and commercial space exploration are still relatively new concepts, and it is difficult to predict accurately the ultimate size of the market. In addition, we are developing new product areas such as large deployable structures, solar array drives, slip rings and precision scanning assemblies for spacecraft. Many of our products and services are new and unproven, and the true level of customer demand is uncertain. Lack of significant market acceptance of our products and services, delays in such acceptance, or failure of our markets to develop or grow could negatively affect our business, financial condition, and results of operations.

     WE EXPECT OUR OPERATING RESULTS TO FLUCTUATE ON A QUARTERLY AND ANNUAL BASIS, WHICH COULD CAUSE OUR STOCK PRICE TO FLUCTUATE OR DECLINE.

     We believe that our operating results may fluctuate substantially from quarter-to-quarter and year-to-year for a variety of reasons, many of which are beyond our control. Factors that could affect our quarterly and annual operating results include those listed below as well as others listed in this "Risk Factors" section:

-     we  may  not  be  awarded  all  stages  of  existing  or future contracts;

- the timing of new technological advances and product announcements or introductions by us and our competitors;

-     changes  in  the  terms  of  our arrangements with customers or suppliers;

- our current reliance on a few customers for a significant portion of our net sales;

-     the  failure  of  our  key  suppliers  to  perform  as  expected;

- general political conditions that could affect spending for the products that we offer;

- delays or failures to satisfy our obligations under our contracts on a timely basis;

-     the  failure  of  our  products  to  successfully  launch  or  operate;

-     the  uncertain  market  for  our  technology  and  products;

- the availability and cost of raw materials and components for our products; and

-     the  potential  loss  of  key  personnel.

     As a result of these factors, period-to-period comparisons of our operating results may not be meaningful, and you should not rely on them as an indication of our future performance. In addition, our operating results may fall below the expectations of public market analysts or investors. In this event, our stock price could decline significantly.

     WE FACE SIGNIFICANT COMPETITION AND MANY OF OUR COMPETITORS HAVE GREATER RESOURCES THAN WE DO.

     We face significant competition for our government and commercial contracts. Many of our competitors have greater resources than we do and may be able to devote greater resources than us to research and development and marketing. Given the sophistication inherent in our operations, larger competitors may have a significant advantage and may be able to more efficiently adapt and implement technological advances. Furthermore, it is possible that other domestic or foreign companies or governments, some with greater experience in the space industry and many with greater financial resources than we possess, could seek to produce products or services that compete with our products or services, including new mechanisms and electromechanical subsystems using new technology which could render our products less viable. Some of our foreign competitors currently benefit from, and others may benefit in the future from, subsidies from or other protective measures implemented by their home countries.

     OUR PRODUCTS AND SERVICES ARE TECHNOLOGICALLY ADVANCED AND MAY NOT FUNCTION UNDER CERTAIN CONDITIONS.

     Most of our products are technologically advanced and sometimes novel systems that must function under demanding operating conditions. Our products may not be successfully launched or operated, or perform as intended. Like most organizations that have launched satellite programs, we have and in the future will likely experience some product and service failures, cost overruns, schedule delays, and other problems in connection with our products. Our products and services are and will continue to be subject to significant technological change and innovation. Our success will generally depend on our ability to continue to conceive, design, manufacture and market new products and services on a cost-effective and timely basis. We anticipate that we will incur significant expenses in the design and initial manufacture and marketing of new products and services.

     LAUNCH  FAILURES  COULD  HAVE  SERIOUS  ADVERSE  EFFECTS  ON  OUR BUSINESS.

     A launch failure of one of our microsatellites could have serious adverse effects on our business. Microsatellite launches are subject to significant risks, the realization of which can cause disabling damage to or total loss of a microsatellite. Delays in the launch could also adversely affect our net sales. Delays could be caused by a number of factors, including:

- designing, constructing, integrating, or testing the microsatellite, microsatellite components, or related ground systems;

- delays in receiving the license necessary to operate the microsatellite systems;

-     delays  in  obtaining  the  customer's  payload;

-     delays  related  to  the  launch  vehicle;

-     weather;  and

-     other  events  beyond  our  control.

     Delays and the perception of potential delay could negatively affect our marketing efforts and limit our ability to obtain new contracts and projects.

     OUR EXPANSION INTO OTHER NEW LINES OF BUSINESS MAY DIVERT MANAGEMENT'S ATTENTION FROM OUR EXISTING OPERATIONS AND PROVE TO BE TOO COSTLY.

     Our current business plan contemplates the migration of SpaceDev's technology from projects into products for microsatellites and hybrid rocket motors over the next several years. In the meantime, we are investigating other applications of our technology and other markets for our technologies and prospective products. Our expansion into new lines of business may be difficult for us to manage because they may involve different disciplines and require different expertise than our core business. Consequently, this expansion may divert management's time and attention away from our core business, and we may need to incur significant expenses in order to develop the expertise, and reputation we desire. Any revenues generated by new lines of business may not be significant enough to offset the expenditures required to enter such business, or provide the anticipated return on investment.

     OUR U.S. GOVERNMENT CONTRACTS ARE SUBJECT TO AUDITS THAT COULD RESULT IN A MATERIAL ADVERSE AFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS IF A MATERIAL ADJUSTMENT IS REQUIRED.

     The accuracy and appropriateness of our direct and indirect costs and expenses under our contracts with the U.S. government are subject to extensive regulation and audit by the Defense Contract Audit Agency, by other agencies of the U.S. government or prime contractors. These entities have the right to audit our cost estimates and/or allowable cost allocations with respect to certain contracts. From time to time we may in the future be required to make adjustments and reimbursements as a result of these audits. Responding to governmental audits, inquiries or investigations may involve significant expense and divert management attention. Also, an adverse finding in any such audit, inquiry or investigation could involve contract termination, suspension, fines, injunctions or other sanctions.

     OUR  SUCCESS  DEPENDS  ON  OUR  ABILITY  TO  RETAIN  OUR  KEY  PERSONNEL.

     Our success will be dependent upon the efforts of key members of our management and engineering team, including our chairman and chief technology officer, James W. Benson, our chief executive officer and vice-chairman, Mark N. Sirangelo, our president and chief financial officer, Richard B. Slansky, our vice president of engineering, Frank Macklin, our vice president of programs and new business development, Randall K. Simpson, the chief executive officer of Starsys, Scott Tibbitts, the president of Starsys, Robert Vacek, and certain other SpaceDev and Starsys personnel. The loss of any of these persons, or other key employees, including personnel with security clearances required for classified work and highly skilled technicians and engineers, could have a material adverse effect on us. Our future success is likely to depend substantially on our continued ability to attract and retain highly qualified personnel. The competition for such personnel is intense, and our inability to attract and retain such personnel could have a material adverse effect on us. At this time we do not maintain key man life insurance on any of our key personnel.

     OUR GROWTH MAY NOT BE MANAGEABLE AND OUR BUSINESS COULD SUFFER AS A RESULT.

     Even if we are successful in obtaining new business, failure to manage the growth could adversely affect our operations. We may experience extended periods of very rapid growth, which could place a significant strain on our management, operating, financial and other resources. Our future performance will depend in part on our ability to manage growth effectively. We must develop management information systems, including operating, financial, and accounting systems, improve project management systems and expand, train, and manage employees to keep pace with growth. Our inability to manage growth effectively could negatively affect results of operations and the ability to meet obligations as they come due.

     WE MAY NOT ADDRESS SUCCESSFULLY THE PROBLEMS ENCOUNTERED IN CONNECTION WITH ANY POTENTIAL FUTURE ACQUISITIONS.

     We expect to consider opportunities to acquire or make investments in other technologies, products and businesses that could enhance our capabilities, complement our current products or expand the breadth of our markets or customer base. We have limited experience in acquiring other businesses and technologies. Potential and completed acquisitions and strategic investments involve numerous risks, including:

- problems assimilating the purchased technologies, products or business operations;

-     problems maintaining uniform standards, procedures, controls and policies;

-     unanticipated  costs  associated  with  the  acquisition;

-     diversion  of  management's  attention  from  our  core  business;

- adverse effects on existing business relationships with suppliers and customers;

- risks associated with entering new markets in which we have no or limited prior experience;

-     potential  loss  of  key  employees  of  acquired  businesses;  and

- increased legal and accounting costs as a result of the newly adopted rules and regulations related to the Sarbanes-Oxley Act of 2002.

     IF  OUR  KEY  SUPPLIERS  FAIL TO PERFORM AS EXPECTED, OUR REPUTATION MAY BE
DAMAGED. WE MAY EXPERIENCE DELAYS, LOSE CUSTOMERS AND EXPERIENCE DECLINES IN REVENUES, PROFITABILITY, AND CASH FLOW.

     We purchase a significant percentage of our product components and subassemblies from third parties, many of which are sole source suppliers in the industry. If our subcontractors fail to perform as expected or encounter financial difficulties, we may have difficulty replacing them or identifying qualified replacements in a timely or cost effective manner. As a result, we may experience performance delays that could result in additional program costs, contract termination for default or damage to our customer relationships which may cause our revenues, profitability and cash flow to decline. In addition, negative publicity from any failure of one of our products or sub-systems as a result of a supplier failure could damage our reputation and prevent us from winning new contracts.

     OUR  LIMITED  INSURANCE MAY NOT COVER ALL RISKS INHERENT IN OUR OPERATIONS.

     We may find it difficult to insure certain risks involved in our operations, including our launch vehicle and satellite operations, accidental damage to high value customer hardware during the manufacturing process and damages to customer spacecraft caused by our products not working to specification. Insurance market conditions or factors outside of our control at the time insurance is purchased could cause premiums to be significantly higher than current estimates. Additionally, the U.S. Department of State has published regulations which could significantly affect the ability of brokers and underwriters to place insurance for certain launches. These factors could cause other terms to be significantly less favorable than those currently available, may result in limits on amounts of coverage that we can obtain, or may prevent us from obtaining insurance at all. Furthermore, proceeds from insurance may not be sufficient to cover losses.

     SEVERAL YEARS OF LOW DEMAND AND OVERCAPACITY IN THE COMMERCIAL SATELLITE MARKET HAVE RESULTED IN SLOW GROWTH IN DEMAND FOR SPACE PRODUCTS.

     The commercial satellite market has experienced pricing pressures due to excess capacity in the telecommunications industry and weakened demand over the past several years. Satellite demand, and thus subsystem and component orders, have also been impacted by the business difficulties encountered by the commercial satellite services industry. This has resulted in a reduction in the total market size in the near term. While the market appears to be making a recovery, growth in the demand for our products may be limited.

     OUR COMPETITIVE POSITION WILL BE SERIOUSLY DAMAGED IF WE CANNOT PROTECT INTELLECTUAL PROPERTY RIGHTS IN OUR TECHNOLOGY.

     Our success, in part, depends on our ability to obtain and enforce intellectual property protection for our technology. We rely on a combination of patents, trade secrets and contracts to establish and protect our proprietary rights in our technology. However, we may not be able to prevent misappropriation of our intellectual property, and the agreements we enter into may not be enforceable. In addition, effective trademark and trade secret protection may be unavailable or limited in some foreign countries.

     There is no guarantee any patent will issue on any patent application that we have filed or may file. Further, any patent that we may obtain will expire, and it is possible that it may be challenged, invalidated or circumvented. If we do not secure and maintain patent protection for our technology and products, our competitive position will be significantly harmed because it will be much easier for competitors to sell products similar to ours. Alternatively, a competitor may independently develop or patent technologies that are substantially equivalent to or superior to our technology. If this happens, any patent that we may obtain may not provide protection and our competitive position could be significantly harmed.

As we expand our product line or develop new uses for our products, these products or uses may be outside the protection provided by our current patent applications and other intellectual property rights. In addition, if we develop new products or enhancements to existing products, there is no guarantee that we will be able to obtain patents to protect them. Even if we do receive patents for our existing or new products, these patents may not provide meaningful protection. In some countries outside of the United States, patent protection is not available. Moreover, some countries that do allow registration of patents do not provide meaningful redress for violations of patents. As a result, protecting intellectual property in these countries is difficult and our competitors may successfully sell products in those countries that have functions and features that infringe on our intellectual property.

     We may initiate claims or litigation against third parties in the future for infringement of our proprietary rights or to determine the scope and validity of our proprietary rights or the proprietary rights of competitors. These claims could result in costly litigation and divert the efforts of our technical and management personnel. As a result, our operating results could suffer and our financial condition could be harmed.

     CLAIMS BY OTHER COMPANIES THAT WE INFRINGE THEIR INTELLECTUAL PROPERTY OR THAT PATENTS ON WHICH WE RELY ARE INVALID COULD ADVERSELY AFFECT OUR BUSINESS.

     From time to time, companies may assert patent, copyright and other intellectual proprietary rights against our products or products using our technologies or other technologies used in our industry. These claims may result in our involvement in litigation. We may not prevail in such litigation given the complex technical issues and inherent uncertainties in intellectual property litigation. If any of our products were found to infringe on another company's intellectual property rights, we could be required to redesign our products or license such rights and/or pay damages or other compensation to such other company. If we were unable to redesign our products or license such intellectual property rights used in our products, we could be prohibited from making and selling such products.

     Other companies or entities also may commence actions seeking to establish the invalidity of our patents. In the event that one or more of our patents are challenged, a court may invalidate the patent or determine that the patent is not enforceable, which could harm our competitive position. If any of our key patents are invalidated, or if the scope of the claims in any of these patents is limited by court decision, we could be prevented from licensing the invalidated or limited portion of such patents. Even if such a patent challenge is not successful, it could be expensive and time consuming to address, divert management attention from our business and harm our reputation.

     WE ARE SUBJECT TO SUBSTANTIAL REGULATION. ANY FAILURE TO COMPLY WITH EXISTING REGULATIONS, OR INCREASED LEVELS OF REGULATION, COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

     Our  business  activities  are subject to substantial regulation by various agencies and departments of the United States government and, in certain circumstances, the governments of other countries. Several government agencies, including NASA and the U.S. Air Force, maintain Export Control Offices to ensure that any disclosure of scientific and technical information complies with the Export Administration Regulations and the International Traffic in Arms Regulations or, "ITAR." Exports of our products, services and technical information require either Technical Assistance Agreements, manufacturing license agreements or licenses from the U.S. Department of State depending on the level of technology being transferred. This includes recently published regulations restricting the ability of U.S.-based companies to complete offshore launches, or to export certain satellite components and technical data to any country outside the United States. The export of information with respect to ground-based sensors, detectors, high-speed computers, and national security and missile technology items are controlled by the Department of Commerce. The government has indicated that failure to comply with the ITAR and/or the Commerce Department regulations may subject guilty parties to fines of up to $1 million and/or up to 10 years imprisonment per violation. Failure to comply with any of the above mentioned regulations could have serious adverse effects as dictated by the rules associated with compliance with the ITAR regulations.

     In addition, the space industry has specific regulations with which we must comply. Command and telemetry frequency assignments for space missions are regulated internationally by the International Telecommunications Union, which we refer to as the ITU. In the United States, the Federal Communications Commission, which we refer to as the FCC, and the National Telecommunications Information Agency, which we refer to as NTIA, regulate command and telemetry frequency assignments. All launch vehicles that are launched from a launch site in the United States must pass certain launch range safety regulations that are administered by the U.S. Air Force. In addition, all commercial space launches that we would perform require a license from the Department of Transportation. Satellites that are launched must obtain approvals for command and frequency assignments. For international approvals, the FCC and NTIA obtain these approvals from the ITU. These regulations have been in place for a number of years to cover the large number of non-government commercial space missions that have been launched and put into orbit in the last 15 to 20 years. Any commercial deep space mission that we would perform would be subject to these regulations.

     We are also subject to laws and regulations regulating the formation, administration and performance of, and accounting for, U.S. government contracts. With respect to such contracts, any failure to comply with applicable laws could result in contract termination, price or fee reductions, penalties, suspension or debarment from contracting with the U.S. government. We are also required to obtain permits, licenses, and other authorizations under federal, state, local and foreign laws and regulations relating to the environment. Our failure to comply with applicable law or government regulations, including any of the above-mentioned regulations, could have serious adverse effects on our business.

     SPACEDEV'S STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES OF SPACEDEV COMMON STOCK.

     The market prices of securities of technology-based companies like ours are often highly volatile. The market price of SpaceDev common stock has fluctuated significantly in the past. During the 52-week period ended February 6, 2006, the high and low closing price of a share of SpaceDev common stock was $1.97 and $1.35, respectively. Our market price may continue to exhibit significant fluctuations in response to a variety of factors, many of which are beyond our control, including:

-     deviations  in  our  results  of  operations  from  estimates;

-     changes  in  estimates  of  our  financial  performance;

- changes in our markets, including decreased government spending or the entry of new competitors;

- our inability to obtain financing necessary to operate our business and consummate the merger;

-     changes  in  technology;

-     potential  loss  of  key  personnel;

-     changes  in market valuations of similar companies and stock market price;

-     the  merger;  and

-     volume  fluctuations  generally.

     OUR NET OPERATING LOSS CARRYFORWARDS MAY BE SUBJECT TO AN ANNUAL LIMITATION ON THEIR UTILIZATION, WHICH MAY INCREASE OUR TAXES AND DECREASE NET INCOME AND CASH FLOWS.

     At December 31, 2004 and September 30, 2005, we had federal tax net operating loss carryforwards of approximately $4,826,000 and $4,325,000, state tax net operating loss carryforwards of approximately $2,146,000 and $1,629,000 respectively. The federal tax loss carryforwards will expire in 2023 and the state tax carryforwards will expire in 2013, respectively, unless previously utilized. The State of California suspended the utilization of net operating loss for 2002 and 2003 and limited them for 2004. If our net operating loss carryforwards are subject to an annual limitation on their utilization, our taxes may increase and our cash flows and net income may decrease.

     Our use of Starsys' net operating loss carryforwards may be limited as a result of cumulative changes in ownership of more than 50% over a three year period. At December 31, 2004 and September 30, 2005, Starsys had federal tax net operating loss carryforwards of approximately $1,500,000 and $3,546,000, state tax net operating loss carryforwards of approximately $3,270,000 and $5,315,000. The federal and state tax loss carryforwards will expire in 2024 unless previously utilized.

     THE CONCENTRATION OF OWNERSHIP OF OUR COMMON STOCK GIVES A FEW INDIVIDUALS SIGNIFICANT CONTROL OVER IMPORTANT POLICY DECISIONS AND COULD DELAY OR PREVENT CHANGES IN CONTROL.

     As of February 6, 2006, our executive officers and directors together beneficially owned approximately 50.5% of the issued and outstanding shares of our common stock. As a result, these persons could have the ability to exert significant influence over matters concerning us, including the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving us. In addition, through control of the board of directors and voting power, our officers and directors may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of our assets. In addition, the concentration of voting power in the hands of those individuals could have the effect of delaying or preventing a change in control of our company, even if the change in control would benefit our shareholders. A perception in the investment community of an anti-takeover environment at our company could cause investors to value our stock lower than in the absence of such a perception.

     SPACEDEV HAS NOT PAID DIVIDENDS ON ITS COMMON STOCK IN THE PAST AND DOES NOT ANTICIPATE PAYING DIVIDENDS ON ITS COMMON STOCK IN THE FORESEEABLE FUTURE.

     SpaceDev has not paid common stock dividends since its inception and does not anticipate paying dividends in the foreseeable future. Our current business plan provides for the reinvestment of earnings in an effort to complete development of our technologies and products, with the goal of increasing sales and long-term profitability and value. In addition, the revolving credit facility with Laurus Master Fund Ltd. and the terms of our preferred stock currently restrict, and any other credit or borrowing arrangements that we may enter into may in the future restrict or limit, our ability to pay common stock dividends to our shareholders.

     SPACEDEV COMMON SHAREHOLDERS WILL EXPERIENCE DILUTION IF OUR PREFERRED STOCK IS CONVERTED OR OUR OUTSTANDING WARRANTS AND OPTIONS ARE EXERCISED.

     As of February 6, 2006, SpaceDev is obligated to issue 9,776,177 shares of SpaceDev common stock if all of SpaceDev's outstanding warrants are exercised and shares of preferred stock converted. In addition, as of February 6, 2006, SpaceDev has outstanding stock options to purchase an aggregate of 10,452,266 shares of SpaceDev common stock. The total number of shares, issuable upon the exercise of currently vested warrants, options and preferred stock (20,228,443 shares) represents approximately 71% of SpaceDev's issued and outstanding shares of common stock as of February 6, 2006.

     FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS THE PRICE OF THE COMMON STOCK.

     Sales by SpaceDev's current and future shareholders of a substantial number of shares, including sales by the Starsys shareholders following the merger, or the expectation that such sales may occur, could significantly reduce the market price of our common stock. As described in the immediately preceding risk factor, SpaceDev has a significant number of shares that are issuable upon exercise of options and warrants or upon conversion of shares of preferred stock. All of these shares are either registered with the SEC and may be sold without restriction (except for volume limitations applicable to our officers, directors and significant shareholders with respect to their option shares, and contractual lockup restrictions obtained from some of the Starsys shareholders) or have registration rights requiring us to register these shares with the SEC. In the future, we may issue additional shares of common stock, convertible securities, options and warrants.

     CHANGES IN STOCK OPTION ACCOUNTING RULES MAY ADVERSELY AFFECT OUR REPORTED OPERATING RESULTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, OUR STOCK PRICE AND OUR EFFORTS IN RECRUITING ADDITIONAL EMPLOYEES.

     Technology companies, in general, and our company in particular, depend upon and use broad based employee stock option programs to hire, incentivize and retain employees in a competitive marketplace. Currently, we do not recognize compensation expense for stock options issued to employees or directors, except in limited cases involving modifications of stock options, and we instead disclose in the notes to our financial statements information about what such charges would be if they were expensed. An accounting standard setting body has recently adopted a new accounting standard that will require us to record equity-based compensation expense for stock options and employee stock purchase plan rights granted to employees based on the fair value of the equity instrument at the time of grant. We will be required to record these expenses beginning with the first quarter of the year ending December 31, 2006. The change in accounting rules will lead to a decrease in reported earnings, if we have earnings, or an increased loss, if we do not have earnings. This may negatively impact our future stock price. In addition, this change in accounting rules could impact our ability to utilize broad based employee stock plans to reward employees and could result in a competitive disadvantage to us in the employee marketplace.

     WE ARE SUBJECT TO NEW CORPORATE GOVERNANCE AND INTERNAL CONTROL REPORTING REQUIREMENTS, AND OUR COSTS RELATED TO COMPLIANCE WITH, OR OUR FAILURE TO COMPLY WITH EXISTING AND FUTURE REQUIREMENTS COULD ADVERSELY AFFECT OUR BUSINESS.

     We face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the SEC, the Public Company Accounting Oversight Board and the American Stock Exchange (if our common stock is approved for listing on the American Stock Exchange). These laws, rules and regulations continue to evolve and may become increasingly stringent in the future. In particular, we will be required to include management and independent registered public accounting firm reports on internal controls as part of our annual report for the year ending December 31, 2007 pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of evaluating our control structure to help ensure that we will be able to comply with Section 404 of the Sarbanes-Oxley Act. We cannot assure you that we will be able to fully comply with these laws, rules and regulations that address corporate governance, internal control reporting and similar matters. Failure to comply with these laws, rules and regulations could materially adversely affect our reputation, financial condition and the value of our securities.

     THE TERMS OF SPACEDEV'S OUTSTANDING SHARES OF PREFERRED STOCK, AND ANY SHARES OF PREFERRED STOCK ISSUED IN THE FUTURE, MAY REDUCE THE VALUE OF YOUR COMMON STOCK.

     SpaceDev is authorized to issue up to 10,000,000 shares of preferred stock in one or more series. SpaceDev currently has outstanding 248,460 shares of its Series C Convertible Preferred Stock and 5,150 shares of its Series D Preferred Stock. Our board of directors may determine the terms of future preferred stock offerings without further action by our shareholders. If we issue additional preferred stock, it could affect your rights or reduce the value of your common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell our assets to a third party. These terms may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, and sinking fund provisions. SpaceDev's Series C Preferred Stock and Series D Preferred Stock rank senior to the common stock with respect to dividends and liquidation.

     BECAUSE SPACEDEV COMMON STOCK IS SUBJECT TO THE SEC'S PENNY STOCK RULES, BROKER-DEALERS MAY EXPERIENCE DIFFICULTY IN COMPLETING CUSTOMER TRANSACTIONS AND TRADING ACTIVITY IN SPACEDEV SECURITIES MAY BE ADVERSELY AFFECTED.

     Transactions in SpaceDev common stock are currently subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend SpaceDev securities to persons other than institutional accredited investors must:

-     make  a  special  written  suitability  determination  for  the purchaser;

-     receive  the purchaser's written agreement to a transaction prior to sale;

- provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

- obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

     As a result of these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in SpaceDev securities may be adversely affected. As a result, the market price of SpaceDev securities may be depressed, and you may find it more difficult to sell our securities.

THE REVOLVING CREDIT FACILITY WITH LAURUS MASTER FUND, LTD. IS COLLATERALIZED BY A GENERAL SECURITY INTEREST IN OUR ASSETS. IF WE WERE TO BORROW AND THEN DEFAULT UNDER THE TERMS OF THE REVOLVING CREDIT FACILITY, THEN LAURUS WOULD HAVE THE RIGHT TO FORECLOSE ON OUR ASSETS.

     In June 2003, SpaceDev entered into a revolving credit facility with Laurus Master Fund, Ltd., which currently permits borrowings up to a maximum principal amount of $1.5 million. Borrowings under the revolving credit facility are collateralized by a general security interest in SpaceDev's assets. As of February 6, 2006, there was no balance outstanding under the revolving credit facility, however, subject to the amount of our eligible accounts receivable and certain conditions under our Series D Preferred Stock, we may be able to borrow funds in the future under the revolving credit facility. Although we have no intention of borrowing under the revolving credit facility, if we were to borrow and then default under the terms and conditions of the revolving credit facility, Laurus would have the right to accelerate any indebtedness outstanding and foreclose on our assets in order to satisfy our indebtedness. Such a foreclosure could have a material adverse effect on our business, liquidity, results of operations and financial position.

RISKS  RELATED  TO  THE  MERGER  WITH  STARSYS  RESEARCH  CORPORATION

     IF SPACEDEV AND STARSYS FAIL TO INTEGRATE THEIR OPERATIONS EFFECTIVELY, THE COMBINED COMPANY WILL NOT REALIZE ALL THE POTENTIAL BENEFITS OF THE MERGER.

     The integration of SpaceDev and Starsys is ongoing and may be time consuming and expensive and may disrupt the combined company's operations if it is not completed in a timely and efficient manner. If this integration effort is not successful, the combined company's results of operations could be harmed, employee morale could decline, key employees could leave, customers could cancel existing orders or choose not to place new ones and the combined company could have difficulty entering into new contracts with customers and complying with regulatory requirements. In addition, the combined company may not achieve anticipated synergies or other benefits of the merger. The combined company may encounter difficulties, costs and delays involved in integrating their operations, including the following:

- failure to successfully manage relationships with customers and other important relationships;

- failure of customers to accept new services or to continue using the products and services of the combined company;

-     difficulties  in  successfully  integrating  the   management   teams  and
employees  of  the  two  companies;

- challenges encountered in managing larger, more geographically dispersed operations;

-     the  loss  of  key  employees;

- diversion of the attention of management from other ongoing business concerns;

-     potential  incompatibilities  of  technologies  and  systems;

- potential difficulties integrating and harmonizing financial reporting systems; and

-     potential  incompatibility  of  business  cultures.

     If the combined company's operations do not meet the expectations of existing customers of either company, these customers may reduce the amount of business or cease doing business with the combined company altogether, which would harm the results of operations and financial condition of the combined company.

If the anticipated benefits of the merger are not realized or do not meet the expectations of financial or industry analysts, the market price of SpaceDev common stock may decline. This could occur if, among other reasons:

-     the  integration  of  the  two  companies  is  unsuccessful;

- the combined company does not achieve the expected benefits of the merger as quickly as anticipated or the costs of or operational difficulties arising from the merger are greater than anticipated;

- the combined company's financial results after the merger are not consistent with the expectations of management or financial or industry analysts;

- the anticipated operating and product synergies of the merger are not realized; or

- the combined company experiences the loss of significant customers or employees as a result of the merger.

     A SUBSTANTIAL NUMBER OF SPACEDEV SHAREHOLDERS MAY EXERCISE THEIR APPRAISAL RIGHTS UNDER CALIFORNIA LAW.

     The shares of SpaceDev common stock were not listed on a national securities exchange or the NASDAQ National Market System at or prior to the merger. SpaceDev shareholders therefore have dissenters' rights with regard to shares of common stock not voted in favor of the merger and merger agreement under the California General Corporation Law. Approximately 8,690,000 shares of common stock were not voted in favor of the merger. Under the General Corporation Law, a shareholder who does not vote shares in favor of the merger and complies with the requirements of Chapter 13 of the General Corporation Law may require SpaceDev to purchase those dissenting shares at their fair market value as of the day before the first announcement of the terms of the merger, which SpaceDev has determined to be $1.49 per share. Chapter 13 requires a shareholder to make a demand for payment within 30 days of the mailing by SpaceDev of notice of the approval of the merger to the shareholder, and requires SpaceDev to mail this notice within 10 days of the approval. SpaceDev mailed this notice on February 6, 2006.

     Under Chapter 5 of the California Corporations Code, however, SpaceDev may pay for dissenting shares only to the extent its assets (excluding goodwill, capitalized R&D expenses and deferred charges) exceed the sum of its liabilities (excluding deferred taxes and other deferred credits) plus the aggregate liquidation preferences of its outstanding shares of preferred stock. To the extent funds are not lawfully available to pay dissenting shares, the right to payment will be treated as a subordinated claim against SpaceDev earning interest at the legal rate on judgments, or 10% per annum. SpaceDev would not be able to pay this claim until funds become lawfully available therefor, as determined under Chapter 5 of the General Corporation Law.

     THE COSTS ASSOCIATED WITH THE MERGER ARE DIFFICULT TO ESTIMATE, MAY BE HIGHER THAN EXPECTED AND MAY HARM THE FINANCIAL RESULTS OF THE COMBINED COMPANY.

     We estimate that the combined company incurred aggregate direct transaction costs of approximately $2,650,000 associated with the merger, and additional costs associated with consolidation and integration of operations maybe incurred, which cannot be estimated accurately at this time. If the total costs of the merger exceed estimates or the benefits of the merger do not exceed the total costs of the merger, the financial results of the combined company could be adversely affected.

     OUR  BUSINESS  COULD  SUFFER  AS  A  RESULT  OF  THE  MERGER.

     The merger may have a negative impact on our ability to sell products and services, attract and retain key management, technical, sales or other personnel, maintain and attract new customers and maintain strategic relationships with third parties. For example, we may experience deferrals, cancellations or declines in the size or rate of orders for our products or services or a deterioration in our customer or business partner relationships. Any such events could harm our operating results and financial condition.

     SPACEDEV'S OPERATING RESULTS MAY SUFFER AS A RESULT OF PURCHASE ACCOUNTING TREATMENT AND THE IMPACT OF AMORTIZATION OF INTANGIBLE ASSETS RELATED TO THE MERGER.

     In accordance with U.S. generally accepted accounting principles that apply to SpaceDev, the merger was accounted for using the purchase method of accounting, which will result in incremental expenses that could have an adverse impact on the market value of SpaceDev common stock. Under the purchase method of accounting, the total estimated purchase price was allocated to Starsys' net tangible assets and identifiable intangible assets based on their fair values as of the date of completion of the merger. The excess of the purchase price over those fair values was recorded as goodwill. Goodwill is not amortized but is tested for impairment at least annually. The combined company will incur additional amortization expense based on the identifiable amortizable intangible assets acquired pursuant to the merger agreement and their relative useful lives. Additionally, to the extent the value of goodwill or identifiable intangible assets or other long-lived assets become impaired, the combined company may be required to record material charges relating to the impairment. These amortization and potential impairment charges could have a material impact on the combined company's results of operations. Changes in earnings per share, including changes that result from this amortization expense, could adversely affect the trading price of SpaceDev common stock.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," or "should" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors" and other sections of this prospectus, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by these forward-looking statements.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling shareholders. We will pay the costs of registering those shares. We will receive no proceeds from the sale of shares of common stock in this offering, although we may receive up to an additional $4.45 million in gross cash proceeds upon the exercise of the warrants, the preferred stock warrants, and the warrants included as part of the units to be issued upon the exercise of the preferred stock warrants or the additional investment option, as described in this prospectus. Any such proceeds we may receive are not allocated for a specific purpose, and will be used for general corporate and working capital purposes.

                ACQUISITION OF SECURITIES BY SELLING SHAREHOLDERS

OCTOBER  2005  PRIVATE  PLACEMENT

     On October 31, 2005, we entered into a Securities Purchase Agreement, which we refer to as the 2005 purchase agreement, with Laurus Master Fund, Ltd. pursuant to which we issued and sold 2,032,520 shares of our common stock to Laurus for an aggregate purchase price of $2,500,000 or $1.23 per share. The price per share represented 80% of the 20-day volume weighted average price of our common stock through October 28, 2005. We also issued to Laurus a warrant to purchase up to 450,000 shares at $1.93 per share. The warrant is exercisable from October 31, 2005 until October 31, 2010.

JANUARY  2006  PRIVATE  PLACEMENT

     On January 11, 2006, we entered into a Securities Purchase Agreement, which we refer to as the 2006 purchase agreement, with a limited number of institutional accredited investors. On January 13, 2006, we issued and sold to these investors 5,150 shares of our Series D-1 Amortizing Convertible Perpetual Preferred Stock, par value $0.0001 per share, which we refer to as Series D-1
Preferred Stock, under the 2006 purchase agreement for an aggregate purchase price of $5,150,000, or $1,000 per share. We also issued various warrants to these investors under the 2006 purchase agreement, as described below.

     Series D Preferred Stock. The 2006 purchase agreement contemplates the authorization and issuance by SpaceDev of numerous series of preferred stock, all of which are substantially similar to the Series D-1 Preferred Stock. We refer to each series individually as Series D-X Preferred Stock, where X represents a sequential number, and generically as Series D Preferred Stock. The relative rights, preferences, limitations and other terms of the series of Series D Preferred Stock are described below under the caption "Description of Capital Stock - Series D Preferred Stock" below.

     Additional Investment Option. Under the purchase agreement, from the date of the effectiveness of the registration statement on Form SB-2 of which this prospectus is a part, which we refer to as the effective date, until the one-year anniversary of that date, if (1) on any trading day during such period the volume weighted average price of our common stock for each of the 20 trading days immediately prior to such date exceeds $1.63 and (2) the average daily trading volume of our common stock exceeds $100,000 on each of those days, then we have the option, subject to a number of additional conditions, to sell to the investors up to 2,000 "units" for an aggregate purchase price of up to $2,000,000 (or a lesser amount to the extent the preferred stock warrants issued at the initial closing of the financing, which are described below, have been exercised to purchase these units). Each "unit" consists of one share of Series D Preferred Stock and a common stock warrant, which common stock warrants entitle the holders to purchase up to an aggregate of 440,829 shares of our common stock at an exercise price of $1.51 and otherwise have the same terms as the warrants described in the following paragraph. We refer to this option as the additional investment option.

     Common Stock Warrants. Certain warrants that we issued to the investors at the closing entitle the investors to purchase up to an aggregate of 1,135,138 shares of our common stock at an exercise price of $1.51 per share. The warrants are exercisable for five years following the date of grant. The warrants feature a net exercise provision, which enables the holder to choose to exercise the warrant without paying cash by surrendering shares subject to the warrant with a market value equal to the exercise price. However, this right is available only if a registration statement or prospectus covering the shares subject to the warrant is not available at any time after one year from the date of grant. The warrants also have anti-dilution provisions reducing the warrant exercise price if we issue equity securities (other than in specified exempt transactions) at an effective price below the warrant exercise price to such lower exercise price. We refer to these warrants as the common stock warrants.

     Preferred Stock Warrants. We also issued certain other warrants to the investors at the closing, which we refer to as the preferred stock warrants. These warrants entitle the holder to purchase an aggregate number of 2,000 "units," which are identical to the "units" described above, at an exercise price of $1,000 per unit. The preferred stock warrants are exercisable from the effective date until the one-year anniversary of that date. If any units subject to the preferred stock warrants remain unsold after (1) their expiration date and (2) the exercise of the additional investment option described in the preceding paragraph, if applicable, and any holder of a preferred stock warrant issued in the financing has exercised the warrant in full, then the preferred stock warrant grants that holder the right to purchase a proportionate share of the unsold units.

     Prior Relationships with Investors. Laurus Master Fund, Ltd. is one of the investors participating in the January 2006 private placement. We issued and sold to Laurus 2,032,520 shares of its common stock and a warrant to purchase an additional 450,000 shares of its common stock on October 31, 2005, as described above under the caption "October 2005 Private Placement." In addition, we have also entered into the following transactions with Laurus:

- On August 25, 2004, we issued and sold to Laurus 250,000 shares of our Series C Cumulative Convertible Preferred Stock, par value $0.001, which we refer to as the Series C Preferred Stock, and a warrant to purchase up to 487,000 shares of common stock, as described in the Form 8-K filed with the SEC on August 30, 2004.

- On June 3, 2003, we entered into a secured revolving credit facility with Laurus and issued warrants to Laurus to purchase up to an aggregate of 200,000 shares of our common stock, as described in the Form 8-K filed with the SEC on July 18, 2003.

- In June 2004, we issued warrants to acquire 50,000 shares of our common stock to Laurus in connection with the revolving credit facility. These warrants were exercised in April 2005 at an exercise price of approximately $1.06 per share.

- In August 2004, we issued warrants to acquire an additional 50,000 shares of common stock to Laurus at an exercise price per share equal to $1.93 per share in connection with the revolving credit facility. There is currently no debt outstanding under this credit facility, and the purchase agreement prohibits SpaceDev from drawing down on the facility without a specific consent or waiver. The revolving credit facility with Laurus expires on June 3, 2006. In connection with the January 2006 private placement, Laurus consented to and waived certain preemptive and other rights under the SpaceDev Series C Preferred Stock, the aforementioned agreements and certain related agreements in respect of the authorization and issuance of one or more series of Series D Preferred Stock and the other transactions described in this supplement, and certain other transactions. SpaceDev paid Laurus Capital Management, L.L.C., the manager of Laurus, $87,000 in connection with Laurus' delivery of the consent and $1,000 to Laurus' counsel for their related fees.

                              SELLING SHAREHOLDERS

     The term "selling shareholder" includes the shareholders listed below and their transferees, pledges, donees or other successors.

     We are registering for resale certain shares of our common stock. The following table presents information regarding the selling shareholders as of February 6, 2006, on which date 28,414,531 shares of common stock were outstanding. This information is based upon information provided by the selling shareholders. The selling shareholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of common stock in transactions exempt from the registration requirements of the Securities Act since the date as of which they provided the information. Except as described above under "Acquisition of Shares by Selling Shareholders" or as provided below, none of the selling shareholders nor any of its affiliates, if any, has held a position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities. None of the selling shareholders is, or is affiliated with, a registered broker-dealer.


                              Maximum Shares Offered Hereby
                                         Number
                                       12,140,280


-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                                      Total Shares of Common
Name Of                            Maximum Shares    Stock Beneficially Owned      Total Shares of Common Stock
Selling                            Offered Hereby      Before Offering (1)       Beneficially Owned After Offering
Shareholder                          Number           Number       Percentage      Number            Percentage
------------------------      ---  --------------    -------------------------   ---------------------------------
Laurus Master Fund, Ltd.      (2)    7,920,868        3,152,749 (3)   9.99% (3)       2,350,377          8.27%

Omicron Master Trust          (4)    1,875,293        1,244,087       4.19%                   -              *

The Tail Wind Fund, Ltd.      (5)    1,125,177          746,453       2.56%                   -              *

Bristol Investment Fund Ltd.  (6)      750,119          497,636       1.72%                   -              *

Nite Capital, LP              (7)      468,823          311,022       1.08%                   -              *
------------------------      ---  --------------    -------------------------   ---------------------------------
Total                               12,140,280        5,951,947                       2,350,377
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------



(1) Beneficial ownership calculations exclude an amount equal to 30% of each of the shares numbers set forth in the column entitled "Maximum Shares Offered Hereby" that are underlying the Series D Preferred Stock and warrants issued in the January 2006 private placement or may otherwise be issued pursuant to the agreements and instruments executed in connection with the January 2006 private placement. As discussed in the following footnotes, the number of shares set forth in the column "Maximum Shares Offered Hereby" that are underlying shares of Series D Preferred Stock and warrants issued in the January 2006 private placement have been increased by 30% as required under the 2006 registration rights agreement.

(2) Laurus Master Fund, Ltd. is managed by Laurus Capital Management, LLC. Eugene Grin and David Grin, through other entities, are the controlling principals of Laurus Capital Management, LLC and share sole voting and investment power over the securities owned by Laurus Master Fund, Ltd. The shares set forth in the first column include (A) 2,032,520 shares of common stock issued in the October 2005 private placement, (B) 450,000 shares of common stock underlying warrants issued in the October 2005 private placement, (C) 1,959,460 shares of common stock issued or issuable upon conversion or redemption of shares of Series D Preferred Stock, assuming in the case of redemption, that the ten-day volume weighted average price of the common stock remains constant at $1.48 per share; (D) 639,203 shares of common stock issued or issuable upon exercise of warrants; (E) 760,955 shares of common stock issued or issuable upon conversion or redemption of shares of Series D Preferred Stock that may be issued upon exercise of preferred stock warrants, assuming, in the case of redemption, that the ten-day volume weighted average price of the common stock remains constant at $1.48; (F) 248,234 shares of common stock issued or issuable upon exercise of warrants that may be issued upon exercise of preferred stock warrants; (G) 516,709 shares of common stock issued or issuable as dividends on shares of our outstanding Series D Preferred Stock for a period of three years from January 13, 2006, in the case of shares of Series D Preferred Stock outstanding as of such date, and from February 10, 2006, in the case of shares of Series D Preferred Stock that may be issued pursuant to the exercise of preferred stock warrants (or upon the exercise by us of the additional investment option), assuming in each case, that the ten-day volume weighted average price of the common stock remains constant at $1.48 per share; (H)
58,784 shares of common stock issued or issuable upon conversion of shares of Series D Preferred Stock that may be issued as liquidated damages upon the occurrence or failure to occur of specified events in the 2006 registration rights agreement (representing 56.3% of the aggregate liquidated damages payable to all investors assuming the liquidated damages were payable for a total of two months). As required by the 2006 registration rights agreement, the aggregate number of shares of common stock described in (C) through (G) above has been increased by 30%.

(3) Under the terms of the certificate of designations for the Series D Preferred Stock and the warrants issued in the January 2006 private placement, holders of such Series D Preferred Stock and warrants may not convert their Series D Preferred Stock into common stock, or exercise such warrants, to the extent that, after giving effect to any such conversion or exercise, the holder would beneficially own more than 4.99% (or for holders of greater than 4.99%, the limitation is set at 9.99%) of our outstanding common stock.

(4) Omicron Capital, L.P., a Delaware limited partnership ("Omicron Capital"), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda ("Omicron"), Omicron Capital, Inc., a Delaware corporation ("OCI"), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited ("Winchester") serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock.
Omicron Capital has delegated authority from the board of directors of Winchester regarding the portfolio management decisions with respect to the shares of common stock owned by Omicron and, as of February 9th, 2006, Mr. Olivier H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of our common stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. Omicron and Winchester are not "affiliates" of one another, as that term is used for purposes of the Securities Exchange Act of 1934, as amended, or of any other person named in this prospectus as a selling stockholder. No person or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC's Regulation 13D-G) controls Omicron and Winchester. The shares set forth in the first column include (A) 675,676 shares of common stock issued or issuable upon conversion or redemption of shares of Series D Preferred Stock, assuming in the case of redemption, that the ten-day volume weighted average price of the common stock remains constant at $1.48 per share; (B) 220,415 shares of common stock issued or issuable upon exercise of warrants; (C) 262,398 shares of common stock issued or issuable upon conversion or redemption of shares of Series D Preferred Stock that may be issued upon exercise of preferred stock warrants, assuming, in the case of redemption, that the ten-day volume weighted average price of the common stock remains constant at $1.48; (D) 85,598 shares of common stock issued or issuable upon exercise of warrants that may be issued upon exercise of preferred stock warrants; (E) 178,176 shares of common stock issued or issuable as dividends on shares of our outstanding Series D Preferred Stock for a period of three years from January 13, 2006, in the case of shares of Series D Preferred Stock outstanding as of such date, and from February 10, 2006, in the case of shares of Series D Preferred Stock that may be issued pursuant to the exercise of preferred stock warrants (or upon the exercise by us of the additional investment option), assuming in each case, that the ten-day volume weighted average price of the common stock remains constant at $1.48 per share; (F) 20,270 shares of common stock issued or issuable upon conversion of shares of Series D Preferred Stock that may be issued as liquidated damages upon the occurrence or failure to occur of specified events in the 2006 registration rights agreement (representing 19.4% of the aggregate liquidated damages payable to all investors assuming the liquidated damages were payable for a total of two months). As required by the 2006 registration rights agreement, the aggregate number of shares of common stock described in (A) through (F) above has been increased by 30%.

(5) Tail Wind Advisory & Management Ltd., a UK corporation authorized and regulated by the Financial Services Authority of Great Britain ("TWAM"), is the investment manager for The Tail Wind Fund Ltd., and David Crook is the chief executive officer and controlling shareholder of TWAM. Each of TWAM and David Crook expressly disclaims any equitable or beneficial ownership of the shares being registered hereunder and held by The Tail Wind Fund Ltd. The shares set forth in the first column include (A) 405,406 shares of common stock issued or issuable upon conversion or redemption of shares of Series D Preferred Stock, assuming in the case of redemption, that the ten-day volume weighted average price of the common stock remains constant at $1.48 per share; (B) 132,249 shares of common stock issued or issuable upon exercise of warrants; (C) 157,439 shares of common stock issued or issuable upon conversion or redemption of shares of Series D Preferred Stock that may be issued upon exercise of preferred stock warrants, assuming, in the case of redemption, that the ten-day volume weighted average price of the common stock remains constant at $1.48 (D) 51,359 shares of common stock issued or issuable upon exercise of warrants that may be issued upon exercise of preferred stock warrants; (E) 106,905 shares of common stock issued or issuable as dividends on shares of our outstanding Series D Preferred Stock for a period of three years from January 13, 2006, in the case of shares of Series D Preferred Stock outstanding as of such date, and from February 10, 2006, in the case of shares of Series D Preferred Stock that may be issued pursuant to the exercise of preferred stock warrants (or upon the exercise by us of the additional investment option), assuming in each case, that the ten-day volume weighted average price of the common stock remains constant at $1.48 per share; (F) 12,162 shares of common stock issued or issuable upon conversion of shares of Series D Preferred Stock that may be issued as liquidated damages upon the occurrence or failure to occur of specified events in the 2006 registration rights agreement (representing 11.7% of the aggregate liquidated damages payable to all investors assuming the liquidated damages were payable for a total of two months). As required by the 2006 registration rights agreement, the aggregate number of shares of common stock described in (A) through (F) above has been increased by 30%.

(6) Bristol Capital Advisors, LLC ("BCA") is the investment advisor to Bristol Investment Fund, Ltd. ("Bristol"). Paul Kessler is the manager of BCA and as such has voting and investment control over the securities held by Bristol. Mr. Kessler disclaims beneficial ownership of these securities. The shares set forth in the first column include (A) 270,271 shares of common stock issued or issuable upon conversion or redemption of shares of Series D Preferred Stock, assuming in the case of redemption, that the ten-day volume weighted average price of the common stock remains constant at $1.48 per share; (B) 88,167 shares of common stock issued or issuable upon exercise of warrants; (C) 104,959 shares of common stock issued or issuable upon conversion or redemption of shares of Series D Preferred Stock that may be issued upon exercise of preferred stock warrants, assuming, in the case of redemption, that the ten-day volume weighted average price of the common stock remains constant at $1.48; (D) 34,239 shares of common stock issued or issuable upon exercise of warrants that may be issued upon exercise of preferred stock warrants; (E) 71,270 shares of common stock issued or issuable as dividends on shares of our outstanding Series D Preferred Stock for a period of three years from January 13, 2006, in the case of shares of Series D Preferred Stock outstanding as of such date, and from February 10, 2006, in the case of shares of Series D Preferred Stock that may be issued pursuant to the exercise of preferred stock warrants (or upon the exercise by us of the additional investment option), assuming in each case, that the ten-day volume weighted average price of the common stock remains constant at $1.48 per share; (F) 8,108 shares of common stock issued or issuable upon conversion of shares of Series D Preferred Stock that may be issued as liquidated damages upon the occurrence or failure to occur of specified events in the 2006 registration rights agreement (representing 7.8% of the aggregate liquidated damages payable to all investors assuming the liquidated damages were payable for a total of two months). As required by the 2006 registration rights agreement, the aggregate number of shares of common stock described in (A) through (F) above has been increased by 30%.

(7) Keith Goodman, Manager of Nite Capital, LLC, the General Partner of Nite Capital, LP, has voting and investment power of the shares held by Nite Capital, LP. Mr. Goodman disclaims beneficial ownership of the shares held by Nite Capital, LP. The shares set forth in the first column include (A) 168,919 shares of common stock issued or issuable upon conversion or redemption of shares of Series D Preferred Stock, assuming in the case of redemption, that the ten-day volume weighted average price of the common stock remains constant at $1.48 per share; (B) 55,104 shares of common stock issued or issuable upon exercise of warrants; (C) 65,600 shares of common stock issued or issuable upon conversion or redemption of shares of Series D Preferred Stock that may be issued upon exercise of preferred stock warrants, assuming, in the case of redemption, that the ten-day volume weighted average price of the common stock remains constant at $1.48; (D) 21,399 shares of common stock issued or issuable upon exercise of warrants that may be issued upon exercise of preferred stock warrants; (E) 44,544 shares of common stock issued or issuable as dividends on shares of our outstanding Series D Preferred Stock for a period of three years from January 13, 2006, in the case of shares of Series D Preferred Stock outstanding as of such date, and from February 10, 2006, in the case of shares of Series D Preferred Stock that may be issued pursuant to the exercise of preferred stock warrants (or upon the exercise by us of the additional investment option), assuming in each case, that the ten-day volume weighted average price of the common stock remains constant at $1.48 per share; (F) 5,068 shares of common stock issued or issuable upon conversion of shares of Series D Preferred Stock that may be issued as liquidated damages upon the occurrence or failure to occur of specified events in the 2006 registration rights agreement (representing 4.9% of the aggregate liquidated damages payable to all investors assuming the liquidated damages were payable for a total of two months). As required by the 2006 registration rights agreement, the aggregate number of shares of common stock described in (A) through (F) above has been increased by 30%.

*  Less  than  one  percent.


                              PLAN OF DISTRIBUTION

     The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Over-the-Counter Bulletin Board ("OTCBB") or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

-     privately  negotiated  transactions;

- settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

- broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

-     a  combination  of  any  such  methods  of  sale;

-     through  the   writing   or  settlement   of   options  or  other  hedging
transactions,  whether  through  an  options  exchange  or  otherwise;  or

-     any  other  method  permitted  pursuant  to  applicable  law.

     The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Broker-dealers engaged by the selling shareholders may arrange for other brokers dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

     In connection with the sale of the common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

     We are required to pay certain fees and expenses incident to the registration of the shares of common stock listed offered in this prospectus. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Because selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling shareholder has advised us that it has not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares of common stock included in the registration statement in which this prospectus is included, which we refer to as the resale shares, may be resold by the selling shareholders without registration and without regard to any volume restrictions pursuant to Rule 144(k) under the Securities Act or (ii) all of the resale shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                      MARKET PRICE AND DIVIDEND INFORMATION

MARKET  INFORMATION

     SpaceDev common stock has been traded on the Over-the-Counter Bulletin Board ("OTCBB") since August 1998 under the symbol "SPDV" or "SPDV.OB." The following table sets forth the trading history of SpaceDev common stock on the OTCBB for each quarter from fiscal 2003 through the fourth quarter of fiscal 2005 as reported by Yahoo! Finance Historical Prices (www.finance.yahoo.com). The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

                           QUARTER    QUARTERLY  QUARTERLY
                           ENDING        HIGH       LOW
                         ----------     -----      -----
                          3/31/2003     $0.55      $0.41
                          6/30/2003     $0.75      $0.33
                          9/30/2003     $1.80      $0.55
                         12/31/2003     $1.15      $0.81
                          3/31/2004     $1.85      $0.92
                          6/30/2004     $2.38      $1.04
                          9/30/2004     $2.46      $1.43
                         12/31/2004     $2.42      $1.51
                          3/14/2005     $1.97      $1.55
                          6/30/2005     $1.75      $1.51
                          9/30/2005     $1.70      $1.43
                         12/31/2005     $1.65      $1.36
                         ----------     -----      -----
                         ----------     -----      -----

HOLDERS  OF  RECORD

     As of February 6, 2006, there were approximately 600 holders of record of SpaceDev common stock.
DIVIDENDS

     SpaceDev has never paid a cash dividend on its common stock. Payment of common stock dividends is at the discretion of the board of directors. The board of directors plans to retain earnings, if any, for operations and does not intend to pay common stock dividends in the foreseeable future.

     SpaceDev accrued dividends on its Series C Cumulative Convertible Preferred Stock from August 25, 2004 through December 31, 2004 of approximately $61,000 and approximately $171,000 for the year ended December 31, 2005. The original accrued dividends of $61,000 became payable in January 2005 and were converted into shares of SpaceDev common stock at a conversion rate of $1.54 per share. Approximately $114,000 of the 2005 accrued dividends were satisfied by the issuance of the Company's common stock during the nine-months ended September 30, 2005. Payment of future dividends on SpaceDev's Series C Cumulative Convertible Preferred Stock may be in cash or shares of common stock, provided that the payment of cash dividends on the Series C Cumulative Convertible Preferred Stock is prohibited in the event of our noncompliance with our obligations under the certificate of designations for any series of Series D Preferred Stock.

     SpaceDev has not paid dividends on its Series D Preferred Stock as of the date of this prospectus. Shares of Series D Preferred Stock were first issued by SpaceDev on January 13, 2006, and the first dividend payment date for the Series D Preferred Stock will be April 1, 2006.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the consolidated financial statements of SpaceDev for the years ended December 31, 2004 and 2003 and the nine months ended September 30, 2005 and 2004 and related notes the financial statements of Starsys for the years ended December 31, 2004 and 2003 and the nine months ended September 30, 2005 and 2004 and the other financial information appearing elsewhere in this document. You are also urged to carefully review and consider the various disclosures in this prospectus about SpaceDev, including the risk factors related to an investment in SpaceDev. See "Risk Factors" beginning on page 7 and "Forward-Looking Statements" on page
20. The following Management's Discussions and Analysis of Financial Condition and Results of Operation presents separate discussions of the financial condition and results of operation of SpaceDev and Starsys as separate companies for the periods reflected in the financial statements included in this prospectus for each company. In the following Management's Discussion and Analysis of Financial Condition and Results of Operations of SpaceDev, references to "us," "we," "our" and other first person declarations refer to SpaceDev.

     OVERVIEW

     SpaceDev

     We are engaged in the conception, design, development, manufacture, integration and operation of space technology systems, products and services. We are currently focused on the commercial and military development of low-cost microsatellites, nanosatellites and related subsystems, hybrid rocket propulsion for space, launch and human flight vehicles as well as associated engineering and technical services which are provided primarily to government agencies, and specifically the Department of Defense. Our products and solutions are sold, mainly on a project-basis, directly to these customers and include sophisticated micro- and nanosatellites, hybrid rocket-based launch vehicles, maneuvering and orbital transfer vehicles and safe sub-orbital and orbital hybrid rocket-based propulsion systems. Although we believe there will be a commercial market for our microsatellite and nanosatellite products and services in the future, virtually all of our current work is for branches of the United States military. We are also developing commercial hybrid rocket motors for use in small launch vehicles, targets and sounding rockets, and small, high-performance space vehicles and subsystems for commercial customers.

     During the first nine months of 2005, 93% of our net sales were generated from direct government contracts and 7% were generated from government-related work through subcontracts with others. In 2004, approximately 90% of our net sales were generated by government or government-related work. We will continue to seek both government and commercial business and anticipate that net sales from government sources will continue to represent in excess of 70% of our net sales for the next several years as we increase government and commercial marketing efforts for both our technology and product areas. Currently, we are focusing on the domestic United States government market, which we believe is only about one-half of the global government market for our technology, products and services. Although we are interested in exploring international revenue and contract opportunities, we are restricted by export control regulations, including International Traffic in Arms Regulations, which may limit our ability to develop market opportunities outside the United States.

     At this time, over 90% of our forecasted sales for 2005 are under contract or near contract award. We may not be able to win enough new business to achieve our targeted growth projection or to maintain a positive cash flow position. During the first nine months of 2005, we submitted five bids for government or commercial programs and continued our work with the United States Congress to identify directed funding for our programs.

     In order to perform the Missile Defense Agency contract on schedule and successfully execute other existing and new business opportunities, we must substantially increase our staff and hire new engineers or subcontract the work to third parties. We are actively seeking to hire spacecraft and propulsion engineers, and we are investigating various partnership arrangements to increase resource availability.

STARSYS

     Starsys is engaged in the design and manufacture of mechanical and electromechanical subsystems and components for spacecraft. Starsys' subsystems enable critical spacecraft functions such as pointing solar arrays and communication antennas and restraint, deployment and actuation of moving spacecraft components.

     Starsys products are typically sold directly to spacecraft manufacturers on a fixed price basis. Recently, Starsys increased the percentage of its contracts performed on a cost reimbursable basis. In particular, Starsys has focused on performing those projects that it believes are high risk development projects on a cost reimbursable basis. In addition, Starsys has entered into a number of contracts which include an initial cost reimbursable development phase followed by a fixed price manufacturing phase.

     In 2004, Starsys experienced a net loss of approximately $5,592,000 or approximately a negative 31% of net sales due to losses generated from performance on fixed price contracts for high risk development projects. Starsys performed work on greater than 50 contracts in 2004 and suffered negative income on approximately half of these contracts. In particular, eight contracts contributed over 80% of the net loss in 2004. This net loss resulted in a significant reduction in Starsys working capital during 2004 and a working capital deficit as of December 31, 2004.

     The financial performance in 2004 and resulting working capital deficit caused Starsys to violate its financial covenants under its credit agreement with Vectra Bank of Colorado, its primary lender. Upon the closing of the merger, amounts due under the credit agreement with Vectra Bank were paid in full and the credit agreement was terminated.

     To improve operations, Starsys has taken significant corrective action. These actions have focused on improvements in the processes necessary to profitably win and execute complex spacecraft subsystem development and production contracts and the hiring of people to execute these contracts. These changes have included:

-     implementing  a  process  based  organization;

-     completing  a  reduction  in  force  in  April  2005;

- making several executive leadership changes including appointing a new President in June 2005;

-     implementing  an  improved  bid  and  proposal  process;

-     implementing  recurring  program  reviews;

- implementing a project checklist which needs to be completed before one phase of the project can be completed and a new phase initiated; and

- implementation and integration of process based management information systems.

     During this timeframe, Starsys has also achieved ISO certification and is now AS-9100 compliant.

     During the nine months ended September 30, 2005, Starsys' net loss was approximately $1,362,000 or approximately a negative 10% of net sales versus $5,674,000 or approximately a negative 46% of net sales for the nine months ended September 30, 2004. This improved performance is primarily due to Starsys' increasing ability to efficiently perform on its existing contracts and Starsys' entering into contracts with improved economics. In addition, Starsys has completed all work on six of the previously mentioned eight contracts that contributed most of its net loss.

RECENT  DEVELOPMENTS

     On January 31, 2006, we closed the Starsys merger. In connection with the Starsys merger, we paid approximately $411,000 in cash consideration and issued approximately 3.8 million shares of common stock to the former Starsys shareholders. Of the approximately 3.8 million shares of common stock issued in the merger, approximately 1.8 million shares have been placed in escrow to satisfy indemnification obligations of the former Starsys shareholders, if applicable, and to pay certain expenses of the Starsys shareholder agent. In addition, former Starsys shareholders may be entitled to receive, based on the achievement of the Starsys business of certain performance criteria following the closing of the merger, additional performance consideration consisting of up to an aggregate of $1,050,000 in cash and shares of common stock valued at up to $18,000,000, subject to reduction for some merger related expenses and the escrow arrangements described above.

     On January 11, 2006, we entered into a securities purchase agreement, which we refer to as the 2006 purchase agreement, with a limited number of institutional accredited investors. On January 13, 2006, we issued and sold to these investors 5,150 shares of our Series D-1 Amortizing Convertible Perpetual Preferred Stock, par value $0.0001 per share, which we refer to as Series D-1
Preferred Stock, under the 2006 purchase agreement for an aggregate purchase price of $5,150,000, or $1,000 per share. We also issued various warrants to these investors under the 2006 purchase agreement. See "Acquisition of Securities by Selling Shareholders" on page 23 for a description of the various warrants and the Series D-1 Preferred Stock.

     In October 2005, we entered into a securities purchase agreement with Laurus Master Fund, Ltd. pursuant to which we issued and sold 2,032,520 shares of our common stock to Laurus for an aggregate purchase price of $2,500,000 or $1.23 per share. The price per share represented 80% of the 20-day volume weighted average price of our common stock through October 28, 2005. We also issued to Laurus a warrant to purchase up to 450,000 shares at $1.93 per share. The warrant is exercisable from October 31, 2005 until October 31, 2010.

     On October 24, 2005, we entered into an Agreement and Plan of Merger and Reorganization, which we refer to as the merger agreement, with Starsys Research Corporation ("Starsys"), and Scott Tibbitts, its largest shareholder. Pursuant to the merger agreement, Starsys will merge with and into a newly-created, wholly-owned subsidiary of SpaceDev.

     In September 2005, we made a secured loan to Starsys in the principal amount of $1.2 million. The loan accrues interest at 8% per annum and was originally scheduled to mature on December 31, 2005, or earlier in certain circumstances. Principal or interest payments are due before maturity. The maturity date may be accelerated upon the occurrence of certain events of default. The loan is secured by a security interest in all of the assets of Starsys, subject to an intercreditor agreement with Vectra Bank Colorado, National Association. On December 20, 2005, we agreed to extend the maturity date of the loan to January 31, 2006. On January 31, 2006, as part of the merger with Starsys, we agreed to forgive this loan, including all accrued interest and premiums.

     In  July  2005,  we  were  awarded  a  small  contract  by Lunar Enterprise
Corporation, a wholly owned subsidiary of Space Age Publishing Company to perform the work necessary to create a conceptual mission architecture and mission design for a human servicing mission to the Lunar south pole targeted for the period of 2010 to 2015. We were awarded an earlier phase by Lunar Enterprise for a conceptual mission and spacecraft design for a lunar lander program to further analyze launch opportunities, spacecraft design, trajectory possibilities, potential landing areas, available technologies for a small radio astronomy system, and communications and data handling requirements. These contracts are expected to result in revenues of $125,000 and $150,000, respectively. The current contract calls for us to identify and evaluate existing technology, technology currently under development, and proposed technology that could be developed by NASA, other countries or the private sector in time to be incorporated into the mission.

     On July 18, 2005, we were awarded a subcontract to provide scientific, engineering, development and programmatic support to the development and demonstration of innovative SSA (space situational awareness) nanosatellite
(<15kg) spacecraft. SSA is the ability to search, identify and monitor spacecrafts for the purpose of obtaining space superiority. The subcontract covers the conceptual/preliminary phase of development and includes all aspects of potential systems from the platforms and associated payloads to the links and nodes and ground support. The cost plus fixed fee subcontract is expected to result in revenues of approximately $400,000, but only $120,000 has been funded at this time. We completed this subcontract in December 2005. We believe a subcontract for the next phase of the project will be awarded at the beginning of 2006 to complete the system requirements review of the development phase. We submitted a bid for the next-phase subcontract and are awaiting an award decision.

     On June 27, 2005, we were awarded a $1.25 million fixed price subcontract by Andrews Space, Inc. to design a small spacecraft that will travel to the vicinity of the Moon through a gravity tunnel that is part of the InterPlanetary Superhighway, a route which requires significantly less fuel than conventional trajectories. In early June 2005, we were awarded a letter subcontract not to exceed $100,000 by Andrews for the same program. The overall program, which Andrews has signed with NASA, is to design, develop, launch, and operate a small low-cost spacecraft, called SmallTug, on a mission to the Lunar L1 point to demonstrate key technologies and advanced orbital mechanics in support of NASA's human and robotic exploration of the Moon and Mars. On September 14, 2005, we were notified by Andrews that the subcontract was cancelled. Revenues for the nine months ended September 30, 2005 were approximately $400,000, including our final invoice to Andrews.

     For  a  description  of  our  other  material ongoing contracts, please see
SpaceDev's  Form  10-KSB  for  the  year  ended  December  31,  2004.

CRITICAL  ACCOUNTING  STANDARDS

     Our revenues transitioned in 2003 and early 2004 from being based primarily on fixed-price contracts, where revenues are recognized using the percentage-of-completion method of contract accounting based on the ratio of total costs incurred to total estimated costs, to primarily cost plus fixed fee contracts, where revenues are recognized as costs are incurred and services are performed. Losses on contracts are recognized when they become known and reasonably estimable (see the Notes to SpaceDev's Consolidated Financial Statements). Actual results of contracts may differ from management's estimates and such differences could be material to the consolidated financial statements. Professional fees are billed to customers on a time-and-materials basis, a fixed-price basis or a per-transaction basis. Time-and-materials revenues are recognized as services are performed. Deferred revenue represents amounts collected from customers for services to be provided at a future date. Research and development costs are expensed as incurred.

     In October 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 123, "Accounting for Stock-Based Compensation." We adopted SFAS No. 123 in 1997. We have elected to measure compensation expense for our stock-based employee compensation plans using the intrinsic value method prescribed by APB Opinion 25, "Accounting for Stock Issued to Employees" and have provided pro forma disclosures as if the fair value based method prescribed in SFAS No. 123 has been utilized. (See the Notes to SpaceDev's Consolidated Financial Statements.) We have valued our stock, stock options and warrants issued to non-employees at fair value in accordance with the accounting prescribed in SFAS No. 123, which states that all transactions in which goods or services are received for the issuance of equity instruments shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

     SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, which amends SFAS No. 123, Accounting for Stock-Based Compensation, was published by the Financial Accounting Standards Board on December 31, 2002. The effective date of FASB No. 148 is December 15, 2002. SFAS No. 123 prescribes a "fair value" methodology to measure the cost of stock options and other equity awards. Companies may elect either to recognize fair value stock-based compensation costs in their financial statements or to disclose the pro forma impact of those costs in the footnotes. We have chosen the latter approach. The immediate impact of SFAS No. 148 is more frequent and prominent disclosure of stock-based compensation costs, starting with financial statements for the year ended December 31, 2002 for companies whose fiscal year is the calendar year. SFAS No. 148 also provides some flexibility for the transition if a company chooses the fair-value cost recognition of employee stock options.

RESULTS  OF  OPERATIONS  OF  SPACEDEV

Nine Months Ended September 30, 2005 -vs.- Nine Months ended September 30, 2004 Net Sales

     Our net sales increased by approximately 72% to $5,943,000 for the nine months ended September 30, 2005 compared to net sales of $3,446,000 for the same period in 2004. Net sales increased due to our acquisition of and performance under new and existing government contracts. Net sales in the 2005 period reflected our continued work on the Missile Defense Agency Task Order 2 contract of approximately $4,114,000 which is part of our March 31, 2004 Missile Defense Agency contract described below. We also recorded net sales on ongoing Small Business Innovation Research contracts with the Air Force Research Laboratory. These contracts are both for Phase II efforts, and are for our Small Launch Vehicle and our micro and nanosatellite bus and subsystem designs work. Net sales for these contracts totaled $592,000 and $509,000 for the nine months ended September 30, 2005 and 2004, respectively. In addition, we started our Phase I effort with Andrews Space which had revenues for the nine months ended September 30, 2005 of $393,000.

     Net sales for the nine months ended September 30, 2004 included $957,000 from the Air Force Research Laboratory Phase II contract, $1,141,000 from the Missile Defense Agency Phase I, $318,000 also from the Missile Defense Agency Phase 0 contract (which was the precursor to Phase I contract), $610,000 from the SpaceShipOne program and $200,000 from our Defense Advanced Research Projects Agency contract for the study of Novel Satcom Microsat Constellation Deployment. On March 31, 2004, we were was awarded a five-year, cost-plus-fixed fee indefinite delivery/indefinite quantity contract to conduct a microsatellite distributed sensing experiment, an option for a laser communications experiment, and other microsatellite studies and experiments as required in support of the Advanced Systems Deputate of the Missile Defense Agency. The total five-year contract provides for a maximum of $43,362,271 in aggregate payments. We expect to complete the work under the contract before March 2009. The contract is a milestone-based, multiyear, multiphase contract and had an effective start date of March 1, 2004. The first phase was completed on September 30, 2004 and generated approximately $1.14 million of revenue. The second phase of the contract began in October 2004, and is expected to generate a total of approximately $8.3 million of revenue over approximately 16 months. During the nine months ended September 30, 2005, we recognized approximately $4,114,000 of revenue from this second phase. The overall contract called for us to analyze, design, develop, fabricate, integrate, test, operate and support a networked cluster of three formation-flying boost phase and midcourse tracking microsatellites, with an option to design, develop, fabricate, integrate, test, operate and support a second cluster of three formation-flying microsats to be networked on-orbit with high speed laser communications technology. In addition to the three networked microsats under our Phase II task order, the $43 million contract also envisioned an option for a second three microsats using laser communication technology. We were recently informed that the Missile Defense Agency had re-routed the laser communications experiment that would use this option to another program and that they would not be exercising their option for the additional microsats at this time; however, the contract vehicle remains at $43 million and leaves open the opportunity for some other purchase to take its place. We continue on-time and on-budget for delivery of the first three microsats. We estimate that the second cluster would have represented approximately $10 million of the $43 million contract, and have reduced our current backorder accordingly. We believe the remaining unbilled contract backlog amount of $33 million to be secure. We are currently proposing our Phase III task order and the Missile Defense Agency continues to be very pleased with our progress on the three microsat distributed sensing experiment and while we cannot be assured of any new business, the Missile Defense Agency was interested in continuing a productive business relationship with us.

Cost  of  Sales

     For the nine months ended September 30, 2005, cost of sales were approximately $4,572,000, or 76.9% of net sales, as compared to approximately $2,703,000, or 78.4% of net sales, during the same period in 2004. Cost of sales consists of direct and allocated costs associated with individual contracts. The increase in cost of sales was directly tied to increases in net sales, and the decrease in cost of sales as a percentage of net sales was due to improved systems and processes for management of our projects and improved labor productivity. Gross margin improvement is limited due to the cost plus fixed fee nature of our contracts.
Operating  Expenses

     Operating expenses increased from $649,000, or 18.8% of net sales, for the nine months ended September 30, 2004 to approximately $1,148,000, or 19.3% of net sales, for the nine months ended September 30, 2005. Operating expenses include general and administrative expenses and marketing and sales expenses.

-     Marketing  and  sales  expenses  increased from approximately $336,000, or
9.7% of net sales, for the nine months ended September 30, 2004, to approximately $493,000, or 8.3% of net sales, during the same period in 2005. The increase was attributable to the allocation of a portion of the personnel costs of our Vice President of New Business Development and our then Chief Executive Officer to marketing and sales expenses as well as costs associated with the preparation and submission of bids for new projects.

- General and administrative expenses increased from $314,000, or 9.1% of net sales, for the nine months ended September 30, 2004 to $655,000, or 11.0% of net sales, for the nine months ended September 30, 2005. The increase was attributable to the increase in personnel, including a Human Resources director and a contract administrator, and upcoming SEC compliance efforts, including those related to the Sarbanes-Oxley Act of 2002 and FASB 123(R). Research and development costs are included in general and administrative expenses and did not comprise a significant portion of general and administrative expenses for the nine months ended September 30, 2004 and 2005.
Non-Operating  Expense  (Income)

     Non-operating expense (income) consisted of deferred gain on the sale of our building, other non-cash loan fees and expenses and interest expense. Interest expense did not comprise a significant portion of non-operating expense during the nine months ended September 30, 2004 or 2005. We recorded non-operating income for the nine months ended September 30, 2005.

- We recognized approximately $88,000 of deferred gain on the sale of our building during each of the nine month periods ended September 30, 2005 and 2004, and we will continue to amortize the remaining deferred gain of approximately $860,000 into non-operating income over the remainder of the lease of the building, which is scheduled to expire in 2013.

- We recorded loan fees related to our revolving credit facility of $29,000 and $2,457,000 for the nine months ended September 30, 2005 and 2004, respectively. Although we did not have a balance on our revolving credit facility during the nine months ended September 30, 2005, we recorded $29,000 in non-cash loan fees upon Laurus's exercise of warrants to acquire 50,000 shares of our common stock, which were granted in 2004 in connection with the revolving credit facility. Additional non-cash loan fees will be recorded as the warrants granted to Laurus related to the revolving credit facility are exercised.

Net  Income  and  EBITDA

     Net income was approximately $348,000, or 5.9% of net sales, compared to a net loss of approximately $2,332,000, or 67.7% of net sales, for the nine months ended September 30, 2005 and 2004, respectively. During the nine months ended September 30, 2005, we had earnings before interest, taxes, depreciation and amortization, or EBITDA, of approximately $331,000, or 5.6% of net sales, compared to approximately $149,000, or 4.3% of net sales, for the nine months ended September 30, 2005 and 2004.

The following table reconciles EBITDA to net income (loss) for the nine months ended September 30, 2005 and 2004:





FOR THE NINE-MONTHS ENDED       SEPTEMBER 30, 2005    SEPTEMBER 30, 2004
                                   (UNAUDITED)           (UNAUDITED)
------------------------------  --------------------  --------------------
NET INCOME (LOSS)                          $348,412           $(2,332,304)
------------------------------  --------------------  --------------------
INTEREST INCOME                             (69,632)               (5,619)
INTEREST EXPENSE                              2,283                62,633
GAIN ON BUILDING SALE                       (87,953)              (87,954)
 LOAN FEE - EQUITY CONVERSION.               28,875             2,456,794
PROVISION FOR INCOME TAXES                    1,200                     -
DEPRECIATION AND AMORTIZATION.              108,265                55,236
------------------------------  --------------------  --------------------
EBITDA                                     $331,450              $148,786
------------------------------  --------------------  --------------------
------------------------------  --------------------  --------------------


     EBITDA  is  a non-GAAP financial measure and should not be considered as an alternative  to  net  income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations). We believe that EBITDA provides an important additional perspective on our operating results, our ability to service our long-term obligations, our ability to fund continuing growth, and our ability to continue as a going concern. Our management regularly evaluates our progress based on EBITDA. Beginning in 2003 through the quarter ended September 30, 2005, we showed continued improvement in net sales as well as in EBITDA.

                               [GRAPHIC  OMITED]

                               [GRAPHIC  OMITED]


Year  Ended  December  31,  2004  -vs.-  Year  Ended  December  31,  2003

Net  Sales

     Our net sales were approximately $4,891,000 for the year ended December 31, 2004 compared to net sales of approximately $2,956,000 for the same period in 2003. Net sales increased primarily due to our new government contracts and timely finalization of follow-on contracts for the current Missile Defense Agency task orders. Net sales in 2004 reflected our completion of the Missile Defense Agency Phase 0 and Task Order 1 on the Missile Defense Agency contract of approximately $319,000 and $1,140,000, respectively, as well as the start of Task Order II for approximately $574,500. We had ongoing contracts with the Air Force Research Laboratory and the Small Business Innovation Research contract
Phase II, the option to that contract and an add-on contract totaled approximately $1.4 million. Other ongoing work from SpaceShipOne totaled approximately $686,000. We had a new Defense Advanced Research Projects Agency contract that had revenues which totaled approximately $240,000 and our Air Force Research Laboratory Small Business Innovation Research work for Phase I and II had revenues which totaled approximately $323,000.

     Net sales for the year ended December 31, 2003 were comprised of approximately $29,600 and $997,000 from the Air Force Research Laboratory Small Business Innovation Research (Phase I and II) contracts; $397,000 and $115,000 from the original and new SpaceShipOne contracts; $250,000 and $481,000 from the Missile Defense Agency (Phase I and II) contracts; $356,000 from the CHIPSat program; $100,000 from the contract by Lunar Enterprises of California; and approximately $234,400 from all other programs.

Cost  of  Sales

     For the year ended December 31, 2004, cost of sales were approximately $3,821,000, or 78.12% of net sales, as compared to approximately $2,415,000, or

81.69% of net sales, during the same period in 2003. The increase in cost of sales was directly tied to increases in net sales and the decrease in cost of sales as a percentage of net sales was due to the implementation of stronger cost controls and project monitoring. Also, we altered our cost allocation method in the second quarter of 2003 as we completed CHIPSat, our main fixed price contract at the time, and began work on our new Air Force Research
Laboratory  and  Missile  Defense  Agency  cost  plus  fixed  fee  contracts.

Operating  Expense

     Operating expenses decreased from approximately $1,431,000, or 48.42% of net sales, in the year ended December 31, 2003 to approximately $926,000, or 18.93% of net sales, for the year ended December 31, 2004. Operating expenses include general and administrative expenses and marketing and sales expenses and research and development expenses.

- Marketing and sales expenses increased from approximately $395,000, or 13.36% of net sales, for the year ended December 31, 2003, to approximately $419,000, or 8.56% of net sales, during the same period in 2004. The increase was attributable to the expansion of our marketing and sales department, and the allocation of a portion of the personnel costs of our Vice President of New Business Development and our then Chief Executive Officer being charged to marketing and sales expenses.

- General and administrative expenses decreased from approximately $746,000, or 25.23% of net sales, for the year ended December 31, 2003 to approximately $467,000, or 9.56% of net sales, for the same period in 2004. This decrease was attributable to better controls and internal procedures, reduced overhead costs and the classification of an increased portion of actual overhead costs as cost of goods sold.

- Research and development expenses decreased approximately $242,000 during 2004. Although we focus our efforts on government-funded development and rarely perform pure research, we devote certain resources to building our intellectual property portfolio. We incurred research and development expenses of approximately $281,000, or 9.51% of net sales, during the year ended December 31, 2003. We decreased non-funded research and development expenditures in 2004 to approximately $39,400. During 2003, approximately $192,000 of research and development costs were related to our hybrid rocket propulsion design system and technologies outside the scope of our SpaceShipOne contract and the remaining
$89,000 was related to our satellite bus design and development effort. In 2004, we continued to fund a small amount of hybrid rocket propulsion design and development independent of any contract.
Non-Operating  Expense  (Income)

     Non-operating expense/(income) consisted of interest expense, non-cash debt discount expense and deferred gain on the sale of our building, as well as other loan fees and expenses.

- We recognized approximately $117,000 and $107,500 of the deferred gain on the sale of our building during the years ended December 31, 2004 and 2003, and we will continue to amortize the remaining deferred gain of approximately
$948,000 into non-operating income over the remainder of the lease of the building, which is scheduled to expire in 2013.

- We recorded loan fees related to our revolving credit facility (approximately $2,480,000) and expenses related to the conversion of previous notes payable (approximately $774,000) into common stock at below fair market value for a total of approximately $3,254,000 and $258,000 for the years ended December 31, 2004 and 2003.

Net  Income  (Loss)  and  EBITDA

- Net loss was approximately $3,027,000, or 61.89% of net sales, for the year ended December 31, 2004 compared to a net loss of approximately $1,246,000, or 42.15% of net sales, for the same period in 2003. During the year ended December 31, 2004, we had earnings before interest, taxes, depreciation and amortization, or EBITDA, of approximately $228,000, or 4.66% of net sales, compared to a negative EBITDA of approximately $723,000, or 24.46% of net sales, for the year ended December 31, 2003.


The following table reconciles EBITDA to net loss for the twelve-months ended December 31, 2004 and 2003, respectively:


FOR THE TWELVE-MONTHS ENDING . . . . .  DECEMBER 31, 2004    DECEMBER 31, 2003
                                             AUDITED              AUDITED
--------------------------------------  -------------------  -------------------
NET LOSS . . . . . . . . . . . . . . .  $       (3,027,054)  $       (1,246,067)
--------------------------------------  -------------------  -------------------
Interest Income. . . . . . . . . . . .             (19,497)                   -
Interest Expense . . . . . . . . . . .              52,077               91,493
Non-Cash Interest exp. (Debt Discount)                   -              112,500
Gain on Building Sale. . . . . . . . .            (117,272)            (107,498)
 Loan Fee - Equity Conversion. . . . .           3,254,430              257,882
Provision for income taxes . . . . . .               1,600                1,600
Depreciation and Amortization. . . . .              83,531              166,971
--------------------------------------  -------------------  -------------------
EBITDA (LBITDA) *. . . . . . . . . . .  $          227,815   $         (723,119)
--------------------------------------  -------------------  -------------------
--------------------------------------  -------------------  -------------------
*  Loss  before  interest  taxes,  depreciation,  and  amortization



     EBITDA  is  a non-GAAP financial measure and should not be considered as an alternative  to  net  income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations). We believe that EBITDA provides an important additional perspective on our operating results, our ability to service our long-term obligations, our ability to fund continuing growth, and our ability to continue as a going concern. Our management regularly evaluates our progress based on EBITDA. The increase in the net loss was primarily attributable to the non-cash interest expense in conversions under the revolving credit facility. For the eight consecutive quarters in 2003 and 2004, we showed continued progress in net sales as well as in EBITDA.

                               [GRAPHIC  OMITED]


RESULTS  OF  OPERATIONS  OF  STARSYS

Twelve  Months  Ended  December 31, 2004 versus Twelve Months Ended December 31,
2003

     During the twelve months ended December 31, 2004, Starsys' net sales were approximately $18,085,000 as compared to net sales of approximately $18,239,000 during the same period in 2003. This slight reduction in sales performance was primarily a result of an approximately 8.0% reduction in new business awards between 2002 and 2003.

     During the twelve months ended December 31, 2004, we incurred a net loss of approximately $5,592,000, representing approximately a negative 30.9% of net sales, compared to a net gain of approximately $1,364,000 or 7.5% of net sales, for the same twelve-month period in 2003. Starsys' net income decreased primarily because of higher than anticipated costs incurred in performing on work under certain high risk, fixed price development contracts. To meet the delivery requirements on these programs, Starsys increased its staffing from approximately 110 full time equivalent at year-end 2003 to approximately 140 full time equivalent at year-end 2004, or a 27% increase without an increase in revenue. Of the active contracts in 2004, approximately 50% experienced a loss with eight contracts contributing approximately $4,872,000 to Starsys' total net loss position.

     The effort to complete these contracts is also reflected in a significant increase in cost of sales and corresponding decrease in gross margin percentage. For the twelve months ended December 31, 2004, Starsys had costs of sales including direct and allocated costs associated with individual contracts of approximately $19,138,000 or 105.8% of net sales, as compared to approximately $13,512,000 or 74.1% of net sales, during the same period in 2003. This represents an approximately $5,627,000 increase in cost of sales. The gross margin for the twelve months ended December 31, 2004 was negative 5.8%, as compared to a gross margin of 25.9% for the same period in 2003. The majority of this approximately $5,627,000 increase in cost of sales is due to an increase in the reserve for losses on contracts in progress, representing approximately $2,511,000 or 44.6% of this increase. In addition, there was an increase in direct and indirect labor of approximately $1,692,000 or 30.1%. The remainder is primarily due to an increase in material costs attributable to re-work and an increase in contract labor employed.

     For  the  twelve  months  ended  December  31,  2004, Starsys had operating expenses of approximately $4,054,000, or 22.4% of net sales as compared to approximately $3,027,000, or 16.6% of net sales, for the twelve months ended
December 31, 2003. This represents an approximately $1,028,000 increase in operating expenses. Operating expenses include general and administrative expenses, which includes research and development and bid and proposal expenses. The increase in operating expenses is primarily due to an increase in labor of approximately $878,000, or approximately 85.4% of the total increase, to implement information systems, develop improved processes, and increase functional management depth. Specifically, approximately $569,000 is due to implementing improved information systems and process improvements in support of increasing overall operational efficiency.

     Non-operating expense (income) consisted primarily of interest expense and was approximately $291,000 for the twelve months ended December 31, 2004 as compared to approximately $233,000 for the twelve months ended December 31, 2003. This increase of approximately $58,000 is primarily due to restructuring Starsys' debt facility with Wells Fargo Bank.

Nine months Ended September 30, 2005 versus Nine months Ended September 30, 2004

     During the nine months ended September 30, 2005, Starsys' net sales were approximately $13,597,000 as compared to net sales of approximately $12,390,000 during the same period in 2004. The 9.7% increase in sales reflects both improved operational performance and a steady increase in new business (72 open contracts at the close of September 2005 versus 47 open contracts at the close of September 2004).

     During the nine months ended September 30, 2005, Starsys incurred a net loss of approximately $1,362,000, representing a negative 10.0% of net sales, compared to a net loss of approximately $5,675,000 or a negative 46% of net sales, for the same nine-month period in 2004. Starsys' net sales and income performance reflects the continued effort to improve overall operational performance and the completion of certain high risk fixed price development contracts. This is reflected in final delivery on six of the eight high risk fixed priced development contracts previously mentioned and improved schedule stability on the remainder.

     For the nine months ended September 30, 2005, we had costs of sales including direct and allocated costs associated with individual contracts of approximately $11,088,000 or 81.5% of net sales, as compared to approximately $15,023,000, or 121.3% of net sales, during the same period in 2004. The gross margin percentage for the nine months ended September 30, 2005 was 18.4% of net sales, as compared to a negative gross margin of 21.3% of net sales for the same period in 2004. These improvements are primarily due to focused efforts to increase operational efficiency, the completion of under-performing fixed price development contracts, and a reduction in force implemented in April 2005.

     For the nine months ended September 30, 2005, Starsys had operating expenses of approximately $3,572,000, or 26.3% of net sales as compared to approximately $2,854,000, or 23.0% of net sales, for the nine months ended September 30, 2004. This represents an approximately $718,000 increase.

     Operating expenses include general and administrative expenses, which includes research and development and bid and proposal expenses. The increase in operating expenses is primarily due to execution of a significant R&D program during the first nine months of 2005. This program accounted for approximately $680,000 of this increase and resulted in a new electronics product. In addition, Starsys added management personnel to improve operational efficiency and account for the increased business administration complexity associated with sales growth. Starsys expects operating expenses in 2006 to be approximately level on an absolute basis but decrease as a percentage of net sales as compared to 2005.

     Non-operating expense (income) consisted of interest expense plus loan fees and expenses. Non-operating expenses increased by $141,000, or 1.0% of sales for the nine months ended September 30, 2005. Interest expense for the nine months ended September 30, 2005 and 2004 was approximately $379,000, or 2.8% of net sales, and $178,000, or 1.4% of net sales, respectively. The increase was due to increased borrowing under Starsys' restructured debt agreement with Vectra Bank of Colorado and penalty interest for being outside of contractual covenants. Starsys' revolving credit facility had a balance of approximately $3,716,000 for the nine months ended September 30, 2005. We recognized approximately $48,000 of the deferred gain on taxes during the nine months ended September 30, 2005 as a reclassification to 2004 estimated tax. There was no deferred gain on taxes during the same period ended September 30, 2004.

EBITDA

     During the nine months ended September 30, 2005, Starsys incurred a negative EBITDA of approximately $708,000, or negative 5% of net sales, compared to a negative EBITDA of approximately $5,231,000 or a negative 42% of net sales, for the nine months ended September 30, 2004. During the twelve months ended December 31, 2004, Starsys incurred a negative EBITDA of approximately $4,910,000 or a negative 27% of net sales, compared to a positive EBITDA of approximately $1,870,000 or 10% of net sales, for the twelve months ended December 31, 2003. Beginning in 2003 through September 30, 2005, the impact of completing certain fixed price development contracts along with product and process investments impaired Starsys' earnings ability as well as slowing progress in total revenue and EBITDA.

The following table reconciles EBITDA to net income (loss) for the periods discussed.





FOR  PERIODS  ENDING    DECEMBER 31, 2003   DECEMBER 31, 2004   SEPTEMBER 30, 2004   SEPTEMBER 30, 2005
                          (Audited)              (Audited)          (Unaudited)          (Unaudited)
--------------------    -----------------   -----------------   ------------------   ------------------
NET INCOME (LOSS)              $1,363,504          (5,591,861)          (5,674,774)          (1,362,056)
--------------------    -----------------   -----------------   ------------------   ------------------
Interest/Rental  Income           (19,099)            (15,293)             (18,862)             (79,248)
Interest  Expense                 255,028             306,693              177,519              378,513
Depreciation  &  Amortization     271,054             390,682              285,341              354,386

EBITDA                         $1,870,487          (4,909,779)          (5,230,776)            (708,405)
--------------------    -----------------   -----------------   ------------------   ------------------
--------------------    -----------------   -----------------   ------------------   ------------------


     EBITDA  is  a non-GAAP financial measure and should not be considered as an alternative  to  net  income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations). We believe that EBITDA provides an important additional perspective on our operating results, our ability to service our long-term obligations, our ability to fund continuing growth, and our ability to continue as a going concern. Our management regularly evaluates our progress based on EBITDA.

Income  Taxes

     Deferred income taxes provide for temporary differences in recognizing certain income and expense items for financial and tax reporting purposes. The net deferred tax asset was $0 as of September 30, 2005. This consisted primarily of the income tax benefits from net operating loss and capital loss carry-forward, amortization of goodwill and research and development credits for the period ended September 30, 2005.

     At September 30, 2005, Starsys had estimated R&D credit carry forwards of approximately $1,534,000. These carry forwards begin to expire in 2022 to 2024. Starsys also had Federal net operating loss carry forwards of approximately $3,546,000 and State net operating loss carry forwards of $5,315,000. These carry forwards begin to expire in 2024.

Accounts  Receivable

     Starsys' accounts receivable balance decreased from approximately $4,996,000 at December 31, 2003 to approximately $2,555,000 at September 30, 2005. This decrease was due to a reduction in days aging by improving collection of accounts receivable. Starsys has accomplished this while increasing net sales.

LIQUIDITY  AND  CAPITAL  RESOURCES  OF  SPACEDEV
OVERVIEW

     In connection with the Starsys merger, we paid approximately $411,000 in cash consideration and issued approximately 3.8 million shares of common stock to the former Starsys shareholders. Of the approximately 3.8 million shares of common stock issued in the merger, approximately 1.8 million shares have been placed in escrow to satisfy indemnification obligations of the former Starsys shareholders, if applicable, and to pay certain expenses of the Starsys shareholder agent. In addition, former Starsys shareholders may be entitled to receive, based on the achievement of the Starsys business of certain performance criteria following the closing of the merger, additional performance consideration consisting of up to an aggregate of $1,050,000 in cash and shares of common stock valued at up to $18,000,000, subject to reduction for some merger related expenses and the escrow arrangements described above.

     We recently raised a total of $7.6 million from two private sales of equity securities to institutional accredited investors, a portion of which funds were utilized, to fulfill our obligations in connection with the Starsys merger. In October 2005, we entered into a securities purchase agreement with Laurus pursuant to which we issued and sold 2,032,520 shares of our common stock to Laurus for an aggregate purchase price of $2,500,000 or $1.23 per share. In January 2006, we entered into a securities purchase agreement with a limited number of institutional accredited investors, including Laurus, pursuant to which we issued and sold 5,150 shares of our Series D Preferred Stock for an aggregate purchase price of $5,150,000, or $1,000 per share. We may require investor or customer funding of $10 to $30 million in the near future in order to execute our current business plan. Such funds could come from further public or private sales of equity or debt securities, or government and commercial customers, or a combination of both.

     Our plan to increase cash generation from operations depends upon our ability to ultimately implement our business plan, which includes (but is not limited to) generating substantial new revenue from the Missile Defense Agency program by successfully performing under our existing contract and continuing to attract and successfully complete other government and commercial contracts. The Missile Defense Agency contract is staged, and we cannot guarantee that all subsequent phases will be awarded or will be awarded to us. Recent budget cuts may affect government spending on these space-based contracts.

     With the exception of our investment in a fabrication facility for our hybrid rocket motor testing, for which we expect to incur approximately $1.5 million over the next twelve months, we do not believe that significant capital expenditures will be required to increase sales; however, additional capital may be required to support and sustain our growth. We may also be required to make certain capital expenditures to bring our facilities into compliance with classified government projects if and when awarded to us, although at this time we have insufficient information to estimate the cost of any such measures.

     During the nine months ended September 30, 2005, we raised approximately $648,000 through the exercise of options and warrants and from participation in our Employee Stock Purchase Plan. During the nine months ended September 30, 2004, we raised approximately $5,258,000 through a combination of conversions on our revolving credit facility and exercises of options and warrants.

     On March 31, 2004, we negotiated an amendment to our Secured Convertible Note dated June 3, 2003 with Laurus to add a fixed conversion price at $0.85 per share for the next $500,000 converted under the revolving credit facility after the initial $1 million conversion. In exchange for the amendment, Laurus granted us a six-month waiver to utilize the full revolving credit facility in advance of our obtaining sufficient eligible accounts receivable. On August 25, 2004, we negotiated an amendment to our Secured Convertible Note to add a fixed conversion price at $1.00 per share for the next $1 million converted under the revolving credit facility after the $500,000 mentioned above. In exchange for the amendment, Laurus granted us a waiver to utilize the full revolving credit facility in advance of our obtaining sufficient eligible accounts receivable and committed to convert the entire $1 million into equity by the end of 2004. At December 31, 2004, Laurus had converted approximately $2,272,000 of debt into 2,990,000 shares under the revolving credit facility.

     There are no outstanding borrowings under the Laurus revolving credit facility. We currently have available borrowing capacity of approximately $1.5 million under the revolving credit facility, subject to certain accounts receivable limitation or subsequent waivers with Laurus. The borrowing limit under the revolving credit facility varies based upon our eligible outstanding accounts receivable. The credit facility will expire in June 2006, unless sooner terminated by either party. We would be required to pay Laurus a termination fee for early termination of the revolving credit facility.

     Other than cash on hand and amounts available under the Laurus revolving credit facility, we have no unused sources of liquidity at this time.

SPACEDEV

Cash Position for the Nine Months Ended September 30, 2005 -vs.-Nine Months Ended September 30, 2004

     Net decrease in cash during the nine months ended September 30, 2005 was approximately $1,046,000 compared to a net increase of approximately $3,487,000 for the same nine-month period in 2004. Net cash provided by operating activities totaled approximately $313,000 for the nine months ended September 30, 2005, an increase of approximately $247,000 compared to approximately $66,000 provided by operating activities during the same nine-month period in 2004. The improvement in cash from operating activities resulted from our acquisition of and performance under new and existing government contracts.

     Net cash used in investing activities totaled approximately $1,978,000 for the nine months ended September 30, 2005, compared to approximately $166,000 used in investing activities during the same nine-month period in 2004. The increase in cash used in investing activities was attributable to the $1.2 million bridge loan we entered into with Starsys, our purchase of certain fixed assets related to the construction of our fabrication and test facility for hybrid rocket motors and the purchase of additional computer hardware and software tools.

     Net cash provided by financing activities totaled approximately $619,000 for the nine months ended September 30, 2005, which is a decrease of approximately $2,967,000 from the approximately $3,586,000 provided by financing activities during the same nine-month period in 2004. The difference is attributable to warrant and option exercises and the receipt of $2.5 million from the sale of preferred stock to Laurus in August 2004.

     Our cash, cash reserves and cash available for investment decreased slightly to approximately $4,022,000 at September 30, 2005, compared to approximately $4,079,000 at September 30, 2004. The decrease was attributable to cash generated from operations, the receipt of $2.5 million from the issuance of preferred stock to Laurus in August 2004, the exercise of stock options and warrants throughout the first nine months of 2005 of approximately $600,000 as well as those exercised during the same period in 2004 and advances/conversions under our revolving credit facility in 2004, which offset the bridge loan to Starsys on September 14, 2005. Cash plus accounts receivable increased approximately 14% from approximately $4.5 million at September 30, 2004 to approximately $5.1 million at September 30, 2005.

     Our backlog of funded and non-funded business was approximately $33 million at September 30, 2005, compared to approximately $44 million at September 30, 2004. With respect to the Missile Defense Agency program, we expect to generate a total of approximately $8 million in revenue in 2005. We were informed in September 2005 that the Missile Defense Agency had re-routed the laser communications experiment to another program and that they would not be exercising their option for a second cluster, at this time; however, the Missile Defense Agency also informed us of several other opportunities that might replace the laser communications experiment and while we cannot be assured of any new business, the Missile Defense Agency was interested in continuing a productive business relationship with us. As a result of this notification, we reduced our backlog by approximately $10 million. The Missile Defense Agency contract is an IDIQ contract, meaning it is an indefinite delivery, indefinite quantity contract which can be re-funded up to the $43 million ceiling with other microsatellites or new business without further signature authority. Although the Missile Defense Agency contract was awarded to us, there can be no assurance that the contract will be continued through all phases, and, if continued, that it will generate the amounts anticipated.

     We had a net deferred tax asset of approximately $2,193,000 and $2,218,000 at September 30, 2005 and 2004, respectively, which consisted primarily of the income tax benefits from net operating loss and capital loss carryforwards, amortization of deferred gain on sale of building and research and development credits. Deferred income taxes represent temporary differences in recognizing certain income and expense items for financial and tax reporting purposes. A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be utilized. The valuation allowance decreased from $2,318,000 at December 31, 2004 to $2,193,000 at September 30, 2005.

     We had federal and state tax net operating loss and capital loss carryforwards of approximately $4,325,000 and $1,629,000 at September 30, 2005 respectively. The federal tax loss carryforwards will expire in 2023 and the state tax loss carryforwards will expire in 2013, unless previously utilized. The State of California suspended the utilization of net operating loss for 2002 and 2003, and limited them for 2004.

Cash  Position  for  Year  Ended December 31, 2004 -vs.- Year Ended December 31,
2003

     Net increase in cash during the year ended December 31, 2004 was approximately $4,477,000 compared to a net increase of approximately $564,000 for the same period in 2003. Net cash used in operating activities totaled approximately $110,000 for the year ended December 31, 2004, a decrease of approximately $925,000 as compared to approximately $1,035,000 used in operating activities during the same period in 2003. The improvement in cash position was mainly due to our improved operating performance, an increase in accounts receivable from new and existing contracts and a reduction in work-in-process due to the shift from fixed price contracts to cost plus fixed fee contracts, as well as a few other small improvements.

     Net cash used in investing activities totaled approximately $225,000 for the year ended December 31, 2004, compared to approximately $3,111,000 provided by investing activities during the same period in 2003. The increase in cash used in investing activities is attributable to the sale of our building in January 2003 and the purchase of fixed assets, primarily computer hardware and software tools, in 2004.

     Net cash provided by financing activities totaled approximately $4,812,000 for the year ended December 31 2004, which is an increase of approximately $6,323,000 from the approximately $1,511,000 used in financing activities during the same period in 2003. The increase was primarily attributable to the approximately $2,500,000 of gross proceeds we received from the sale of our preferred stock, the approximately $1,600,000 we received from the exercise of stock options and warrants, and approximately $2,300,000 of advances/conversions under our revolving credit facility with Laurus.

     At December 31, 2004, our cash, which includes cash reserves and cash available for investment, was approximately $5,069,000, as compared to approximately $592,000 at December 31, 2003. The increase of approximately $4,477,000 was primarily attributable to the sale of our preferred stock in August 2004, the exercise of stock options and warrants throughout the year and advances/conversions under our revolving credit facility throughout the year. As of December 31, 2004, our backlog of funded and non-funded business was approximately $47 million, compared to approximately $2 million as of December 31, 2003.

     During the year ended December 31, 2004, we completed work on our Air Force Research Laboratory Phase II Small Business Innovation Research contract worth approximately $1.6 million, as well as negotiated a deferred option of approximately $0.8 million. We completed Task Order 1 for the Missile Defense Agency and won two Phase II Small Business Innovation Research awards related to the Air Force Research Laboratory of approximately $2.3 million.

     The deferred tax asset of $2,350,000 and $2,190,000 as of December 31, 2004 and 2003, respectively, consisted primarily of the income tax benefits from net operating loss and capital loss carryforwards, amortization of goodwill and research and development credits. A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be utilized. The valuation allowance increased from $2,190,000 at December 31, 2003 to $2,318,000 at December 31, 2004.

     At December 31, 2004 and 2003, we had federal and state tax net operating loss and capital loss carryforwards of approximately $4,826,000 and $2,146,000, respectively.

STARSYS

Cash  Position  at  December  31,  2003

     During  the  period  ended  December  31,  2003,   net  cash  decreased  by
approximately $9,000 due to a decrease in cash collection on accounts receivable and work in progress.

     At December 31, 2003, Starsys had cash of approximately $1,000, working capital of approximately $2,686,000, and borrowings of approximately $4,236,000. The primary sources of cash during this period, in addition to net income, were approximately $2,557,000 from an increase in borrowings on Starsys' bank facilities and the following two cash cycle changes:

-     an  approximately  $738,000  increase  in  accounts  payable;  and

- an approximately $556,000 increase in billings in excess of costs on uncompleted contracts.

     The primary uses of cash during this period were the following two cash cycle changes:

-     an  approximately  $2,408,000  increase  in  accounts  receivable;  and

- an approximately $2,560,000 increase in costs in excess of billings on uncompleted contracts.

     Starsys also made investments totaling approximately $183,000 in fixed assets in support of operational requirements and repaid approximately $211,000 in capital lease obligations.

Cash  Position  at  December  31,  2004

     At December 31, 2004, Starsys had cash of approximately $14,000, working capital deficit of approximately $3,899,000, and borrowings of approximately $3,942,000.

     Though Starsys incurred a significant loss during the year ended December 31, 2004, net cash increased approximately $120,000 as a result of improvements in cash collection on accounts receivable of approximately $1,356,000 and work in progress of approximately $2,895,000. In addition, the reserve for loss on contracts in progress increased by approximately $2,511,000.

     The primary uses of cash, in addition to the net loss for the year, were repayments of outstanding balances under the Starsys bank facility of approximately $418,000, repayment of capital lease obligations of approximately $288,000, and an approximate $1,136,000 investment in property and equipment.

     This investment resulted in the build-out of Starsys' manufacturing and test facilities and additional computer hardware and software tools in support of expanding sales and staff.

Cash  Position  at  September  30,  2005

     At  September  30,  2005,  Starsys  had  cash  of approximately $217,000, a
working  capital  deficit  of   approximately  $5,551,000,   and  borrowings  of
approximately  $6,015,000.

     Though Starsys incurred a significant loss during this period, net cash increased by approximately $203,000. This is primarily a result of additional financing totaling approximately $1,873,000 and an improvement in cash collection on accounts receivable of approximately $1,084,000.

     The primary uses of cash, in addition to the net loss for the period, were repayment of capital lease obligations of approximately $458,000 and a reduction in the reserve for loss on contracts in progress of approximately $1,078,000. As of September 30, 2005, Starsys' backlog of funded and non-funded business was approximately $10.3 million. Starsys continues to generate new business while it completes remaining development programs and executes on existing backorders.

Starsys entered into a loan agreement with Vectra Bank of Colorado on March 30, 2005, which included:

- creation of a line of credit having a balance of $4,250,000 with interest accruing at a prime rate plus .5% and maturing on March 30, 2006;

- a new term note A of $2,100,000 with interest accruing at 7.25% and maturing on April 1, 2010; and

- a new term note B of $1,250,000 with interest accruing at LIBOR plus 5% and maturing on March 30, 2006.

- On June 24, 2005, Starsys entered into a forbearance agreement with Vectra Bank as a result of its violation of bank covenants under the loan agreement. The primary covenant violation related to work on contracts which resulted in costs that were un-collectable and largely due to the net loss recognized on high risk fixed price development contracts described above. The agreement was amended on July 26, 2005, on August 23, 2005, on November 7, 2005, and on December 20, 2005.

     Amounts due under the loan agreement with Vectra Bank were paid off in connection with the closing of the merger with SpaceDev and the loan agreement was terminated.

     On July 26, 2005, Starsys raised $800,000 from current shareholders in accordance with the first milestone of the above mentioned forbearance agreement to remain compliant until further capital was raised. The shareholder loans have a premium of $80,000 with interest accruing at 15% per annum and were necessary for Starsys to meet the first forbearance milestone payment of $800,000. These loans were due on March 31, 2006. These loans were paid off in connection with the closing of the merger with SpaceDev.

     On September 8, 2005, Starsys issued a secured promissory note in the principal amount of $1,200,000 to SpaceDev to remain compliant with the second milestone of the above mentioned forbearance agreement. The SpaceDev note accrues interest at 8% per annum and matures on December 31, 2005 or earlier in certain circumstances. No principal or interest payments are due before maturity. The SpaceDev note is secured by a security interest in all of the assets of Starsys, subject to an intercreditor agreement with Vectra Bank. In addition, Starsys agreed to pay SpaceDev a placement agent fee and to reimburse SpaceDev's expenses in the aggregate amount of $120,000. This amount was added to the principal balance of the note evidencing the loan. The secured promissory note was forgiven at the closing of the merger on January 31, 2006.

RECENT  ACCOUNTING  PRONOUNCEMENTS

     A  number  of  new  accounting  pronouncements  have been issued for future
implementation  as  discussed  in  the  footnotes  to   SpaceDev's  Consolidated
Financial  Statements.

OFF  BALANCE  SHEET  ARRANGEMENTS

     We do not have any off-balance sheet arrangements, as defined in Item 303(c)(2) of Regulation S-B.

                   INFORMATION REGARDING BUSINESS OF SPACEDEV

OVERVIEW

     SpaceDev, Inc. is engaged in the conception, design, development, manufacture, integration and operations of space technology subsystems, systems, products and services. SpaceDev is currently focused on the commercial and military development of low-cost microsatellites, nanosatellites and related subsystems, hybrid rocket propulsion for space and launch vehicles, as well as the associated engineering technical services to government, aerospace and other commercial enterprises. SpaceDev's products and solutions are sold directly to these customers and include sophisticated micro- and nanosatellites, hybrid rocket-based launch vehicles, orbital Maneuvering and orbital Transfer Vehicles as well as safe sub-orbital and orbital hybrid rocket-based propulsion systems.

SpaceDev is also developing commercial hybrid rocket motors for possible use in small launch vehicles, targets and sounding rockets, and small high performance space vehicles and subsystems.

     SpaceDev's approach is to provide smaller spacecraft - generally 250 kg (550 pounds) mass and less - and cleaner, safer hybrid propulsion systems to commercial, government, university and limited international customers. SpaceDev is developing smaller spacecraft and miniaturized subsystems using proven, lower cost, high-quality off-the-shelf components. SpaceDev's space products are modular and reproducible, which allows it to create affordable space solutions for SpaceDev's customers. By utilizing SpaceDev's innovative technology and experience, and space-qualifying commercial industry-standard hardware, software and interfaces, SpaceDev provides increased reliability with reduced costs and risks.

     SpaceDev has been awarded, has successfully concluded or is successfully concluding contracts from such esteemed government, university and commercial customers as the Air Force Research Laboratory, Boeing, the California Space Authority, the Defense Advanced Research Projects Agency, NASA's Jet Propulsion Laboratory, Lockheed Martin, Lunar Enterprise Corporation, Malin Space Science Systems, the Missile Defense Agency (formerly the "Ballistic Missile Defense Organization"), the National Reconnaissance Office, Scaled Composites and the University of California at Berkeley via NASA.

     SpaceDev was incorporated under the laws of the State of Colorado on December 23, 1996 as Pegasus Development Group, Inc. ("PDGI"). SpaceDev, LLC of Colorado was originally formed in 1997 for commercial space exploration and was the sole owner of shares of common stock of SpaceDev (a Nevada corporation) ("SpaceDev"), formed on August 22, 1997. On October 22, 1997, PDGI issued 8,245,000 of its $0.0001 par value common stock for 100 percent (1,000,000 shares) of SpaceDev's common stock owned by SpaceDev, LLC. Upon the acquisition of the SpaceDev stock, SpaceDev was merged into PDGI and, on December 17, 1997, PDGI changed its name to SpaceDev, Inc. After the merger, SpaceDev, LLC, changed its name to SD Holdings, LLC on December 17, 1997. SpaceDev became a publicly traded company in October 1997 and is currently trading on the Nasdaq Over-the-Counter Bulletin Board ("OTCBB") under the symbol of "SPDV."

     In February 1998, SpaceDev acquired Integrated Space Systems, located in San Diego. Integrated Space Systems was fully integrated into SpaceDev. Most of the Integrated Space Systems' employees were former commercial Atlas launch vehicle engineers and managers who worked for General Dynamics in San Diego. As SpaceDev employees, they primarily develop systems and products based on hybrid rocket motor technology and launch vehicle systems. Integrated Space Systems was dissolved in 2003.

     In August 1998, SpaceDev acquired a license to the patents and intellectual property produced by the American Rocket Company, which we refer to as AMROC. The acquisition provided SpaceDev access to a large cache of hybrid rocket documents, designs and test results. AMROC specialized in the design, development and testing of hybrid rocket technology (solid fuel plus liquid oxidizer) for small sounding rockets and launch vehicles.

     In late 1998, SpaceDev bid and won a government-sponsored research and development contract, which was directly related to SpaceDev's strategic commercial space interests. SpaceDev competed with seven other industry teams and was one of five firms selected by NASA's Jet Propulsion Laboratory to perform a mission and spacecraft feasibility assessment study for the proposed 200-kg Mars MicroMissions. The final report was delivered to the Jet Propulsion Laboratory in March 1999 and, as a result, SpaceDev now offers lunar and Mars commercial deep-space missions based on this and subsequent innovative space system designs.

     In mid-1999, SpaceDev won an R&D contract from the National Reconnaissance Office to study small hybrid-based "micro" kick-motors for small-satellite orbital transfer applications. During the contract, SpaceDev successfully developed three Secondary Payload Orbital Transfer Vehicle design concepts. SpaceDev subsequently created a prototype, which led to the development of SpaceDev's capability to apply the Secondary Payload Orbital Transfer Vehicle concept to SpaceDev's subsequent Maneuvering and orbit Transfer Vehicle development programs.

     In November 1999, SpaceDev won a $4.9 million mission contract by the Space Sciences Laboratory at the University of California at Berkeley. SpaceDev was competitively selected to design, build, integrate, test and operate, for one year, a small NASA-sponsored scientific, Earth-orbiting spacecraft called CHIPSat. CHIPSat is the first and, to SpaceDev's knowledge, only successful mission of NASA's low-cost University-Class Explorer series to date. Due to additional NASA and customer reviews, additional work, schedule extensions and a fee for one year of satellite operations, the CHIPSat contract award was increased by approximately $2.5 million in 2001 and 2002, bringing the total contract value for design, build, launch and operations to approximately $7.4 million. CHIPSat launched as a secondary payload on a Delta-II rocket on January 12, 2003. CHIPSat is the world's first orbiting Internet node. The satellite achieved 3-axis stabilization with all individual components and systems successfully operating and continues to work well in orbit. After more than two years. The CHIPSat program generated approximately $2.1 million, $3.2 million, $1.7 million, $0.4 million and $0.1 million of revenue in 2000, 2001, 2002, 2003 and 2004, respectively.

     On March 22, 2000, the California Spaceport Authority and the California Space and Technology Alliance awarded SpaceDev a grant of approximately $100,000 to be used for test firing SpaceDev's hybrid rocket motors. California's Western Commercial Space Center also awarded SpaceDev approximately $200,000 to help build and equip its satellite and space vehicle manufacturing facilities. These capabilities were used to expand SpaceDev's project and technology base.

     In July 2000, the National Reconnaissance Office granted SpaceDev two separate follow-on competitive awards of approximately $400,000 each for further hybrid rocket engine design, test, evaluation, and development. SpaceDev's work for the National Reconnaissance Office has helped fund two innovative hybrid rocket motor potential products:

- a family of small versatile orbital Maneuver and orbit Transfer Vehicles using clean, safe hybrid rocket propulsion technology; and

-     a  protoflight  hybrid propulsion module for a 50-kg class microsatellite.

     Both  of  those  contracts  were  successfully  completed.

     In September 2001, Scaled Composites awarded SpaceDev a contract for a proprietary hybrid propulsion development program for Scaled's "SpaceShipOne," valued in excess of $1 million. The entire contract, awarded upon the submitted designs, was valued at approximately $2.2 million. The contract was indicative of an increased demand for SpaceDev's hybrid motor technology and expertise in the space industry. Work on this project generated approximately $1.2 million and $397,000 of revenue in 2002 and 2003, respectively. In September of 2003, SpaceDev was selected by Scaled Composites as the sole supplier of hybrid propulsions systems, and was awarded the follow-on SpaceShipOne propulsion contract. SpaceDev generated approximately $115,000 of revenue in 2003 and $686,000 of revenue in 2004 from this contract and related engineering change orders, with approximately $180,000 from engineering change orders and approximately  $506,000  from  the  contract.

- On December 17, 2003, which corresponded with the 100th anniversary of the Wright Brothers flight, SpaceDev's hybrid propulsion system, which SpaceDev believes is the world's largest of its kind, aboard SpaceShipOne, successfully powered a pilot toward space on its historic first powered supersonic flight. After being released by the White Knight, a carrier aircraft, the SpaceShipOne Test Pilot flew the ship to a stable, 0.55 mach gliding flight condition, started a pull-up, and fired SpaceDev's hybrid rocket motor. Nine seconds later, SpaceShipOne broke the sound barrier and continued its steep powered ascent. The climb was very aggressive, accelerating forward at more than 3-g while pulling upward at more than 2.5-g. At motor shutdown, 15 seconds after ignition, SpaceShipOne was climbing at a 60-degree angle and flying near 1.2 Mach (930 mph). The test pilot then continued the maneuver to a vertical climb, achieving zero speed at an altitude of 68,000 feet.

- On June 21, 2004, SpaceDev's proprietary hybrid rocket motor technology successfully powered SpaceShipOne on its fourth and most important history-making flight to space. At approximately 7:45 AM PDT on Monday, June 21st, SpaceDev powered SpaceShipOne well beyond the 50 mile altitude required to be considered a space flight, and created the world's first private sector astronaut. After being released by the White Knight, SpaceShipOne's test pilot, Mike Melvill, fired the rocket motor at the planned altitude and the rocket motor then propelled SpaceShipOne to over 328,000 feet in approximately 80 seconds, flying near Mach 5.0.

- On September 29, 2004 and October 4, 2004, SpaceDev's hybrid propulsion technology helped propel Scaled Composites/Paul Allen's SpaceShipOne into space flight history as the craft garnered the $10 Million Ansari X Prize, a contest created to stimulate the development of the private sector human space flight industry. SpaceDev provided several critical components and the hybrid rocket technology for the craft's motor, including igniter, injector and main operating valve, which successfully performed as expected and powered SpaceShipOne on its historic manned flight. SpaceShipOne exceeded the altitude requirement on both scheduled flights as required by the Ansari X Prize competition. The hybrid propulsion system burned full duration and pilot Brian Binnie steered SpaceShipOne high above the Mojave, California desert to a height of 367,442 feet altitude (69.5 miles), which far exceeded the required 328,000 feet altitude - the goal required by the X Prize Foundation of St. Louis, Missouri. The altitude is generally considered to be the threshold of space.

     Although SpaceDev was not the recipient of the Ansari X Prize, it was a contest designed to jumpstart the space tourism industry through competition among the most talented entrepreneurs and rocket experts in the world. SpaceShipOne was built and launched with private funds from Paul Allen. The craft was able to carry equivalent weight of three people to 100 kilometers (62.5 miles) and return safely to earth. The competition followed in the footsteps of more than 100 aviation incentive prizes offered between 1905 and 1935 credited with spawning today's multibillion-dollar air transport industry. By helping SpaceShipOne succeed, SpaceDev was instrumental in moving the private space community closer to realizing its vision of creating safe, affordable, commercial human space flight.

     On April 4, 2002, SpaceDev, Inc., an Oklahoma corporation, was formed for the purpose of investigating and developing commercial space products in the state of Oklahoma. SpaceDev currently has no plans to develop this business in Oklahoma and SpaceDev's subsidiary there remains dormant.

     On April 30, 2002, the Company was awarded Phase I of a contract to develop a Shuttle-compatible propulsion module for the Air Force Research Laboratory. SpaceDev received an award for Phase II of the contract on March 28, 2003. SpaceDev is using the project to further expand SpaceDev's Maneuvering and Orbital Transfer Vehicle technology and product line to satisfy government space transportation requirements. The first two phases of the contract have an estimated value of approximately $2.5 million, of which $100,000 was awarded for Phase I. Phase II of the contract is cost-plus fixed fee. In order to complete Phase II, SpaceDev requested and was granted approximately four months of additional time and approximately $240,000 of additional funding, memorialized by a contract amendment executed on July 7, 2004. In addition to the Phase I and Phase II awards, there is an option worth approximately $800,000, which was initiated on May 3, 2004. The additional funding to complete AFRL Phase II came in part from the original $1 million option; thereby reducing the option to approximately $800,000. An additional effort to develop a miniaturized Shuttle-compatible propulsion module has been added to this contract and is worth approximately $150,000.

     On July 9, 2003, SpaceDev was awarded a contract by the Missile Defense Agency to explore the use of microsatellites in national missile defense. It was a precursor contract to the $43 million contract mentioned below. SpaceDev's microsatellites are operated over the Internet and are capable of pointing and tracking targets in space or on the ground. This study explored fast response microsatellite launch and commissioning; small, low-power passive sensors; target acquisition and tracking; formation flying and local area networking within a cluster of microsatellites; and an extension of SpaceDev's proven use of the Internet for on-orbit command, control and data handling. The contract was successfully concluded on February 27, 2004. The total contract value was $800,000. This contract was considered an investigatory phase by MDA.

     Also, on July 9, 2003, SpaceDev was awarded a Phase I Small Business Innovation Research contract by Air Force Research Lab to design and effectively begin the development of SpaceDev's small launch vehicle. The SpaceDev Small Launch Vehicle will be designed to lift up to 1,000 pounds to Low Earth Orbit responsively and affordably. The SpaceDev Small Launch Vehicle concept is based on a proprietary combination of technologies to increase the performance of hybrid rocket motor technology. Hybrid rocket motors are a combination of solid fuel and liquid oxidizer, and can be relatively safe, clean, non-explosive, and storable, and can be throttled, shut down and restarted. This contract was valued at approximately $100,000, and was a fixed price, milestone-based agreement, which was completed in about one year. The Phase II of this SBIR was awarded on September 29, 2004 and is worth approximately $1,557,000. The contract outlines the development and test firing of SpaceDev's large Common
Core Booster for the SpaceDev Small Launch Vehicle. Congress has awarded SpaceDev approximately $3.0 million in additional funding for this project, which SpaceDev expects will be available by mid-2005. SpaceDev believes that there is additional interest by Congress in providing further funding to expand and accelerate the scope of the work; however, there can be no assurance that such work will be awarded to SpaceDev.

     Also, on July 9, 2003, SpaceDev was awarded a Phase I contract to develop micro and nanosatellite bus and subsystem designs. This Air Force Research Laboratory Small Business Innovation Research contract, valued at approximately $100,000, has enabled SpaceDev to explore the further miniaturization of SpaceDev's unique and innovative microsatellite subsystems. It has also enabled SpaceDev to explore ways to reduce the time and cost to build small satellites through further standardization in order to help define de facto standards for payload hardware and software interfaces. The contract is fixed price, milestone-based and was completed in about one year. On August 23, 2004, SpaceDev was awarded the Phase II of this Small Business Innovation Research grant, which was later amended on September 8, 2004 to shorten the length of the overall contract, worth approximately $739,000 for carry-forward work.

     On July 24, 2003, SpaceDev was awarded a contract by Lunar Enterprise of California for a first phase project to begin developing a conceptual mission and spacecraft design for a lunar lander program. The unmanned mission is being designed to put a small dish antenna near the south pole of the Moon. From that location it will be in near-constant sunlight for solar power generation, and should be able to perform multi-wavelength astronomy while communicating with ground stations on Earth. The contract value was $100,000 and was completed by November 2003. SpaceDev was awarded a follow-on phase to further analyze launch opportunities, spacecraft design, trajectory possibilities, potential landing areas, available technologies for a small radio astronomy system, and communications and data handling requirements on July 20, 2004 in the amount of $150,000. The contract has been completed.

     On December 18, 2003, SpaceDev was awarded a contract by the Defense Advanced Research Projects Agency for the study of Novel Satcom Microsat
Constellation Deployment. The contract was a milestone-based, fixed price contract with total consideration of approximately $200,000. On August 6, 2004, an additional $39,849 was added to the contract for increased scope, bringing the total contract value on this fixed price effort to approximately $240,000. The contract has been completed.

     On March 31, 2004, SpaceDev was awarded a five-year, cost-plus-fixed fee indefinite delivery/indefinite quantity contract for up to $43,362,271 to conduct a microsatellite distributed sensing experiment, an option for a laser communications experiment, and other microsatellite studies and experiments as required in support of the Advanced Systems Deputate of the Missile Defense Agency. This effort will be accomplished in a phased approach, with the first Task Order for approximately $1.1 million awarded on April 1, 2004 and completed by September 30, 2004. The second Task Order for approximately $8.3 million was awarded on October 20, 2004. The principal place of performance will be Poway, California. SpaceDev expects to complete the work under the contract before March 2009. Government contract funds will not expire at the end of the current government fiscal year. The microsatellite distributed sensing experiment is intended to design and build up to six responsive, affordable, high performance microsatellites to support national missile defense. The milestone-based, multiyear, multiphase contract had an effective start date of March 1, 2004. Approximately $1.14 million of revenue was generated under the first phase of this contract. The first phase or "Task Order," resulted in a detailed mission and microsatellite design. The second phase or "Task Order," was signed on October 20, 2004 with an effective date of October 1, 2004. The second Task Order is expected to be completed by January 2006. The overall contract calls for SpaceDev to analyze, design, develop, fabricate, integrate, test, operate and support a networked cluster of three formation-flying boost phase and midcourse tracking microsatellites, with an option to design, develop, fabricate, integrate, test, operate and support a second cluster of three formation flying microsatellites to be networked on-orbit with high speed laser communications technology. The third phase is anticipated to begin on or before February 2006.

BUSINESS  STRATEGY

     SpaceDev's strategy is based on the belief that innovative advancements in technology and the application of standard business processes and practices will make access to space much more practical and affordable. SpaceDev believes these factors will cause growth in certain areas of space commerce and will create new space markets and increased demand for SpaceDev's proprietary products. SpaceDev's business strategy is to:

-     Introduce  commercial  business  practices  into  the  space  arena,   use
off-the-shelf technology in innovative ways and standardize hardware and software to reduce costs and to increase reliability and profits;

-     Start  with  small,  practical  and  profitable  projects,   and  leverage
credibility and profits into larger and ever more bold initiatives, utilizing partnerships where appropriate;

- Bid, win and leverage government programs to fund SpaceDev's research and development and product development efforts;

- Integrate SpaceDev's smaller, low cost commercial spacecraft and hybrid space transportation systems to provide one-stop turnkey payload and/or data delivery services to target customers;

- Apply SpaceDev's low cost space products to new applications and to create new users, new markets and new revenue streams;

- Produce and fly commercial missions, in conjunction with partners and investors, throughout the inner solar system in the commercial beyond earth orbit "space";

- Join or establish a team to build a safe, affordable sub-orbital, passenger space plane to help initiate the space tourism business; and

- Establish a team to build a safe, affordable orbital passenger vehicle as a potential shuttle replacement.

     SpaceDev  believes   that   its   business  model  provides  the  following
competitive  advantages:

-     Enables  small-space  customers   to  contract   for   end-to-end  mission
solutions, reducing the need for and complexity of finding other contractors for different project tasks;

- Decreases schedule time and lowers total project costs, thereby providing greater value and increases return on investment for SpaceDev and its customers; and

-     Creates  barriers  to  entry  by  and  competition  from  competitors.

PRODUCTS  AND  SERVICES;  MARKET

     SpaceDev currently has two primary lines of space products and services on which it believes a sound foundation and profitable, cash generating business can be built:

- Spacecraft Products and Services - Microsatellites & Nanosatellites, BD-II Spacecraft Buses, and Maneuvering and orbital Transfer Vehicles; and

-     Propulsion  Products  and  Services - Hybrid Propulsion and Launch Vehicle
Systems.

     These products and services are being marketed and sold directly into primarily domestic government, university, military and commercial markets. SpaceDev considers itself a project company rather than a product company today, although products are generated from projects. SpaceDev's long term goal and vision is to migrate from a project company to a product company. SpaceDev's business is not seasonal to any significant extent; however, its business follows normal industry trends such as increased demand during bullish economic periods, or slow-downs in demand during periods of recession.

     In addition, SpaceDev is working with partners to create new markets that can generate new space-related service, media, tourism and commercial revenue streams. While SpaceDev believes that certain space market opportunities are still several years away, it is currently working with industry-leading partners to develop unique enabling technology for the potentially very large sub-orbital manned space plane tourism market; and creating a new unmanned Beyond Earth Orbit commercial market with spacecraft derived from SpaceDev's NASA JPL Mars
MicroMission  and  Boeing  Lunar  Orbiter  mission  design  contracts.

SPACEDEV'S  SPACECRAFT  PRODUCTS  AND  SERVICES

     Microsatellites & Nanosatellites - SpaceDev designs and builds small, light, high-performance, reliable and affordable micro- and nanosatellites. The primary benefit of micro- and nanosatellites is lower cost and weight. Since SpaceDev can dramatically reduce manufacturing costs and the costs to launch the satellites to earth-orbit and deep space, SpaceDev can pass those cost savings on to SpaceDev's customers. Small, inexpensive satellites were once the exclusive domain of scientific and amateur groups; however, smaller satellites are now a viable alternative to larger, more expensive ones, as they provide cost-effective solutions to traditional problems. SpaceDev designs and builds low cost, high-performance space-mission solutions involving microsatellites (generally less than 100 kg) and even smaller satellites (less than 50 kg). SpaceDev's approach is to provide smaller spacecraft and compatible low cost, safe hybrid propulsion space systems to a growing market of commercial, government and potentially international customers.

     BD-II (Boeing Delta-II compatible) spacecraft buses - SpaceDev has a qualified microsatellite bus available to sell as a standard, fixed-price product to government and commercial customers needing an affordable satellite for small payloads. SpaceDev began developing this product in 1999, when SpaceDev was selected as the mission designer, spacecraft bus provider, integrator and mission operator of the University of California at Berkeley Space Sciences Laboratory's Cosmic Hot Interstellar Plasma Spectrometer ("CHIPS") mission. CHIPSat was launched at 4:45 PM PST on January 12, 2003 from

Vandenberg  Air  Force  Base  in  California.   The  satellite  achieved  3-axis
stabilization with all individual components and systems successfully operating and continues to work well in orbit.

     Maneuvering and orbital Transfer Vehicle - SpaceDev's Maneuvering and orbital Transfer Vehicle system is a family of small, affordable, elegantly simple, throttleable, and restartable propulsion and integrated satellite products. SpaceDev's Maneuvering and orbital Transfer Vehicle can be used as a standard propulsion module to transport a customer's payload to different orbits. The Maneuvering and orbital Transfer Vehicle provides the change in velocity and maneuvering capabilities to support a wide variety of applications for on-orbit maneuvering, proximity operations, rendezvous, inspection, docking, surveillance, protection, inclination changes and orbital transfers.

     Spacecraft and Subsystem Design - SpaceDev also provides reliable, affordable access to space through innovative solutions currently lacking in the marketplace. SpaceDev's approach is to provide smaller spacecraft - generally 250 kg mass and less - and compatible hybrid propulsion space systems to commercial, university and government customers. The small spacecraft market is supported by the evolution and enabling of microelectronics, common hardware & software interface standards, and smaller launch vehicles. Reduction of the size and mass of traditional spacecraft electronics has reduced the overall spacecraft size, mass, and volume over the past 10 to 15 years. For example, SpaceDev's miniature flight computer is only 24 cubic inches and provides 300 million instructions per second of processing power versus a competitor's more "traditional" solution that requires about 63 cubic inches and only provides 10 MIPS.

     Microsatellite & Nanosatellite Launches - To support the growth in customer demand within the small satellite market, SpaceDev works with launch providers to identify and market affordable launch opportunities and to provide customers with a complete on-orbit data delivery service that combines SpaceDev's spacecraft and hybrid propulsion products. These innovative, low-cost, turnkey launch solutions will allow SpaceDev to provide one-stop shopping for launch services, spacecraft, payload accommodation, total flight system integration and test and mission operations. The customer only needs to provide the payload, and SpaceDev has the capacity to perform all the tasks required for the customer to get to orbit and to begin collecting their data. In November 2005, SpaceDev signed a contract with SpaceX of El Segundo, CA to purchase specified launch services on a Falcon I launch vehicle. The launch vehicle is planned for multiple primary microsatellite payloads and multiple secondary nanosatellite payloads produced by SpaceDev or other suppliers. SpaceDev has tentatively scheduled the first launch for May 2008, with additional optional launches to follow. SpaceDev plans to launch a combination of microsatellites and nanosats on each Falcon launch. SpaceDev considers the Falcon I launch vehicle, which is capable of delivering more than 600kg (1200 pounds) to low earth orbit, to be one of the most cost-effective domestic launch vehicles currently available. Mission Control and Operations - SpaceDev's mission control and operations center, located in SpaceDev's headquarters building near San Diego, coupled with SpaceDev's mission control and operations package, is uniquely Internet-based and allows for the operation and control of missions from anywhere in the world that has access to the Internet. CHIPSat was the first U.S. mission to use end-to-end satellite operations with TCP/IP and FTP. While this concept has been analyzed and demonstrated by the NASA OMNI team, CHIPSat is the first to implement the concept as the only means of satellite communication. A formation flying cluster or constellation of TCP/IP-based microsatellites, similar to the cluster of microsats SpaceDev is developing for the Missile Defense Agency, can be designed to communicate directly with each other, as in a wide area network in space. Provided any one satellite/node in this network is in line-of-sight with any ground station at any given time, the entire constellation could always maintain ground station connectivity, thus creating a network on-orbit and on the web, a direct extension of CHIPSat's elegantly simple TCP/IP mission operations architecture.

SPACEDEV'S  PROPULSION  PRODUCTS  AND  SERVICES

     Hybrid Rocket Propulsion and Launch Vehicle Systems - SpaceDev provides a wide variety of safe, clean, simple, reliable, cost-effective hybrid propulsion systems to safely and inexpensively enable satellites and on-orbit delivery systems to rendezvous and maneuver on-orbit and deliver payloads to sub-orbital altitudes. Hybrid rocket propulsion is a safe and low-cost technology that has tremendous benefits for current and future space missions. SpaceDev's hybrid rocket propulsion technology features a simple design, is restartable, is throttleable and is easy to transport, handle and store.

     Hybrid Orbital Vehicle - SpaceDev has begun designing a reuseable, piloted, sub-orbital space ship that could be scaled to safely and economically transport passengers to and from low earth orbit, including the International Space
Station. The name of the vehicle is the SpaceDev DreamChaser(TM). SpaceDev signed a non-binding Space Act Memorandum of Understanding with NASA Ames Research Center, which confirms SpaceDev's intention to explore novel, hybrid propulsion based hypersonic test beds for routine human space access. SpaceDev will explore with NASA collaborative partnerships to investigate the potential of using SpaceDev's proven hybrid propulsion and other technologies, and a low cost, private space program development approach, to establish and design new piloted small launch vehicles and flight test platforms to enable near-term, low-cost routine space access for NASA and the United States. One possibility for collaboration is the SpaceDev DreamChaser(TM) project, which is currently being discussed with NASA Ames. Unlike the more complex SpaceShipOne, for which SpaceDev provided critical proprietary hybrid rocket motor propulsion technologies and components, the SpaceDev DreamChaser(TM) would be crewed and launch vertically, like most launch vehicles, and would glide back for a normal horizontal runway landing. The sub-orbital SpaceDev DreamChaser(TM) will have an altitude goal of approximately 160 km (about 100 miles) and will be powered by a single, high performance hybrid rocket motor, under parallel development by SpaceDev for the SpaceDev Streaker(TM), a family of small, expendable launch vehicles, designed to deliver affordably small satellites to low earth orbit.

     The SpaceDev DreamChaser(TM) will use motor technology being developed for the SpaceDev Streaker(TM) booster stage, the most powerful motor in the Streaker family. The SpaceDev DreamChaser(TM) motor will produce approximately 100,000 pounds of thrust, about six times the thrust of the SpaceShipOne motor, but less than one-half the thrust of the 250,000 pounds of thrust produced by hybrid rocket motors developed several years ago by the American Rocket Company. SpaceDev's non-explosive hybrid rocket motors use synthetic rubber as the fuel, and nitrous oxide for the oxidizer to make the rubber burn. Traditional rocket motors use two liquids, or a solid propellant that combines the fuel and oxidizer, but both types of rocket motors are explosive, and all solid motors produce copious quantities of toxic exhaust. SpaceDev's hybrid rocket motors are non-toxic and do not detonate like solid or liquid rocket motors. Mission Analysis and Design - SpaceDev can provide end-to-end mission design and analysis, including the design of the mission and its science, commerce or technology demonstration goals, the design of an appropriate space vehicle (satellite or spacecraft), prototype development, construction and testing of the spacecraft, integration of one or more payloads (instruments, experiments or technologies) into the spacecraft, integration of the spacecraft onto the launch vehicle (rocket), the launch and the mission control and operations during the life of the mission. Many of SpaceDev's products and services are now qualified or are nearing qualification to assist with missions that orbit the earth, travel to another planetary body, or cruise through space taking measurements and transmitting valuable data back to Earth.

COMPONENTS  AND  RAW  MATERIALS

     Although SpaceDev may experience a shortage of certain parts and components related to its products, SpaceDev has many alternative suppliers and distributors and is not dependent on any individual supplier or distributor. Furthermore, SpaceDev has not experienced difficulty in its ability to obtain parts or component materials, nor does it expect this to be a problem in the future.

COMPETITION

     SpaceDev competes for sales of its products and services based on price, performance, technical features, contracting approach, reliability, availability, customization, and, in some situations, geography. SpaceDev's primary competition for low-cost propulsion systems using clean, safe, commercially available hybrid rocket motor technology comes from Cesaroni Technology Incorporated in Canada and their affiliates. While Lockheed Martin has demonstrated large-scale hybrid rocket capability, and there are a number of smaller enterprises, especially academic-based organizations, in the domestic market currently investigating various aspects of hybrid rocket technology, to date SpaceDev has seen limited competitive pressures arising from these organizations.

     The primary domestic competition for unmanned earth-orbiting microsatellites, unmanned deep space micro-spacecraft and microsatellite subsystems as well as software systems comes from other small companies such as AeroAstro, Orbital Sciences and Spectrum Astro. The most established international competitors are Surrey Satellite Technology Limited in the United Kingdom, OHB Systems in Germany, an OHB Technology AG Company, and EADS Astrium with locations throughout Western Europe. Swedish Space Corporation is also able to compete in the small-satellite arena, particularly in the European market. In addition to private companies, there are a limited number of universities in the United States that have the capability to produce reasonably simple microsatellites; these include, Weber State in Ogden, Utah and Colorado University in Boulder, Colorado.

     While SpaceDev believes that its product and service offerings provide a wide breadth of solutions for SpaceDev's customers and prospective customers, some of its competitors compete across many of SpaceDev's product lines. Several of SpaceDev's current and potential competitors have greater resources, including technical and engineering resources. SpaceDev is not aware of any established large companies (e.g., Northrop Grumman, Lockheed Martin, Boeing), which have expressed corporate goals to design and build inexpensive micro-spacecraft for a mission, which would be SpaceDev's direct competition.

     SpaceDev also competes with each of its competitors for qualified engineers. There are a limited number of individuals with all of the requirements that SpaceDev seeks and there can be no assurance that SpaceDev can locate and recruit these individuals in a timely and cost-effective manner. Many of SpaceDev's competitors have greater resources than SpaceDev does and can offer higher salaries or better incentives to attract these individuals.

REGULATION

     SpaceDev's business activities are regulated by various agencies and departments of the U.S. government and, in certain circumstances, the governments of other countries. Several government agencies, including NASA and the United States Air Force, maintain Export Control Offices to ensure that any disclosure of scientific and technical information complies with the Export Administration Regulations and the International Traffic in Arms Regulations ("ITAR"). Exports of SpaceDev's products, services and technical data require either Technical Assistance Agreements or licenses from the United States Department of State, depending on the level of technology being transferred. This includes recently published regulations restricting the ability of United States-based companies to complete offshore launches, or to export certain satellite components and technical data to any country outside the United
States. The export of information with respect to ground-based sensors, detectors, high-speed computers, and national security and missile technology items are controlled by the Department of Commerce. The government is very strict with respect to compliance and has served notice that failure to comply with the ITAR and/or the Commerce Department regulations may subject guilty parties to fines of up to $1 million and/or up to 10 years imprisonment per violation. The failure of SpaceDev to comply with any of the foregoing regulations could have serious adverse effects as dictated by the rules associated with compliance to the ITAR regulations. Also, SpaceDev's ability to successfully market and sell into international markets may be severely hampered due to ITAR regulation requirements. SpaceDev's conservative position is to consider any material beyond standard marketing material to be regulated by ITAR regulations. In 2003, SpaceDev began an active and comprehensive internal and external ITAR training program provided by SpaceDev's regulatory consulting firm, Q International Group, and the Society for International Affairs, both for SpaceDev's employees and SpaceDev's Empowered Official, Mr. Slansky. SpaceDev also introduced in 2003 an Internal Export Compliance Control Program for defense articles and defense services controlled by the U.S. Department of State under ITAR.

     In addition to the standard local, state and national government regulations that all businesses must adhere to, the space industry has specific regulations. In the United States, command and telemetry frequency assignments for space missions are primarily regulated by the Federal Communications Commission for SpaceDev's domestic commercial products. SpaceDev's products geared toward domestic government customers are regulated by the National Telecommunications Information Agency and any of SpaceDev's products sold internationally, if any, are regulated by the International Telecommunications Union. All launch vehicles that are launched from a launch site in the United States must pass certain launch range safety regulations that are administered by the United States Air Force. In addition, all commercial space launches that SpaceDev might perform require a license from the Department of Transportation. Satellites that are launched must obtain approvals for command and frequency assignments. For international approvals, the Federal Communications Commission and National Telecommunications and Information Administration obtain these approvals from the International Telecommunication Union. These regulations have been in place for a number of years to cover the large number of non government commercial space missions that have been launched and put into orbit in the last 15 to 20 years. Any commercial deep space mission that SpaceDev might perform would be subject to these regulations. Presently, SpaceDev is not aware of any additional or unique government regulations related to commercial deep space missions.

     SpaceDev is also required to obtain permits, licenses, and other authorizations under federal, state, local and foreign statutes, laws or regulations or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof. Presently, SpaceDev does not have a requirement to obtain any special environmental licenses or permits.

     SpaceDev may need to utilize the Deep Space Network on some of its missions. The Deep Space Network is a United States funded network of large antennas that supports interplanetary spacecraft missions and radio and radar astronomy observations for the exploration of the solar system and the universe. The network also supports selected Earth-orbiting missions. The network is a facility of NASA, and is managed and operated for NASA by the Jet Propulsion Laboratory. The Telecommunications and Mission Operations Directorate manages the program within the Jet Propulsion Laboratory. Coordination for the use of this facility is arranged with the Telecommunications and Mission Operations Command.

     Also, as some of SpaceDev's projects with the Department of Defense proceed, SpaceDev may need special clearances to continue working on and advancing SpaceDev's projects. Classified programs generally will require that

SpaceDev comply with various Executive Orders, Federal laws and regulations and customer security requirements that may include specialized facilities and restrictions on how SpaceDev develops, stores, protects and shares information.

     Laboratories, manufacturing and assembly areas, meeting spaces, office areas, storage areas, computers systems and networks and telecommunications systems may require modification or replacement in order to comply with customer requirements. Classified programs may require SpaceDev's employees to obtain government clearances and restrict SpaceDev's ability to have key employees work on these programs until these clearances are received from the appropriate United States government agencies. In order to staff these programs SpaceDev may need to recruit personnel with the appropriate professional training, experience and security clearances. There are a very limited number of individuals with all of the requirements that SpaceDev seeks. There is no assurance that SpaceDev can locate and recruit these individuals in a timely and cost-effective manner. SpaceDev may be required to modify existing facilities and to develop new facilities and capabilities that will only be utilized by these classified programs. SpaceDev may be required to install computer networks, communications systems and monitoring systems that are dedicated to these classified programs. Some or all of these requirements may entail substantial additional expense. It is uncertain whether SpaceDev will be able to recover any of the costs of these systems from SpaceDev's customers. Many of these classified programs are regulated by Executive Orders, various Federal laws and regulations and customer requirements. The failure of SpaceDev to comply with any of the foregoing Executive Orders, Federal laws and regulations and customer requirements could have serious adverse effects. Also, SpaceDev's ability to successfully market and sell into the Department of Defense markets may be severely hampered if SpaceDev is unable to meet classified program requirements. There is no assurance that SpaceDev will be able to pass successfully the criteria required in order to win a classified program or to maintain current contracts, such as SpaceDev's Missile Defense Agency contract (which may become classified), and there is no assurance that SpaceDev will maintain that status once it has been obtained. This year SpaceDev began an active program to complete the steps required in order to win preliminary certification for classified programs. A number of SpaceDev's employees have received preliminary and permanent security clearances. SpaceDev received preliminary certification for classified computer system processing in early 2005.

EMPLOYEES

     At February 6, 2006, SpaceDev employed approximately 180 persons, full and part-time, most of whom are spacecraft, propulsion, systems, mechanical and electrical engineers, certified assembly, integration and test technicians and other support personnel. SpaceDev expects to hire other personnel as necessary for completion of projects, product development, quality assurance, sales and marketing, finance and administration. In addition, due to the nature of SpaceDev's business, it may become necessary to lay off employees whose work is no longer required to maintain operations in order to prevent cost overruns. SpaceDev does not have any collective bargaining agreements with its employees and believes its relations with employees are good.

INTELLECTUAL  PROPERTY

     SpaceDev relies, in part, on patents, trade secrets and know-how to develop and maintain its competitive position and technological advantage. SpaceDev has protected and intend to continue to protect its intellectual property through a combination of patents, license agreements, trademarks, service marks, copyrights, trade secrets and other methods of restricting disclosure and transferring title. SpaceDev has filed patent applications relating to its hybrid propulsion and satellite technology. There can be no assurance that these applications will be granted. SpaceDev has and intends to continue to enter into confidentiality agreements with its employees, consultants and vendors, to enter into license agreements with third parties and generally to seek to control access to and distribution of its intellectual property. In August 1998, SpaceDev acquired rights to intellectual property (including three patents and trade secrets) from an individual who had acquired them from the former American Rocket Company, which specialized in hybrid rocket technology. SpaceDev is obligated to issue warrants to this individual to purchase a minimum of 100,000 and a maximum of 3,000,000 shares of SpaceDev's common stock over ten years beginning at the inception of the agreement, depending on SpaceDev's annual revenues directly related to sales of hybrid technology-based products from the original technology acquisition. To date, SpaceDev has issued warrants to purchase a total of 100,000 shares of SpaceDev's common stock under the agreement, of which, none of the warrants have been exercised and 25,000 warrants expired unexercised. SpaceDev acquired some of its expertise in hybrid propulsion technology from the American Rocket Company; however, SpaceDev is using its own technology to develop the responsive, affordable SpaceDev Streaker(TM) small launch vehicle under an Air Force contract.

PROPERTIES

     In January 2003, SpaceDev entered into a sale and leaseback of its 25,000 square foot headquarters facility in Poway, California. SpaceDev originally purchased the facility in December 1998. The rent is approximately $26,000 per month with a 3.5% increase annually. SpaceDev is responsible for property tax and liability insurance on the facility. SpaceDev was required to make an advance payment in the form of a security deposit of approximately $25,700. James W. Benson, SpaceDev's Chairman and Chief Technology Officer, provided a guarantee for the lease. The lease is scheduled to expire in 2013.

     The facility includes a small Spacecraft Assembly and Test facility with an 1,800 square foot Class 100,000 clean room, avionics development lab, machine shop with rocket motor casting capability, mechanical assembly lab, and mission control and operations center. Key uses of the facility are program and project conferences and meetings, engineering design, engineering analysis, spacecraft assembly, avionics labs and software labs and media outreach. SpaceDev also has an Internet-based Mission Control and Operations Center within the facility.

     Upon the acquisition of Starsys, we acquired manufacturing facilities in Boulder, Colorado and Durham, North Carolina, which facilities include:

-     Computer  Aided  Design  (CAD)  software  and  systems;

-     45,000  square  foot  of  floor space in facilities in Boulder and Durham;

-     9,000  square  foot  class  300,000  clean  room  manufacturing  area;

-     Three  class  10,000  clean  rooms  manufacturing  area;

-     One  class  1,000  clean  room  manufacturing  area;

-     Class  100  flow  benches;

-     Electrostatic  discharge  (ESD)  manufacturing  areas;

-     Multiple  thermal  and  thermal  vacuum  chambers;

-     Multiple,  coordinate  measurement machines (CMM) for part inspection; and

-     In-house,  computer  numerically  controlled  (CNC)  machine  shop.

LITIGATION

     SpaceDev is currently not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

                    INFORMATION REGARDING BUSINESS OF STARSYS

OVERVIEW

     Starsys Research Corporation was acquired by SpaceDev on January 31, 2006, and is currently a wholly-owned subsidiary of SpaceDev. Starsys is engaged in the design and manufacture of mechanical and electromechanical subsystems and components for spacecraft. Starsys' subsystems enable critical spacecraft functions such as pointing solar arrays and communication antennas and restraining, deploying and actuating of moving spacecraft components. Starsys manufactures a wide range of products that include bi-axis gimbals, flat plate gimbals, solar array pointing mechanisms, deployable booms, separation systems, thermal louvers, actuators, restraint devices and cover systems. Starsys' products are sold both as "off-the-shelf" catalog products which represent previously qualified devices with spaceflight history, and as custom systems that are developed for specific applications. Starsys' products are typically sold directly to spacecraft manufacturers. Starsys' customer base is segregated into three major segments: (1) domestic and international commercial spacecraft (communication and imaging satellites), (2) civil spacecraft (NASA) that are primarily scientific in nature and (3) defense spacecraft that support the United States' military capability. Starsys also offers products to non-space customers, including aerospace, maritime, and industrial customers.

     Starsys' engineering and manufacturing capabilities position the company to provide both mechanical and electromechanical subsystems for spacecraft. Starsys' strategy is to identify opportunities to develop products from custom mechanical and electromechanical subsystems. To extend the product life cycle, Starsys has developed and expanded this "product platforms" business model.
Product platforms are subsystems for which non-recurring and development engineering has been retired and for which there is continued customer demand. Starsys' product offerings currently include High Output Paraffin ("HOP") actuators, hinges, battery bypass switches, thermal louvers, bi-axial gimbals and solar array drives, among others. The product life cycle for this type of product within the space industry is approximately 15 years.

HISTORY  AND  RECENT  EVENTS

     Starsys incorporated under the laws of Colorado in April 1988 as Helicon Research Corporation. In May 1988, the company changed its name to Starsys Research Corporation.

     Starsys was founded as a provider of non-explosive HOP actuators for spacecraft that replaced explosive actuators traditionally used for spacecraft deployables. Through the early 1990's, Starsys became a supplier of mechanisms based on this non-explosive, re-settable actuator technology and also expanded from HOP actuator products to mechanical and electromechanical components.

     In 2000, Starsys acquired the assets of American Technologies Consortium, referred to as ATC, to meet the growing demand for electromechanical systems in the spacecraft industry. This acquisition expanded Starsys' range of electromechanical components, added a new line of electromechanical subsystems, and enabled Starsys to develop additional high value products, including bi-axial gimbals, "quiet drive" (QuAD) electronics controllers, and solar array drives.

STARSYS  PRODUCT  MIX

     Starsys targets two distinct markets, mechanical subsystems and electromechanical subsystems. The mechanical subsystems market includes hinges, latches, release mechanisms, and deployable structures and systems for spacecraft and payloads. The electromechanical subsystems market includes antenna pointing mechanisms, gimbals, solar array deployment actuators, instrument mechanisms and actuators, and deployment and aperture mechanisms for spacecraft and payloads. For 2004, Starsys' product mix was 69% mechanical and 31% electromechanical by program count and approximately 30% mechanical and approximately 70% electromechanical by program value.

COMPETITION

     Starsys' competition varies by business segment and product areas. The following summarizes principal organizations that compete with Starsys.

     Mechanical subsystems range from customized hinges and latching devices to cover systems and integrated structures for payloads, typically not requiring customized, or Starsys-supplied, electromagnetic devices. Competition includes:
Alliance Spacesystems Inc. and Swales Aerospace. Starsys provides clamp band systems for small satellite separations and deployable structures. Starsys believes its primary competitor in the small satellite separations market is Planetary Systems Inc. Starsys believes that the primary competitors in the deployable structures market are ATK Space Systems (formerly AEC Able Engineering), NGST Astro (formerly SPAR Astro Aerospace) and Harris Corporation. Electromechanical subsystems range from motors and actuators (typically motors with transmissions and various ancillary elements) to sophisticated systems that incorporate control electronics for applications such as antenna and solar array pointing, and instruments that sweep a pattern or actively track. We believe that the competition for motors and actuators are MPC Products Corporation, CDA Astro, Aeroflex (a subsidiary of UMTC), Moog Inc. and ATK Satellite Systems. As these products become more specialized the competition may include Aeroflex, MOOG and the Ball Aerospace & Technologies Corp.

Some  competitors  of  Starsys  are  also  customers  of  SpaceDev.

     Starsys believes the alternatives for its restraint and release products are pyrotechnic devices built by Hi-Shear and Pacific Scientific and non-pyrotechnic products, supplied by NEA, TiNi Aerospace, and G&H Technologies.

     Many of our competitors are larger and have substantially greater resources than we do. Furthermore, it is possible that other domestic or foreign companies or governments, some with greater experience in the space and defense industry and many with greater financial resources than we possess, will seek to provide products or services that compete with our products or services. Any such foreign competitor could benefit from subsidies from or other protective measures by its home country.

ENGINEERING  AND  DESIGN

     In addition to its manufacturing operations, Starsys has a team of experienced engineers focused on advanced engineering of mechanical and electromechanical subsystems. The engineering group includes mechanical and aerospace engineers, engineering technicians and designers. Areas of expertise include mechanical and electromechanical subsystem design, analysis, test, and program management.

QUALITY  ASSURANCE  AND  TESTING

     Starsys is ISO-9001 certified and AS9100 compliant. Starsys is currently engaged in AS9100 certification.

     Starsys utilizes test equipment that is calibrated and traceable to NBS standards. Starsys also maintains access to certified suppliers for vibration, shock and electromagnetic interference (EMI) testing.

RESEARCH  AND  DEVELOPMENT

     Starsys invests in product-related research and development to conceive and develop new products and to enhance existing products. Starsys' research and development expenses totaled approximately $10,524,603 in the year ended December 31, 2004, and $6,717,296 in the year ended December 31, 2003. In addition, a large portion of Starsys' total new product development and enhancement programs is funded under customer contracts.

PATENTS

     Starsys relies, in part, on patents, trade secrets and know-how to develop and maintain its competitive position and technological advantage, particularly with respect to its launch vehicle and satellite products. Starsys holds U.S. and foreign patents relating to release devices, deployable truss structures and battery cell shorting mechanisms. The majority of Starsys' U.S. patents relating to the noted technologies expire between 2019 and 2022.

COMPONENTS  AND  RAW  MATERIALS

     Starsys purchases a significant percentage of its product components, structural assemblies and certain key satellite components and instruments from third parties. Starsys also occasionally obtains from the U.S. government parts and equipment that are used in the production of its products or in the provision of its services. Generally, Starsys has not experienced material difficulty in obtaining product components or necessary parts and equipment, and believes that alternatives to its existing sources of supply are available, although increased costs and possible delays could be incurred in securing alternative sources of supply. Starsys relies upon sole source suppliers for potentiometers, slip ring assemblies, specialized impellers, specialized heaters and paraffin material. While alternative sources would be available, the inability of any such supplier to provide Starsys with these items to qualified specifications would result in an adverse effect on Starsys' ability to manufacture its products.

CUSTOMERS

     Starsys' business is focused on mechanical and electro-mechanical systems, sub-systems and components that support assembly of spacecraft by our customers. Those customers, primarily the Prime Contractors in the aerospace market, support the government and commercial end users by integrating our products into higher level assemblies and spacecraft. Lockheed Martin Companies, Boeing Company, Northrop Grumman Space Technologies, ITT Industries, and Swales Aerospace are prime contract customer, which have each accounted for 10% or more of our consolidated revenues. Starsys has multiple contracts with each of these customers and we do not believe any single customer contract is material to

Starsys. The remainder of Starsys' business is with multiple customers that support the Department of Defense through the prime contractors, and the commercial spacecraft market, the civil spacecraft market, and NASA, including through Small Business Innovative Research (SBIR) grants and Long Term Agreements (LTA's) with the prime contractors.

     Starsys' business development process is generally competitive bid in response to a request for proposal (RFP) that is generated by Starsys' potential customers. These proposals have various bases, including firm fixed price, cost plus fixed fee, and time and materials. Starsys typically prepares between ten and twenty proposals in a given month and it usually has one to three weeks to respond to the request.

     These proposals are managed by product area. Starsys defines three specific product areas for its business: electromechanical systems, which includes motors, control, and logic, mechanical systems, which includes spring and paraffin driven mechanisms as well as deployable structures, and catalog products, which includes our release mechanisms, hinges and thermal control devices. Starsys also executes on long term build to print contracts with some of the prime contractors.

     Starsys averages between 55 and 70 active programs at any time and the average duration of its programs is 11 months, with programs as short as 60 days and as long as 3 years. Currently this mix is approximately 70% in support of governmental work, both open and classified, 20% commercial, and 10% with NASA, but this mix changes frequently with new contract awards.

U.S.  GOVERNMENT  CONTRACTS

     During 2004, approximately 78% of Starsys' total annual revenues were derived from contracts with the U.S. government and its agencies or from subcontracts with other U.S. government prime contractors. In 2003, approximately 88% of Starsys' total annual revenues were derived from these contracts, and, in 2002, this percentage was 73%. Most of Starsys' U.S.
government  contracts  are  funded  incrementally  on  a  year-to-year  basis.

     Major contracts with the U.S. government primarily fall into two categories: cost-reimbursable contracts and fixed-price contracts. Approximately 5% of revenues from U. S. government contracts in 2004 were derived from cost-reimbursable contracts and 95% of revenues from U.S. government contracts were derived from fixed-price contracts. Under a cost-reimbursable contract, Starsys recovers its actual allowable costs incurred, allocable overhead costs and a fee consisting of a base amount that is fixed at the inception of the contract and/or an award amount that is based on the customer's evaluation of its performance in terms of the criteria stated in the contract. Starsys' fixed-price contracts include fixed-price and fixed-price incentive fee contracts. Under firm fixed-price contracts, work performed and products shipped are paid for at a fixed price without adjustment for actual costs incurred in connection with the contract. Therefore, Starsys bears the risk of loss due to increased cost, although some of this risk may be passed on to subcontractors. Fixed-price incentive fee contracts provide for sharing by Starsys and the customer of unexpected costs incurred or savings realized within specified limits, and may provide for adjustments in price depending on actual contract performance other than costs. Costs in excess of the negotiated maximum (ceiling) price and the risk of loss by reason of such excess costs are borne by Starsys, although some of this risk may be passed on to subcontractors.

     All of Starsys' U.S. government contracts and, in general, its subcontracts with other U.S. government prime contractors provide that such contracts may be terminated for convenience by the U.S. government or the prime contractor, respectively.  Furthermore,  any  of  these  contracts  may  become subject to a government-issued stop work order under which Starsys would be required to suspend production. In the event of a termination for convenience, contractors generally are entitled to receive the purchase price for delivered items, reimbursement for allowable costs for work in process and an allowance for reasonable profit thereon or adjustment for loss if completion of performance would have resulted in a loss. For a more detailed description of risks relating to the U.S. government contract industry, see the "Risk Factors" section beginning on page 7. Starsys derives a significant portion of its revenues from U.S. government contracts. A portion of Starsys' business is classified for national security purposes by the U.S. government and cannot be specifically described. The operating results of these classified programs are included in Starsys' financial statements.

REGULATION

     Starsys' ability to pursue our business activities is regulated by various agencies and departments of the U.S. government and, in certain circumstances, the governments of other countries. Starsys' classified programs require that it and certain employees maintain appropriate security clearances. Starsys also requires licenses from the U.S. Department of State and the U.S. Department of Commerce with respect to work Starsys does for foreign customers or with foreign subcontractors.

BACKLOG

     Starsys' firm backlog was approximately $10.6 million at December 31, 2004 and approximately $7.2 million at December 31, 2003.

     Starsys' firm backlog as of December 31, 2004 consisted entirely of contracts with the U.S. government and its agencies or from subcontracts with prime contractors of the U.S. government. Most of Starsys' government contracts are funded incrementally on a year-to-year basis. Changes in government policies, priorities or funding levels through agency or program budget reductions by the U.S. Congress or executive agencies could materially adversely affect the financial condition and results of operations of Starsys.

     Furthermore, contracts with the U.S. government may be terminated or suspended by the U.S. government at any time, with or without cause. Such contract suspensions or terminations could result in unreimbursable expenses or charges or otherwise adversely affect the business of Starsys.

     Total backlog was approximately $11 million at December 31, 2004. Total backlog includes firm backlog in addition to unexercised options, indefinite-quantity contracts and undefinitized orders and contract award selections. Backlog at December 31, 2004 does not give effect to new orders received or any terminations or cancellations since that date.

                                   MANAGEMENT

INFORMATION  REGARDING  SPACEDEV'S  DIRECTORS  AND  EXECUTIVE  OFFICERS

     The following are the current directors and executive officers of SpaceDev and their background and ages as of February 6, 2006.



NAME. . . . . . . . . . . . . . . . . . . .  AGE  TITLE
-------------------------------------------  ---  --------------------------------------------------------------------
James W. Benson . . . . . . . . . . . . . .   60  Chairman of the Board and Chief Technology Officer
Mark N. Sirangelo . . . . . . . . . . . . .   45  Vice Chairman of the Board and Chief Executive Officer
Richard B. Slansky. . . . . . . . . . . . .   48  President, Chief Financial Officer, Corporate Secretary and Director
Scott Tibbitts. . . . . . . . . . . . . . .   48  Managing Director and Director
Robert Vacek. . . . . . . . . . . . . . . .   44  President of Starsys, Inc.
Frank Macklin . . . . . . . . . . . . . . .   48  Vice President, Engineering
Randall K. Simpson. . . . . . . . . . . . .   59  Vice President, New Business Development & Project Management
Stuart Schaffer . . . . . . . . . . . . . .   46  Director
Wesley T. Huntress. . . . . . . . . . . . .   63  Director
Curt Dean Blake . . . . . . . . . . . . . .   48  Director
General Howell M. Estes, III (USAF Retired)   64  Director
Robert S. Walker. . . . . . . . . . . . . .   63  Director
Scott McClendon . . . . . . . . . . . . . .   66  Director
Susan Benson. . . . . . . . . . . . . . . .   60  Director


     James W. Benson is SpaceDev's founder and has served as SpaceDev's Chairman of the Board since October 1997. Mr. Benson also served as Chief Executive Officer of SpaceDev from October 1997 until December 2005, at which time he was succeeded by Mark Sirangelo in such position and became SpaceDev's Chief Technology Officer. In 1984, Mr. Benson founded Compusearch Corporation (later renamed Compusearch Software Systems) in McLean, Virginia, which was engaged in the development of software algorithms and applications for personal computers and networked servers to create full text indexes of government procurement regulations and to provide instant full text searches for any word or phrase. In 1989, Mr. Benson started the award-winning ImageFast Software Systems, which later merged with Compusearch. In 1995, Mr. Benson sold Compusearch and ImageFast, and retired at age fifty. Mr. Benson started SpaceDev, Inc., a Nevada corporation, which was acquired by Pegasus Development Corp, a Colorado corporation, in October of 1997. Mr. Benson acquired a controlling ownership in Pegasus and later changed its name to SpaceDev, Inc. Mr. Benson holds a
Bachelor of Science degree in Geology from the University of Missouri. He founded the non-profit Space Development Institute, and introduced the $5,000 Benson Prize for Amateur Discovery of Near Earth Objects. He is also vice-chairman and private sector representative on NASA's national Space Grant Review Panel, and is a member of the American Society of Civil Engineers subcommittee on Near Earth Object Impact Prevention and Mitigation. Mr. Benson and Susan Benson are married but separated.

     Mark N. Sirangelo was a member QS Advisors, LLC, and also a member of The QuanStar Group LLC, business advisors to SpaceDev until he was appointed Vice Chairman and Chief Executive Officer of SpaceDev. Mr. Sirangelo's roles were as a managing member from December 2003 and chief executive officer of the QuanStar Group, LLC from December 2003 until November 2005 and the managing member of QS Advisors, LLC from February 1998 to December 2005. QS Advisors, and The QuanStar Group are strategic and business advisors to SpaceDev. Mr. Sirangelo actively participated in the development in a number of early-stage companies in aerospace, technical, scientific and other industries. His work at Quanstar also included hands-on involvement with technology commercialization transfer for university and government laboratories. From 2001 until 2003, Mr. Sirangelo also served as a senior officer of Natexis Bleichroeder, Inc., an international investment banking firm. Prior to Natexis, he was the principal founder of
Production  Group  International,  Inc., an advanced communications company. Mr.
Sirangelo served as Production Group International's chairman and chief executive officer from December 1989 until December 1997. Mr. Sirangelo has a bachelor's degree in science, a master's degree in business and juris doctorate, all from Seton Hall University. Mr. Sirangelo is currently on the board of directors of two privately held corporations: Advanced Cerametics, Inc. and Adam Aircraft Industries, Inc. He is also a director for the National Center for Missing and Exploited Children in addition to serving as a director and treasurer of the International Center for Missing and Exploited Children.

     Richard B. Slansky is currently SpaceDev's president, chief financial officer, director and corporate secretary. He joined SpaceDev on February 10, 2003 as chief financial officer and corporate secretary. In November 2004, Mr. Slansky was appointed as president and director. Mr. Slansky served as interim chief executive officer, interim chief financial officer, and director for Quick Strike Resources, Inc., an IT training, services and consulting firm, from July 2002 to February 2003. From May 2000 to July 2002, Mr. Slansky served as chief financial officer, vice president of finance, administration and operations and corporate secretary for Path 1 Network Technologies, Inc., a public company focused on merging broadcast and cable quality video transport with IP networks. From January 1999 to May 2000, Mr. Slansky served as president, chief financial officer and member of the Board of Directors of Nautronix, Inc., a marine electronics/engineering services company. From August 1995 to January 1999, Mr. Slansky served as chief financial officer of Alexis Corporation, an international pharmaceutical research products technology company. He also served as President and chief financial officer of C-N Biosciences, formerly Calbiochem, from July 1989 to July 1995. Mr. Slansky is currently serving on the Board of Directors of two privately held high technology companies, including Sicommnet, Inc., one private real estate company and the Girl Scouts of San Diego and Imperial Counties. Mr. Slansky earned a bachelor's degree in economics and science from the University of Pennsylvania's Wharton School of Business and a master's degree in business administration in finance and accounting from the University of Arizona.

     Frank Macklin was appointed as SpaceDev's vice president of Engineering in 2004. Mr. Macklin has been SpaceDev's chief engineer of hybrid propulsion systems and the technical leader for SpaceDev's National Reconnaissance Office-funded SPOTV Hybrid System Definition study, and is acting chief engineer for SpaceDev's Maneuvering and Orbital Transfer Vehicle Hybrid Technology Development and X-Motor Development. Mr. Macklin was a founder of Integrated Space Systems, Inc., which was acquired by SpaceDev in 1998. From January 1987 to December 1994, Mr. Macklin worked at the General Dynamics Space Systems Division in San Diego, California. From March 1984 to December 1986, Mr. Macklin served as a member of the Peacekeeper developmental launch team at Vandenberg Air Force Base. Mr. Macklin is a California State registered professional electrical engineer with more than 20 years of experience with launch vehicles, ground launch control systems, launch sites and launch teams. Mr. Macklin received his B.S.E.E. degree from San Diego State University and is a California Board Certified Professional Engineer.

     Randall K. Simpson is SpaceDev's vice president of new business development and project management, having joined SpaceDev in January 2004. Mr. Simpson has over 30 years of diversified experience in business development, product definition, engineering development and support for aerospace, commercial and international customers. From October 2000 to January 2004, Mr. Simpson served as assistant vice president of program management for Alvarion, Inc., a high technology commercial communications firm. From March 1997 to September 2000, Mr. Simpson was vice president of engineering for Cubic Defense Systems, an engineering and production company providing military training ranges, laser instrumentation products, space avionics and battlefield communications equipment. From November 1992 to February 1997, Mr. Simpson was program director for advanced test systems and engineering director for GDE Systems, which develops, integrates and produces test equipment for advanced electronic aircraft, munitions, space launch, satellite and telecommunications systems. Mr. Simpson began his career at General Dynamics/Convair where he held various positions. Mr. Simpson received both his B.S.E.E. degree and M.S.E.E. from San Diego State University.

     Stuart Schaffer was appointed to SpaceDev's Board of Directors in May 2002. Mr. Schaffer is currently the president of vendor affairs for Sicommnet, Inc., an internet marketplace company, where both Messrs. McClendon and Slansky are members of the Sicommnet Board of Directors. From August 2003 to January 2005, Mr. Schaffer was the vice president of marketing for Overture Performance Marketing -- a business unit of Overture Services, which is a subsidiary of Yahoo! From May 2002 to August 2003, Mr. Schaffer was SpaceDev's vice president of product development/marketing. From 1998 to 2001, Mr. Schaffer acted as vice president of marketing for Infocus Corporation. From 1985 to 1998, Mr. Schaffer worked for the Hewlett-Packard Company, where he held various positions in Business Development, Marketing and Business Planning. Mr. Schaffer has worked with the Leukemia & Lymphoma Society, on a volunteer basis, as an assistant coach and mentor. Mr. Schaffer has an M.B.A. degree from Harvard and a B.S.
degree  in  physics  from  Harvey  Mudd  College.

     Wesley T. Huntress was elected to SpaceDev's Board of Directors as an independent director in June 1999, and is a member of SpaceDev's Audit Committee and Nominating/Corporate Governance Committee. Dr. Huntress is currently director of the Geophysical Laboratory at the Carnegie Institution of Washington in Washington, DC, where he leads an interdisciplinary group of scientists in the fields of high-pressure science, astrobiology, petrology and biogeochemistry. From October 1993 to September 1998, Dr. Huntress served as the associate administrator for Space Science at NASA where he was responsible for NASA's programs in astrophysics, planetary exploration, and space physics. Dr. Huntress also served as a director of NASA's Solar System Exploration Division from 1990 to 1993, and as special assistant to NASA's director of the Earth Science and Applications from 1988 to 1990. Dr. Huntress came to NASA Headquarters from Caltech's Jet Propulsion Laboratory, or JPL. Dr. Huntress joined JPL as a National Research Council resident associate after receiving is B.S. degree in Chemistry from Brown University in 1964 and his Ph.D. in Chemical Physics from Stanford in 1968. He became a permanent research scientist at JPL in 1969. At JPL Dr. Huntress served as co-investigator for the ion mass spectrometer experiment in the Giotto Halley's Comet mission, and as an interdisciplinary scientist for the Upper Atmosphere Research Satellite and Cassini missions. He also assumed a number of line and research program management assignments while at JPL, and spent a year as a visiting professor in the Department of Planetary Science and Geophysics at Caltech.

     Curt Dean Blake was appointed to SpaceDev's Board of Directors as an independent director in September 2000. He serves as chairman of the SpaceDev Audit Committee and is a member of SpaceDev's Compensation Committee. Mr. Blake is the chief executive officer of GotVoice, Inc., a startup company in the voicemail consolidation and messaging business. From 1999 to 2002, Mr. Blake provided consulting services to various technology companies, including Apex Digital, Inc. and SceneIt.com. Mr. Blake acted as the chief operating officer of the Starwave Corporation from 1993 until 1999, where he managed business development, finance, legal and business affairs. From 1992 to 1993, Mr. Blake worked at Corbis, where he led the acquisitions and licensing effort to create a taxonomic database of digital images. Mr. Blake acted as general counsel to Aldus Corporation, a public company, from 1989 to 1992, where he was responsible for all legal matters. Prior to that, Mr. Blake was an attorney at Shidler, McBroom, Gates & Lucas in Washington State, during which time he was assigned as onsite counsel to the Microsoft Corporation, where he was primarily responsible for the domestic OEM/Product Support and Systems Software divisions. Mr. Blake has an M.B.A. degree and J.D. degree from the University of Washington.

     General  Howell  M.  Estes,  III (USAF Retired) was appointed to SpaceDev's
Board of Directors as an independent director in April 2001, is chairman of SpaceDev's Nominating/Corporate Governance Committee and is a member of SpaceDev's Compensation Committee. General Estes retired from the United States Air Force in 1998 after serving for 33 years. At that time he was the Commander-in-Chief of the North American Aerospace Defense Command and the United States Space Command, and the Commander of the Air Force Space Command headquartered at Peterson Air Force Base, Colorado. In addition to a bachelor of science degree from the Air Force Academy, he holds a master of arts degree in Public Administration from Auburn University and is a graduate of the Program for Senior Managers in Government at Harvard's J.F.K. School of Government. Gen. Estes is the president of Howell Estes & Associates, Inc., a consulting firm to chief executive officers, presidents and general managers of aerospace and telecommunications companies worldwide. He serves as vice chairman of the Board of Trustees at The Aerospace Corporation. He served as a consultant to the Defense Science Board Task Force on SPACE SUPERIORITY and more recently as a commissioner on the U.S. Congressional Commission to Assess United States National Security Space Management and Organization, also known as the Rumsfeld Commission.

     Robert  S.  Walker  was  appointed  to  SpaceDev's Board of Directors as an independent director April 2001. He is currently a member of SpaceDev's Nominating/ Corporate Governance Committee. Mr. Walker has acted as chairman of Wexler & Walker Public Policy Associates in Washington, D.C. since January 1997. Mr. Walker was a member of the U.S. House of Representatives from 1977-1997, during which time he served as chairman of the House Science Committee, vice chairman of the Budget Committee, and participated in House Republican leadership activities. Mr. Walker was the first sitting member of the U.S. House of Representatives to be awarded NASA's highest honor, the Distinguished Service Medal. Mr. Walker was on the board of directors of Aerospace Corporation, from March 1997 to November 2005. Mr. Walker is currently on the board of directors of the Zero Gravity Company, and will become chairman of the board of the Space Foundation in January 2006.

     Scott McClendon was appointed to SpaceDev's Board of Directors as an independent director in July 2002. He is currently a member of SpaceDev's Audit Committee and Chairman of SpaceDev's Compensation Committee. Mr. McClendon currently sits on the Board of Directors for Overland Storage, Inc., a public company, where he is the chairman of the Board. He became the chairman of the Board after serving as president and chief executive officer from October 1991 to March 2001. Prior to joining Overland Storage, Inc., Mr. McClendon was employed by Hewlett-Packard Company for over 32 years in various positions of engineering, manufacturing, sales and marketing. In addition to SpaceDev and Overland Storage, Mr. McClendon is currently serving on the Board of Directors of Procera Networks, Inc., a public company, and Sicommnet, Inc., a privately-held high technology company. Mr. McClendon received a bachelor of science degree in electrical engineering in June 1960, and a master of science degree in electrical engineering in June 1962 from Stanford University School of Engineering.

     Susan C. Benson was appointed to SpaceDev's Board of Directors in April 2005. Ms. Benson joined SpaceDev in 1997, serving as corporate secretary until 2003. From approximately 1998 to 2004, Ms. Benson was, in part, responsible for SpaceDev's investor relations and public relations activities, managing
SpaceDev's strategic messaging to build industry and media awareness and strengthen shareholder relations. From 1986 to 1995, Ms. Benson was the customer support manager for Compusearch Software Systems in McLean, Virginia. Ms. Benson also served as secretary and treasurer of the Compusearch Software Systems Board of Directors. Ms. Benson currently sits on the Board of Directors of Space Development Institute, a non-profit organization founded by James W. Benson and Ms. Benson. Ms. Benson and James W. Benson are married but separated.

     Scott Tibbitts was appointed Managing Director and a Director of SpaceDev at the closing of the Starsys merger on January 31, 2006. Mr. Tibbitts co-founded Starsys Research Corporation in 1988 and has served as president, chief executive officer and a member of the Board of Directors from 1988 until May 2005; and since May 2005 has served as chief executive officer and a member of the Board of Directors. From 1986 to 1988, Mr. Tibbitts served as the Engineering Manager for Maus Technologies, Inc., a developer of high technology domestic water heaters and thermal actuator technologies. Mr. Tibbitts has a B.S. in Chemical Engineering from the University of Wisconsin.

     Robert Vacek was appointed president of Starsys at the closing of the Starsys merger on January 31, 2006. Mr. Vacek previously served as president and general manager of Starsys since June 2005. From November 2004 to June 2005, Mr. Vacek served as Vice President of Programs of Starsys. From 1996 until joining Starsys, Mr. Vacek held a variety of management positions at Ball Aerospace and Technologies Corp., a provider of advanced imaging, communications and information solutions to the aerospace market, including director of Defense Systems. Mr. Vacek holds a B.S. in electrical engineering from the University of Minnesota and an MBA from the University of New Mexico.

COMPENSATION  OF  DIRECTORS

     SpaceDev's independent directors receive options to purchase up to an aggregate of attending board meetings as follows:

- options to purchase 6,000 shares of common stock for each telephonic meeting attended;

- options to purchase 12,000 shares of common stock for each meeting attended in person, with a cap of options to purchase 36,000 shares of common stock per year;

- options to purchase 5,000 shares of common stock for each Audit Committee meeting attended;

- options to purchase 2,500 shares of common stock for each Compensation Committee meeting attended;

- options to purchase 2,500 shares of common stock for each Nominating/Governance Committee meeting attended; and

- options to purchase 5,000 shares of common stock on the date of election or appointment.

     All of such options are issued pursuant to the SpaceDev 2004 Equity Incentive Plan at fair market value as of the date of the meeting attended or date of election or appointment, vest 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date and expire on the third anniversary of the grant date. SpaceDev does not pay directors, who are also officers, additional compensation for their services as directors. The options granted to independent directors of SpaceDev during the fiscal year ended

December  31,  2004  under  this  compensation  plan  are  as  follows:

Wesley  T.  Huntress                 75,000
Curt  Dean  Blake                    74,000
General  Howell  M.  Estes,  III     30,000
Robert  S.  Walker                   18,000
Scott  McClendon                     75,000

     On December 20, 2005, the vesting on all outstanding options, including those held by independent directors, was accelerated such that all outstanding options became fully-vested.

EXECUTIVE  OFFICER  COMPENSATION

     The following table shows the compensation paid to or earned by each person who served as SpaceDev's Chief Executive Officer during the fiscal year ended December 31, 2005 and each of SpaceDev's four next highest paid executive officers serving as executive officers as of the end of fiscal year 2005. No stock appreciation rights were granted by SpaceDev during fiscal year 2005.

SUMMARY  COMPENSATION  TABLE




                              ANNUAL  COMPENSATION              LONG  TERM  COMPENSATION
                           -------------------------  ------------------------------------------------
                                                        Other Annual       Securities       All Other
Name and Principal         Fiscal    Salary    Bonus    Compensation       Underlying     Compensation
Position                    Year       ($)      ($)          ($)           Options (#)         ($)
-------------------------  ------  --------   ------    ------------       -----------    ------------


Mark N. Sirangelo . . .      2005     1,038        -               -         1,900,000 (1)           -
Chief Executive Officer      2004         -        -               -                 -               -
                             2003         -        -               -                 -               -

James W. Benson,. . . .      2005   180,000    2,587               -         1,100,000 (2)       1,400
Chief Executive Officer      2004   177,923   40,000           3,894                 -             285
                             2003   150,000        -               -                 -               -

Richard B. Slansky, . .      2005   150,000    2,448               -         1,400,000 (3)     111,254
President and . . . . .      2004   150,000        -               -           395,000 (3)      27,672
Chief Financial Officer      2003    94,625        -               -           355,000 (3)       2,482

Randall K. Simpson. . .      2005   131,923    1,797               -            42,500 (4)       1,255
Vice President, . . . .      2004   114,231        -               -           250,000 (4)         600
New Business. . . . . .      2003         -        -               -                 -               -
Development

Frank Macklin . . . . .      2005   124,231    1,667              -             40,000 (5)       1,400
Vice President. . . . .      2004   109,110    4,067              -             50,000 (5)         100
Engineering . . . . . .      2003         -        -              -                  -               -
-------------------------  ------  --------   ------    ------------       -----------    ------------
-------------------------  ------  --------   ------    ------------       -----------    ------------

Note: The executive officer compensation information for 2005 in the above table is unaudited.



(1) Mr. Sirangelo joined the Company as Vice Chairman and Chief Executive Officer on December 30, 2005 and was awarded options to purchase up to an aggregate of 1,900,000 shares in 2005 as part of his employment agreement. The options are fully vested.

(2)     Mr.  Benson   was   awarded  options  to  purchase up to an aggregate of
1,100,000 shares in 2005 as a part of his employment agreement. The options are fully vested.

(3) Mr. Slansky was awarded options to purchase up to an aggregate of 1,400,000 shares in 2005 and 385,000 shares in 2003 as part of his employment agreement. The timeframe for certain performance criteria lapsed in 2003 and options to purchase up to an aggregate of the purchase of 30,000 shares not earned were forfeited, resulting in a total of 355,000 shares underlying options granted in 2003. Mr. Slansky was awarded options to purchase up to an aggregate of the purchase of up to 395,000 shares in 2004. The options are fully vested.

(4) Mr. Simpson was awarded options to purchase up to an aggregate of 42,500 shares in 2005 as part of the Company's annual stock option award program and certain special project awards and 250,000 shares in 2004 as part of his employment agreement. The options are fully vested.

(5)     Mr.  Macklin   was   awarded  options  to purchase up to an aggregate of
40,000 shares in 2005 as part of the Company's annual stock option award program and 50,000 shares in 2004. The options are fully vested.

     The following table shows information regarding the executive officers of Starsys who were appointed executive officers of SpaceDev (or a subsidiary) following the merger, and who would have been included in the Summary
Compensation Table of SpaceDev if such persons had been serving as executive officers of SpaceDev (or a subsidiary) as of December 31, 2005.



                              ANNUAL  COMPENSATION              LONG  TERM  COMPENSATION
                           -------------------------  ------------------------------------------------
                                                        Other Annual       Securities       All Other
Name and Principal         Fiscal    Salary    Bonus    Compensation       Underlying     Compensation
Position                    Year       ($)      ($)          ($)           Options (#)         ($)
-------------------------  ------  --------   ------    ------------       -----------    ------------
Scott Tibbitts               2005   186,754   12,417               -                 -      5,697  (1)
                             2004   190,248      490               -                 -      3,037  (1)
                             2003   182,096   12,695               -                 -      2,563  (1)
-------------------------  ------  --------   ------    ------------       -----------    ------------
Robert Vacek                 2005    30,000        -               -                 -          -
                             2004    24,462        -               -                 -          -
                             2003         -        -               -                 -          -
-------------------------  ------  --------   ------    ------------       -----------    ------------
-------------------------  ------  --------   ------    ------------       -----------    ------------
(1)  Represents  a  vehicle  allowance  for  2003,  2004  and 2005.



     The following table shows all stock options granted during fiscal 2005 to the SpaceDev executive officers named in the Summary Compensation Table. No stock appreciation rights were granted during fiscal year 2005.


OPTION  GRANTS  IN  LAST  FISCAL  YEAR
Individual  Grants


                    Number of Securities   Percent of Total Options
                    Underlying Options     Granted to Employees in    Exercise Price    Expiration
Name                Granted (#)            Fiscal Year                ($/Share)         Date
------------------  --------------------   ------------------------   --------------    ----------
Mark N. Sirangelo          1,900,000                    30%                   $1.40     12/20/2010

James W. Benson            1,100,000                    17%                    1.40     12/20/2010

Richard B. Slansky         1,400,000                    22%                    1.40     12/20/2010

Randall K. Simpson            42,400                     1%                    1.40     12/20/2010

Frank Macklin                 40,000                     1%                    1.40     12/20/2010
------------------  --------------------   ------------------------   --------------    ----------
------------------  --------------------   ------------------------   --------------    ----------


AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table shows information regarding the executive officers of SpaceDev named in the Summary Compensation Table.



                                                  Number of Securities          Value of Unexercised
                                                  Underlying Unexercised        In-the-Money
                                                  Options/SARs at FY-End (#)    Options/SARs at FY-End ($)
                                                  --------------------------    ------------------------------
                    Shares
                    Acquired on    Value
Name                Exercise (#)   Realized ($)   Exercisable / Unexercisable   Exercisable / Unexercisable (1)
------------------  ------------   -----------    ---------------------------   -------------------------------
Mark N. Sirangelo         -             -           1,900,000 /  -                               $2,660,000 / -

James W. Benson           -             -           1,610,000 /  -                                1,839,469 / -

Richard B. Slansky        25,000        12,750      2,125,000 /  -                                2,491,700 / -

Randall Simpson           -             -             292,400 /  -                                  357,436 / -

Frank Macklin             -             -              93,000 /  -                                  104,583 / -
------------------  ------------   -----------    ---------------------------   -------------------------------
------------------  ------------   -----------    ---------------------------   -------------------------------

(1) For purposes of determining whether options are "in-the-money," SpaceDev defined fair market value as the five-day weighted average of the closing price of SpaceDev common stock on the Over-The-Counter Bulletin Board as of December 30, 2005, or $1.40 per share.

LONG-TERM  INCENTIVE  AWARDS

     SpaceDev did not have any long-term incentive plan awards during fiscal year 2005.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS AND CHANGE OF CONTROL AGREEMENTS

     On January 31, 2006, SpaceDev entered into a three year executive employment agreement with Scott Tibbitts, pursuant to which Mr. Tibbitts is employed as managing director of SpaceDev. Under the agreement, Mr. Tibbitts earns an annual base salary of $150,000 and will be eligible for quarterly performance bonuses, as determined by SpaceDev's board of directors or compensation committee, up to an annual aggregate amount of 50% of his base salary. Bonus milestones will be mutually agreed upon in good faith by Mr. Tibbitts and by SpaceDev's board of directors or compensation committee. SpaceDev will pay severance to Mr. Tibbitts if his employment is terminated by SpaceDev without cause or by Mr. Tibbitts for good reason. The severance payment is equal to: (1) if Mr. Tibbitts' employment is terminated by SpaceDev without cause, his then-current base salary per month multiplied by the number of months remaining in the term of the agreement (prorated with respect to any partial month); and, (2) if Mr. Tibbitts' employment is terminated by Mr. Tibbitts for good reason, his then-current base salary per month multiplied by the lesser of twelve months and the number of months remaining in the term of the agreement. Under the agreement, SpaceDev will indemnify Mr. Tibbitts to the extent provided in SpaceDev's articles of incorporation, as may be amended from time to time, and pursuant to SpaceDev's standard indemnification agreement with its officers and directors, provided that SpaceDev will have no obligation to indemnify or defend Mr. Tibbitts for any action, suit or other proceeding to the extent based on acts, omissions, events or circumstances occurring prior to the Starsys merger.

     On January 31, 2006, SpaceDev entered into an executive employment agreement with Robert Vacek pursuant to which Mr. Vacek was employed as the president of Starsys, Inc., a subsidiary of SpaceDev, Inc. The agreement has an initial term of two years, and will be automatically renewed for a third year unless either SpaceDev or Mr. Vacek provides written notice of an intent not to renew. Under the agreement, Mr. Vacek is entitled to receive (1) a base salary of $17,000 per month, subject to adjustment up to $19,000 per month upon the happening of certain events, (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement, and (3) an option to purchase up to 825,000 shares of SpaceDev common stock under the terms and conditions of SpaceDev's 2004 Equity Incentive Plan, as amended. The option has an exercise price equal to $1.46 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire upon the termination of Mr. Vacek's continuous employment (as defined in the Plan). SpaceDev will pay severance to Mr. Vacek if his employment is terminated by SpaceDev without cause or by Mr. Vacek for good reason. The severance payment is equal to: (1) if Mr. Vacek's employment is terminated by SpaceDev without cause, his then-current base salary per month multiplied by the greater of (A) 12 months and (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Vacek's employment is terminated by Mr. Vacek for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months and (B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months. Under the agreement, SpaceDev will indemnify Mr. Vacek to the extent provided in SpaceDev's articles of incorporation, as may be amended from time to time, to the maximum extent permitted by law and pursuant to SpaceDev's standard indemnification agreement with its officers and directors.

     On January 31, 2006, SpaceDev entered into a non-competition agreement with Scott Tibbitts, pursuant to which Mr. Tibbitts will agree not to be employed by or have any interest in an entity that engages in a similar business to Starsys related to the aerospace industry for three years, shall not solicit any business from any past or present customer of SpaceDev, not solicit or encourage any SpaceDev employee to leave or reduce his or her employment, not to encourage a consultant under contract with SpaceDev to cease or diminish his or her work with SpaceDev, not to use SpaceDev's intellectual property other than for the benefit of SpaceDev and not to make any negative or disparaging statements regarding SpaceDev to any third party. Mr. Tibbitts will receive $100,000 annually each year he abides by the covenant not to compete.

     On December 20, 2005, SpaceDev entered into an executive employment agreement with Mark N. Sirangelo pursuant to which Mr. Sirangelo was employed as SpaceDev's chief executive officer and vice chairman effective December 30, 2005. The agreement has an initial term of two years, and will be automatically renewed for a third year unless either SpaceDev or Mr. Sirangelo provides written notice of an intent not to renew. Under the agreement, Mr. Sirangelo is entitled to receive (1) a base salary of $22,500 per month, subject to adjustment up to $27,500 per month upon the happening of certain events, (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement (including a bonus of $25,000 upon the completion of the merger with Starsys), and (3) a fully-vested option to purchase up to 1,900,000 shares of SpaceDev common stock under the terms and conditions of a non-plan stock option agreement between SpaceDev and Mr. Sirangelo. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the option are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value equal to the exercise price upon exercise. SpaceDev will pay severance to Mr. Sirangelo if his employment is terminated by SpaceDev without cause or by Mr. Sirangelo for good reason. The severance payment is equal to: (1) if Mr. Sirangelo's employment is terminated by SpaceDev without cause, his then-current base salary per month multiplied by the greater of (A) 12 months and (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Sirangelo's employment is terminated by Mr. Sirangelo for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months and
(B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months. Under the agreement, SpaceDev will indemnify Mr. Sirangelo to the extent provided in SpaceDev's articles of incorporation, as may be amended from time to time, to the maximum extent permitted by law and pursuant to SpaceDev's standard indemnification agreement with its officers and directors.

     On December 20, 2005, SpaceDev entered into an amended and restated executive employment agreement with Richard B. Slansky pursuant to which Mr. Slansky is employed as SpaceDev's president and chief financial officer. The agreement supersedes in full the employment agreement dated February 10, 2003 between SpaceDev and Mr. Slansky. The agreement has an initial term of two years, and will be automatically renewed for a third year unless either SpaceDev or Mr. Slansky provides written notice of an intent not to renew. Under the agreement, Mr. Slansky is entitled to receive (1) a base salary of $14,500 per month, subject to adjustment up to $20,000 per month upon the happening of certain events, (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement (including a bonus of $25,000 upon the completion of the merger with Starsys), and (3) a fully-vested option to purchase up to 1,400,000 shares of SpaceDev common stock under the terms and conditions of a non-plan stock option agreement between SpaceDev and Mr. Slansky. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the options are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value equal to the exercise price upon exercise. SpaceDev will pay severance to Mr. Slansky if his employment is terminated by SpaceDev without cause or by Mr. Slansky for good reason. The severance payment is equal to: (1) if Mr. Slansky's employment is terminated by SpaceDev without cause, his then-current base salary per month multiplied by the greater of (A) 12 months and (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Slansky's employment is terminated by Mr. Slansky for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months and (B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months. Under the agreement, SpaceDev will indemnify Mr. Slansky to the extent provided in SpaceDev's articles of incorporation, as may be amended from time to time, to the maximum extent permitted by law and pursuant to SpaceDev's standard indemnification agreement with its officers and directors.

     On December 20, 2005, SpaceDev entered into an executive employment agreement with James W. Benson pursuant to which Mr. Benson is employed as SpaceDev's chairman and chief technology officer. The agreement supersedes all prior employment agreements between SpaceDev and Mr. Benson. The agreement has an initial term of two years, and will be automatically renewed for a third year unless either SpaceDev or Mr. Benson provides written notice of an intent not to renew. Under the agreement, Mr. Benson is entitled to receive (1) a base salary of $14,000 per month, subject to adjustment up to $17,000 per month upon the happening of certain events, (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement (including a bonus of $22,500 upon the completion of the merger with Starsys), and (3) a fully-vested option to purchase up to 950,000 shares of SpaceDev common stock under the terms and conditions of a non-plan stock option agreement between SpaceDev and Mr. Benson. The option has an exercise price equal to$1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the options are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value equal to the exercise price upon exercise. SpaceDev will pay severance to Mr. Benson if his employment is terminated by SpaceDev without cause or by Mr. Benson for good reason. The severance payment is equal to: (1) if Mr. Benson's employment is terminated by SpaceDev without cause, his then-current base salary per month multiplied by the greater of (A) 12 months and (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Benson's employment is terminated by Mr. Benson for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months and (B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months. Under the agreement, SpaceDev will indemnify Mr. Benson to the extent provided in SpaceDev's articles of incorporation, as may be amended from time to time, to the maximum extent permitted by law and pursuant to SpaceDev's standard indemnification agreement with its officers and directors.

     On December 20, 2005, Mr. Benson also received an option to purchase up to 150,000 shares of SpaceDev common stock in connection with his services as chairman of SpaceDev pursuant to the terms of a separate non-plan stock option agreement between SpaceDev and Mr. Benson. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the option are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value of the exercise price upon exercise.

     Mr. Simpson is an at-will employee and his current base salary is $140,000 per year. Mr. Simpson participates in SpaceDev bonus programs and benefits and other incentives at the discretion of the compensation committee of our board of directors.

     Mr. Macklin is an at-will employee and his current base salary is $135,000 per year. Mr. Macklin participates in SpaceDev bonus programs and benefits and other incentives at the discretion of the compensation committee of our board of directors.

EMPLOYEE  BENEFITS

     At SpaceDev's 1999 Annual Shareholder Meeting, the shareholders approved the 1999 Stock Option Plan under which the Board of Directors had the ability to grant SpaceDev's employees, directors and affiliates Incentive Stock Options, non-statutory stock options and other forms of stock-based compensation, including bonuses or stock purchase rights. Incentive Stock Options, which provide for preferential tax treatment, are only available to employees, including officers and affiliates, and may not be issued to non-employee directors. The exercise price of the Incentive Stock Options must be 100% of the fair market value of the stock (110% for holders of 10% or more of SpaceDev's outstanding voting stock) on the date the option is granted. Pursuant to the 1999 Stock Option Plan, the exercise price for the non-statutory stock options may not be less than 85% of the fair market value of the stock on the date the option is granted. SpaceDev is required to reserve an amount of common shares equal to the number of shares which may be purchased as a result of awards made under the Plan at any time.

     At the SpaceDev 2000 Annual Shareholder Meeting, the shareholders approved an amendment to the 1999 Stock Option Plan, increasing the number of shares eligible for issuance under the plan to 30% of the then outstanding common stock and allowing the Board of Directors to make annual adjustments to the plan to maintain a 30% ratio to outstanding common stock at each annual meeting of the Board of Directors. The Board, at its annual meetings in 2001 and 2002, made no adjustment, as a determination was made that the number of shares then available under the Plan was sufficient to meet SpaceDev's then current needs. The 1999 Stock Option Plan is no longer available for new grants but continues to govern outstanding options awarded under such plan.

     At SpaceDev's 2004 Annual Shareholder Meeting, held on August 5, 2004, the shareholders approved the 2004 Equity Incentive Plan. The 2004 Equity Incentive Plan authorized and reserved for issuance under the plan 2,000,000 shares of SpaceDev common stock. The 2004 Equity Incentive Plan is an important part of SpaceDev's total compensation program because competitive benefit programs are a critical component of SpaceDev's efforts to attract and retain qualified employees, directors and consultants. Options granted under the plan may be Incentive Stock Options or non-statutory stock options, as determined by the Board of Directors or a committee appointed by the Board of Directors at the time of grant. Limited rights and stock awards may also be granted under the plan. As of December 31, 2004, a total of 6,184,698 shares were authorized for issuance under the 1999 Stock Option Plan and the 2004 Equity Incentive Plan, 3,878,766 of which are currently subject to outstanding options and awards and options to purchase up to an aggregate of the purchase of 1,005,035 shares were exercised in 2004. During 2004, SpaceDev issued non-statutory options to purchase 272,000 shares to SpaceDev's independent directors for attendance at SpaceDev's 2004 Board of Directors meetings. At SpaceDev's Annual Meeting of Shareholders held on August 12, 2005, SpaceDev's shareholders approved an increase of the total shares authorized and reserved for issuance under the 2004

Equity Incentive Plan from 2,000,000 to 4,000,000. In November 2005, SpaceDev's Board of Directors approved an amendment to SpaceDev's 2004 Equity Incentive Plan, subject to shareholder approval (which occurred on January 30, 2006): (1) to increase by 3,000,000 shares the number of authorized shares under the plan;
(2) to add per person annual share limits; and (3) to clarify the limitation on the number of shares which may be issued as incentive stock options. In November 2005, the board also changed the method for determining the fair market value of shares, which amendment did not require shareholder approval.

     The 1999 Stock Option Plan was registered with the SEC on Form S-8 on October 5, 2000. Shares issuable under the 2004 Equity Incentive Plan were registered with the SEC on Form S-8 on March 28, 2005.

     In addition to the 1999 Stock Option Plan and the 2004 Equity Incentive Plan, SpaceDev's shareholders authorized the 1999 Employee Stock Purchase Plan, which authorized SpaceDev's Board of Directors to make twelve consecutive offerings of SpaceDev common stock to SpaceDev's employees. The 1999 Employee Stock Purchase Plan has been instituted and the first employees enrolled in the plan in August 2003. The first shares of common stock were issued under the Plan in February 2004 and shares are issued on every six-month anniversary thereafter. The 1999 Employee Stock Purchase Plan expired by its terms in June 2005; however, the Board of Directors authorized a one-year extension of the plan at its meeting in November 2004, in order to enable the Compensation Committee to review the value of the plan to employees and the desire for its continuance.

     On December 20, 2005, SpaceDev approved the accelerated vesting of all unvested stock options held by its officers, directors, employees, and consultants, effective December 20, 2005. The primary purpose of the accelerated vesting is to eliminate future stock-based employee compensation expense SpaceDev would otherwise recognize in its consolidated statement of operations with respect to the accelerated options once FASB Statement No. 123R (Share-Based Payment) becomes effective. The estimated maximum future expense that is eliminated is approximately $5 million.

     SpaceDev also offers a variety of health, dental, vision, 401(k) and life insurance benefits to employees in conjunction with SpaceDev's co-employment partner, Administaff.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     James W. Benson, SpaceDev's chairman of the Board of Directors and Chief Technology Officer, has personally guaranteed the building lease on SpaceDev's facility and has pledged his home in Poway, California as collateral for the guarantee.

     From October 14, 2002 through November 14, 2002, SpaceDev sold an aggregate of $475,000 of 2.03% convertible debentures to James W. Benson ($375,000), Stuart Schaffer ($50,000), and Emery Skarupa ($50,000). The total funding was completed on November 14, 2002. The convertible debentures entitled the holder to convert the principal and unpaid accrued interest into SpaceDev common stock when the convertible debentures matured. The convertible debentures originally were set to mature six months from issue date and were subsequently extended to twelve months from issue date on March 19, 2003. The convertible debentures were exercisable into a number of SpaceDev's common shares at a conversion price of $0.37 to $0.42 per share. Concurrent with the issuance of the convertible debentures, SpaceDev issued to the subscribers, warrants to purchase up to 1,229,705 shares of SpaceDev common stock. These warrants were exercisable for three years from the date of issuance at the initial exercise price. On September 5, 2003, SpaceDev repaid one-half of the convertible debentures, with the condition that the holders would convert the other half. Also, as a condition of the partial repayment, the holders were required to relinquish one-half of the previously issued warrants. Finally, as additional consideration for the transaction, the holders were offered 5% interest on their convertible debentures, rather than the stated 2.03%. All the holders accepted the offer and the convertible debentures were retired. Of the 614,852 remaining warrants, all were exercised in 2004 and none remained outstanding at December 31, 2004.

     On November 17, 2003, SpaceDev entered into an "at-will" employment arrangement with Dario ("Dan") DaPra to become SpaceDev's Vice President of Engineering. SpaceDev's offer letter provided for compensation consisting of base salary of $125,000 per year, health and other benefits and options to purchase up to 250,000 shares of SpaceDev common stock. The offer letter also provided for severance under specified conditions and prohibited Mr. DaPra from soliciting SpaceDev's employees or competing with SpaceDev. Mr. DaPra resigned on March 5, 2004, and subsequently entered into a Confidential Separation Agreement and General Release with SpaceDev. The separation agreement provided for Mr. DaPra to receive one-half of his base salary through April 30, 2004 in lieu of severance, and to retain options to purchase up to an aggregate of the purchase of 40,000 shares of SpaceDev's common stock with the ability to exercise those options until October 31, 2004.

     Until joining SpaceDev, Mark N. Sirangelo, chief executive officer, vice chairman and a director of SpaceDev, was a member of QS Advisors, LLC, and also a member of The QuanStar Group LLC, business advisors to SpaceDev. SpaceDev and QS Advisors entered into an agreement for which QS Advisors is paid a monthly fee of $5,000. In addition, under the agreement, upon the consummation of the merger with Starsys, QS Advisors received $200,000 cash and 250,000 shares of SpaceDev common stock. This agreement terminated upon consummation of Mr. Sirangelo's employment with SpaceDev.

     In connection with the acquisition of Starsys, SpaceDev entered into a non-competition agreement with Scott Tibbitts, a director and executive officer, pursuant to which Mr. Tibbitts has agreed not to be employed by or have any interest in an entity that engages in a similar business to Starsys related to the aerospace industry for three years, shall not solicit any business from any past or present customer of SpaceDev, not solicit or encourage any SpaceDev employee to leave or reduce his or her employment, not to encourage a consultant under contract with SpaceDev to cease or diminish his or her work with SpaceDev, not to use SpaceDev's intellectual property other than for the benefit of SpaceDev and not to make any negative or disparaging statements regarding SpaceDev to any third party. Mr. Tibbitts will receive $100,000 annually each year he abides by the covenant not to compete.

           PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table provides information as of February 6, 2006 concerning the beneficial ownership of SpaceDev's common stock by each director, each named executive officer in SpaceDev's Annual Report on Form 10-KSB, each shareholder known by SpaceDev to be the beneficial owner of more than 5% of SpaceDev's outstanding common stock, and the directors and executive officers as a group. The following table also includes information on Scott Tibbitts and Robert Vacek, who became SpaceDev's managing director and a director, and Starsys' president, respectively on January 31, 2006. Except as otherwise indicated, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power over all shares of common stock beneficially owned by them and have a business address of 13855 Stowe Drive, Poway, CA 92064.



                                                                 Amount and Nature of
Name and Address of Beneficial Owner                             Beneficial Ownership (1)
---------------------------------------------------------------  --------------------------   --------
James W. Benson, CEO and Chairman . . . . . . . . . . . . . . .             7,799,707   (2)    25.98%

Susan C. Benson, Director . . . . . . . . . . . . . . . . . . .             7,762,907   (3)    25.86%

Mark N. Sirangelo, Prospective CEO, Vice Chairman and Director.             1,900,000   (4)     6.27%

Richard B. Slansky, President, CFO, Secretary and Director. . .             2,235,723   (5)     7.32%

Scott F. Tibbitts, Managing Director and Director . . . . . . .               845,501   (6)     2.98%

Robert M. Vacek, President Starsys Inc. . . . . . . . . . . . .               144,812   (7)     0.51%

Frank Macklin, Vice President of Engineering. . . . . . . . . .               323,073   (8)     1.13%

Randy Simpson, Vice President of Project and New Business . . .               300,305   (9)     1.05%

Wesley T. Huntress Jr., Director. . . . . . . . . . . . . . . .               293,515  (10)     1.02%

Curt Dean Blake., Director. . . . . . . . . . . . . . . . . . .               332,224  (11)     1.16%

General Howell M. Estes, III, Director. . . . . . . . . . . . .               219,667  (12)     0.77%

Robert S. Walker, Director. . . . . . . . . . . . . . . . . . .               176,667  (13)     0.62%

Stuart Schaffer, Director . . . . . . . . . . . . . . . . . . .               290,206  (14)     1.02%

Scott McClendon, Director . . . . . . . . . . . . . . . . . . .               272,460  (15)     0.95%
---------------------------------------------------------------  --------------------------   --------
Laurus Master Fund, Ltd.                                                    3,152,749  (16)     9.99%
   C/O Laurus Capital Management
   825 Third Ave, 14th Floor
   New York, NY 10022
---------------------------------------------------------------  --------------------------   --------
Officers and Directors as a group (14 Persons). . . . . . . . .            18,097,060  (17)    50.48%
---------------------------------------------------------------  --------------------------   --------
---------------------------------------------------------------  --------------------------   --------


(1) Where persons listed on this table have the right to obtain additional shares of Common Stock through the exercise of outstanding options or warrants or the conversion of convertible securities within 60 days from February 6, 2006, these additional shares are deemed to be outstanding for the purpose of computing the percentage of common stock owned by such persons, but are not deemed outstanding for the purpose of computing the percentage owned by any other person. Percentages are based on total outstanding shares of 28,414,531 on February 6, 2006.

(2) Represents 3,000,000 shares held directly by Mr. James W. Benson as a result of a stipulated order entered May 24, 2005 identifying the shares as a separate property asset of Mr. Benson, plus beneficial ownership in 2,692,294 shares held jointly with Susan C. Benson, indirect beneficial ownership interest in 497,413 shares held in Space Development Institute (where Mr. Benson is a member of the board of directors along with Susan C. Benson) and beneficial ownership in vested options to purchase up to an aggregate of 1,610,000 shares (which may constitute community property with Susan C. Benson). Excludes approximately 1.2 million shares held by children of Mr. Benson, for which Mr. Benson disclaims beneficial ownership. Mr. Benson is the chairman and current chief technology officer of SpaceDev.

(3) Represents 2,963,200 shares held directly by Ms. Susan Benson as a result of a stipulated order entered May 24, 2005 identifying the shares as a separate property asset of Ms. Benson, plus beneficial ownership in 2,692,294 shares held jointly with James W. Benson, indirect beneficial ownership interest in 497,413 shares held in Space Development Institute (where Ms. Benson is a member of the board of directors along with James W. Benson) and beneficial ownership in vested options issued in the name of James W. Benson on 1,610,000 shares (which may constitute community property with James W. Benson). Excludes approximately 1.2 million shares held by children of Ms. Benson, for which Ms. Benson disclaims beneficial ownership. Ms. Benson is a director of SpaceDev.

(4) Mr. Sirangelo holds vested options to purchase up to an aggregate of 1,900,000 shares. Mr. Sirangelo became the vice chairman, chief executive officer, and a director as of December 30, 2005.

(5) Mr. Slansky owns 110,723 shares of which 38,462 shares he purchased for cash in a private transaction with Mr. Skarupa, the Company's former Vice President of Operations and an additional 38,462 shares Mr. Slansky bought by exercising his warrant rights which were also purchased from Mr. Skarupa. In addition, Mr. Slansky holds vested options to purchase up to an aggregate of 2,125,000 shares. Mr. Slansky is president, chief financial officer, corporate secretary, and a director of SpaceDev.

(6) Mr. Tibbitts currently owns 845,501 shares of which he received in the Merger with Starsys Research on January 31, 2006. Mr. Tibbitts is a Managing Director as well as a director for SpaceDev, Inc.

(7) Mr. Vacek currently owns 19,812 shares of which he received in the Merger with Starsys Research on January 31, 2006. In addition, Mr. Vacek holds vested options to purchase 125,000 shares of SpaceDev common stock as well as unvested options to purchase 700,000 shares of SpaceDev common stock which are not expected to vest within the next 60 days. Mr. Vacek is the President of Starsys, Inc. a subsidiary of SpaceDev, Inc.

(8) Mr. Macklin owns 230,073 shares and vested options to purchase up to an aggregate of 93,000 shares. Mr. Macklin is an executive officer of SpaceDev.

(9) Mr. Simpson owns 7,905 shares of our common stock, and holds vested options to purchase up to an aggregate of 292,400 shares of our common stock. Mr. Simpson is an executive officer of SpaceDev.

(10) Dr. Huntress owns 33,868 shares of our common stock. Dr. Huntress also holds vested options to purchase up to an aggregate of 259,647 common shares, which he received as compensation for his participation on our Board of Directors. Dr. Huntress is a director of SpaceDev.

(11) Mr. Blake owns 61,224 shares of our common stock. Mr. Blake also holds vested options to purchase up to an aggregate of 271,000 common shares, which he received as compensation for his participation on our Board of Directors. Mr.
Blake  is  a  director  of  SpaceDev.

(12) General Estes III holds vested options to purchase up to an aggregate of 219,667 common shares, which he received as compensation for his participation on our Board of Directors. General Estes is a director of SpaceDev.

(13) Mr. Walker holds vested options to purchase up to an aggregate of 176,667 common shares, which he received as compensation for his participation on our Board of Directors. Mr. Walker is a director of SpaceDev.

(14) Mr. Schaffer owns 128,206 shares of which 64,103 were converted from warrants. In 2003, as part of the Company's convertible debt repayment, Mr. Schaffer forgave warrants for 64,103 common shares and converted $25,000 of his debt to the Company into 64,103 shares. Mr. Schaffer also holds vested options to purchase up to an aggregate of 162,000 common shares, which he received as part of his compensation package as Vice President of Product Development and Marketing and for his participation on our Board of Directors. Mr. Schaffer is a director of SpaceDev.

(15) Mr. McClendon holds vested options to purchase up to an aggregate of 272,460 common shares, which he received as compensation for his participation on our Board of Directors. Mr. McClendon is director of SpaceDev.

(16) Laurus holds 2,032,520 shares of our common stock, and beneficially owns an aggregate of 8,238,725 shares of common stock issuable pursuant to the exercise of warrants and upon conversion of shares of our Series C Preferred Stock and Series D Preferred Stock or upon exercise of warrants within 60 days from February 6, 2006. Under the terms of such warrants and the certificate of designations for the Series C Preferred Stock and Series D Preferred Stock, Laurus may not convert their Series C Preferred Stock or Series D Preferred Stock into common stock, or exercise such warrants, to the extent that, after giving effect to any such conversion or exercise, Laurus would beneficially own more than 9.99% of our outstanding common stock.

(17) Officers and directors as a group include our eleven Board members, four of whom are also officers of the Company, and Messrs. Simpson, Macklin, and Vacek who are officers of the Company. For purposes of calculating total shares and percentage held by all officers and directors as a group, shares held by James W. Benson and Susan C. Benson were calculated as follows: 3,000,000 shares held as separate property of Mr. Benson, 2,963,200 shares held as separate property by Ms. Benson, 2,692,294 shares held jointly by Mr. and Ms. Benson, 497,413 shares held by Space Development Institute and fully vested options to purchase up to an aggregate of 1,610,000 shares currently held in the name of Mr. Benson but which may constitute a community property asset of Mr. Benson and Ms. Benson.


                            DESCRIPTION OF SECURITIES

     The descriptions in this section and in other sections of this prospectus of our securities and various provisions of our articles of incorporation and our bylaws are limited solely to descriptions of the material terms of our securities, articles of incorporation and bylaws. Our articles of incorporation and bylaws have been incorporated by reference as exhibits to this registration statement of which this prospectus forms a part. Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of February 6, 2006, 28,414,531 shares of our common stock were issued and outstanding. This excludes an aggregate of approximately 18.4 million shares of common stock reserved for issuance upon exercise of stock options and warrants and upon the conversion of preferred stock.

COMMON  STOCK

     Each outstanding share of common stock is entitled to one vote. Except as may be required by Section 2115 of the California General Corporation Law, the holders of SpaceDev common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of SpaceDev's directors, if they so choose.

     Holders of common stock are not entitled to any preemptive rights. Holders of common stock are entitled to receive such dividends as may be declared by the directors out of funds legally available therefor and to share pro rata in any distributions to holders of common stock upon liquidation or otherwise. However, SpaceDev has not paid cash dividends on its common stock, and does not expect to pay such dividends in the foreseeable future. No dividends may be paid on common stock unless all dividends due on SpaceDev's outstanding Series C Cumulative Convertible Preferred Stock (described below) have been paid. The terms of SpaceDev's Series D Preferred Stock (described below) prohibit SpaceDev from paying cash dividends on its common shares.

TRANSFER  AGENT  AND  REGISTRAR

     SpaceDev's transfer agent and registrar for the common stock is Continental Stock Transfer and Trust, 17 Battery Place, 8th Floor, New York, NY 10004. Corporate Stock Transfer can be contacted via telephone at (212) 845-3215.

SERIES  C  PREFERRED  STOCK

     Set forth below is a summary of the relative rights, preferences and limitations of the SpaceDev Series C Cumulative Convertible Preferred Stock, which we refer to as the Series C Preferred Stock, as set forth in the Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations,

Restrictions and Relative Rights of the Series C Preferred, $0.001 Par Value Per Share, which we refer to as the Series C Certificate of Designations. We issued 250,000 shares of Series C Preferred Stock to Laurus Master Fund, Ltd. on August 25, 2004, at a stated value of $10.00 per share, for an aggregate purchase price of $2,500,000. 248,460 shares of Series C Preferred Stock are outstanding as of the date of this prospectus.

     Dividend Rights. The shares of Series C Preferred Stock are entitled to receive quarterly, cumulative dividends at a rate of 6.85%. Subject to certain limitations, dividends are payable in cash or in shares of common stock at the holder's option. Dividends must be paid in shares of common stock for up to 25% of the aggregate dollar trading volume if the fair market value of the common stock for the 20 days preceding the conversion date exceeds 120% of the "Fixed Conversion Price" (defined below). Each series of Series D Preferred Stock
(described below) will rank pari passu to the Series C Preferred Stock with respect to the payment of dividends. The payment of cash dividends on the Series C Preferred Stock is prohibited in the event of our noncompliance with our obligations under the certificate of designations for any series of Series D Preferred Stock.

     Conversion Rights. Each share of the Series C Preferred Stock is convertible at any time into shares of SpaceDev's common stock at the "Fixed Conversion Price" (initially $1.54), subject to adjustments for stock splits, combinations and dividends and for shares of common stock issued for less than the Fixed Conversion Price (unless exempted pursuant to the terms of the agreements governing the Series C Preferred Stock). The foregoing rights of conversion are also subject to a limitation that no holder of Series C Preferred Stock is, for purposes of the federal securities laws, deemed to beneficially own more than 4.99% of the outstanding shares of SpaceDev common stock. A holder of Series C Preferred Stock may waive this limitation with 75 days notice.

     Voting Rights. The shares of Series C Preferred Stock have no voting rights, but must consent to the issuance by SpaceDev of any securities ranking senior or pari passu to the Series C Preferred Stock.

     Redemption Rights. If (1) the shares of common stock underlying the shares of Series C Preferred Stock (and the shares subject of common stock underlying a warrant issued to Laurus contemporaneously with the Series C Preferred Stock) are not registered for resale on a registration statement declared effective by the SEC, or if a registration statement previously declared effective by the SEC for the resale of such shares is no longer effective, and (2) the closing market price of SpaceDev common stock for any of the 22 trading days immediately preceding a redemption payment date does not exceed the then applicable Fixed Conversion Price by at least 15%, then SpaceDev may redeem the shares of Series C Preferred Stock in whole or in part at any time for 115% of the stated value of each share of the Series C Preferred Stock (together with accrued and unpaid dividends and other sums due thereon).

     If (1) the shares of common stock underlying the shares of Series C Preferred Stock (and the shares subject of common stock underlying a warrant issued to Laurus contemporaneously with the Series C Preferred Stock) are registered for resale on a registration statement declared effective by the SEC, and (2) the closing market price of SpaceDev common stock for each of the 22 trading days immediately preceding a redemption payment date exceeds the then applicable Fixed Conversion Price by at least 15%, then SpaceDev may redeem the shares of Series C Preferred Stock in whole or in part at any time for 100% of the stated value of each share of the Series C Preferred Stock (together with accrued and unpaid dividends and other sums due thereon), subject to a limitation that the number of shares redeemed may not exceed 50% of the aggregate dollar trading volume of SpaceDev's common stock during the 22 trading days preceding the applicable notice of redemption.

     Conversion Price Adjustments. The Fixed Conversion Price of the Series C Preferred Stock is automatically reduced and reset by certain issuances of SpaceDev's equity securities at a price per share (or equivalent price per share) of SpaceDev common stock less than such Fixed Conversion Price, the payment by SpaceDev of certain dividends and distributions, and the occurrence of certain merger, reclassification, asset sale, liquidation and other corporate events. The Fixed Conversion Price for the Series C Preferred Stock will not be adjusted in the event of the declaration of any dividends or distributions on the shares of any series of Series D Preferred Stock.

     Liquidation Preference. The Series C Preferred Stock has a liquidation preference equal to the then stated value (currently $10.00 per share) of the then outstanding Series C Preferred Stock. As a result, the holders of the Series C Preferred Stock will receive a distribution out of the assets of SpaceDev upon liquidation equal to the number of shares of Series C Preferred Stock then outstanding multiplied by $10.00 before the holders of SpaceDev common stock will be entitled to any distribution. Each series of Series D Preferred Stock will rank pari passu to the Series C Preferred Stock upon liquidation.

     The summary of the relative rights, preferences and privileges of the Series C Preferred Stock set forth above does not purport to be complete and is qualified in its entirety by reference to the Series C Certificate of Designations, which was filed as Exhibit 3.1 to the current report on Form 8-K filed by SpaceDev with the SEC on August 30, 2004.

SERIES  D  PREFERRED  STOCK

     Set forth below is a summary of the relative rights, preferences and limitations of the SpaceDev Series D Preferred Stock as set forth in (1) the Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions and Relative Rights of the Series D-1 Amortizing Convertible Perpetual Preferred Stock, $0.001 Par Value per Share, which we refer to as the Series D-1 Certificate of Designations, and (2) a Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions and Relative Rights of the Series D-2 Amortizing Convertible Perpetual Preferred Stock, $0.001 Par Value per Share, which we refer to as the Series D-2 Certificate of Designations. We issued 5,150 shares of Series D-1 Preferred Stock to a limited number of institutional accredited investors on January 13, 2006, as described in "Acquisition of Securities by Selling Shareholders - January 2006 Private Placement." No other shares of Series D Preferred Stock are outstanding as of the date of this prospectus.

     Under the purchase agreement described under the caption "Acquisition of Securities by Selling Shareholders - January 2006 Private Placement" above, SpaceDev may be obligated to file additional certificates of designation which will be substantially similar to the Series D-2 Certificate of Designations, except as to the issue date and number of authorized shares in the series. We refer to all of the foregoing certificates of designations as the Series D Certificates of Designations. All series are substantially the same in all respects except for the issue date and the number of authorized shares in the series; in addition, the Series D-1 Preferred Stock, but no other series of Series D Preferred Stock, includes an explicit reference to the amendment of the SpaceDev Series C Preferred Stock, and the original issue date for all series of Series D Preferred Stock is based on the original issue date of the Series D-1 Preferred Stock.

     Dividend Rights. Holders of the Series D Preferred Stock are entitled to receive cumulative preferential dividends at the annual rate per share (as a percentage of the stated value per share, which is initially $1,000), which we refer to as the dividend rate, equal to LIBOR (as determined for each calendar quarter) for the applicable dividend period plus 4.0% on a quarterly basis. On the 6 month anniversary of the issue date of any series of Series D Preferred Stock, the dividend rate will be increased to 15% per annum per share with respect to any portion of outstanding shares of the Series D Preferred Stock not redeemed pursuant to SpaceDev's monthly redemption option (described in the paragraph "Redemption Rights" below); and commencing at the beginning of the 37th month of the issue date of the series of Series D Preferred Stock, the dividend rate will be increased to the greater of LIBOR plus 10% per annum and 15% per annum. These dividends may be paid in cash or, at SpaceDev's option, if the equity conditions described below have been satisfied, in shares of SpaceDev common stock, with each share being valued at approximately 89% of its fair market value.

     Conversion Rights. A holder of a share of the Series D Preferred Stock may convert the share at any time into a number of shares of SpaceDev common stock determined by dividing the current stated value of the share (initially $1,000) by the conversion price (initially $1.48). SpaceDev also has the option, subject to certain requirements, of forcing a conversion of the shares of the Series D Preferred Stock, at the same conversion rate, if, after 24 months from the issue date of the Series D-1 Preferred Stock, the volume weighted average price for each trading day in any 20 consecutive trading day period exceeds the then conversion price by 250%. If SpaceDev fails to deliver share certificates for converted shares in a timely manner, the holder may cover a short sale of those shares in the market and SpaceDev will be obligated to pay the holder the difference between the cover price and the prior sale price of those shares. In addition, SpaceDev has the right to force a conversion of any series of Series D Preferred Stock anytime after the two-year anniversary of the issue date of that series if all of the equity conditions have been satisfied and the
volume-weighted  average  price  of  SpaceDev   common  stock  for  each  of  20
consecutive  trading  days  exceeds  2.5  times  the  current  conversion  price
(initially $1.48). The foregoing rights of conversion are subject to a limitation that no holder of Series D Preferred Stock is, for purposes of the federal securities laws, deemed to beneficially own more than 4.99% of the outstanding shares of SpaceDev common stock or, if the holder waives this limit with 61 days notice, more than 9.99% of the outstanding shares of SpaceDev common stock.

     Voting Rights. The Series D Preferred Stock has no general voting rights, but the holders of a majority of the outstanding shares of Series D Preferred Stock must vote in favor of or consent to certain corporate actions, including:

- changing the relative rights, preferences or limitations of the applicable series of Series D Preferred Stock;

- authorizing or issuing any securities that are pari passu or senior to the applicable series of Series D Preferred Stock, other than other series of Series D Preferred Stock permitted by the financing documents;

- amending the SpaceDev articles of incorporation in a manner which adversely affects the rights of any holder of shares of Series D Preferred Stock or amending the SpaceDev bylaws in a manner which materially and adversely affects any rights of any holder of shares of Series D Preferred Stock;

- increasing of the authorized number of shares of the applicable series of Series D Preferred Stock;
- incurring or guaranteeing any indebtedness by SpaceDev or any of its subsidiaries, other than for specified permitted indebtedness;

- creating or suffering to exist any lien on SpaceDev's property or the property of any of its subsidiaries, other than for specified permitted liens;

- designating any class or series of capital stock having any rights or preferences senior or pari passu with the Series D Preferred Stock, other than additional series of Series D Preferred Stock;

- redeeming, repurchasing or acquiring any shares of SpaceDev's common stock or equivalent securities or junior securities;

- issuing any variable-priced securities or entering into any variable-rate transaction; or

- paying dividends or other distributions on SpaceDev's shares of junior securities or common stock, other than ordinary dividends on pari passu securities if no dividends or other payments are past due on any series of Series D Preferred Stock.

     Liquidation Preferences. Upon any liquidation, dissolution or winding up of SpaceDev, the holders of the Series D Preferred Stock are entitled to receive from the assets available for distribution to shareholders, for each share of the Series D Preferred Stock, an amount equal to the current stated value per share (initially $1,000), plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, before any distribution or payment may be made to any other holders of SpaceDev capital stock, other than other pari passu shares (including the Series C Preferred Stock). If the assets available for distribution to shareholders are insufficient to pay the liquidation preferences of all shares of Series D Preferred Stock and other pari passu shares, then each holder of shares of Series D Preferred Stock and/or pari passu shares will receive a percentage of the assets available for distribution equal to (1) the full amount that would otherwise be payable to that holder upon liquidation, dissolution or winding-up of SpaceDev, divided by (2) the full amount that would be otherwise be payable to all holders of any series of Series D Preferred Stock or any pari passu stock upon liquidation, dissolution or winding-up of SpaceDev.

     Redemption Rights. SpaceDev has the option of redeeming shares of Series D Preferred Stock, in whole or in part, for cash upon 20 trading days notice if the equity conditions described below (other than the volume and share price condition) have been satisfied and SpaceDev is not participating in a change in control transaction. The redemption price equals the current stated value of the shares, multiplied by 115%, if prior to the 9 month anniversary of the issue date of the shares, or 110%, if thereafter but prior to the 24 month anniversary of that issue date, plus accrued and unpaid dividends and other amounts due on the shares. On and after the 24 month anniversary of the issue date, the redemption price is equal to 100% of the current stated value of the shares, plus accrued and unpaid dividends and other amounts due on the shares. SpaceDev may also redeem all the shares of Series D Preferred Stock for cash equal to the stated value of such shares (plus all accrued and unpaid dividends and other amounts due on such shares) if SpaceDev is required to reclassify all of the value of the applicable series of Series D Preferred Stock as a liability on its balance sheet. If SpaceDev sends a redemption notice, a holder of shares of Series D Preferred Stock may elect to convert those shares pursuant to its conversion rights described above before the redemption becomes effective. If a change of control transaction occurs within 6 months of a redemption that occurs within 24 months following the issue date, the holder of the redeemed shares will be entitled to receive any additional compensation the holder would have received had those shares been redeemed due to the change in control transaction, as described below.

     In addition, on each monthly anniversary of the issue date of any series of Series D Preferred Stock, following the 6 month anniversary of that issue date, SpaceDev may elect to redeem in part each share of that series of Series D Preferred Stock, in an amount equal to the quotient of 1/54 of the aggregate stated value of the shares of that series on such date, which we refer to in each case as the monthly optional redemption amount. SpaceDev may pay this amount in cash or, subject to satisfaction of the equity conditions, with a number of shares of SpaceDev common stock equal to 1.12 times the monthly optional redemption amount, divided by the volume weighted average price of SpaceDev common stock for the 10 trading days immediately preceding the monthly redemption date. Such a partial redemption will decrease the stated value of each share of the applicable series of Series D Preferred Stock by an amount per share equal to the monthly optional redemption amount divided by the number of then outstanding shares of that series. If SpaceDev does not redeem a part of any series of Series D Preferred Stock which SpaceDev has the right to redeem, the dividend rate on that portion will increase to not less than 15%, as described above.

     SpaceDev is also required to redeem the shares of Series D Preferred Stock upon the occurrence of a triggering event other than a change in control transaction at a price equal to the sum of greater of (x) 130% and (y) the volume weighted average price of its common stock on the trading date preceding the triggering event divided by the conversion price, multiplied by the stated value of the shares, plus all accrued but unpaid dividends and other amounts due on the shares. In the event of a change in control transaction, the redemption price equals 130% of the stated value of the shares. In the event the triggering event is the failure of the Starsys merger to occur by March 31, 2006, the holder requiring the redemption of its shares of Series D Preferred Stock must surrender its preferred stock warrants.

     Conversion Price Adjustments. The conversion price of the shares of Series D Preferred Stock will be appropriately adjusted in the event of stock dividends, stock splits, reverse stock splits or reclassifications, or specified pro rata asset distributions, affecting SpaceDev common stock. The stock into which the shares of Series D Preferred Stock can be converted and the conversion price will also be adjusted upon the occurrence of a fundamental transaction (a merger or consolidation of SpaceDev, the sale of all or substantially all SpaceDev assets, a successful tender or exchange offer affecting SpaceDev common stock, or a reclassification of SpaceDev common stock).

     Equity Conditions. SpaceDev's right to take certain actions under the Series D Preferred Stock, including its option to redeem shares of Series D
Preferred Stock, to force the conversion of a series of Series D Preferred Stock, to make optional monthly redemptions of shares of Series D Preferred Stock in shares of its common stock in lieu of cash or to pay dividends on shares of Series D Preferred Stock in shares of its common stock in lieu of cash, depend on the following conditions being satisfied, which we refer to as the equity conditions:

- SpaceDev has complied with specified obligations to holders of shares of Series D Preferred Stock, including honoring all conversions and paying all amounts owed to holders;

- An effective registration statement which the holders may use to resell shares of SpaceDev common stock acquired pursuant to the financing documents is available to the holders;

- The SpaceDev common stock is trading on a public trading market (including the OTC Bulletin Board) and the shares of SpaceDev common stock to be issued pursuant to the financing documents are listed for trading on that market;

-     No  triggering  event  (as  described  below)  exists  or  is  imminent;

- The issuance of shares to the holder would not violate the beneficial ownership limitations described above;

- For a period of 20 trading days prior to the date of determination, the daily average dollar volume for shares of SpaceDev common stock on the trading market exceeds $100,000 per trading day and the volume weighted average price of SpaceDev common stock for each of those trading days is at least $1.50 per share (subject to adjustment); and

- No fundamental transaction or change in control transaction is pending or proposed.

     Triggering  Events.  For  purposes  of  the   Series   D   Certificates  of
Designations, a triggering event is defined as the occurrence of any of the following events:

- The initial registration statement required by the registration rights agreement does not become effective by June 12, 2006 or, after the issuance of shares of a new series of Series D Preferred Stock, a registration statement required by the registration rights agreement to cover the shares of common stock issuable on account of that series does not become effective within 120 days of the issue date of those shares;

- Any registration statement required to be effective under the registration rights agreement is unavailable for more than 45 days during any 12-month period, or a holder may not resell its securities under the registration statement for 15 consecutive days or for more than 45 days during any 12-month period, in either case subject to a 20-day increase for delays caused by an SEC review of our registration statement or periodic reports;

- SpaceDev does not comply with its obligations promptly to achieve effectiveness of the initial registration statement under the registration rights agreement;

- SpaceDev breaches various obligations due to holders of Series D Preferred Stock, including: failing to deliver share certificates upon conversion on time; failing to pay specified amounts owed on time; failing to reserve sufficient shares of its common stock to issue upon the conversion of shares of Series D Preferred Stock; or redeeming junior securities;

- the occurrence of a change in control transaction affecting SpaceDev, including the acquisition by a group of 33% of the voting securities of SpaceDev;

- the occurrence of various insolvency or bankruptcy events affecting SpaceDev or any of its significant subsidiaries;

- the failure of SpaceDev common stock to be traded on a trading market for more than 5 trading days (whether or not consecutive); and

-     the  failure  of  the  Starsys merger to be consummated by March 31, 2006.

     The summary of the relative rights, preferences and privileges of the Series D Preferred Stock set forth above does not purport to be complete and is qualified in its entirety by reference to the Series D-1 Certificate of Designations and Series D-2 Certificate of Designations, which have been filed as exhibits to the current report on Form 8-K filed by SpaceDev with the SEC on January 13, 2006 and are incorporated by reference as exhibits to the registration statement in which this prospectus is included.

"BLANK  CHECK"  PREFERRED  STOCK

     The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the shareholders and the terms, rights and features of the series of which are determined by our board of directors from time to time. The authorization of this blank check preferred stock permits our board of directors to authorize and issue preferred stock from time to time in one or more series. Subject to our articles of incorporation, and the limitations prescribed by law or any stock exchange or national securities association trading system on which our securities may then be listed, the board of directors is expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case without any further action or vote by the shareholders. Our board of directors is required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of our company and its shareholders.

EXISTING  ANTI-TAKEOVER  MECHANISMS

     SpaceDev's articles of incorporation and bylaws contain provisions that may make it less likely that our management would be changed, or someone would acquire voting control of us, without the consent of our board of directors. These provisions include:

- Shares of our authorized but unissued "blank check" preferred stock (as well as shares of our authorized but unissued common stock) could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of our company, or could be issued to purchasers who would support our board of directors in opposing an unsolicited takeover proposal;

- Our shareholders are only allowed to take actions by unanimous written consent, other than actions taken at a duly noticed meeting of shareholders;

- The occurrence of a change of control transaction affecting us would be a triggering event under the Series D Certificates of Designations requiring us to redeem shares of Series D Preferred Stock at a premium to stated value; and

- Our board of directors may increase the number of directors and may fill the vacancies created by such action.

     Other than as described above, there are no anti-takeover mechanisms present in SpaceDev's governing documents or otherwise, and SpaceDev has no present plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

                                  LEGAL MATTERS

     Legal matters in connection with the validity of the shares of common stock offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP.

                                     EXPERTS

          The financial statements of SpaceDev, Inc. in this prospectus have been audited by PKF, Certified Public Accountants, a Professional Corporation, an independent registered public accounting firm, to the extent and for the periods set forth in their report included herein, and are included herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

     The financial statements of Starsys Research Corporation included in the prospectus have been audited by Clifton Gunderson, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report, appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. The report of Clifton Gunderson LLP covering the December 31, 2004 financial statements contains an explanatory paragraph that states that Starsys' loss from operations and net capital deficiency raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                       WHERE YOU CAN FIND MORE INFORMATION

     SpaceDev has filed with the SEC a Form SB-2 registration statement under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding SpaceDev's common stock and SpaceDev, please review the registration statement, including exhibits, schedules and reports filed as a part of the registration statement. Statements in this prospectus about the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of contracts or other documents but are not necessarily complete. The registration statement, including the exhibits and schedules, may be inspected without charge at the principal office of the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC, including SpaceDev. Additional information about SpaceDev can be obtained from its Internet website at http://www.spacedev.com. The content of this website does not constitute part of this prospectus.

              UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS

HOW  THE  PRO  FORMA  FINANCIAL  STATEMENTS  WERE  PREPARED

     The following unaudited pro forma combined financial statements give effect to the proposed merger of SpaceDev and Starsys using the purchase method of accounting, as required by Statement of Financial Accounting Standard No. 141, "Business Combinations." SpaceDev will legally be acquiring Starsys and will be viewed for accounting purposes as the "accounting acquirer." Under this method of accounting, the combined company will allocate the purchase price to the fair value of assets of Starsys deemed to be acquired, including identifiable intangible assets and goodwill. The purchase price allocation is subject to revision when the combined company obtains additional information regarding asset valuation. The unaudited pro forma combined financial statements are based on respective historical consolidated financial statements and the accompanying notes of SpaceDev, and those of Starsys included herein.

     The unaudited pro forma combined statements of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005 assume the merger took place on January 1, 2004. The unaudited pro forma combined balance sheet assumes the merger took place on September 30, 2005. The unaudited pro forma combined statement of operations for the year ended December 31, 2004 combines SpaceDev's historical statement of operations for the year ended December 31, 2004 with Starsys' historical statement of operations for the year ended December 31, 2004. The pro forma combined statement of operations for the nine months ended September 30, 2005 combines SpaceDev's historical statement of operations for the nine months ended September 30, 2005 with Starsys' historical statement of operations for the nine months ended September 30, 2005. The unaudited pro forma combined balance sheet combines SpaceDev's historical balance sheet as of September 30, 2005 with Starsys' historical balance sheet as of September 30, 2005.

THESE  PRO  FORMA  FINANCIAL  STATEMENTS  HAVE  BEEN  BASED  ON  ASSUMPTIONS

     The unaudited pro forma combined financial statements data is based on estimates and assumptions described in the notes to them. This data is presented for information purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of SpaceDev that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of future consolidated results of operations or financial condition of SpaceDev.

YOU  SHOULD  READ  THESE  PRO  FORMA  UNAUDITED COMBINED FINANCIAL STATEMENTS IN
CONJUNCTION  WITH  EACH  COMPANY'S  HISTORICAL  FINANCIAL  STATEMENTS

     The unaudited pro forma combined financial statements should be read in conjunction with the related notes included in this prospectus and the consolidated audited and unaudited financial statements of SpaceDev and unaudited financial statements of Starsys included in this prospectus. The unaudited pro forma combined financial statements are not necessarily indicative of what the actual results of operations and financial position would have been had the merger taken place on January 1, 2004 or September 30, 2005, and do not indicate future results of operations or financial position.

             UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET



------------------------------------------------------------------------------------------------------------------
                                                                     SEPTEMBER 30, 2005
                                 ---------------------------------------------------------------------------------
                                            HISTORICAL
                                 -------------------------------
                                                                     TOTAL PRO FORMA
                                 SPACEDEV             STARSYS        ADJUSTMENTS                   PRO FORMA
                                 -------------        -----------    --------------------------    ---------------
 ASSETS

 CURRENT ASSETS
    Cash. . . . . . . . . . . .  $   4,022,243        $   216,934      $ (5,576,718) (d) & (e)      $  (1,337,541)
    Accounts receivable . . . .      1,096,645          3,045,479                -                      4,142,124
    Inventory . . . . . . . . .              -            311,649                -                        311,649
    Costs in excess of billings              -          2,095,781                -                      2,095,781
    Other current assets. . . .              -            327,465         (236,025)  (f)                   91,440
    Work in Progress. . . . . .         10,412                  -                -                         10,412
    Note Receivable . . . . . .      1,326,453                  -       (1,326,453)  (d)                       -
                                 -------------        -----------    --------------------------    ---------------

 Total current assets . . . . .      6,455,753          5,997,308       (7,139,196)                     5,313,865

 FIXED ASSETS - Net . . . . . .        822,980          2,031,440                -                      2,854,420

 GOODWILL . . . . . . . . . . .              -                  -        9,952,061   (a) (b) (c)        9,952,061

 OTHER ASSETS . . . . . . . . .         64,469             26,469                -                         90,938
                                 -------------        -----------    --------------------------    ---------------
 TOTAL ASSETS . . . . . . . . .  $   7,343,202        $ 8,055,217      $ 2,812,865                  $  18,211,184
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------


             UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET




------------------------------------------------------------------------------------------------------------------------------
                                                                     SEPTEMBER 30, 2005
                                                  ----------------------------------------------------------------------------
                                                            HISTORICAL
                                                  ----------------------------
                                                                                  TOTAL PRO FORMA
                                                  SPACEDEV         STARSYS        ADJUSTMENTS                   PRO FORMA
------------------------------------------------  -------------    -----------    --------------------------    ---------------
LIABILITIES AND STOCKHOLDERSEQUITY

 CURRENT LIABILITIES
    Current portion of notes payable .            $     18,797     $ 6,014,536     $(6,014,536)   (d) & (g)      $     18,797
    Current portion of capitalized lease
      obligations                                        2,479          33,998               -                         36,477
    Accounts payable and accrued expenses              398,443       1,291,739               -                      1,690,182
    Accrued payroll, vacation and related taxes        350,145       1,079,268               -                      1,429,413
    Customer deposits and deferred revenue             126,453               -        (126,453)   (f)                       -
    Billings in excess of costs incurred and
      estimated earnings.                                    -       1,073,751               -                      1,073,751
    Provision for anticipated loss                           -       1,603,482               -                      1,603,482
    Employee Stock Purchase Plan                         9,974               -               -                          9,974
    Other accrued liabilities                          168,470         451,586               -                        620,056
------------------------------------------------  -------------    -----------    --------------------------    ---------------
 TOTAL CURRENT LIABILITIES                           1,074,761      11,548,360      (6,140,989)                     6,482,132

 DEFERRED GAIN - ASSETS HELD FOR SALE                  859,996               -               -                        859,996
------------------------------------------------  -------------    -----------    --------------------------    ---------------
 TOTAL LIABILITIES                                   1,934,757      11,548,360      (6,140,989)                     7,342,128
------------------------------------------------  -------------    -----------    --------------------------    ---------------
 COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERSEQUITY (DEFICIT)
    Convertible preferred stock                            248               -               -                            248
    Common stock                                         2,231             520             (20)   (a) & (b)             2,731
    Additional paid-in capital                      20,091,408          51,886       5,524,350    (a) & (b)        27,590,908
    Additional pain-in capital - stock options               -               -               -                              -
    Deferred Compensation                                    -               -               -                              -
    Accumulated deficit                            (14,685,442)     (3,545,549)      3,429,524    (b)             (14,801,467)
------------------------------------------------  -------------    -----------    --------------------------    ---------------

TOTAL STOCKHOLDERSEQUITY (DEFICIT)                   5,408,445      (3,493,143)      8,953,853                     10,869,156

------------------------------------------------  -------------    -----------    --------------------------    ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $  7,343,202     $ 8,055,217     $ 2,812,865                   $ 18,211,284

------------------------------------------------  -------------    -----------    --------------------------    ---------------
------------------------------------------------  -------------    -----------    --------------------------    ---------------


        UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS



------------------------------------------------------------------------------------------------------------------------------
                                                                     YEAR ENDED DECEMBER 31, 2004
                                                  ----------------------------------------------------------------------------
                                                            HISTORICAL
                                                  ----------------------------
                                                                                  TOTAL PRO FORMA
                                                  SPACEDEV         STARSYS        ADJUSTMENTS                   PRO FORMA
------------------------------------------------  -------------    ------------   --------------------------    ---------------
NET SALES . . . . . . . . . . . . . . . . . .     $ 4,890,743      $ 18,085,414    $        -                    $22,976,157
------------------------------------------------  -------------    ------------   --------------------------    ---------------

 COST OF SALES . . . . . . . . . . . . . . . .      3,820,683        19,138,106             -                    $22,958,789
------------------------------------------------  -------------    ------------   --------------------------    ---------------

 GROSS MARGIN. . . . . . . . . . . . . . . . .      1,070,060        (1,052,692)            -                    $   17,368

 OPERATING EXPENSES
    Marketing and sales expense. . . . . . . .        418,831                 -             -                        418,831
    Research and development . . . . . . . . .         39,473                 -             -                         39,473
    Impairment of goodwill and development . .              -                 -             -                              -
    EMC - stock based compensation . . . . . .              -                 -             -                              -
    Stock and stock option based compensation.              -                 -             -                              -
    General and administrative . . . . . . . .        467,471         4,054,452             -                      4,521,923
------------------------------------------------  -------------    ------------   --------------------------    ---------------

 TOTAL OPERATING EXPENSES. . . . . . . . . . .        925,775         4,054,452             -                       4,980,227
------------------------------------------------  -------------    ------------   --------------------------    ---------------

 INCOME/(LOSS) FROM OPERATIONS . . . . . . . .        144,285        (5,107,144)            -                     (4,962,859)
------------------------------------------------  -------------    ------------   --------------------------    ---------------

 NON-OPERATING EXPENSE/(INCOME)
    Interest income. . . . . . . . . . . . . .        (19,497)                -             -                        (19,497)
    Rental Income. . . . . . . . . . . . . . .              -             7,800            -                           7,800
    Other Expense. . . . . . . . . . . . . . .              -             7,493             -                          7,493
    Interest expense . . . . . . . . . . . . .         52,077          (306,693)            -                       (254,616)
    Non-cash interest expense debt discount. .              -                 -             -                              -
    Gain on Building Sale. . . . . . . . . . .       (117,272)                -             -                       (117,272)
    Loan Fee - Equity Compensation . . . . . .      3,254,430                 -             -                      3,254,430
------------------------------------------------  -------------    ------------   --------------------------    ---------------

 TOTAL NON-OPERATING EXPENSE/(INCOME). . . . .      3,169,739           (291,400)             -                      2,878,339


 INCOME (LOSS) BEFORE INCOME TAXES . . . . . .     (3,025,454)       (5,398,544)            -                     (8,423,998)
 Income tax provision. . . . . . . . . . . . .          1,600          (193,317)            -                       (191,717)
------------------------------------------------  -------------    ------------   --------------------------    ---------------
 NET INCOME (LOSS) . . . . . . . . . . . . . .    $(3,027,054)      $(5,591,861)   $        -                     (8,618,915)
------------------------------------------------  -------------    ------------   --------------------------    ---------------
 NET INCOME (LOSS) PER SHARE:
      Net income (loss). . . . . . . . . . . .    $     (0.16)      $     (0.09)   $        -                    $     (0.26)
------------------------------------------------  -------------    ------------   --------------------------    ---------------
      Weighted-Average Shares Outstanding. . .     18,610,141           520,447     3,242,000   (a)               22,372,588
------------------------------------------------  -------------    ------------   --------------------------    ---------------
------------------------------------------------  -------------    ------------   --------------------------    ---------------


        UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS




--------------------------------------------------------------------------------------------------------------
                                                               NINE MONTHS ENDED SEPTEMBER 30, 2005
                                                --------------------------------------------------------------
                                                       HISTORICAL
                                                -------------------------
                                                                             TOTAL PRO FORMA
                                                SPACEDEV      STARSYS        ADJUSTMENTS         PRO FORMA
----------------------------------------------  ------------  ------------  -----------------    -------------
 NET SALES . . . . . . . . . . . . . . . . . .  $ 5,942,558   $13,597,334    $        -          $ 19,539,892
----------------------------------------------  ------------  ------------  -----------------    -------------
 COST OF SALES . . . . . . . . . . . . . . . .    4,571,505    11,087,931             -          $ 15,659,436
----------------------------------------------  ------------  ------------  -----------------    -------------
 GROSS MARGIN. . . . . . . . . . . . . . . . .    1,371,053     2,509,403             -          $  3,880,456
----------------------------------------------  ------------  ------------  -----------------    -------------

 OPERATING EXPENSES
    Marketing and sales expense. . . . . . . .      493,344             -             -               493,344
    Research and development . . . . . . . . .            -             -             -                     -
    Impairment of goodwill and development . .            -             -             -                     -
    EMC - stock based compensation . . . . . .            -             -             -                     -
    Stock and stock option based compensation.            -             -             -                     -
    General and administrative . . . . . . . .      654,524     3,572,194       116,025 (f)         4,342,743
----------------------------------------------  ------------  ------------  -----------------    -------------

 TOTAL OPERATING EXPENSES. . . . . . . . . . .    1,147,868     3,572,194       116,025 (f)         4,836,087


 INCOME/(LOSS) FROM OPERATIONS . . . . . . . .      223,185    (1,062,791)     (116,025)(f)          (955,631)


 NON-OPERATING EXPENSE/(INCOME)
    Interest income. . . . . . . . . . . . . .      (69,632)      (75,998)            -              (145,630)
    Rental Income. . . . . . . . . . . . . . .        2,283        (3,250)            -                  (967)
    Other Expense. . . . . . . . . . . . . . .            -             -             -                     -
    Interest expense . . . . . . . . . . . . .            -       378,513             -               378,513
    Non-cash interest expense debt discount. .            -             -             -                     -
    Gain on Building Sale. . . . . . . . . . .      (87,953)            -             -               (87,953)
    Non-Cash Loan Fee - Equity Compensation. .       28,875             -             -                28,875
----------------------------------------------  ------------  ------------  -----------------    -------------

 TOTAL NON-OPERATING EXPENSE/(INCOME). . . . .     (126,427)      299,265             -               172,838
----------------------------------------------  ------------  ------------  -----------------    -------------

 INCOME (LOSS) BEFORE INCOME TAXES . . . . . .      349,612    (1,362,056)     (116,025)(f)        (1,128,469)
 Income tax provision. . . . . . . . . . . . .        1,200             -             -                 1,200
----------------------------------------------  ------------  ------------  -----------------    -------------

 NET INCOME (LOSS) . . . . . . . . . . . . . .  $   348,412   $(1,362,056)   $ (116,025)(f)        (1,129,669)
----------------------------------------------  ------------  ------------  -----------------    -------------


 NET INCOME (LOSS) PER SHARE:
      Net income (loss). . . . . . . . . . . .  $      0.02   $     (0.38)   $        -           $    (0.37)
----------------------------------------------  ------------  ------------  -----------------    -------------

      Weighted-Average Shares Outstanding. . .   21,777,211       520,447     3,242,000 (a)       25,539,658
----------------------------------------------  ------------  ------------  -----------------    -------------
----------------------------------------------  ------------  ------------  -----------------    -------------


        NOTES TO THE UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS

     The unaudited pro forma combined consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States after eliminating all material intercompany accounts and transactions. The acquisition of Starsys is being accounted for under the purchase method of accounting.

     The unaudited pro forma combined consolidated financial statements shown above reference the closing considerations to Starsys Research Corporation at January 31, 2006, the date of closing, and attempt to take into consideration the adjustments which were necessary for the most recent unauditied Financial Statements for the period ending September 30, 2005.

     The purchase price of Starsys was approximately $6.7 million and is proposed to be allocated as follows:





                                                      DOLLARS
                                                      ------------
Current, tangible and identifiable intangible assets  $ 5,739,806
Liabilities assumed. . . . . . . . . . . . . . . . .   (8,999,785)
----------------------------------------------------  ------------
Net assets . . . . . . . . . . . . . . . . . . . . .   (3,259,979)
Implied Intangibles/Goodwill . . . . . . . . . . . .    9,952,061
----------------------------------------------------  ------------
Total purchase consideration . . . . . . . . . . . .  $ 6,692,083
----------------------------------------------------  ------------

Comprised of:
Cash . . . . . . . . . . . . . . . . . . . . . . . .  $ 1,115,347
Stock consideration. . . . . . . . . . . . . . . . .    5,576,736
----------------------------------------------------  ------------
Total purchase consideration . . . . . . . . . . . .  $ 6,692,083
----------------------------------------------------  ------------
----------------------------------------------------  ------------


     Under the terms of the agreement and in accordance with SFAS No. 141, for accounting purposes, SpaceDev has been deemed to be the acquirer. The cash and stock consideration has been calculated by taking the outstanding common shares of Starsys as of September 30, 2005, of approximately 520,000 shares of common stock, and dividing it into the $6.7 million in cash and equity in SpaceDev. This calculation results in a purchase consideration greater than the net book value of Starsys as of September 30, 2005. This difference has been reflected as an increase in the carrying value of the acquired intangible assets of SpaceDev. At this time, the combined Company has not completed an independent valuation and the allocation of the purchase price has not been completed. Thus, these numbers do not include the effects, if any; of adjustments that might result from the amortization of any potential identifiable intangible assets (separate from goodwill). In addition, the purchase price excludes any reorganization costs. For purposes of this presentation, the purchase price excludes the impact of any value attributable to assumed stock options as their value was not deemed to be material based on the value of the consideration to be issued in the merger. There were approximately 558,000 shares of Starsys common stock outstanding at January 31, 2006.

THE  FOLLOWING  PRO  FORMA  ADJUSTMENTS  HAVE  BEEN  RECORDED  TO  REFLECT  THE
ACQUISITION:

     Combined Consolidated Balance Sheet-adjustments to reflect the acquisition that occurred on January 31, 2006.

(a) The issuance of approximately 3.8 million SpaceDev common shares, and options for the issued and outstanding common stock and outstanding options of Starsys, at a total value of $5.6 million. The common shares of SpaceDev increase by approximately $380 and additional paid in capital increased by approximately $5.58 million.

(b)  Elimination  of  Starsys  pre-acquisition shareholders' equity, as follows:




                                DOLLARS
                                -----------
    Common stock . . . . . . .  $     (523)
    Additional paid-in capital     (74,386)
    Accumulated deficit. . . .   5,726,542
------------------------------  -----------
                                $5,651,633
------------------------------  -----------
------------------------------  -----------

(c) Excess of the fair value of purchase consideration over the fair value of the net tangible assets and identifiable intangible assets acquired. This excess has been recorded in the pro forma statements as an increase in the carrying value of the acquired intangible assets of Starsys. The final figure for intangibles and/or goodwill will be increased by any reduction in net assets at the date of closure of the acquisition and by the reorganization costs which will be incurred as a result of the transaction.

(d) Elimination of approximately $4.6 million of short term debt of Starsys as required by the Agreement and Plan of Merger. Also, the forgiveness of approximately $1.3 million of notes receivable and applicable fees from SpaceDev to Starsys also based on the Agreement and Plan of Merger.

(e) Cash consideration at close of $1.5 million to Starsys and Starsys shareholders by SpaceDev, Inc. The actual allocation of the purchase price will not occur until the closing and will be based on the respective fair values of the assets and liabilities of Starsys at that time.

(f) For the total of $236,025 pro forma adjustment in current assets represents the release of the $120,000 fee on the Bridge Loan as well as the payment of loan premium to Starsys shareholders at close and deferred legal and other closing costs to be paid by Starsys at closing in the amount of $116,025.

(g) Represent remaining debt in the amount of $94,536 for the remaining short term notes payable in which Starsys will pay at time of closing.

     The unaudited pro forma combined consolidated information reflects our best estimates; however the actual financial position and results of operations may differ from the pro forma amounts reflected herein because of various factors, including, without limitation, access to additional information, changes in value and changes in operating results between the date of preparation of the unaudited pro forma combined consolidated financial information and the date on which the acquisition closes. However, in the opinion of management any final adjustments will not be material to the future financial position and/or results of operations of SpaceDev.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

SPACEDEV,  INC.
                                                                            PAGE
                                                                            ----
Consolidated  Financial Statements for the Nine Month Period Ended
September 30, 2005

    Consolidated  Balance  Sheets  (Unaudited)                              F-2
    Consolidated  Statements  of  Operations  (Unaudited)                   F-4
    Consolidated  Statements  of  Cash  Flows  (Unaudited)                  F-5
    Notes  to  Consolidated  Financial  Statements                          F-7

Consolidated  Financial  Statements  for the Fiscal Year Ended
December 31, 2004

    Report  of  Independent  Registered  Public  Accounting  Firm           F-16
    Consolidated  Balance  Sheets                                           F-17
    Consolidated  Statements  of  Operations                                F-19
    Consolidated  Statements  of  Stockholders'  Equity  (Deficit)          F-20
    Consolidated  Statements  of  Cash  Flows                               F-23
    Notes  to  Consolidated  Financial  Statements                          F-25

STARSYS  RESEARCH  CORPORATION
------------------------------
                                                                            PAGE
                                                                            ----
Financial  Statements  for the Nine Month Period Ended September 30, 2005

    Balance  Sheet  (Unaudited)                                             F-40
    Statement  of  Operations  (Unaudited)                                  F-41
    Statement  of  Cash  Flows  (Unaudited)                                 F-42
    Notes  to  Condensed  Consolidated  Financial  Statements               F-43

Financial  Statements  for  the  Fiscal  Year  Ended  December  31,  2004

    Independent  Auditor's  Report                                          F-53
    Balance  Sheets                                                         F-54
    Statements  of  Liabilities  and  Stockholders'  Equity  (Deficit)      F-55
    Statements  of  Operations                                              F-56
    Statements  of  Stockholders'  Equity  (Deficit)                        F-57
    Statements  of  Cash  Flows                                             F-58
    Summary  of  Significant  Accounting  Policies                          F-60
    Notes  to  Consolidated  Financial  Statements                          F-63


                                    PAGE F-1


                          SPACEDEV, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)




--------------------------------------------------------------------------  -------------  -------------
--------------------------------------------------------------------------  -------------  -------------

At September 30, . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2005           2004
--------------------------------------------------------------------------  -------------  -------------

 ASSETS

 CURRENT ASSETS
      Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . .     $4,022,243     $4,078,593
      Accounts receivable. . . . . . . . . . . . . . . . . . . . . . . . .      1,096,645        427,358
      Work in progress . . . . . . . . . . . . . . . . . . . . . . . . . .         10,412          5,754
      Note receivable (Note 5) . . . . . . . . . . . . . . . . . . . . . .      1,326,453              -
--------------------------------------------------------------------------  -------------  -------------
 Total current assets. . . . . . . . . . . . . . . . . . . . . . . . . . .      6,455,753      4,511,705
--------------------------------------------------------------------------  -------------  -------------
 FIXED ASSETS - NET. . . . . . . . . . . . . . . . . . . . . . . . . . . .        822,980        248,066

 OTHER ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         64,469         43,042
--------------------------------------------------------------------------  -------------  -------------
                                                                               $7,343,202     $4,802,813
--------------------------------------------------------------------------  -------------  -------------
--------------------------------------------------------------------------  -------------  -------------
The  accompanying  notes  are  an  integral part of these
consolidated financial statements.




                                    PAGE F-2


                          SPACEDEV, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)




--------------------------------------------------------------------------  -------------  -------------
--------------------------------------------------------------------------  -------------  -------------

At September 30, . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2005           2004
--------------------------------------------------------------------------  -------------  -------------

 LIABILITIES AND STOCKHOLDERSEQUITY

 CURRENT LIABILITIES
      Current portion of notes payable  (Note 3(a)). . . . . . . . . . . .  $     18,797   $     36,239
      Current portion of capitalized lease obligations . . . . . . . . . .         2,479          3,943
      Accounts payable and accrued expenses. . . . . . . . . . . . . . . .       398,443        161,980
      Accrued payroll, vacation and related taxes. . . . . . . . . . . . .       350,145        207,028
      Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . . . .       126,453         49,779
      Employee stock purchase plan . . . . . . . . . . . . . . . . . . . .         9,974          3,406
      Other accrued liabilities. . . . . . . . . . . . . . . . . . . . . .       168,470        265,547
--------------------------------------------------------------------------  -------------  -------------

 TOTAL CURRENT LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . .  $  1,074,761        727,922

 NOTES PAYABLE, LESS CURRENT MATURITIES (NOTE 3(A)). . . . . . . . . . . .             -         18,797

 CAPITALIZED LEASE OBLIGATIONS, LESS CURRENT MATURITIES. . . . . . . . . .             -          2,479

 DEFERRED GAIN - ASSETS HELD FOR SALE (NOTE 3(A)). . . . . . . . . . . . .       859,996        977,267
--------------------------------------------------------------------------  -------------  -------------

 TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,934,757      1,726,465

 COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERSEQUITY
      Convertible preferred stock, $.001 par value, 10,000,000 shares authorized, 248,460 and 250,000 shares issued and outstanding,
           respectively (Note 4) . . . . . . . . . . . . . . . . . . . . .           248            250
      Common stock, $.0001 par value; 50,000,000 shares authorized, and
           22,319,156 and 20,026,263  shares issued and outstanding,
           respectively (Note 4) . . . . . . . . . . . . . . . . . . . . .         2,231          2,002
      Additional paid-in capital (Note 4). . . . . . . . . . . . . . . . .    20,091,408     16,724,176
      Additional paid-in capital - stock options . . . . . . . . . . . . .             -        750,000
      Deferred compensation. . . . . . . . . . . . . . . . . . . . . . . .             -       (250,000)
      Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . . . .   (14,685,442)   (14,150,080)
--------------------------------------------------------------------------  -------------  -------------

 TOTAL STOCKHOLDERSEQUITY. . . . . . . . . . . . . . . . . . . . . . . . .     5,408,445      3,076,348
--------------------------------------------------------------------------  -------------  -------------

 TOTAL LIABILITIES AND STOCKHOLDERS EQUITY . . . . . . . . . . . . . . . .  $  7,343,202   $  4,802,813
--------------------------------------------------------------------------  -------------  -------------
--------------------------------------------------------------------------  -------------  -------------
The  accompanying  notes  are  an  integral part of these consolidated financial statements.



                                    PAGE F-3


                          SPACEDEV, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Three and Nine Months Ending                          Three-Months Ending                         Nine-Months Ending
                                      -------------------------------------------  ------------------------------------------
              September 30,               2005         %         2004        %        2005          %       2004        %
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------

 NET SALES. . . . . . . . . . . . . . $  2,234,010   100.0%  $ 1,230,126   100.0%  $  5,942,558  100.0%  $ 3,445,569   100.0%

 TOTAL COST OF SALES. . . . . . . . .    1,709,077    76.5%      952,944    77.5%     4,571,505   76.9%    2,702,583    78.4%

 GROSS MARGIN . . . . . . . . . . . .      524,933    23.5%      277,182    22.5%     1,371,053   23.1%      742,986    21.6%
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------

 OPERATING EXPENSES
    Marketing and sales expense . . .      188,655     8.4%      120,367     9.8%       493,344    8.3%      335,652     9.7%
    General and administrative. . .        253,341    11.3%      108,049     8.8%       654,524   11.0%      313,784     9.1%
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------

 TOTAL OPERATING EXPENSES . . . . . .      441,996    19.8%      288,416    18.6%     1,147,868   19.3%      649,436    18.8%
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------

 INCOME FROM OPERATIONS . . . . . . .       82,937     3.7%       48,766     4.0%       223,185    3.8%       93,550     2.7%
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------

 NON-OPERATING (INCOME) EXPENSE
    Interest income . . . . . . . . .      (24,848)   -1.1%       (5,619)   -0.5%       (69,632)  -1.2%       (5,619)   -0.2%
    Interest expense. . . . . . . . .          452     0.0%       23,110     1.9%         2.283    0.0%       62,633     1.8%
    Gain on building sale (Note 3(a))      (29,318)   -1.3%      (29,318)   -2.4%       (87,953   -1.5%      (87,954)   -2.6%
    Non-Cash loan fee - equity conversions
      (Note 3(c)).                                -    0.0%      663,481    53.9%        28,875    0.5%    2,456,794    71.3%
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------

 TOTAL NON-OPERATING (INCOME) EXPENSE      (53,714)   -2.4%      651,654    53.0%      (126,427)  -2.1%    2,425,854    70.4%
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------

 INCOME (LOSS) BEFORE TAXES . . . . .      136,651     6.1%     (602,888)  -49.0%       349,612    5.9%   (2,332,304)  -67.7%

 INCOME TAX PROVISION . . . . . . . .          400     0.0%            -     0.0%         1,200    0.0%            -     0.0%

 NET INCOME (LOSS). . . . . . . . . . $    136,251     6.1%     (602,888)  -49.0%  $    348,412   5.90%  $(2,332,304)  -67.7%
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------

 NET INCOME (LOSS) PER SHARE:
      Net income (loss) . . . . . . . $       0.01           $     (0.03)          $       0.02          $    (0.13)
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------

      Weighted-Average Shares
        Outstanding                     21,241,448            19,228,019             21,777,211           18,019,886

 FULLY DILUTED NET INCOME (LOSS) PER SHARE:
      Net income (loss) . . . . . . . $       0.00                ($0.03)          $       0.01          $    (0.13)
------------------------------------- ------------   ------  -----------  -------  ------------  ------  -----------  -------

     Fully Diluted Weighted-Average
         Shares Outstanding             29,362,131            19,228,019             29,719,369           18,019,886

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
The  accompanying  notes  are  an  integral part of these consolidated financial statements.




                                    PAGE F-4


                          SPACEDEV, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)





-------------------------------------------------------------  ------------  ------------
-------------------------------------------------------------  ------------  ------------

 Nine-Months Ended September 30,. . . . . . . . . . . . . . .         2005          2004
-------------------------------------------------------------  ------------  ------------
 CASH FLOWS FROM OPERATING ACTIVITIES
      Net income (loss) . . . . . . . . . . . . . . . . . . .  $   348,412   $(2,332,304)
      Adjustments to reconcile net income (loss) to net cash
          provided by (used in) operating activities:
           Depreciation and amortization. . . . . . . . . . .      108,265        55,236
           Gain on disposal of building sale. . . . . . . . .      (87,953)      (87,954)
           Non-cash loan fees . . . . . . . . . . . . . . . .       28,875     2,456,794
           Change in operating assets and liabilities . . . .      (84,760)      (25,552)

 NET CASH PROVIDED BY OPERATING ACTIVITIES. . . . . . . . . .      312,839        66,220


CASH FLOWS FROM INVESTING ACTIVITIES
      Notes Receivable. . . . . . . . . . . . . . . . . . . .   (1,326,453)            -
      Purchases of fixed assets . . . . . . . . . . . . . . .     (651,864)     (165,770)
-------------------------------------------------------------  ------------  ------------

NET CASH USED IN INVESTING ACTIVITIES . . . . . . . . . . . .   (1,978,317)     (165,770)


 CASH FLOWS FROM FINANCING ACTIVITIES
      Principal payments on notes payable . . . . . . . . . .      (27,330)      (32,555)
      Principal payments on capitalized lease obligations . .       (2,774)       (9,163)
      Employee Stock Purchase Plan. . . . . . . . . . . . . .       48,343             -
      Payments on notes payable - related party . . . . . . .            -      (614,778)
      Proceeds from issuance of common and preferred stock. .      600,881     3,783,725
      Proceeds from revolving credit facility . . . . . . . .            -       458,908
-------------------------------------------------------------  ------------  ------------

 NET CASH PROVIDED BY FINANCING ACTIVITIES. . . . . . . . . .      619,120     3,586,137


 Net (decrease) increase in cash and cash equivalents . . . .   (1,046,358)    3,486,587


 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD . . . . . .    5,068,601       592,006
-------------------------------------------------------------  ------------  ------------

 CASH AND CASH EQUIVALENTS AT END OF PERIOD . . . . . . . . .  $ 4,022,243   $ 4,078,593
-------------------------------------------------------------  ------------  ------------
-------------------------------------------------------------  ------------  ------------

    The accompanying notes are an integral part of these consolidated financial statements.




                                    PAGE F-5


                          SPACEDEV, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF CASH FLOWS, CONT'D.
                                   (UNAUDITED)






-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
 Nine-Months Ended September 30, . . . . . . . . . . . . . . . . . . . .. . . . 2005       2004
----------------------------------------------------------------------------  -------    --------

 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid during the period for:
           Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $2,283    $305,038

 NONCASH INVESTING AND FINANCING ACTIVITIES:

During the nine-months ending September 30, 2005 and 2004, the Company converted
     $47,702 and $12,628 of employee stock purchase plan contributions into 34,040 and 14,070 shares of common stock, respectively.

During the nine-months ending September 30, 2005, the Company declared dividends payable of $128,057 to the holders of its preferred stock.

During the nine-months ending September 30, 2005, the Company converted dividends payable of $174,976 into 113,621 shares of common stock to the holders of its preferred stock.

During the nine-months ending September 30, 2005, the Company did not maintain a balance under its revolving credit facility, therefore the Company recorded no non-cash loan fees.

During the nine-months ending September 30, 2004, the Company issued 1,954,661 shares of its common stock to the Laurus Master Fund from conversions under its revolving credit facility, thereby realizing a corresponding reduction in current liabilities of approximately $1,240,500 The Company recorded additional non-cash loan fees of approximately $1,718,000 and charged these fees to expense.

During the nine-months ending September 30, 2004, the Company issued 589,212 shares of its common stock to the participants in our convertible debt program in 2003 from conversions of warrants thereby receiving cash in the amount of $227,500. The Company recorded additional non-cash loan fees of approximately $738,700 and charged these fees to expense.

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
The  accompanying  notes  are  an  integral part of these consolidated financial statements.




                                    PAGE F-6


NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

1.       BASIS  OF  PRESENTATION

The accompanying consolidated financial statements of SpaceDev, Inc. (the "Company") include the accounts of the Company and its inactive subsidiary, SpaceDev, Inc., an Oklahoma corporation. In the opinion of management, the consolidated financial statements reflect all normal and recurring adjustments, which are necessary for a fair presentation of the Company's financial position, results of operations and cash flows as of the dates and for the periods presented. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Consequently, these statements do not include all disclosures normally required by generally accepted accounting principles of the United States of America for annual financial statements nor those normally made in an Annual Report on Form 10-KSB. Accordingly, reference should be made to the Company's Form 10-KSB filed on March 28, 2005 and other reports the Company filed with the U.S. Securities and Exchange Commission for additional disclosures, including a summary of the Company's accounting policies, which have not materially changed. The consolidated results of operations for the three- and nine month periods ending September 30, 2005 are not necessarily indicative of results that may be expected for the fiscal year ending December 31, 2005 or any future period, and the Company makes no representations related thereto.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities and the results of operations during the reporting period. Actual results could differ materially from those estimates.

2.       REVENUE  RECOGNITION

The Company's revenues for the nine months ended September 30, 2005 and 2004 were derived primarily from United States government cost plus fixed fee
(CPFF). Revenues from the CPFF contracts during the nine months ended September 30, 2005 and 2004 were recognized as expenses as incurred. Estimated contract profits are taken into earnings in proportion to revenues recorded. Time and material revenues are recognized as services are performed and costs incurred. Actual results of contracts may differ from management's estimates and such differences could be material to the consolidated financial statements.
Professional fees are billed to customers on a time and materials basis. Time and material revenues are recognized as services are performed and costs incurred.

3.     NOTES  PAYABLE

a)     Building  and  Settlement  Notes

In December 2002, the Company entered an agreement to sell its interest in its facility. The transaction closed in January 2003. The escrow transaction included the sale of the land and building. Net fixed assets were reduced by approximately $1.9 million and notes payable were reduced by approximately $2.4 million while a deferred gain was recorded. In conjunction with the sale, the Company entered into a lease agreement with the buyer to leaseback its facilities. The Company's Chief Executive Officer provided a guarantee for the leaseback. The gain on the sale of the facility was deferred and amortized in proportion to the gross rental charged to expense over the lease term. Deferred gain of $1,172,720 is being amortized at the rate of $117,272 per year for ten
(10) years ending in January 2013. As of September 30, 2005, the deferred gain was $859,996. This amortization is included in the Company's occupancy and facility expense, included in the Company's non-operating expenses, and totaled $87,953 and $87,954 for the nine months ended September 30, 2005 and 2004, respectively.

Deferred  gain  consisted  of  the  following:

Nine  Months  Ended  September  30,  2005

Original Deferred Gain  $1,172,720
Less Amortization 2003    (107,499)
Less Amortization 2004    (117,272)
Less Amortization 2005     (87,953)
----------------------  -----------
                        $  859,996
----------------------  -----------


                                    PAGE F-7


In 2001, the Company entered into three settlement loan agreements with various vendors. The total of $171,402 for all three loans called for payments between 24 and 50 months with interest that ranges from 0% to 8%. At September 30, 2005 and 2004, the outstanding balances on these notes were $18,797 and $55,036, respectively, with interest expense for the nine months ended September 30, 2005 and 2004 of $1,277 and $3,691, respectively. As of September 30, 2005, only one note remained outstanding.

Future  -minimum  principal  payments  on  settlement  notes  are  as  follows:

For  the  twelve  months  ended  September  30,

2006                    $   18,797
2007                             -
2008                             -
----------------------  -----------
Total Settlement Notes  $   18,797


b)     Related  Parties

The Company had a note payable to its CEO. As part of the Company's preferred stock offering (see Note 5), the note was paid in full during the third quarter of 2004 and no amounts were outstanding at September 30, 2005 or 2004.

Interest expense on this note was $0 and $29,256 for the nine months ended September 30, 2005 and 2004, respectively.

c)     Revolving  Credit  Facility.

In June 2003, the Company entered into a Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus Master Fund, Ltd. ("Laurus"). Pursuant to the agreements, the Company received a $1 million revolving credit facility in the form of a three-year
Convertible Note secured by the Company's assets subject to the amount of eligible accounts receivables. The net proceeds from the Convertible Note were used for general working capital purposes. Advances on the Convertible Note may be repaid at the Company's option, in cash or through the issuance of shares of the Company's common stock provided the market price of the common stock was 118% of the fixed conversion price or greater. The Convertible Note carries an interest rate of Wall Street Journal Prime plus 0.75% on any outstanding balance. In addition, the Company is required to pay a collateral management payment of 0.55% of the average aggregate outstanding balance during each month plus an unused line payment of 0.20% per annum. Approximately $29,600 in interest and approximately $4,000 in fees were recorded under the revolving credit facility in the first nine months of 2004. There was no outstanding balance on the revolving credit facility at any time during the nine months ended September 30, 2005.

The Convertible Note includes a right of conversion in favor of Laurus. Laurus exercised its conversion rights from time to time in 2004 on outstanding balances. There have been no outstanding balances in 2005. When Laurus chooses to exercise its conversion rights, the Convertible Note is converted into shares of the Company's common stock at a fixed conversion price, subject to adjustments for stock splits, combinations and dividends and for shares of common stock issued for less than the fixed conversion price (unless exempted pursuant to the agreements). The Agreement was modified on March 31, 2004 to provide for a six-month waiver of the accounts receivable restrictions and a fixed conversion price to Laurus of $0.85 per share on the first $500,000 after the first $1 million. The agreement was further modified on August 25, 2004 to provide for a fixed conversion price to Laurus of $1.00 per share on the next $1 million. Thereafter, the fixed conversion price will be adjusted to 103% of the then fair market value of the Company's common stock ("Adjusted Fixed Conversion Price").

Laurus converted $1,240,507 under the Convertible Note into 1,954,661 shares during the nine months ended September 30, 2004. Laurus has converted a total of $2,500,000 into 3,406,417 shares under the Convertible Note since the inception of the revolving credit facility. For the nine month period ending September 30, 2004, the Company recorded $1,718,120 in expense for the non-cash loan fee based on the fair market value of the stock when Laurus converted and $2,607,099 in expense for the non-cash loan fee since the inception of the revolving credit facility. There have been no conversions during the first nine months of 2005. The fair market value of the common stock used in 2004 was established using the closing price on the date of conversion.


                                    PAGE F-8


Availability of funds under the revolving credit facility is based on the Company's accounts receivable, except as waivers are provided by Laurus. In 2003, an initial three-month waiver was offered by Laurus, under which Laurus permitted a credit advance up to $300,000, which amount would have otherwise exceeded eligible accounts receivable. Laurus subsequently extended the waiver for two additional six-month periods into 2004, under which Laurus permitted a credit advance up to $1 million, which amount would have otherwise exceeded eligible accounts receivable. The revolving credit facility is secured by all of the assets of the Company.

In conjunction with the 2004 waiver, Laurus was paid a fee of $10,000, which was recorded as additional interest expense in 2004. The Company is required to pay a continuation fee of $10,000 for 2005. In addition, Laurus received a warrant to purchase 200,000 shares of the Company's common stock for the initial $1 million revolving credit facility. The warrant exercise price was computed as follows: $0.63 per share for the purchase of up to 125,000 shares; $0.69 per share for the purchase of an additional 50,000 shares; and $0.80 per share for the purchase of an additional 25,000 shares. The warrant exercise price may be paid in cash, in shares of the Company's common stock, or by a combination of both. Laurus exercised the warrant in part for 25,000 shares in April 2005. The warrant may be exercised for the balance of the shares any time or from time to time until June 3, 2008. The warrant exercise price and the number of shares underlying the warrant are subject to adjustments for stock splits, combinations and dividends.

In addition to the initial warrant, the Company was obligated to issue an additional five-year warrant to Laurus to purchase one share of common stock at an exercise price equal to 125% of the Adjusted Fixed Conversion Price for every ten dollars ($10) in principal of the Convertible Note converted into common stock if and when over $1 million was converted under the revolving credit facility. On June 18, 2004, the Company issued an additional warrant to purchase 50,000 shares at an exercise price of $1.0625 per share in relation to the March 31, 2004 credit facility modification. This additional warrant was exercised by Laurus in April 2005 and resulted in a non-cash interest expense of $28,875 for the nine months ended September 30, 2005. Since no more than an aggregate of 100,000 shares of the Company's common stock were authorized as additional warrants under the Laurus Agreements, on August 25, 2004, the Company issued an additional warrant to purchase 50,000 shares at an exercise price of $1.925 per share in relation to the August 25, 2004 credit facility modification, i.e., there was a 100,000 share ceiling on the number of warrants to be issued regardless of the amount converted under the revolving credit facility.

The Company may terminate its agreements with Laurus before the end of the initial three-year term, i.e., June 3, 2006, and Laurus will release its security interests upon payment to Laurus of all obligations, if the Company has: (i) provided Laurus with an executed release of all claims which the Company may have under the agreements; and, (ii) paid to Laurus an early payment fee in an amount equal to two percent (2%) of the total amount available under the revolving credit facility if such payment occurs after June 3, 2005 and prior to June 3, 2006. The early payment fee is also due and payable by the Company to Laurus if the Company terminates its Agreement after the occurrence of an Event of Default, as defined in the agreements.

As a result of the amendments and modifications discussed above, at September 30, 2005 the revolving credit facility provided for up to a maximum of $1.5 million in principal amount of aggregate borrowing The fixed conversion price for future amounts under the revolving credit facility will be set at 103% of the fair market value of our common stock. There was no balance on the revolving credit facility for the nine months ended September 30, 2005.

4.     STOCKHOLDER'S  EQUITY  -  PREFERRED  STOCK,  COMMON  STOCK  AND  WARRANTS

PREFERRED  STOCK

In August 2004, the Company entered into a Securities Purchase Agreement with Laurus, whereby the Company issued 250,000 shares of its Series C Convertible Preferred Stock, par value $0.001 per share, to Laurus for an aggregate purchase price of $2,500,000 or $10.00 per share (the "Stated Value"). The preferred shares are convertible into shares of the Company's common stock at a rate of $1.54 per share at any time after the date of issuance, and are entitled to quarterly, cumulative dividends at a rate of 6.85% beginning on January 1, 2005. For the nine months ended September 30, 2005, approximately $128,000 has been accrued for dividends earned in 2005. Approximately $175,000 of accrued dividends were satisfied by the issuance of the Company's common stock during the nine months ended September 30, 2005. Dividends are payable in cash or shares of the Company's common stock at the holder's option with the exception that dividends must be paid in shares of the Company's common stock for up to 25% of the aggregate dollar trading volume if the fair market value of the Company's common stock for the 20-days preceding the conversion date exceeds $1.85 per share. In January 2005, $60,967 was converted into 39,589 shares of


                                    PAGE F-9


the Company's common stock from previous dividend accruals. In May 2005, $56,300 was converted into 36,559 shares of the Company's common stock from dividends accrued from January through April 2005 and in September 2005, $57,708 was converted into 37,473 shares of the Company's common stock from dividends accrued from May through August 2005. The preferred shares are redeemable by the Company in whole or in part at any time after issuance for (a) 115% of the Stated Value if the average closing price of the common stock for the 22 days immediately preceding the date of conversion does not exceed the conversion rate or (b) the Stated Value if the average closing price of the common stock for the 22 days immediately preceding the date of preferred stock conversion exceeds the Stated Value. The preferred shares have a liquidation preference equal to the Stated Value upon the Company's dissolution, liquidation or winding-up. The preferred shares have no voting rights. As of September 30, 2005, 1,540 preferred shares had been converted into 10,000 shares of the Company's common stock

In conjunction with the preferred stock, the Company issued a five-year common stock purchase warrant to Laurus for the purchase of 487,000 shares of the Company's common stock at an exercise price of $1.77 per share. The Company filed a registration statement for the resale of all of the shares of its common stock issuable upon conversion of the preferred shares and the warrant, as well as an estimated number of shares payable as dividends on the preferred shares, which was declared effective in November 2004.

COMMON  STOCK  AND  WARRANTS

The Company has elected to account for its stock-based compensation plans under APB 25. However, the Company has computed, for pro forma disclosure purposes, the value of all options granted during the nine months ended September 30, 2005 and 2004 using the minimum value method as prescribed by SFAS 123 and amended by SFAS 148. Under this method, the Company used the risk-free interest rate at the date of grant, the expected volatility, the expected dividend yield and the expected life of the options to determine the fair value of options granted. The risk-free interest rates ranged from 6.0% to 6.5%, expected volatility was 117%, the dividend yield was assumed to be zero, and the expected life of the options was assumed to be three to five years based on the average vesting period of options granted.

If the Company had accounted for these options in accordance with SFAS 123, the total value of options granted during the nine months ended September 30, 2005 and 2004 would be amortized on a pro forma basis over the vesting period of the options. Thus, the Company's consolidated net income (loss) would have been as follows:





=====================================================================  ==========  ============
 NET INCOME (LOSS). . . . . . . . . . . . . . . . . . . . . . . . . .       2005          2004
=====================================================================  ==========  ============

 As reported. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 348,412   $(2,332,304)
 Add:  Stock based employee compensation
 expense included in reported net income. . . . . . . . . . . . . . .  $       -   $         -
 Deduct:  Stock based employee compensation expense determined under
 the fair value based method for all awards . . . . . . . . . . . . .  $ 553,989   $   303,425
---------------------------------------------------------------------  ----------  ------------
 Pro forma. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $(205,577)  $(2,635,729)
=====================================================================  ==========  ============
 NET INCOME (LOSS) PER SHARE:

 As reported. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    0.02   $     (0.13)
 Pro forma. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   (0.01)  $     (0.15)
=====================================================================  ==========  ============


Beginning January 2006, the Company plans to adopt SFAS 123R as currently required by the Securities and Exchange Commission. See Note 7 below. As of September 30, 2005, the Company had not yet determined the impact of SFAS 123(R) on its financial statements.

November 1997, the Company entered into a five-year employment agreement with Mr. James W. Benson, its CEO. On July 16, 2000, the Company amended the employment agreement with Mr. Benson extending the term until July 16, 2005. As part of the original employment agreement, the Company granted options to Mr. Benson to purchase up to 2,500,000 of non-plan, non-registered shares of the Company's common stock. Options for 500,000 of these shares were vested prior to the expiration of Mr. Benson's employment agreement and those options remain outstanding, and the balance expired unvested. The vested options have an exercise price of $1.00 and expire in July 2010. The options previously granted to Mr. Benson, as part of his employment contract were subject to the following vesting conditions, which were amended in January 2000 and later ratified by the Board in July 2000. The agreement provided the Board


                                    PAGE F-10


flexibility  to   award  options   for  an  additional  1,500,000  of  non-plan,
non-registered shares of restricted common stock to Mr. Benson, which additional options were not granted.


5.     NOTES  RECEIVABLE

On September 8, 2005, the Company made a secured loan in the principal amount of $1.2 million to Starsys Research Corporation ("Starsys"), a design, engineering, and manufacturing company located in Boulder, Colorado which provides mechanical systems to the aerospace industry. The loan, as amended on December 20, 2005, accrues interest at 8% per annum and matures on January 31, 2006 or earlier in certain circumstances. No principal or interest payments are due before maturity. The maturity date may be accelerated upon the occurrence of certain events of default. The loan is secured by a security interest in all of the assets of Starsys, subject to an intercreditor agreement with Vectra Bank Colorado, National Association ("Vectra"), described below. In addition, Starsys has agreed to pay the Company a placement agent fee and to reimburse the Company expenses in the aggregate amount of $120,000. This amount was deferred until the closing of the Plan of Merger (see Note 7) and added to the principal balance of the note evidencing the loan.

In connection with making the loan, the Company entered into an exclusivity agreement with Starsys which provides that Starsys will not discuss a material sale of its assets, a material sale of its stock, a merger, or similar transaction with any other party until October 31, 2005. Prior to completion of the loan described above, the Company and Starsys entered into a non-binding letter of intent concerning a transaction of the nature described in the exclusivity agreement. The structure and economic terms of a potential transaction, however, remained subject to further negotiations and due diligence by both parties; however, on October 26, 2005, the Company and Starsys entered into a definitive merger agreement (see Note 7, Subsequent Events).

6.     NEW  ACCOUNTING  PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 153, Exchanges of Nonmonetary Assets- An Amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured


                                    PAGE F-11


based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application was permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's financial position or results of operations.

In December 2004, FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS No. 123R). FAS No. 123R revised SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123R will require compensation costs related to share-based payment transactions to be recognized in the financial statement (with limited exceptions). The amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. Compensation cost will be recognized over the period that an employee provides service in exchange for the award.

In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (SAB No. 107), Share-Based Payment, providing guidance on option valuation methods, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS No. 123R, and the disclosures in MD&A subsequent to the adoption. In April 2005, the Securities and Exchange
Commission adopted a rule which delayed the compliance date for small business issuers to the start of the first fiscal year beginning after December 15, 2005. The Company will provide SAB No. 107 required disclosures upon adoption of SFAS No. 123R in January 2006 and is currently evaluating the impact the adoption of the standard will have on the Company's financial condition and results of operations.

In June 2005, FASB issued SFAS No. 154, Accounting Changes and Errors Corrections, a replacement of APB Opinion No. 20 and FAS No. 3. The Statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impractical. APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No.154 is not expected to have a material adverse effect on the Company's financial position or results of operations.

7.     SUBSEQUENT  EVENTS

In October 2005, the Company entered into an Agreement and Plan of Merger and Reorganization ("merger agreement"), with Starsys Research Corporation ("Starsys"), a Colorado corporation, and Scott Tibbitts, its largest shareholder. Pursuant to the merger agreement, Starsys will merge with and into a newly-created, wholly-owned subsidiary of the Company. Holders of Starsys common stock will become holders of the Company's common stock following the merger. The merger agreement is subject to a number of conditions described below, including effectiveness of a Form S-4 registration statement and approval of the respective shareholders of SpaceDev and Starsys.

     Merger Consideration. The Company will pay and issue the following consideration at the effective time of the merger, subject to adjustment as provided in the merger agreement:

-    cash  in  the  aggregate  amount  of  $1,500,000;  and

- an aggregate number of shares of the Company's common stock equal to the quotient of (A) $7,500,000 divided by (B) the greater of (1) $1.40 and (2) the lesser of (x) $1.90 and (y) the volume weighted average price of the Company's common stock for the preceding 20 trading days.

Fifty percent (50%) of the number of shares of the Company's common stock issued at closing will be deposited in escrow as security for the payment of indemnification claims under the merger agreement, which escrow


                                    PAGE F-12


will generally last until ten (10) days following the date of audited financial statements prepared for the surviving corporation for the fiscal year ending 2006 (i.e., approximately April 2007).

Following the merger, Starsys shareholders may also be entitled to receive, based on the achievement by the surviving corporation of certain performance criteria for each of the fiscal years ending December 31, 2005, December 31, 2006 and December 31, 2007, additional consideration consisting of up to:

- For the fiscal year ended December 31, 2005, $350,000 in cash and an aggregate number of shares of the Company's common stock equal to the quotient of (A) $3,000,000 divided by (B) the greater of (1) $2.00 and (2) the volume weighted average price of the Company's common stock for the twenty (20) trading days preceding the date of the audit opinion for Starsys' fiscal year ended December 31, 2005;

- For the fiscal year ended December 31, 2006, $350,000 in cash and an aggregate number of shares of the Company's common stock equal to the quotient of (A) $7,500,000 divided by (B) the greater of (1) $2.50 and (2) the volume weighted average price of the Company's common stock for the twenty (20) trading days preceding the date of the audit opinion for Starsys' fiscal year ended December 31, 2006; and,

- For the fiscal year ended December 31, 2007, $350,000 in cash and an aggregate number of shares of the Company's common stock equal to the quotient of (A) $7,500,000 divided by (B) the greater of (1) $3.00 and (2) the volume weighted average price of the Company's common stock for the twenty (20) trading days preceding the date of the audit opinion for Starsys' fiscal year ended December 31, 2007.

If any shares of the Company's common stock are payable as consideration for the fiscal year ending December 31, 2005, fifty percent (50%) of those shares will be deposited in the escrow described above.

Each outstanding share of the Company's common stock will remain unchanged in the merger.

Working Capital Contribution. The Company will contribute $2.5 million to the working capital of the surviving corporation through the end of 2006.

Treatment of Stock Options and Warrants. The holders of options, warrants and other rights to purchase Starsys common stock must exercise such rights on or before the closing of the merger. Any options, warrants or other rights to purchase Starsys common stock which are not exercised prior to the closing of the merger will be cancelled and will terminate and expire as of that closing of the merger. The Company will assume no options, warrants or other rights to purchase Starsys common stock pursuant to the merger.

Loan Repayments. At the closing of the merger, the Company will (i) pay off the remaining principal and interest of all loans to Starsys from Vectra Bank Colorado, together with any other costs incurred in connection with those loans,
(ii) cancel and terminate the secured loan of $1.2 million and all accrued interest and fees, from the Company to Starsys (the "SpaceDev loan"), and (iii) pay off subordinated loans in the aggregate amount of approximately $920,000 owed by Starsys to certain Starsys shareholders. The Company will not be obligated to pay off more than $4,600,000 in the aggregate (excluding the amount of the SpaceDev loan) for all of the loans and related costs described above.

Reservation of Options. The Company has agreed to reserve for issuance to Starsys officers, employees and consultants options to buy a number of shares of the Company's common stock equal to at least 15% of the number of shares of the Company's common stock issued at the closing and as earnout consideration. The Company will seek approval of its shareholders to increase the amount of shares available under the Company's 2004 Equity Incentive Plan, or under a new stock or equity plan to be adopted, to provide sufficient reserves for the issuance of the options referenced above.

Representations, Warranties and Covenants. The Company and Starsys have made customary representations, warranties and covenants in the merger agreement, including, among others, covenants (i) not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain
exceptions,   enter  into  discussions


                                    PAGE F-13


concerning or provide information in connection with alternative business combination transactions, (ii) to cause shareholder meetings to be held to consider approval of the merger agreement (in the case of Starsys and the Company), and (iii) subject to certain exceptions, for the board of directors of Starsys to recommend adoption by its shareholders of the merger agreement and for our board of directors to recommend adoption by its shareholders of the merger agreement.

Conditions to Closing. Consummation of the merger is subject to certain closing conditions, including, among others, shareholder approvals, absence of governmental restraints, effectiveness of a Form S-4 registration statement, and accuracy of representations. The merger agreement allows Starsys and us to terminate the merger agreement upon the occurrence (or non-occurrence) of certain events.

Following the effective time of the merger, Scott Tibbitts, who is currently the Chief Executive Officer of Starsys, will become a director and executive officer of the Company.

In October 2005, the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. whereby the Company issued 2,032,520 shares of its common stock to Laurus for an aggregate purchase price of $2,500,000, or $1.23 per share, representing 80% of the 20-day volume weighted average price of the Company's common stock through October 28, 2005. In conjunction with the Securities Purchase Agreement, the Company issued a five-year common stock purchase warrant to Laurus for the purchase of 450,000 shares of common stock at an exercise price of $1.93 per share. The Company has committed to register all of the shares of stock underlying the common stock and the warrant after the Form S-4 (described above) becomes effective. Also in conjunction with the agreement, the Company has agreed to pay Laurus a fee equal to 3.5% of the proceeds raised from them, exclusive of the proceeds obtained from the exercise of the warrants.

On December 20, 2005, SpaceDev entered into an executive employment agreement with James W. Benson pursuant to which Mr. Benson is employed as SpaceDev's chairman and chief technology officer. The agreement supersedes all prior employment agreements between SpaceDev and Mr. Benson. The agreement has an initial term of two years, and will be automatically renewed for a third year unless either SpaceDev or Mr. Benson provides written notice of an intent not to renew. Under the agreement, Mr. Benson is entitled to receive (1) a base salary of $14,000 per month, subject to adjustment up to $17,000 per month upon the happening of certain events, (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement (including a bonus of $22,500 upon the completion of the merger with Starsys), and (3) a fully-vested option to purchase up to 950,000 shares of SpaceDev common stock under the terms and conditions of a non-plan stock option agreement between SpaceDev and Mr. Benson. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the options are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value equal to the exercise price upon exercise. SpaceDev will pay severance to Mr. Benson if his employment is terminated by SpaceDev without cause or by Mr. Benson for good reason. The severance payment is equal to: (1) if Mr. Benson's employment is terminated by SpaceDev without cause, his then-current base salary per month multiplied by the greater of (A) 12 months and (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Benson's employment is terminated by Mr. Benson for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months and (B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months. Under the agreement, SpaceDev will indemnify Mr. Benson to the extent provided in SpaceDev's articles of incorporation, as may be amended from time to time, to the maximum extent permitted by law and pursuant to SpaceDev's standard indemnification agreement with its officers and directors.

On December 20, 2005, Mr. Benson also received an option to purchase up to 150,000 shares of our common stock in connection with his services as chairman of SpaceDev pursuant to the terms of a separate non-plan stock option agreement between SpaceDev and Mr. Benson. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the option are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value of the exercise price upon exercise.

On December 20, 2005, SpaceDev entered into an executive employment agreement with Mark N. Sirangelo pursuant to which Mr. Sirangelo will be employed as SpaceDev's chief executive officer and vice chairman effective December 30, 2005. The agreement has an initial term of two years, and will be automatically renewed for a third year


                                    PAGE F-14


unless either SpaceDev or Mr. Sirangelo provides written notice of an intent not to renew. Under the agreement, Mr. Sirangelo is entitled to receive (1) a base salary of $22,500 per month, subject to adjustment up to $27,500 per month upon the happening of certain events, (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement (including a bonus of $25,000 upon the completion of the merger with Starsys), and (3) a fully-vested option to purchase up to 1,900,000 shares of SpaceDev common stock under the terms and conditions of a non-plan stock option agreement between SpaceDev and Mr. Sirangelo. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the option are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. SpaceDev will pay severance to Mr. Sirangelo if his employment is terminated by SpaceDev without cause or by Mr. Sirangelo for good reason. The severance payment is equal to: (1) if Mr. Sirangelo's employment is terminated by SpaceDev without cause, his then-current base salary per month multiplied by the greater of (A) 12 months and (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Sirangelo's employment is terminated by Mr. Sirangelo for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months and
(B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months. Under the agreement, SpaceDev will indemnify Mr. Sirangelo to the extent provided in SpaceDev's articles of incorporation, as may be amended from time to time, to the maximum extent permitted by law and pursuant to SpaceDev's standard indemnification agreement with its officers and directors.

On December 20, 2005, SpaceDev entered into an amended and restated executive employment agreement with Richard B. Slansky pursuant to which Mr. Slansky is employed as SpaceDev's president and chief financial officer. The agreement supersedes in full the employment agreement dated February 10, 2003 between SpaceDev and Mr. Slansky. The agreement has an initial term of two years, and will be automatically renewed for a third year unless either SpaceDev or Mr. Slansky provides written notice of an intent not to renew. Under the agreement, Mr. Slansky is entitled to receive (1) a base salary of $14,500 per month, subject to adjustment up to $20,000 per month upon the happening of certain events, (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement (including a bonus of $25,000 upon the completion of the merger with Starsys), and (3) a fully-vested option to purchase up to 1,400,000 shares of SpaceDev common stock under the terms and conditions of a non-plan stock option agreement between SpaceDev and Mr. Slansky. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the options are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value equal to the exercise price upon exercise. SpaceDev will pay severance to Mr. Slansky if his employment is terminated by SpaceDev without cause or by Mr. Slansky for good reason. The severance payment is equal to: (1) if Mr. Slansky's employment is terminated by SpaceDev without cause, his then-current base salary per month multiplied by the greater of (A) 12 months and (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Slansky's employment is terminated by Mr. Slansky for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months and (B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months. Under the agreement, SpaceDev will indemnify Mr. Slansky to the extent provided in SpaceDev's articles of incorporation, as may be amended from time to time, to the maximum extent permitted by law and pursuant to SpaceDev's standard indemnification agreement with its officers and directors.

On December 20, 2005, SpaceDev approved the accelerated vesting of all unvested stock options held by its officers, directors, employees, and consultants, effective December 20, 2005. The primary purpose of the accelerated vesting is to eliminate future stock-based employee compensation expense SpaceDev would otherwise recognize in its consolidated statement of operations with respect to the accelerated options once FASB Statement No. 123R (Share-Based Payment) becomes effective. The estimated maximum future expense that is eliminated is approximately $5 million.

On December 20, 2005, SpaceDev and Starsys agreed to extend to January 31, 2006 the maturity date of the $1.2 million loan from SpaceDev to Starsys, which loan was originally extended to Starsys pursuant to the terms of a bridge loan agreement dated September 8, 2005. Under that agreement, the loan to Starsys was for the purpose of paying down Stasys' credit facility with Vectra. The loan accrues interest at 8% per annum and was originally set to mature on December 31, 2005 or earlier in certain circumstances. No principal or interest payments are due before maturity. The maturity date may be accelerated upon the
occurrence   of   certain   events   of   default.   The   loan  is  secured  by


                                    PAGE F-15


a security interest in all of the assets of Starsys, subject to an intercreditor agreement with Vectra. This intercreditor agreement precludes SpaceDev from foreclosing on its loan, absent Vectra's consent, until May 31, 2006.

Starsys was required to use the proceeds of the loan to make a progress payment To Vectra on the outstanding principal balance of loans under the credit facility, which payment was due under the forbearance agreement.

Upon consummation of the merger on January 31, 2006, SpaceDev canceled and terminated the $1.2 million secured bridge loan that it extended to Starsys on September 8, 2005, and SpaceDev repaid and terminated Starsys' credit facility with Vectra Bank Colorado and Starsys' subordinated loans from four of its shareholders.

On January 31, 2006, SpaceDev completed the acquisition of Starsys Research Corporation pursuant to an agreement and plan of merger and reorganization, referred to as the merger agreement, with Starsys Research Corporation, Scott Tibbitts, its largest shareholder, and Scott Tibbitts, as shareholder agent for the other shareholders of Starsys. The merger agreement was dated October 24, 2005 and amended on December 7, 2005 and January 31, 2006. Pursuant to the merger agreement, Starsys merged with and into a newly-created, wholly-owned subsidiary of SpaceDev. Immediately after the merger, the subsidiary was renamed Starsys, Inc.

Starsys shareholders received approximately $411,000 in cash and 3.8 million shares of SpaceDev common stock at the consummation of the merger. SpaceDev also paid approximately $705,000 in Starsys transaction expenses connected to the merger.

Following the merger, the pre-merger Starsys shareholders may also be entitled to receive additional performance consideration, based on the achievement by the Starsys business of specific financial performance criteria for fiscal years 2005, 2006 and 2007. This consideration could consist of up to an aggregate of $1,050,000 in cash and shares of SpaceDev common stock valued at up to $18 million, subject to reduction for some merger related expenses and to escrow arrangements.

Approximately one-half of the shares issued to Starsys shareholders at the closing have been placed in escrow to satisfy indemnification obligations of Starsys shareholders under the merger agreement and to pay reasonable expenses of the shareholder agent. Approximately one-half of the shares (if any) to be issued for the first performance period will similarly be placed in escrow. The indemnification escrow will generally last until ten days following the date of audited financial statements prepared for the Starsys business for the fiscal year ending 2006 (approximately April 2007). In addition, 1% of any shares of SpaceDev common stock payable as performance consideration will be paid as transaction expenses to Robert Vacek, who became president of Starsys, Inc., a subsidiary of SpaceDev, Inc., after the merger and who was the president of Starsys Research Corporation prior to the merger. Scott Tibbitts, became SpaceDev's managing director and a member of the board of directors of SpaceDev, Inc. after the merger



                                    PAGE F-16


Report  of  Independent  Registered  Public  Accounting  Firm


Board  of  Directors  and  Stockholders
SPACEDEV,  INC.

We have audited the accompanying consolidated balance sheets of SPACEDEV, INC. AND SUBSIDIARY as of December 31, 2004 and 2003, respectively, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SPACEDEV, INC. AND SUBSIDIARY as of December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                  /s/  PKF
San  Diego,  California                           PKF
February  10,  2005                               Certified  Public  Accountants
                                                  A  Professional  Corporation


                                    PAGE F-17


                                                                  SPACEDEV, INC.
                                                                  AND SUBSIDIARY

                                                     CONSOLIDATED BALANCE SHEETS



 December 31,. . . . . . . . . . . . .        2004        2003
--------------------------------------  ----------  ----------

 ASSETS

 CURRENT ASSETS
    Cash (Note 10(a)). . . . . . . . .  $5,068,601  $  592,006
    Accounts receivable (Note 10(b)) .     620,097     187,062
    Inventory. . . . . . . . . . . . .           -       9,961
    Work in Progress . . . . . . . . .           -     110,490
--------------------------------------  ----------  ----------
 Total current assets. . . . . . . . .   5,688,698     899,519

 FIXED ASSETS - Net (Notes 1(g) and 2)     279,381     137,532

 CAPITALIZED SOFTWARE  COSTS . . . . .           -           -

 OTHER ASSETS. . . . . . . . . . . . .     122,355      47,768
--------------------------------------  ----------  ----------
 TOTAL ASSETS. . . . . . . . . . . . .  $6,090,434  $1,084,819
--------------------------------------  ----------  ----------
--------------------------------------  ----------  ----------


The accompanying notes are an integral part of these consolidated financial statements.


                                    PAGE F-18


                                                                  SPACEDEV, INC.
                                                                  AND SUBSIDIARY

                                                     CONSOLIDATED BALANCE SHEETS



 December 31,. . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2004           2003
----------------------------------------------------------------------  -------------  -------------

 LIABILITIES AND STOCKHOLDERSEQUITY

 CURRENT LIABILITIES
    Current portion of notes payable (Note 4(a)) . . . . . . . . . . .  $     36,670   $     41,464
    Current portion of capitalized lease obligations (Note 9(a)) . . .         3,784         10,332
    Notes payable - related party (Note 4(b)). . . . . . . . . . . . .             -         80,000
    Accounts payable and accrued expenses. . . . . . . . . . . . . . .       338,809        311,606
    Accrued payroll, vacation and related taxes. . . . . . . . . . . .       195,045         84,001
    Revolving line of credit (Note 4(c)) . . . . . . . . . . . . . . .             -        748,893
    Employee Stock Purchase Plan (Note (7(b)). . . . . . . . . . . . .         9,332          5,498
    Other accrued liabilities (Note 9(b)). . . . . . . . . . . . . . .       207,262        248,530
----------------------------------------------------------------------  -------------  -------------
 TOTAL CURRENT LIABILITIES . . . . . . . . . . . . . . . . . . . . . .       790,902      1,530,324

 NOTES PAYABLE, LESS CURRENT MATURITIES (NOTE 4(A)). . . . . . . . . .         9,457         46,127

 CAPITALIZED LEASE OBLIGATIONS, LESS CURRENT MATURITIES (NOTE 9(A)). .         1,469          5,253

 NOTES PAYABLE - RELATED PARTY, LESS CURRENT MATURITIES (NOTE 4(B)). .             -        505,522

 DEFERRED GAIN - ASSETS HELD FOR SALE (NOTE 2) . . . . . . . . . . . .       947,949      1,065,221

 DEFERRED REVENUE (NOTE 1(F)). . . . . . . . . . . . . . . . . . . . .         5,000          5,000
----------------------------------------------------------------------  -------------  -------------

 TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . .     1,754,777      3,157,447

 COMMITMENTS AND CONTINGENCIES (NOTE 9)

 STOCKHOLDERSEQUITY (DEFICIT)
    Convertible preferred stock, $.001 par value, 10,000,000 shares
    authorized, and 250,000 shares issued and outstanding (Note 8(a)).           250              -
    Common stock, $.0001 par value; 50,000,000 shares authorized, and
    21,153,660 and 16,413,260 shares issued and outstanding,
    respectively (Note 8(b)) . . . . . . . . . . . . . . . . . . . . .         2,114          1,641
    Additional paid-in capital . . . . . . . . . . . . . . . . . . . .    18,739,090      9,243,507
    Additional paid-in capital - stock options (Note 8(d)) . . . . . .       750,000        750,000
    Deferred compensation (Note 8(d)). . . . . . . . . . . . . . . . .      (250,000)      (250,000)
    Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . . .   (14,905,797)   (11,817,776)
----------------------------------------------------------------------  -------------  -------------
 TOTAL STOCKHOLDERSEQUITY (DEFICIT). . . . . . . . . . . . . . . . . .     4,335,657     (2,072,628)
----------------------------------------------------------------------  -------------  -------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY. . . . . . . . . . . . . .  $  6,090,434   $  1,084,819
----------------------------------------------------------------------  -------------  -------------
----------------------------------------------------------------------  -------------  -------------


The accompanying notes are an integral part of these consolidated financial statements.


                                    PAGE F-19


                                                                  SPACEDEV, INC.
                                                                  AND SUBSIDIARY

                                           CONSOLIDATED STATEMENTS OF OPERATIONS





 Years Ended December 31,. . . . . . . . . . . . . .         2004              %         2003         %
----------------------------------------------------  ------------  ------------  ------------  -------

 NET SALES . . . . . . . . . . . . . . . . . . . . .  $ 4,890,743        100.00%  $ 2,956,322   100.00%
----------------------------------------------------  ------------  ------------  ------------  -------

 COST OF SALES . . . . . . . . . . . . . . . . . . .    3,820,683         78.12%    2,414,997    81.69%
----------------------------------------------------  ------------  ------------  ------------  -------

 GROSS MARGIN. . . . . . . . . . . . . . . . . . . .    1,070,060         21.88%      541,325    18.31%

 OPERATING EXPENSES
    Marketing and sales expense. . . . . . . . . . .      418,831          8.56%      394,974    13.36%
    Research and development . . . . . . . . . . . .       39,473          0.81%      281,280     9.51%
    Stock and stock option based compensation. . . .            0          0.00%        9,170     0.31%
    General and administrative . . . . . . . . . . .      467,471          9.56%      745,993    25.23%
----------------------------------------------------  ------------  ------------  ------------  -------
 TOTAL OPERATING EXPENSES. . . . . . . . . . . . . .      925,775         18.93%    1,431,417    48.42%
----------------------------------------------------  ------------  ------------  ------------  -------
 INCOME/(LOSS) FROM OPERATIONS . . . . . . . . . . .      144,285          2.95%     (890,092)  -30.11%
----------------------------------------------------  ------------  ------------  ------------  -------
 NON-OPERATING EXPENSE/(INCOME)
    Interest income. . . . . . . . . . . . . . . . .      (19,497)        -0.40%            -     0.00%
    Interest expense . . . . . . . . . . . . . . . .       52,077          1.06%       91,492     3.09%
    Non-cash interest expense debt discount (Note 5)            0          0.00%      112,500     3.81%
    Gain on Building Sale (Note 4(a)). . . . . . . .     (117,272)        -2.40%     (107,499)   -3.64%
    Loan Fee - Equity Compensation (Note 4(c) & 5) .    3,254,430         66.54%      257,882     8.72%
----------------------------------------------------  ------------  ------------  ------------  -------
 TOTAL NON-OPERATING EXPENSE/(INCOME). . . . . . . .    3,169,739         64.81%      354,375    11.99%
----------------------------------------------------  ------------  ------------  ------------  -------

 LOSS BEFORE INCOME TAXES. . . . . . . . . . . . . .   (3,025,454)       -61.86%   (1,244,467)  -42.10%
 Income tax provision (Notes 1(j) and 6) . . . . . .        1,600          0.03%        1,600     0.05%
----------------------------------------------------  ------------  ------------  ------------  -------
 NET LOSS. . . . . . . . . . . . . . . . . . . . . .  $(3,027,054)       -61.89%  $(1,246,067)  -42.15%
----------------------------------------------------  ------------  ------------  ------------  -------
----------------------------------------------------  ------------  ------------  ------------  -------
 NET LOSS PER SHARE:
      Net loss . . . . . . . . . . . . . . . . . . .  $     (0.16)                $     (0.08)
-------------------------------------------------------------------------------------------------------
      Weighted-Average Shares Outstanding. . . . . .   18,610,141                   16,092,292
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of these consolidated financial statements.


                                    PAGE F-20


                                                                  SPACEDEV, INC.
                                                                  AND SUBSIDIARY

                                                      CONSOLIDATED STATEMENTS OF
                                                  STOCKHOLDERS' EQUITY (DEFICIT)


                                                                              Preferred Stock  Common Stock
                                                                              ---------------  -------------
                                                                              Shares           Amount         Shares      Amount
----------------------------------------------------------------------------  ---------------  -------------  ----------  -------

BALANCE AT JANUARY 1, 2003 . . . . . . . . . . . . . . . . . . . . . . . . .                -  $           -  14,477,640  $ 1,447
Common stock issued for cash (Note 8(b)) . . . . . . . . . . . . . . . . . .                -              -     861,267       86
Common stock issued from notes on revolving credit facility (Note 4( c)) . .                -              -     415,000       42
Common stock issued for services (Note 8 (b)). . . . . . . . . . . . . . . .                -              -       7,500        1
Common stock issued from convertible debt program (Note 5 and 8(c)). . . . .                -              -     614,853       61
Common stock issued from employee stock options (Note 7(b)). . . . . . . . .                -              -      37,000        4
Warrants issued for convertible debt program (Note 5 and 8(c)) . . . . . . .                -              -           -        -

   Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                -              -           -        -
----------------------------------------------------------------------------  ---------------  -------------  ----------  -------

BALANCE AT DECEMBER 31, 2003 . . . . . . . . . . . . . . . . . . . . . . . .                -              -  16,413,260    1,641
Preferred Stock issued for cash (Note 8(a)). . . . . . . . . . . . . . . . .          250,000            250           -        -
Common stock issued for cash from employee stock purchase plan (Note 8(b)) .                -              -      14,010        1
Common stock issued from notes on revolving credit facility (Note 4( c)) . .                -              -   2,991,417      299
Common stock issued from employee stock options (Note 7(b)). . . . . . . . .                -              -   1,005,035      100
Common stock issued from private placement memorandum warrants (Note 8(b)) .                -              -     115,085       12
Common Stock issued from convertible debt program warrants (Note 5 and 8(c))                -              -     614,853       61
Declared Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                -              -           -        -

   Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                -              -           -        -
----------------------------------------------------------------------------  ---------------  -------------  ----------  -------
BALANCE AT DECEMBER 31, 2004 . . . . . . . . . . . . . . . . . . . . . . . .          250,000  $         250  21,153,660  $ 2,114
----------------------------------------------------------------------------  ---------------  -------------  ----------  -------
----------------------------------------------------------------------------  ---------------  -------------  ----------  -------


The accompanying notes are an integral part of these consolidated financial statements.


                                    PAGE F-21


                                                                  SPACEDEV, INC.
                                                                  AND SUBSIDIARY

                                                      CONSOLIDATED STATEMENTS OF
                                                  STOCKHOLDERS' EQUITY (DEFICIT)

                                                                              Additional
                                                                              Additional    Paid-In
                                                                              Paid-in       Capital -       Deferred
                                                                              Capital       Stock Options   Compensation
----------------------------------------------------------------------------  ------------  --------------  -------------
BALANCE AT JANUARY 1, 2003 . . . . . . . . . . . . . . . . . . . . . . . . .  $ 8,302,803   $      750,000  $    (250,000)
Common stock issued for cash (Note 8(b)) . . . . . . . . . . . . . . . . . .      425,856                -              -
Common stock issued from notes on revolving credit facility (Note 4( c)) . .      354,679                -              -
Common stock issued for services (Note 8 (b)). . . . . . . . . . . . . . . .        9,169                -              -
Common stock issued from convertible debt program (Note 5 and 8(c)). . . . .      368,850                -              -
Common stock issued from employee stock options (Note 7(b)). . . . . . . . .       19,650                -              -
Warrants issued for convertible debt program (Note 5 and 8(c)) . . . . . . .     (237,500)

  Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            -
----------------------------------------------------------------------------  ------------  --------------  -------------
                                                                                9,243,507          750,000       (250,000)
BALANCE AT DECEMBER 31, 2003
Preferred Stock issued for cash (Note 8(a)). . . . . . . . . . . . . . . .      2,366,250
Common stock issued for cash from employee stock purchase plan (Note 8(b)) .       12,626                -              -
Common stock issued from notes on revolving credit facility (Note 4( c)) . .    4,752,079                -              -
Common stock issued from employee stock options (Note 7(b)). . . . . . . . .    1,264,649                -              -
Common stock issued from private placement memorandum warrants (Note 8(b)) .       88,738                -              -
Common Stock issued from convertible debt program warrants (Note 5 and 8(c))    1,011,241                -              -
Declared Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            -                -              -
                                                                                        -                -              -
  Net loss                                                                              -                -              -
----------------------------------------------------------------------------  ------------  --------------  -------------

BALANCE AT DECEMBER 31, 2004 . . . . . . . . . . . . . . . . . . . . . . . .  $18,739,090   $      750,000  $    (250,000)
----------------------------------------------------------------------------  ------------  --------------  -------------
----------------------------------------------------------------------------  ------------  --------------  -------------


The accompanying notes are an integral part of these consolidated financial statements.


                                    PAGE F-22


                                                                  SPACEDEV, INC.
                                                                  AND SUBSIDIARY

                                        CONSOLIDATED STATEMENTS OF STOCKHOLDERS'
                                                                EQUITY (DEFICIT)




                                                                              Accumulated
                                                                              Deficit        Total
----------------------------------------------------------------------------  -------------  ------------
BALANCE AT JANUARY 1, 2003 . . . . . . . . . . . . . . . . . . . . . . . . .  $(10,571,710)  $(1,767,459)
Common stock issued for cash (Note 8(b)) . . . . . . . . . . . . . . . . . .             -       425,942
Common stock issued from notes on revolving credit facility (Note 4( c)) . .             -       354,721
Common stock issued for services (Note 8 (b)). . . . . . . . . . . . . . . .             -         9,170
Common stock issued from convertible debt program (Note 5 and 8(c)). . . . .             -       368,911
Common stock issued from employee stock options (Note 7(b)). . . . . . . . .             -        19,654
Warrants issued for convertible debt program (Note 5 and 8(c)) . . . . . . .             -      (237,500)
                                                                                         -
  Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (1,246,067)   (1,246,067)
----------------------------------------------------------------------------  -------------  ------------
                                                                                         -
BALANCE AT DECEMBER 31, 2003 . . . . . . . . . . . . . . . . . . . . . . . .   (11,817,776)   (2,072,628)
Preferred Stock issued for cash (Note 8(a)). . . . . . . . . . . . . . . . .             -     2,366,500
Common stock issued for cash from employee stock purchase plan (Note 8(b)) .             -        12,627
Common stock issued from notes on revolving credit facility (Note 4( c)) . .             -     4,752,378
Common stock issued from employee stock options (Note 7(b)). . . . . . . . .             -     1,264,749
Common stock issued from private placement memorandum warrants (Note 8(b)) .             -        88,750
Common Stock issued from convertible debt program warrants (Note 5 and 8(c))             -     1,011,302
Declared Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (60,967)      (60,967)

  Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (3,027,054)   (3,027,054)
----------------------------------------------------------------------------  -------------  ------------
BALANCE AT DECEMBER 31, 2004 . . . . . . . . . . . . . . . . . . . . . . . .  $(14,905,797)  $ 4,335,657
----------------------------------------------------------------------------  -------------  ------------
----------------------------------------------------------------------------  -------------  ------------

The accompanying notes are an integral part of these consolidated financial statements.


                                    PAGE F-23


                                                                  SPACEDEV, INC.
                                                                  AND SUBSIDIARY

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS



 Years Ended December 31, . . . . . . . . . . . . . . . . .         2004          2003
-----------------------------------------------------------  ------------  ------------
 CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss. . . . . . . . . . . . . . . . . . . . . . . .  $(3,027,054)  $(1,246,067)
    Adjustments to reconcile net loss to net cash
       provided by (used in) operating activities:
       Depreciation and amortization. . . . . . . . . . . .       83,531       166,971
       Gain on disposal of building . . . . . . . . . . . .     (117,272)     (107,499)
       Non-cash interest expense - convertible debt program      773,802       131,411
       Non-cash loan fees . . . . . . . . . . . . . . . . .    2,480,628       126,471
       Common stock issued for compensation and services. .            -         9,170
       Change in operating assets and liabilities:

         Accounts receivable. . . . . . . . . . . . . . . .     (433,035)     (104,737)
         Work in Progress . . . . . . . . . . . . . . . . .      110,490      (110,490)
         Prepaid and other current assets . . . . . . . . .      (74,587)      (33,888)
         Inventory. . . . . . . . . . . . . . . . . . . . .        9,961        (8,232)
         Convertible debt notes payable . . . . . . . . . .            -       130,661
         Costs in excess of billings and estimated earnings            -       281,175
         Interest on revolving line of credit . . . . . . .       18,349        13,601
         Accounts payable and accrued expenses. . . . . . .       27,203      (286,874)
         Accrued payroll, vacation and related taxes. . . .      111,044       (90,187)
         Customer deposits and deferred revenue . . . . . .            -       (69,402)
         Provision for anticipated loss . . . . . . . . . .            -       (11,044)
         Interest - related party . . . . . . . . . . . . .       29,256        47,023
         Other accrued liabilities. . . . . . . . . . . . .     (102,235)      126,919
-----------------------------------------------------------  ------------  ------------
 NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES. . . .     (109,919)   (1,035,018)
-----------------------------------------------------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Change in investing activities:
      Proceeds from the sale of building. . . . . . . . . .            -     3,150,124
      Purchases of fixed assets . . . . . . . . . . . . . .     (225,380)      (39,292)
-----------------------------------------------------------  ------------  ------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES . . . .     (225,380)    3,110,832
-----------------------------------------------------------  ------------  ------------
 CASH FLOWS FROM FINANCING ACTIVITIES
      Principal payments on notes payable . . . . . . . . .      (41,464)   (2,432,595)
      Principal payments on capitalized lease obligations .      (10,332)      (35,764)
      Payments on notes payable - related party . . . . . .     (427,280)     (199,997)
      Proceeds from revolving credit facility . . . . . . .    1,504,508       963,542
      Employee Stock Purchase Plan. . . . . . . . . . . . .       16,460         5,498
      Proceeds from issuance of preferred stock . . . . . .    2,366,500             -
      Proceeds from issuance of common stock. . . . . . . .    1,403,502       445,596
-----------------------------------------------------------  ------------  ------------
 NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES. . . .    4,811,894    (1,511,456)
-----------------------------------------------------------  ------------  ------------
 Net increase in cash . . . . . . . . . . . . . . . . . . .    4,476,595       564,358
-----------------------------------------------------------  ------------  ------------
 CASH AT BEGINNING OF YEAR. . . . . . . . . . . . . . . . .      592,006        27,648
-----------------------------------------------------------  ------------  ------------
 CASH AT END OF YEAR. . . . . . . . . . . . . . . . . . . .  $ 5,068,601   $   592,006
-----------------------------------------------------------  ------------  ------------
-----------------------------------------------------------  ------------  ------------


The accompanying notes are an integral part of these consolidated financial statements.


                                    PAGE F-24


                                                                  SPACEDEV, INC.
                                                                  AND SUBSIDIARY

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, . . . . . . . . . . . . .      2004     2003
---------------------------------------------------  --------  -------

 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
     Interest . . . . . . . . . . . . . . . . . . .  $313,978  $41,726
     Income Taxes . . . . . . . . . . . . . . . . .  $  1,600  $ 1,600
---------------------------------------------------  --------  -------


 NONCASH  INVESTING  AND  FINANCING  ACTIVITIES:

During the years ending December 31, 2004 and 2003, the Company issued 2,991,417 and 415,000 shares of its common stock, respectively, to the Laurus Master Fund from conversions under its revolving credit facility, thereby realizing a corresponding reduction in current liabilities of approximately $2,271,750 and $228,500, respectively. The Company recorded additional non-cash loan fees of $2,480,628 and $126,471, respectively, and charged these fees to expense.

During the year ending December 31, 2004, the Company issued 614,853 shares of its common stock to the participates in its' prior convertible debt program from conversions of warrants, thereby receiving cash in the amount of $187,500. The Company recorded additional non-cash loan fees of $773,802 and charged these fees to expense.

During 2004 the Company converted $12,627 of employee stock purchase plan contributions into 14,010 shares of common stock.

During 2004 the Company declared dividends payable of $60,967 to the holder's of its preferred stock.

During 2003, the Company issued 7,500 shares of restricted stock for employee awards and services and for summer & student interns, and recorded expenses of $9,170.

During  2003,  the  Company  issued  861,267 shares of stock under the Company's
     Private  Placement  Memorandum  for  cash  of  $425,942.

During 2003, the Company eliminated its convertible debt by repaying half of the notes in cash ($237,500) and having the note holders convert the other half into 614,853 shares of the Company's common stock. The Company recorded additional loan fees of $131,411 and charged these fees to equity.


The accompanying notes are an integral part of these consolidated financial statements.


                                    PAGE F-25


                                                                  SPACEDEV, INC.
                                                                  AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

     Nature  of  operations

SPACEDEV, INC. (the "Company") is engaged in the conception, design, development, manufacture, integration and operations of SPACE TECHNOLOGY SYSTEMS, products and services. The Company is currently focused on the development of low-cost microsatellites, nanosatellites and related subsystems, and hybrid rocket propulsion as well as associated engineering and technical services, primarily to government agencies, and specifically to the United States Department of Defense. The Company's products and solutions are sold, mainly on a project-basis, directly to these customers, and include sophisticated micro- and nanosatellites, hybrid rocket-based orbital Maneuvering and orbital Transfer Vehicles as well as safe sub-orbital and orbital hybrid rocket-based propulsion systems. The Company believes there will be an evolving and developing commercial market for its space technology systems (e.g., its microsatellite and nanosatellite products and services) in the long-term. In the short-term, the early adopters of this technology appear to be in the United States Department of Defense and the Company's "products" are considered to be the outcome of specific projects. The Company is also designing and developing commercial hybrid rocket motors and small high performance space vehicles and subsystems for commercial and military customers.

The Company was incorporated under the laws of the State of Colorado on December 23, 1996 as Pegasus Development Group, Inc. ("PDGI"). SpaceDev, LLC of Colorado was originally formed in 1997 for commercial space exploration and was the sole owner of shares of common stock of SpaceDev (a Nevada corporation) ("SpaceDev"), formed on August 22, 1997. On October 22, 1997, PDGI issued 8,245,000 of its $0.0001 par value common stock for 100 percent (1,000,000 shares) of SpaceDev's common stock owned by SpaceDev, LLC. Upon the acquisition of the SpaceDev stock, SpaceDev was merged into PDGI and, on December 17, 1997, PDGI changed its name to SPACEDEV, INC. After the merger, SpaceDev, LLC, changed its name to SD Holdings, LLC on December 17, 1997. For accounting purposes, the transaction was accounted for as a reverse merger with the Company as the acquirer. Since SpaceDev had minimal assets prior to the merger, the transaction was accounted for as the sale of the Company's common stock for net assets of $1,232. The Company became publicly traded in October 1997 and is currently trading on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "SPDV."

In February 1998, the Company's operations were expanded with the acquisition of Integrated Space Systems, Inc. ("ISS"), a California corporation founded for the purpose of providing engineering and technical services related to space-based systems. The ISS employee base, acquired upon acquisition, largely consisted of former Atlas and General Dynamics personnel and enlarged the Company's then current employee base to 20 employees. ISS was purchased for approximately $3.6 million, paid in Rule 144 restricted common shares of SpaceDev. Goodwill of approximately $3.5 million was capitalized and was to be amortized over a period of sixty (60) months, based on the purchase price exceeding the net asset value of approximately $164,000. As a result of a change in corporate focus, on November 15, 2001, the Company determined that the unamortized balance of goodwill from ISS, which was approximately $923,000, had become impaired and it was written-off. While the ISS segment did provide small hybrid propulsion space systems and engineering services on separate contracts (mainly with government agencies), the engineering service contracts had expired and, therefore, would not be producing revenue or cash flow to support future operations. The Company determined that all future business, contracts and proposals would be sought after only in the SpaceDev name, making it a more efficient way for it to manage and track multiple contracts and work on many different business ventures at the same time within the same operating segment. The Company filed for dissolution of ISS in December 2003, since all activities had been integrated into SpaceDev, Inc.

The Company had working capital of $4,897,796 and incurred an operational profit of $144,285 as well as a net loss of $3,027,054 for the year ended December 31, 2004. For the year ended December 31, 2003, the Company had a working capital deficit of $630,805 and a loss from operations of $890,092 as well as a net loss of $1,246,067. On March 31, 2004, the Company was awarded a $43,362,271 contract from the Missile Defense Agency. Management intends to continue obtaining new commercial and government contracts and discontinue the utilization of its revolving credit facility. The Company may raise additional equity capital in a public or private offering in certain circumstances. There can be no assurance that existing contracts will be completed successfully or that new contracts or additional debt or equity financing that may be needed to fund operations will be available or, if available, obtained


                                    PAGE F-26


in sufficient amounts necessary to meet the Company's needs. Management does believe that current contracts will be sufficient to fund the Company through 2005 and beyond.

     Principles  of  consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned inactive subsidiary, SpaceDev Oklahoma, Inc., and former wholly-owned inactive subsidiary Integrated Space Systems, Inc., a California corporation. Integrated Space Systems was dissolved in December 2003 after all activities had been integrated into SpaceDev, Inc.

     Use  of  estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions, including estimates of anticipated contract costs and revenues utilized in the earnings recognition process, that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

      Accounts  Receivable  and  Allowances  for  Uncollectible  Accounts

Accounts receivable are stated at the historical carrying amount net of write-offs and allowances for uncollectible accounts. The Company establishes an allowance for uncollectible accounts based on historical experience and any specific customer collection issues that the Company has identified.

Uncollectible accounts receivable are written-off when a settlement is reached for an amount that is less than the outstanding balance or when the Company has determined that balance will not be collected. At December 31, 2004 and 2003, the allowance for uncollectible accounts was $32,637 and $17,500 respectively.

     Software  Development  Costs

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company capitalized the direct costs and allocated overhead associated with a software development product. Initial costs were capitalized as development costs prior to the design of a detailed program or working model. Costs incurred subsequent to the product release and development costs performed under contract were charged to operations. Beginning in the second quarter 2002, and completing in 2003, capitalized software costs were amortized over their estimated useful life of eighteen months using the straight-line method. Periodically, and at least annually, management performs a review for impairment in accordance with SFAS No. 144. As of December 31, 2003, the Company had fully amortized the capitalized software costs.

     Revenue  recognition

The Company's revenues in 2004 and 2003 were derived primarily from United States government cost plus fixed fee (CPFF) contracts compared to a predominance of fixed price contracts prior to 2003. Revenues from the CPFF contracts during 2004 and 2003 were recognized as expenses were incurred.
Estimated contract profits were taken into earnings in proportion to revenues recorded. Revenues under certain long-term fixed price contracts, which provide for the delivery of minimal quantities or require significant amounts of development effort in relation to total contract value, would be recorded upon achievement of performance milestones or using the cost-to-cost method of accounting where revenues and profits would be recorded based on the ratio of costs incurred to estimated total costs at completion. Losses on contracts would be recognized when estimated costs were reasonably determined. Actual results of contracts may differ from management's estimates and such differences could be material to the consolidated financial statements. Professional fees are billed to customers on a time and materials basis, a fixed price basis or a per-transaction basis depending on the terms and conditions of the specific contract. Time and material revenues are recognized as services are performed and costs are incurred.

Deferred revenue represents amounts collected from customers for projects, products or services to be provided at a future date.


                                    PAGE F-27


     Depreciation  and  amortization

Fixed assets are depreciated over their estimated useful lives of three-to-five years using the straight-line method of accounting.

In December 2002, the Company entered an agreement to sell its interest in its only facility, which closed in January 2003. The escrow transaction included the sale of the land and building at 13855 Stowe Drive, Poway, CA 92064. In conjunction with the sale of its only facility in December 2002, the Company entered into a non-cancelable operating lease with the buyer to lease-back its facilities for ten years. The base rent is increased by 3.5% per year (see Note
2).

     Research  and  development

The Company is engaged in design and development activities with its commercial and government customers. The Company has SBIR (Small Business Innovation Research) grants from the government and continues to seek new SBIR opportunities. Costs incurred under SBIR grants are charged against revenues received under SBIR grants. Non-reimbursable research and development expenditures relating to possible future products are expensed as incurred. The Company incurred $39,473 in non-reimbursable research and development costs during 2004, as compared to $281,280 in non-reimbursable research and development costs during 2003.

     Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense was $1,113 and $1,460 in 2004 and 2003, respectively. Although the direct cost of advertising is low, the Company incurs costs related to general public relations and website development as part of its general and administrative expenses.

     Income  taxes

Deferred income taxes are recognized for the tax consequences in future years of the differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the years in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

     Stock-based  compensation

In October 1995, the FASB (Financial Accounting Standards Board) issued SFAS (Statements of Financial Accounting Standards) No. 123, "Accounting for
Stock-Based Compensation." The Company adopted SFAS No. 123 in 1997. The Company has elected to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB (Accounting Principles Board) Opinion No. 25, "Accounting for Stock Issued to Employees," and has provided pro forma disclosures as if the fair value based method prescribed in SFAS No. 123 had been utilized. See Note 8(d). During December 2002, FASB issued SFAS No. 148 "Accounting for Stock Based Compensation
- Transition and Disclosure," which amends SFAS No. 123 to require companies to elect to recognize fair value stock based compensation costs in their financial statements or to disclose the pro forma


                                    PAGE F-28


impact of those costs in the footnotes. If the Company had accounted for these options in accordance with SFAS No. 123, the total value of options granted during 2004 and 2003 would be amortized on a pro forma basis over the vesting period of the options. Thus, the Company's consolidated net loss would have been as follows:




Years Ended December 31
---------------------------------------------------------------------------         ------------  ------------

 Net Loss: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2004          2003

 As reported . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $(3,027,054)  $(1,246,067)
 ADD:     Stock based employee compensation expense
          included in reported net income                                                     -              -
 DEDUCT:  Stock based employee compensation expense determined under
          the fair value based method for all awards . . . . . . . . . . . .        $  (390,773)  $  (234,525)
---------------------------------------------------------------------------         ------------  ------------
 Pro forma . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $(3,417,827)  $(1,480,592)
---------------------------------------------------------------------------         ------------  ------------
---------------------------------------------------------------------------         ------------  ------------
 Loss per Share:

 As reported . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $     (0.16)  $     (0.08)
 Pro forma . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $     (0.18)  $     (0.09)
---------------------------------------------------------------------------         ------------  ------------

     Common  stock,  stock  options  and  warrants  to  non-employees

The Company has valued its stock, stock options and warrants issued to non-employees at fair value in accordance with the accounting prescribed in SFAS No. 123, which states that all transactions in which goods or services are received for the issuance of equity instruments shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

     Net  loss  per  common  share

Net loss per common share has been computed on the basis of the weighted average number of shares outstanding, according to the rules of SFAS No. 128, "Earnings per Share." Diluted net loss per share has not been presented, as the computation would result in anti-dilution.

     Financial  instruments

The Company's financial instruments consist primarily of cash, T-bills, accounts receivable, capital leases and notes payable. These financial instruments are stated at their respective carrying values, which approximate their fair values.

      Segment  reporting

The Company merged its Space Missions Division business segment and ISS business segment in 2002 and closed ISS in 2003. The Company has one other inactive subsidiary, SpaceDev Oklahoma, Inc. The Company follows the requirement of SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131").

     New  accounting  standards

In December 2004, FASB issued SFAS No. 123 (revised 2004) "Share Based Payment" (SFAS No. 123R), a revision to Statement No. 123, Accounting for Stock-Based Compensation which supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. The revised SFAS 123 eliminates the alternative to use Opinion 25's


                                    PAGE F-29


intrinsic value method of accounting and, instead, requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards.
Furthermore, public entities are required to measure liabilities incurred to employees in share-based payment transactions at fair value as well as estimate the number of instruments for which the requisite service is expected to be rendered. Any incremental compensation cost for a modification of the terms or conditions of an award is measured by comparing the fair values before and after the modification. The Company has yet to determine the effect SFAS No. 123R may have on its financial statements, if any.

Effective as of December 31, 2004, the Company adopted the revised interpretation of Financial Accounting Standards Board (FASB) Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities," (FIN 46-R). FIN 46-R requires that certain variable interest entities be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company does not have any investments in entities it believes are variable interest entities for which the Company is the primary beneficiary.

     Inventory

Inventories  are  valued  at  the lower of cost or market using the average cost
method,  which  approximates  the  first-in,  first-out  method   of   inventory
valuation.

     FIXED  ASSETS

In December 2002, the Company entered an agreement to sell its interest in its only facility. As of December 31, 2002 the Company listed a receivable held for sale of $3,150,124 which was realized when the transaction closed in January 2003. The escrow transaction included the sale of the land and building at 13855 Stowe Drive, Poway, CA 92064.

In conjunction with the sale, the Company entered into a lease agreement with the buyer to lease-back its facilities (see Note 9(c)). The gain on the sale of the facility was deferred and will be amortized over the remaining term of the lease. Deferred gain of $1,172,720 will be amortized on a straight-line basis over ten (10) years beginning February 2003 and ending in February 2013. This amortization will be included in the Company's non-operating income and expense.




Fixed assets consisted of the following:
December 31, . . . . . . . . . . . . . .       2004        2003
----------------------------------------  ----------  ----------
Capital leases . . . . . . . . . . . . .  $ 153,097   $ 153,097
Computer equipment . . . . . . . . . . .    383,512     163,721
Building improvements. . . . . . . . . .     14,124       9,488
Furniture and fixtures . . . . . . . . .      6,224       5,271
----------------------------------------  ----------  ----------
                                            556,957     331,577
Less accumulated depreciation
   and amortization. . . . . . . . . . .   (277,576)   (194,045)
----------------------------------------  ----------  ----------
                                          $ 279,381   $ 137,532
----------------------------------------  ----------  ----------
----------------------------------------  ----------  ----------

Depreciation and amortization expense for fixed assets was approximately $83,500 and $53,000 for the years ending December 31, 2004 and 2003, respectively. Depreciation and amortization expense was higher during 2004 due to the purchase of new fixed assets, mainly new computer hardware and software, during 2004. Of the above depreciation, approximately $33,000 and $28,000, for the year ending December 31, 2004 and 2003, respectively, was for depreciation on equipment under capital leases.

     ACQUISITIONS

All acquisitions have been accounted for using the purchase method of accounting and intangible assets were amortized using the straight-line method. Initial purchase price included stock issued at the date of acquisition, direct acquisition costs and any guaranteed future consideration.


                                    PAGE F-30


     AMROC

On August 14, 1998, the Company entered an Agreement for License and Purchase of Technology from American Rocket Company (AMROC) with an unrelated individual who had obtained ownership of such technology from AMROC. The intellectual property acquired was hybrid rocket technology that has been modified and may be used in the future operations of the Company. Upon execution of the Agreement, the Company issued the seller a warrant to purchase 25,000 shares of restricted common stock at a strike price equal to 50% of the market price of the common stock on the issuance date. This warrant expired in 2003 having been unexercised.

For each of the three years following the Agreement date, the licensor received warrants to purchase 25,000 shares of restricted common stock. In the fourth through tenth year following the Agreement date, the licensor may receive a warrant to purchase a number of shares, if revenue is generated from the acquired technology. All revenue based warrants are earned at a rate of one share per $125 of revenue generated from the technology acquired. Under the terms of the Agreement, the minimum number of shares to be issued is 100,000 and the maximum consideration shall not exceed warrants to purchase 3,000,000 shares of common stock or $6,000,000 in recognized value. Recognized value is the sum of (a) the cumulative difference between the market price of the common stock and the strike price and (b) the cumulative difference between the market price on the date of exercise and the strike price for each warrant previously exercised. To date, no revenue has been generated from the acquired technology.

The Company valued the warrants using the fair value method as prescribed by SFAS No. 123. Under this method, the Company used the risk-free interest rate at the date of grant, the expected volatility of the stock, the expected dividend yield on the stock and the expected life of the warrants to determine the fair value of the warrants. The risk-free rate of interest used to value the initial issuance was 5.4 percent, a zero percent dividend yield was assumed and the expected life of the warrants was five years from the date of issuance. This calculation resulted in a fair value of $24,500 and was used as the value of the intangible assets acquired. All warrants are immediately exercisable after issuance and expire on the fifth anniversary of their issuance.


Other intangible assets consisted of the following:
December 31,. . . . . . . . . . . . . . . . . . . .   2004       2003
---------------------------------------------------  -----  ----------
Other intangibles . . . . . . . . . . . . . . . . .  $   -  $ 116,292
Less accumulated amortization . . . . . . . . . . .      -   (116,292)
---------------------------------------------------  -----  ----------
                                                     $   -  $       -
---------------------------------------------------  -----  ----------
---------------------------------------------------  -----  ----------


The Company's intangible assets were fully amortized in 2003. Amortization expense was approximately $11,000 for 2003.

     NOTES  PAYABLE
(a)     Building  and  settlement  notes
In December 2002, the Company entered into an agreement to sell its ownership interest in its only facility. The transaction closed in January 2003. The escrow transaction included the sale of the land and building at 13855 Stowe Drive, Poway, CA 92064. In conjunction with the sale, the Company entered into a lease agreement with the buyer to leaseback its facilities. Net fixed assets were reduced by approximately $1.9 million and notes payable were reduced by approximately $2.4 million, while a deferred gain was recorded. The Company's Chief Executive Officer provided a guarantee for the leaseback. The gain of $1,172,720 on the sale of the facility was deferred and is being amortized on a straight-line basis over the ten (10) year term of the lease at the rate of $117,272 per year. As of


                                     PAGE F-31


December 31, 2004 and 2003, the deferred gain was $947,949 and $1,065,221, respectively. This amortization will be included in the Company's non-operating income and expense and totaled $117,272 in 2004 and $107,499 in 2003.

Deferred  Gain  consisted  of  the  following:




December 31,. . .        2004         2003
-----------------  -----------  -----------

Deferred Gain . .  $1,172,720   $1,172,720
Less Amortization    (224,771)    (107,499)
-----------------  -----------  -----------
                   $  947,949   $1,065,221
-----------------  -----------  -----------
-----------------  -----------  -----------


In 2001, the Company entered into three settlement loan agreements with various vendors. The total of $171,402 for all three loans called for payment between 24 and 50 months with interest that ranged from 0% to 8%. At December 31, 2004 and 2003, the outstanding balances on these notes were $46,127 and $87,591, with interest expense of $3,258 and $4,956, respectively.

Future  minimum  principal  payments  on  notes  payable  are  as  follows:





Year Ending December 31,
------------------------  -------
2005 . . . . . . . . . .  $36,670
2006 . . . . . . . . . .    9,457
2007 . . . . . . . . . .        0
------------------------  -------
Total Settlement Notes .  $46,127
------------------------  -------
------------------------  -------


     Related  parties

The Company had a note payable to its CEO. At December 31, 2004 and 2003, the balances were $0 and $585,522, respectively, with accrued interest of 10%. The note was amended on March 20, 2000 to call for annual payments of not less than $80,000 per year with interest at 10%. As part of the Company's preferred stock offering (see Note 8(a)), the note was paid in full during the third quarter of 2004.

Interest expense on this note was $29,256 and $47,023 for 2004 and 2003, respectively.

     Revolving  Credit  Facility.

On June 3, 2003, the Company entered into a Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant, with the Laurus Master Fund, Ltd. ("Laurus"), which were filed on Form 8-K dated June 18, 2003. Pursuant to the agreements, the Company received a $1 million revolving credit facility in the form of a three-year Convertible Note secured by its assets subject to the amount of eligible accounts receivables. The net proceeds from the Convertible Note were used for general working capital purposes. Advances on the Convertible Note are repaid at the Company's option, in cash or through the issuance of the Company's shares of common stock provided the market price is 118% of the fixed conversion price or greater. The Convertible Note carries an interest rate of Wall Street Journal Prime plus 0.75% on any outstanding balance. In addition, the Company is required to pay a collateral management payment of 0.55% of the average aggregate outstanding balance during the month plus an unused line payment of 0.20% per annum. Approximately $19,500 in interest and approximately $5,000 in fees were expensed under the revolving credit facility in 2004. There was no outstanding balance on the revolving credit facility at December 31, 2004.

The Company filed a Form SB-2 registration statement on July 25, 2003 in connection with this transaction. The shares were registered with the Securities and Exchange Commission ("SEC") for public resale on August 6, 2003. Once the market price exceeded 118% of the fixed conversion price, which occurred on or about July 21, 2003, the Company obtained the ability to pay amounts outstanding under the revolving credit facility in cash or shares of its common stock at the fixed conversion price.

The Convertible Note includes a right of conversion in favor of Laurus. Laurus has exercised its conversion rights from time to time on outstanding balances. When Laurus chooses to exercise its conversion rights, the Convertible Note is convertible into shares of the Company's common stock at a fixed conversion price, subject to


                                    PAGE F-32


adjustments for stock splits, combinations and dividends and for shares of common stock issued for less than the fixed conversion price (unless exempted pursuant to the agreements). The Agreement was modified on March 31, 2004 to provide for a six-month waiver of the accounts receivable restrictions and a fixed conversion price to Laurus of $0.85 per share on the first $500,000 after the first $1 million. The agreement was further modified on August 25, 2004 to provide for a fixed conversion price to Laurus of $1.00 per share on the next $1 million. Thereafter, the fixed conversion price will be adjusted after conversion of a total of $2.5 million to 103% of the then fair market value of our common stock ("Adjusted Fixed Conversion Price").

Laurus converted 2,991,417 shares to reduce the Company's debt by $2,271,750 for the twelve-month period ending December 31, 2004. Laurus converted a total of 3,406,417 shares to reduce the debt by $2,500,000 since the inception of the revolving credit facility. For the twelve-month period ending December 31, 2004, the Company expensed $2,480,628 for the non-cash loan fee based on the fair market value of the stock when Laurus converted and $2,607,099 for the non-cash loan fee expense since the inception of the revolving credit facility. The fair market value used in 2003 was established using a 20% discount to the closing price on the date of conversion based on the restricted and thinly-traded nature of the Company stock in 2003 and the fair market value used in 2004 was established using the closing price on the date of conversion with no discount taken due to the increased volume in the Company's stock.

Availability of funds under the revolving credit facility is based on the Company's accounts receivable, except as waivers are provided by Laurus. An initial three (3) month waiver was offered by Laurus, under which Laurus permitted a credit advance up to $300,000, which amount would have otherwise exceeded eligible accounts receivable during the period. Laurus subsequently extended the waiver for two additional six (6) month periods, under which Laurus permitted a credit advance up to $1 million, which amount would have otherwise exceeded eligible accounts receivable during the period. The revolving credit facility is secured by all of the assets of the Company.

In conjunction with this transaction, Laurus was paid a fee of $20,000 for the first year, which was expensed as additional interest expense in 2003. The Company was required to pay a continuation fee of $10,000 each year thereafter. In addition, Laurus received a warrant to purchase 200,000 shares of the Company's common stock for the initial $1 million revolving credit facility, as stated herein. The warrant exercise price was computed as follows: $0.63 per share for the purchase of up to 125,000 shares; $0.69 per share for the purchase of an additional 50,000 shares; and $0.80 per share for the purchase of an additional 25,000 shares. The warrant exercise price may be paid in cash, in shares of the Company's common stock, or by a combination of both. The warrant expiration date is June 3, 2008. The warrant exercise price and the number of shares underlying the warrant are subject to adjustments for stock splits, combinations and dividends.

In addition to the initial warrant, the Company was obligated to issue an additional five-year warrant to Laurus to purchase one share of common stock at an exercise price equal to 125% of the Adjusted Fixed Conversion Price for every ten dollars ($10) in principal of the Convertible Note converted into common stock if and when over $1 million was converted under the revolving credit facility. The value of the warrant was determined when issued, and was treated as additional interest expense and is being amortized over the remaining term of the Convertible Note, unless sooner terminated. On June 18, 2004, the Company issued an additional warrant to purchase 50,000 shares at an exercise price of $1.0625 per share in relation to the $500,000 revolving credit facility expansion convertible at $0.85 per share. Since no more than an aggregate of 100,000 shares of the Company's common stock were authorized as additional warrants under the Laurus Agreements, on August 25, 2004, the Company issued an additional warrant to purchase 50,000 shares at an exercise price of $1.925 per share in relation to the $1 million revolving credit facility expansion convertible at $1.00 per share.

The Company may terminate its agreements with Laurus before the end of the initial three year term and Laurus will release its security interests upon payment to Laurus of all obligations, if the Company has: (i) provided Laurus with an executed release of all claims which the Company may have under the agreements; and, (ii) paid to Laurus an early payment fee in an amount equal to
(x) three percent (3%) of the Capital Availability Amount if such payment occurs after the first anniversary (i.e., June 3, 2004) and prior to the second anniversary of the Initial Term; and, (y) two percent (2%) of the Capital Availability Amount if such payment occurs after the second anniversary and prior to the end of the Initial Term. The early payment fee is also due and payable by the Company to Laurus if the Company terminates its Agreement after the occurrence of an Event of Default, as defined in the agreements.

As stated above, in conjunction with the Company's Preferred Stock financing on August 25, 2004, Laurus agreed to extend the revolving credit facility reported on Form 8-K filed June 18, 2003 from $1.0 million to $1.5 million. The first $1.0 million converted under the revolving credit facility was converted last year and earlier this year


                                    PAGE F-33


at a rate of $0.55 per share during 2003 and 2004. On March 31, 2004, the conversion price for the next $500,000 under the revolving credit facility was set at $0.85 per share. The next $1 million under the revolving credit facility was convertible at a rate of $1.00 per share. There was no balance on the revolving credit facility at December 31, 2004.

     CONVERTIBLE  DEBENTURES

From October 14, 2002 through November 14, 2002, the Company sold an aggregate of $475,000 of 2.03% convertible debentures to various directors and officers of the Company. The total funding was completed on November 14, 2002. The convertible debentures entitled the holder to convert the principal and unpaid accrued interest into the Company's common stock when the note matured. The maturity on the notes was six (6) months from issue date. On March 25, 2003, an amendment was executed which extended these notes an additional six (6) months. The convertible debentures were exercisable into a number of the Company's common shares at a conversion price that equals the 20-day average ask price less 10%, which was, established when the note was issued, or the initial conversion price.

Concurrent with the issuance of the convertible debentures, the Company issued warrants to purchase up to 1,229,705 shares of the Company's common stock to the subscribers. These warrants are exercisable for three (3) years from the date of issuance at the initial exercise price which is equal to the 20-day average ask price less 10%, which was established when the note was issued, or the initial conversion price of the notes. Upon issuance, the issued warrants were valued using the Black-Scholes pricing model based on the expected fair value at issuance and the estimated fair value was recorded as debt discount. As a result of the change to the maturity date of the convertible debt, the amortization period for the debt discounts was also extended during the first quarter in 2003.

On September 5, 2003, the Company repaid one-half of the convertible notes, with the condition that the note holders convert the other half. Also, as a condition of the partial repayment, the note holders were required to relinquish one-half of the previously issued warrants. Finally, as additional consideration for the transaction, the note holders were offered 5% interest on their notes, rather than the stated 2.03%. All the note holders accepted the offer and the convertible notes were retired. As of December 31, 2003, the Company recorded a credit of $88,408, as debt discount recovery; therefore, for the year ending December 31, 2003, the debt discount expense was $112,500. The Company also expensed $131,411 for non-cash loan fee expense. Fair market value of the stock was determined by discounting the closing market price on the date of the transaction by 20%, based on the nature of the restricted securities.




Convertible debentures - beginning balance .  $ 475,000
     Total interest expense incurred . . . .  $  20,236
     Accrued interest paid - current year. .  $ (18,161)
     Accrued interest paid - prior year. . .  $  (2,075)
     Convertible debtures paid . . . . . . .  $(237,500)
     Convertible debtures converted. . . . .  $(237,500)
-------------------------------------------------------
                                              $(475,000)
-------------------------------------------------------
Convertible debentures - ending balance. . .  $       0
--------------------------------------------  ----------

Debt discount (Warrants) - beginning balance  $ 475,000
     Amount forfeited. . . . . . . . . . . .  $(237,500)
     Amount expensed prior year. . . . . . .  $(125,000)
     Amount expensed current year. . . . . .  $(267,879)
     Current year - adjustment . . . . . . .  $ 155,379
-------------------------------------------------------
                                              $(475,000)
-------------------------------------------------------

Debt discount (Warrants) - ending balance. .  $       0
--------------------------------------------  ----------

As of December 31, 2004, all of the warrants under the convertible debt program had been converted to equity and the Company received approximately $50,000 in cash, received the reduction in $187,500 in related party debt and expensed $773,802 in non-cash loan fees.


                                     PAGE F-34


     INCOME  TAXES
Deferred income taxes are provided for temporary differences in recognizing certain income and expense items for financial and tax reporting purposes. The deferred tax asset of $2,350,000 and $2,190,000 as of December 31, 2004 and 2003, respectively, consisted primarily of the income tax benefits from net operating loss and capital loss carryforwards, amortization of goodwill and research and development credits. A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be utilized. The valuation allowance increased approximately $126,000 in 2004 from $2,190,000 at December 31, 2003 to $2,318,000 at December
31,  2004.

Significant components of the benefit for income taxes for the years ended December 31, 2004 and 2003 are as follows:




                      2004    2003
                    ------  ------
Current
 Federal . . . . .  $    -  $    -
 State . . . . . .   1,600   1,600
                    ------  ------
                     1,600   1,600
Deferred
 Federal . . . . .       -       -
 State . . . . . .       -       -
                    ------  ------
                         -       -

Income tax expense  $1,600  $1,600
                    ======  ======

At December 31, 2004, the Company had federal and state tax net operating loss and capital loss carryforwards of approximately $4,826,000 and $2,146,000, respectively. The federal and state tax loss carryforwards will expire in 2012 and 2007, respectively, unless previously utilized. The State of California has suspended the utilization of net operating loss for 2003 and limited them in 2004.

A reconciliation of the statutory income tax rates and the Company's effective tax rate is as follows:


  Years Ended December 31,. . . . . . . . . .    2004     2003
---------------------------------------------  -------  -------
  Statutory U.S. federal rate . . . . . . . .    35.0%    34.0%
---------------------------------------------  -------  -------
  State income taxes - net of federal benefit     5.7%     5.8%
  Permanent differences . . . . . . . . . . .  (37.8%)       -
  Change in valuation allowance . . . . . . .   (2.9%)  (39.8%)
---------------------------------------------  -------  -------
  Provision for income taxes. . . . . . . . .     0.0%     0.0%
---------------------------------------------  -------  -------


The tax effects of temporary differences and carryforwards that give rise to deferred tax assets consist of the following:






  December 31,. . . . . . . . . . . . .         2004          2003
---------------------------------------  ------------  ------------
  Deferred tax assets:
---------------------------------------  ------------  ------------
   Loss carryforwards . . . . . . . . .  $ 1,765,000   $ 1,588,000
      Deferred gain on sale of building      416,000       435,000
   Temporary differences. . . . . . . .       77,000       127,000
   Research and development credits . .       92,000        40,000
---------------------------------------  ------------  ------------
  Gross deferred tax assets . . . . . .    2,350,000     2,190,000
---------------------------------------  ------------  ------------
      Deferred tax liability. . . . . .      (32,000)            -
---------------------------------------  ------------  ------------
  Valuation allowance . . . . . . . . .   (2,318,000)   (2,190,000)
                                         $         -   $         -
---------------------------------------  ------------  ------------
---------------------------------------  ------------  ------------



                                     PAGE F-35


As of December 31, 2004, the Company recorded a valuation allowance of $214,000 related to deferred tax assets created by the exercise and/or disposition of employee stock options in recent periods. The deferred tax asset originating from deductions for the exercise and/or disposition of stock options and the related valuation allowance have been recorded against additional paid-in capital and did not effect the net earnings for the period. Any tax benefits realized from the reduction of this valuation allowance will be recorded to additional paid-in capital.

Pursuant to Internal Revenue Code Section 382, the Company's use of its net operating loss carryforwards may be limited as a result of cumulative changes in ownership of more than 50% over a three year period.

The Company has unused U.S. and state tax credits of approximately $52,000 and $39,000, that begin to expire 2013 and 2008, respectively.


     EMPLOYEE  BENEFIT  PLAN

(a)     Profit  sharing  401(k)  plan

During 2004, the Company amended their previous 401(k) retirement savings plan from 1997 for its employees, which allows each eligible employee to voluntarily make pre-tax salary contributions up to 93% of their compensation or $13,000 per year, whichever is lower, for the year ending December 31, 2004. The Company has elected to begin making a matching contribution of 10% of employee contributions, which matching portion vests over 5 years as specified in the plan amendment. During 2004 and 2003, the Company contributed $2,705 and $0 to the Plan.

     Incentive  stock  option  and  employee  stock  purchase  plans

At its 1999 Annual Stockholder Meeting, the shareholders adopted an Incentive Stock Option Plan under which its Board of Directors had the ability to grant its employees, directors and affiliates Incentive Stock Options, non-statutory stock options and other forms of stock-based compensation, including bonuses or stock purchase rights. Incentive Stock Options, which provided for preferential tax treatment, were only available to employees, including officers and affiliates, and were not issued to non-employee directors. The exercise price of the Incentive Stock Options is 100% of the fair market value of the stock on the date the options were granted. Pursuant to our plan, the exercise price for the non-statutory stock options were not less than 85% of the fair market value of the stock on the date the option was granted. The Company is required to reserve an amount of common shares equal to the number of shares, which may be purchased as a result of awards made under the Plan at any time.

At the 2000 Annual Stockholder Meeting, the shareholders approved an amendment to the Stock Option Plan of 1999, increasing the number of shares eligible for issuance under the Plan to 30% of the then outstanding common stock to 4,184,698 and allowing the Board of Directors to make annual adjustments to the Plan to maintain a 30% ratio to outstanding common stock at each annual meeting of the Board of Directors. The Board, at its annual meetings in 2004 and 2003, made no adjustment, as a determination was made that the number of shares then available under the Plan was sufficient to meet the Company's needs.

At the 2004 Annual Stockholder Meeting, the shareholders approved the 2004 Stock Option Plan authorizing options on 2,000,000 shares be set apart under this plan. As of December 31, 2004, 6,184,698 shares were authorized for issuance under both plans, 3,878,766 of which were subject to outstanding options and awards. Shares issuable under the 1999 plan were registered with the U.S. Securities & Exchange Commission on Form S-8. A Form S-8 registration statement for shares issuable under the 2004 plan will be filed simultaneously with this report.

During 2004, the Company issued non-statutory options to purchase 287,000 shares to its independent directors for attendance at its 2003 Board of Directors meetings. In addition to the Stock Option Plan of 1999, the shareholders adopted the 1999 Employee Stock Purchase Plan with 1,000,000 shares reserved under the plan and authorized the Board of Directors to make twelve consecutive offerings of our common stock to its employees. The 1999 Employee Stock Purchase Plan has been instituted and the first employees enrolled in the plan in August 2003. The first shares of common stock were issued under the Plan in February 2004. The exercise price for the Stock Purchase Plan will not be less than 85% of the fair market value of the stock on the date the stock is purchased. During 2004 and 2003 employees contributed $16,464 and $6,440 to the employee stock purchase plan, and 14,010 and 0 shares were issued under the plan as of December 31, 2004 and 2003, respectively. The 1999 Employee Stock


                                    PAGE F-36


Purchase Plan was to expire in June 2005; however, the Board of Directors extended the plan for another year at their Board meeting in November 2004.

     STOCKHOLDERS'  EQUITY

     Convertible  preferred  stock

On August 25, 2004, the Company entered into a Securities Purchase Agreement with the Laurus Master Fund, Ltd., whereby the Company issued 250,000 shares of its Series C Non-Redeemable Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"), to Laurus for an aggregate purchase price of $2,500,000 or $10.00 per share (the "Stated Value"). The preferred shares are convertible into shares of the Company's $0.0001 par value common stock at a rate of $1.54 per share at any time after the date of issuance, and pay quarterly, cumulative dividends at a rate of 6.85% with the first payment due on January 1, 2005. As of December 31, 2004, approximately $61,000 has been accrued for dividends and are payable in cash or shares of our common stock at the holder's option with the exception that dividends must be paid in shares of our common stock for up to 25% of the aggregate dollar trading volume if the fair market value of the Company's common stock for the 20-days preceding the conversion date exceeds 120% of the conversion rate. The preferred shares are redeemable by the Company in whole or in part at any time after issuance for (a) 115% of the Stated Value if the average closing price of the common stock for the 22 days immediately preceding the date of conversion does not exceed the conversion rate or (b) the Stated Value if the average closing price of our common stock for the 22 days immediately preceding the date of conversion exceeds the Stated Value. The preferred shares have a liquidation right equal to the Stated Value upon the Company's dissolution, liquidation or winding-up. The preferred shares have no voting rights.

In conjunction with the Preferred Shares, the Company issued a five-year common stock purchase warrant to Laurus for the purchase of 487,000 shares of the Company's common stock at an exercise price of $1.77 per share. The Company registered all of the shares of its common stock underlying the Preferred Shares and the warrant, as well as an estimated number of shares payable as dividends on the Preferred Shares, for resale.

     Common  stock

During 2004 and 2003, the Company issued 0 and 7,500 shares, respectively, of its common stock for employee awards and services and for summer and student interns, and recorded expenses of $0 and $9,170, respectively. The fair value of the shares issued was calculated using the closing price on the date of issuance.

On November 5, 2000, the Company commenced a private placement offering (PPO) for a maximum of 1,000,000 shares of the Company's $0.0001 par value common stock and warrants to purchase an additional 1,000,000 shares of common stock (the "Units"). The offering price of the Unit(s) was the five-day average of the bid and ask price for the Company's common stock on the date of issuance, with a minimum per Unit price of $1.00. The warrants allowed the holder to acquire additional shares at $0.50 above the offering price of the shares. The Company sold to one related-party investor under these terms.

On March 2, 2001, the PPO price was amended to the average of the high bid prices on the date of issuance and four preceding days, with no minimum per share price, and the warrants were amended to allow the holder to acquire additional shares at the Unit price.

The  Company  sold  153,060  Units  under  the  PPO  during  2002  for  $75,000.

On January 16, 2003 and February 14, 2003, pursuant to an extension of the PPO, the Company sold 665,188 and 196,079 Units, respectively. The Company received approximately $326,000 and $100,000, respectively, for the Units sold under the PPO during the first quarter 2003. The PPO was subsequently closed.

     Warrants

Concurrent with the issuance of the convertible debentures from October 2002 through November 2002, the Company issued to subscribers warrants to purchase up to 1,229,705 shares of the Company's common stock. On September 5, 2003, the Company repaid one-half of the convertible notes, with the condition that the note holders would convert the other half. As a condition of the partial repayment, the note holders were required to relinquish one-half of the previously issued warrants reducing the total warrants issued under the convertible debt program to 614,853.


                                     PAGE F-37


These warrants are exercisable for three (3) years from the date of issuance at the initial exercise price, which is equal to the 20-day average asking price less 10% established when the notes were issued. Upon issuance the warrants were valued using the Black-Scholes pricing model based on the expected fair value at issuance and the estimated fair value was also recorded as debt discount. As of December 31, 2004, all of the warrants under the convertible debt program had been converted and the Company received $237,500 in cash and expensed $773,802 in non-cash loan fees. As of December 31, 2004, the Company had other warrants outstanding issued as part of its private placement and other equity raising ventures as well as services that allow the holders to purchase up to 2,363,827 shares of common stock at prices between $0.435 and $2.79 per share. The warrants may be exercised any time within three (3) and five (5) years of issuance.

     Stock  options

On November 21, 1997, the Company entered into a five (5) year employment agreement with its CEO. As part of the employment agreement, the Company granted options to the CEO to purchase up to 2,500,000 shares of the Company's $0.0001 par value restricted common stock.

The options are subject to the following vesting conditions, which were amended on January 21, 2000, with an option for the board to award an additional 1,500,000 options at a later date:


                                                                                                                  Exercise
                       Number                                                                                    price per
                       of Shares         Vesting Conditions                                                          share
----------------       ---------         -----------------------------------------------------------   -----------------
Granted Options:
                       500,000. . . . .  Currently vested                                              $            1.00
                       500,000. . . . .  Obtaining $6,500,000 additional equity capital                $            1.50
                       500,000. . . . .  Financing and executing a definitive space launch agreement   $            2.00
                       500,000. . . . .  Launching of first lunar or deep-space mission                $            2.50
                       500,000. . . . .  Successful completion of first lunar or deep-space mission    $            3.00
Options to be
Granted upon
the Occurrence
of Certain Events:
                       250,000. . . . .  Upon the Company market capitalization reaching $250 million    $          5.00
                       500,000. . . . .  Upon the Company market capitalization reaching $500 million    $         10.00
                       750,000. . . . .  Upon the Company market capitalization reaching $1 billion      $         20.00
----------------       ---------         -----------------------------------------------------------   -----------------


All  options  expire  ten  (10)  years  from  date  of  amendment.

In accordance with APB 25, the Company recognized $500,000 of compensation expense and $250,000 of deferred compensation in 1997. The options granted to the CEO are subject to vesting conditions and have exercise prices between $1.00 and $3.00 per share.

On August 27, 2001, as part of an annual review process, an additional 10,000 options were granted to the CEO at the exercise price of $0.9469 per share with a set vesting schedule of 3,333 shares per year after issuance with the third year having 3,334 options vest. These options expire five (5) years from grant date.


                                     PAGE F-38


The following summarizes stock option activity related to all of the option plan and employee compensation agreements:




                              Weighted
                              Options       Average
                              Outstanding   Exercise Prices
----------------------------  ------------  -----------------
Balance at January 1, 2003 .    5,448,772   $           0.91
Granted. . . . . . . . . . .    1,219,615               0.76
Exercised. . . . . . . . . .      (37,000)             (0.53)
Expired. . . . . . . . . . .   (1,006,580)             (0.52)
----------------------------  ------------  -----------------

Balance at December 31, 2003    5,624,807               1.39
Granted. . . . . . . . . . .    2,218,500               1.23
Exercised. . . . . . . . . .   (1,005,035)             (1.26)
Expired. . . . . . . . . . .     (459,506)             (1.04)
----------------------------  ------------  -----------------

Balance at December 31, 2004    6,378,766   $           1.50
----------------------------  ------------  -----------------
----------------------------  ------------  -----------------


The weighted average fair value of options granted to employees under the 1999 Incentive Stock Option Plan and the 2004 Equity Incentive Plan during 2004 and
2003 was $1.23 and $0.76, respectively. At December 31, 2004 and 2003, there were 1,900,460 and 2,266,520 options exercisable at a weighted average exercise price of $0.83 and $1.05 per share, respectively. The weighted average remaining life of outstanding options under the plan at December 31, 2004 was
4.40  years.





              Weighted-Average       Weighted-
Range of . .  Remaining Contractual  Average Exercisable Price
Exercise . .  Number of Shares       Life of Shares             Number of Shares   Exercisable
Price . . . . Outstanding            Outstanding                Exercisable        Price
------------  ---------------------  -------------------------  ----------------- ------------
0.42-0.99 .              2,317,413                       3.92          1,036,607  $       0.64
1.00-1.99.               2,459,131                       4.53            861,631          1.05
2.00-2.99.               1,102,222                       5.11              2,222          2.25
3.00-3.50.                 500,000                       5.05                  -             -
------------  ---------------------  -------------------------  ----------------- ------------
                         6,378,766. .                    4.40          1,900,460  $       0.83
------------  ---------------------  -------------------------  ----------------- ------------
------------  ---------------------  -------------------------  ----------------- ------------


The Company has elected to account for its stock-based compensation plans under APB 25. However, the Company has computed, for pro forma disclosure purposes, the value of all options granted during 2004 and 2003 using the minimum value method as prescribed by SFAS No. 123. Under this method, the Company used the risk-free interest rate at date of grant, the expected volatility, the expected dividend yield and the expected life of the options to determine the fair value of options granted. The risk-free interest rates ranged from 6.0% to 6.5%; expected volatility of 117% and the dividend yield was assumed to be zero, and the expected life of the options was assumed to be three to five years based on the average vesting period of options granted.

     COMMITMENTS  AND  CONTINGENCIES

     Capital  leases

The Company leases certain equipment under non-cancelable capital leases, which are included in fixed assets as follows:




December 31,. . . . . . . . .       2004        2003
-----------------------------  ----------  ----------
Computer equipment. . . . . .  $ 153,097   $ 153,097
Less accumulated depreciation   (136,640)   (103,857)
                               $  16,457   $  49,240
-----------------------------  ----------  ----------
-----------------------------  ----------  ----------



                                     PAGE F-39


Future  minimum  lease  payments  are  as  follows:




Year Ending December 31, 2004
---------------------------------------  --------
2005. . . . . . . . . . . . . . . . . .  $ 4,425
2006. . . . . . . . . . . . . . . . . .    1,526
2007. . . . . . . . . . . . . . . . . .        -
2008. . . . . . . . . . . . . . . . . .        -
Thereafter. . . . . . . . . . . . . . .        -
---------------------------------------  --------
Total minimum lease payments. . . . . .    5,951
Amount representing interest. . . . . .      698
---------------------------------------  --------
Present value of minimum lease payments    5,253

Total obligation. . . . . . . . . . . .    5,253
Less current portion. . . . . . . . . .   (3,784)
---------------------------------------  --------
Long-term portion . . . . . . . . . . .  $ 1,469
---------------------------------------  --------
---------------------------------------  --------


     Other  accrued  liabilities

During 2004 and 2003, the Company accrued expenses in connection with current projects, our preferred stock sale, and other commitments. The total of these accruals were $207,262 and $248,530 as of December 31, 2004 and 2003, respectively.

In November 2002, the Company entered an agreement to sell its interest in its only facility. The transaction closed in January 2003. The escrow transaction included the sale of the land and building at 13855 Stowe Drive, Poway, CA 92064. The fees that were incurred for the sale of the building were $121,311 and were recorded as other accrued liabilities. The fees include broker fees, escrow and title fees and property taxes.

     Building  lease

In conjunction with the sale of its only facility, the Company entered into a non-cancelable operating lease with the buyer to lease-back its facilities for ten (10) years (see Note 2). The base rent was $25,678 per month at lease inception and is currently $26,577 as of December 31, 2004 and will continue to increase by 3.5% per year. Mr. Benson, the Company's current chief executive officer, provided a guarantee for the leaseback.

     CONCENTRATIONS

     Credit  risk

The Company maintains cash balances at various financial institutions primarily located in San Diego, California and New York, New York. The accounts at these institutions are secured by the Federal Deposit Insurance Corporation up to $100,000. The Company has not experienced any losses in such accounts.

     Customer

During 2004 and 2003, the Company had two and three major customers that accounted for sales of approximately $3,737,000, or 76% and $1,782,600 or 60% of consolidated revenue, respectively. At December 31, 2004 and 2003, the amount receivable from these customers was approximately $612,900 and $160,200, respectively.

     Contract

In November 1999, the Space Missions Division was awarded a turnkey mission contract by the Space Sciences Laboratory at the University of California at Berkeley worth as of December 31, 2002 approximately $7.2 million, including two change orders worth approximately $412,000 on June 12, 2002 and October 7, 2002. This contract represented 14% of the Company's revenue in 2003. The contract concluded on December 31, 2003.


                                     PAGE F-40


                          STARSYS RESEARCH CORPORATION
                                  BALANCE SHEET
                                   (UNAUDITED)


                                                                             9 MONTHS ENDED
                                                                                 9/30/05
CURRENT ASSETS
----------------------
Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   216,934
Contract Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,555,507
Accounts Receivable - Other . . . . . . . . . . . . . . . . . . . . . . . .       44,270
C/P of Notes Receivable . . . . . . . . . . . . . . . . . . . . . . . . . .       80,194
Income Tax Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . .      365,508
Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts    2,095,781
Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      311,649
Prepaid Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       91,440
Deferred Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      236,025
                                                                             ------------
                                                                               5,997,308
                                                                             ------------

FIXED ASSETS
----------------------
Property Plant and Equipment. . . . . . . . . . . . . . . . . . . . . . . .    3,813,551
Less Accumulated Depreciation . . . . . . . . . . . . . . . . . . . . . . .   (1,782,111)
                                                                             ------------
                                                                               2,031,440

OTHER ASSETS
----------------------
Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       26,469
                                                                             ------------
                                                                                  26,469

                                                                             ------------
Total Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8,055,217
                                                                             ------------
                                                                             ------------

CURRENT LIABILITIES
----------------------
Accounts Payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 1,291,739
Current Portion of Notes Payable. . . . . . . . . . . . . . . . . . . . . .    6,014,536
Current Portion of Capital Lease Obligations. . . . . . . . . . . . . . . .       33,998
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts    1,073,751
Accrued Wages and Benefits. . . . . . . . . . . . . . . . . . . . . . . . .    1,079,268
Other Accrued Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .      451,586
Reserve for Loss on Contracts . . . . . . . . . . . . . . . . . . . . . . .    1,603,482
                                                                             ------------
                                                                              11,548,360

COMMITMENTS AND CONTINGENCIES
----------------------

STOCKHOLDERS' DEFICIT
----------------------
Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          520
Additional Paid in Capital. . . . . . . . . . . . . . . . . . . . . . . . .       51,886
Accumulated Deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (3,545,549)
                                                                             ------------
                                                                              (3,493,143)

                                                                             ------------
Total Liabilities and Stockholders' Deficit . . . . . . . . . . . . . . . .  $ 8,055,217
                                                                             ------------
                                                                             ------------


                                    PAGE F-41


                          STARSYS RESEARCH CORPORATION
                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                                NINE MONTHS           NINE MONTHS
                                   ENDED                 ENDED
                              SEPTEMBER 30, 2005    SEPTEMBER 30, 2004

Revenues
----------------------------  --------------------  --------------------
Contract Revenues. . . . . .  $        13,597,334   $        12,389,762
Cost of Revenues . . . . . .           11,087,931            15,023,140
----------------------------  --------------------  --------------------

Gross Margin (Loss). . . . .            2,509,403            (2,633,378)
----------------------------  --------------------  --------------------


Operating Expenses
----------------------------
General & Administrative . .            3,572,194             2,882,739
----------------------------  --------------------  --------------------
Operating Loss                         (1,062,791)           (5,516,478)

Other Income (Expense)
----------------------------
Rental Income. . . . . . . .                3,250                 4,672
Other Income       . . . . .               75,998                14,190
Interest Expense . . . . . .             (378,513)             (177,519)
----------------------------  --------------------  --------------------
Total Other Income (Expense)             (299,265)             (158,657)
----------------------------  --------------------  --------------------

Loss Before Income & Taxes .           (1,362,056)           (5,674,774)
----------------------------  --------------------  --------------------

Income Tax Provision . . . .                    -                     -
----------------------------  --------------------  --------------------

Net Loss . . . . . . . . . .  $        (1,362,056)  $        (5,674,774)
----------------------------  --------------------  --------------------
                              --------------------  --------------------


                                    PAGE F-42


                          STARSYS RESEARCH CORPORATION
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)


                                                             NINE MONTHS           NINE MONTHS
                                                                ENDED                 ENDED
                                                         SEPTEMBER 30, 2005    SEPTEMBER 30, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss. . . . . . . . . . . . . . . . . . . . . . . .    $   (1,362,056)       $   (5,674,774)
  Adjustments to reconcile net loss to net cash
    (used in) provided by operating activities:
    Depreciation and amortization . . . . . . . . . . . . .         354,386               285,341
    Effects of changes in operating assets and liabilities:
      Contracts receivable. . . . . . . . . . . . . . . . . .     1,084,460             1,703,023
      Accounts receivable - employees and other . . . . . . .        (4,374)              (68,811)
      Income taxes receivable . . . . . . . . . . . . . . . .       (48,494)                    -
      Costs and estimated earnings in excess of billings
        on uncompleted contracts. . . . . . . . . . . . . . .       995,855             1,270,552
      Inventory . . . . . . . . . . . . . . . . . . . . . . .       (33,924)                6,696
      Prepaid expenses. . . . . . . . . . . . . . . . . . . .       (44,702)               19,079
      Deferred expenses . . . . . . . . . . . . . . . . . . .       (81,831)             (447,105)
      Deposits. . . . . . . . . . . . . . . . . . . . . . . .             -                (7,000)
      Accounts payable. . . . . . . . . . . . . . . . . . . .       (42,268)               (7,395)
      Accrued wages and benefits. . . . . . . . . . . . . . .       250,230               409,453
      Billings in excess of costs and estimated earnings
        on uncompleted contracts. . . . . . . . . . . . . . .     (1,021,148)            1,011,825
      Other accrued expenses. . . . . . . . . . . . . . . . .         68,811               188,194
      Reserve for loss on contracts in progress . . . . . . .     (1,078,430)            1,972,070
      Income taxes payable. . . . . . . . . . . . . . . . . .        (31,643)             (220,296)
                                                         --------------------  --------------------
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES . .             (995,128)              440,852

CASH FLOWS FROM INVESTING ACTIVITIES
  Payments received on notes receivable . . . . . . . .               10,574                     -
  Purchases of property & equipment . . . . . . . . . .             (227,561)             (336,831)
                                                         --------------------  --------------------
NET CASH USED IN INVESTING ACTIVITIES . . . . . . . . .             (216,987)             (336,831)

CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payments on capitalized lease obligations . .           (457,983)             (167,412)
  Proceeds from revolving credit facility . . . . . . . .          6,437,472             3,933,343
  Payments to revolving credit facility . . . . . . . . .         (5,387,912)           (3,753,982)
  Proceeds on notes payable - stockholder . . . . . . . .            823,333                     -
                                                         --------------------  --------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES . . . . . . .            1,414,910                11,949

                                                         --------------------  --------------------
NET INCREASE IN CASH. . . . . . . . . . . . . . . . . .              202,795               115,970

CASH AT BEGINNING OF PERIOD . . . . . . . . . . . . . .               14,139                   712
                                                         --------------------  --------------------

CASH AT END OF PERIOD . . . . . . . . . . . . . . . . .       $      216,934        $      116,682
                                                         --------------------  --------------------
                                                         --------------------  --------------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest. . . . . . . . . . . . . . . . . . . . . . . .   $      657,799        $      177,519
    Income Taxes. . . . . . . . . . . . . . . . . . . . . .                -                     -

NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Loan premium on notes payable - stockholders. . . . . .     $       80,000        $            -
  Agency fee on SpaceDev loan . . . . . . . . . . . . . .     $      120,000        $            -
  Borrowings on capital lease obligations . . . . . . . .     $            -        $      327,360



                                    PAGE F-43


              NOTES TO CONDENSED FINANCIAL STATEMENTS

     Starsys Research Corporation (the "Company") was incorporated in the State of Colorado on April 6, 1988. The Company specializes in contract production of spacecraft mechanisms, actuators and structures for commercial and government customers. The Company grants credit to its customers, which are located in the United States. Significant accounting policies followed by the Company are presented below.

BASIS  OF  PRESENTATION

     In the opinion of management, the financial statements reflect all normal and recurring adjustments, which are necessary for a fair presentation of the Company's financial position, results of operations and cash flows as of the dates and for the periods presented. The financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Consequently, these statements may not include all disclosures normally required by generally accepted accounting principles of the United States of America for annual financial statements nor those normally made in an Annual Report on Form 10-KSB. Accordingly, reference should be made to the Company's audited financial statements included in this prospectus for additional disclosures, including a summary of the Company's accounting policies, which have not materially changed. The results of operations for the nine month periods ended September 30, 2005 and 2004 are not necessarily indicative of results that may be expected for the fiscal year ended December 31, 2005 or any future period, and the Company makes no representations related thereto.

USE  OF  ESTIMATES  IN  PREPARING  FINANCIAL  STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates included in these financial statements relate to revenue recognition on uncompleted contracts, billings in excess of costs and estimated earnings and costs on uncompleted contracts and estimated earnings in excess of billings on uncompleted contracts (see Note 3). Revisions in estimated contract profits and losses are made in the period in which circumstances requiring the revision become known. The effect of changes in estimates of contract profits and losses on contracts in process at September 30, 2005 was to increase the net loss for the nine months ended September 30, 2005 and 2004, by approximately $965,000 and $1,972,000, respectively, from that which would have been reported had the revised estimate been used as the basis of recognition of contract profits and losses in the preceding period. The amount of this change includes effects of changes in estimates and change orders subsequent to September 30, 2005.

ACCOUNTS  RECEIVABLE

     Accounts receivable are uncollateralized customer obligations which generally require payment within thirty days from the invoice date. Accounts receivable are stated at the invoice amount. Notes receivable are stated at principal plus accrued interest.

Account balances with invoices over ninety days old are considered delinquent. Payments of accounts receivable are applied to the specific invoices identified on the customer's remittance advice or, if unspecified, to the earliest unpaid invoices. Payments of notes receivable are allocated first to unpaid interest with the remainder to the outstanding principal balance.

The carrying amount of accounts receivable is reduced by a valuation allowance if necessary that reflects management's best estimate of amounts that will not be collected. At September 30, 2005, management recorded an allowance of $17,500 for future estimates of uncollectible accounts. If there is a deterioration of a major customer's credit worthiness or actual defaults are higher than the historical experience, management's estimates of the recoverability  of  amounts  due  the  Company  could  be  affected.

REVENUE  AND  COST  RECOGNITION

     The accompanying financial statements are prepared according to the "percentage-of-completion" method of accounting for long-term contracts. The amount of revenues recognized is that portion of the total contract amount that the actual cost expended bears to the anticipated final total cost based on current estimates of cost to complete the project (cost-to-cost method).


                                    PAGE F-44


     If final total cost is anticipated to exceed the contract amount, the excess of cost over contract amount is immediately recognized as a loss on the contract. Recognition of profit commences on an individual project only when cost to complete the project can reasonably be estimated and after there has been some meaningful performance achieved on the project. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions (when applicable), and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     Contract costs include all direct material, direct labor and sub-contractor costs, other costs such as supplies, tools and travel which are specifically related to a particular contract. All other selling, general and administrative costs are expensed as incurred.

     The current asset reflected on the balance sheet as "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed.

     The current liability reflected on the balance sheet as "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

INVENTORIES

     Inventories consist of supplies or other finished products not yet charged to a contract and are stated at the lower-of-cost or market with cost determined using an average-cost method.
PROPERTY  AND  EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization, which include amortization of property under capital leases, are provided by use of the straight-line and accelerated methods over the estimated useful lives of the related assets. Accelerated depreciation methods are used for income tax reporting purposes. Total depreciation expense for the nine months ended
September  30,  2005  and  2004,  was  $308,580  and  $285,341  respectively.

During the nine months ended September 30, 2005, and in conjunction of the paydown of the capital leases (see Notes 5 and 6), the Company reclassified these assets from equipment under capital leases to facility equipment. The Company will also depreciate the remaining net book value of these assets over their useful lives ranging between 3 and 7 years, and in conjunction with its internal policies.

DEFERRED  EXPENSES

     During the nine months ended September 30, 2005, the Company borrowed funds from four of its stockholders and from SpaceDev, Inc. ("SpaceDev") to meet the Company's obligations under its agreement with its current bank (see Note 5). In conjunction with these borrowings, the Company agreed to pay an $80,000 premium and a $120,000 agency fee, respectively. The Company is amortizing the costs associated with the loan premiums over the expected terms of the loan agreements. As of September 30, 2005, the Company has recognized interest expense of $45,806 in connection with the amortization of the loan premium. As of September 30, 2005, the Company has deferred the remainder of these costs. In conjunction with the expected closing of the Merger (as defined in Note 1) with SpaceDev, the Company has recorded as deferred expenses an additional $81,831 of closing costs.

PRODUCT  WARRANTY

     The Company warrants its products against defects in workmanship. The Company has accrued $72,123 for warranty claims at September 30, 2005. The accrual is based on an estimate of the cost to be incurred based on the claims received and historical experience (see Note 10).

INCOME  TAXES

     Deferred income taxes are provided for temporary differences in the recognition of depreciation expense for financial reporting and income tax reporting purposes, tax credit carryforwards and for reserves for contract losses.


                                    PAGE F-45


STOCK  OPTION  PLAN

     The Company has a stock-based employee compensation plan which is described more fully in Note 7. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation  for  the  nine  months  ended  September  30,  2005  and  2004:


                                     SEPTEMBER 30, 2005    SEPTEMBER 30, 2004
                                     --------------------  --------------------

Net loss - as reported. . . . . . .  $        (1,362,056)  $        (5,674,774)
Deduct:  total stock-based employee
  compensation expense
  determined under fair value
  based method for all awards . . .               (3,000)               (3,000)
                                     --------------------  --------------------

Estimated net loss - pro forma. . .  $        (1,365,056)  $        (5,677,774)
                                     --------------------  --------------------
                                     --------------------  --------------------

     On January 31, 2006, SpaceDev, Inc. acquired the Company pursuant to an agreement and plan of merger and reorganization, which we refer to as the merger agreement, with SpaceDev, Inc. The merger agreement was dated October 24, 2005 and amended on December 7, 2005 and January 31, 2006. Pursuant to the merger agreement, the Company merged with and into a newly-created, wholly-owned subsidiary of SpaceDev, Inc. Immediately after the merger, the subsidiary was renamed Starsys, Inc.

     In December 2004, The Financial Accounting Standards Board (FASB) issued Statement on Financial Accounting Standards No. 123 (Revised), "Shared-Based Payment" (SFAS 123R). This standard revises SFAS No. 123, Accounting Principles Board Option 25 and related interpretations, and eliminates use of the intrinsic value method of accounting for stock options. The Company currently uses the intrinsic value method to value stock options, and, accordingly, no compensation expense has been recognized for stock options. SFAS 123R requires that all employee share-based payments to employees, including stock options, be valued using a fair-value-based method and recorded as expense in the statement of operations. For the Company, SFAS 123R will first be effective for its first reporting period after January 1, 2006. This new Statement will not affect accounting for the Company's stock options currently outstanding, but it will affect financial statement disclosures about those stock options, and it will change the accounting for stock options issued in future years.


NOTE  1  -  FUTURE  OPERATIONS  OF  THE  COMPANY

     The Company incurred a net loss of $1,362,056, for the nine months ended September 30, 2005 and has a stockholders' deficit of $3,545,549 as of September 30, 2005. The Company also has negative working capital at September 30, 2005 of $5,551,052. The Company is also in default of certain covenants with its current lender. Management of the Company intends to fund 2005 operations primarily through revenues generated by product sales and additional debt and additional equity investment (see Note 5). The Company's future operations are dependent upon the profitability of the Company's contracts and related revenues generated and its efforts to raise additional capital. If the Company does not achieve expected revenue levels or receive sufficient additional funding to meet its requirements with its lender, the Company's lender is entitled to appoint a receiver to protect the lender's collateral including the right to operate the Company's business (see Note 5).

     On August 23, 2005, the Company entered into a non-binding letter of intent to sell the shares of the Company's stock (the "Letter of Intent") to SpaceDev, a publicly traded company (the "Merger"). The Letter of Intent projected a closing on November 30, 2005. The Letter of Intent provides for consideration to be paid at closing comprised of a cash payment of $1,500,000 and shares of SpaceDev having an aggregate market value of $7,500,000. The Letter of Intent also provides that SpaceDev will repay the remaining principal and interest of the Company's credit facility with the current bank and any subordinated debt. The Letter of Intent also provided that SpaceDev will provide the Company with a bridge loan in the amount $1,200,000 prior to closing to comply with the bank's requirements under the Forbearance Agreement. (See Note 5)

     The Letter of Intent also provided for additional consideration to be paid to the stockholders of the Company based upon results of the audited financial statements for the years ending December 31, 2005, 2006 and 2007.

     On January 31, 2006, SpaceDev acquired the Company pursuant to an agreement and plan of merger and reorganization, which we refer to as the merger agreement, with the Company, Scott Tibbitts, its largest shareholder, and Scott Tibbitts, as shareholder agent for the other shareholders of Starsys. The merger agreement was dated October 24, 2005 and amended on December 7, 2005 and January 31, 2006. Pursuant to the merger agreement, the Company merged with and into a newly-created, wholly-owned subsidiary of SpaceDev. Immediately after the merger, the subsidiary was renamed Starsys, Inc.

     In connection with the consummation of the merger on January 31, 2006, pursuant to which Starsys became a wholly-owned subsidiary of SpaceDev, we paid-off in-full the remaining principal and interest of all loans extended to the Company by Vectra pursuant to the credit facility and forbearance agreement, together with all other costs incurred in connection with those loans, which aggregated approximately $3.7 million. The credit facility and associated security agreements with Vectra were terminated upon receipt of the payment by Vectra. We cancelled and terminated our $1.2 million secured bridge loan to SpaceDev, together with accrued interest, in accordance with the terms of the merger agreement. We also paid-off in-full the remaining principal and interest of all subordinated loans extended to the Company by four of its shareholders, which aggregated approximately $944,000. The notes evidencing the loans were terminated upon receipt of payment in full by the individual shareholders of the Company.

     The accompanying financial statements do not include any adjustments as a result of these uncertainties.


                                    PAGE F-46


NOTE  2  -  CONTRACT  RECEIVABLES

Contract  receivables  consist  of  the  following  at  September  30,  2005:


Billed
 Completed contracts . . . . . . . .  $  122,972
 Contracts in progress . . . . . . .   2,450,035
                                      -----------
                                       2,573,007
Less allowance for doubtful accounts     (17,500)
                                      -----------

TOTAL CONTRACTS RECEIVABLES. . . . .  $2,555,507
                                      -----------
                                      -----------


Billed  contract  receivables  consist  of  the following at September 30, 2005:


Billed commercial. . . . . . . . .  $  334,280
Billed governmental. . . . . . . .   2,238,727
                                    ----------

TOTAL BILLED CONTRACTS RECEIVABLES  $2,573,007
                                    ----------
                                    ----------


NOTE  3  -  CONTRACTS  IN  PROGRESS

Contracts  in  progress  are  summarized  as  follows  at  September  30,  2005:


Costs incurred on uncompleted contracts  $ 44,635,503
Estimated earnings (loss) thereon . . .    (4,281,006)
                                         -------------
                                           40,354,497
Less billings to date . . . . . . . . .   (39,332,467)
                                         -------------

TOTAL . . . . . . . . . . . . . . . . .  $  1,022,030
                                         -------------
                                         -------------


These amounts are reflected in the accompanying balance sheet under the following captions at September 30, 2005:


Costs and estimated earnings in excess
of billings on uncompleted contracts. . .  $ 2,095,781

Billings in excess of costs and estimated
earnings on uncompleted contracts . . . .   (1,073,751)
                                           ------------

TOTAL . . . . . . . . . . . . . . . . . .  $ 1,022,030
                                           ------------
                                           ------------


NOTE  4  -  NOTES  AND  EMPLOYEE  RECEIVABLES

     Notes receivable at September 30, 2005, consist of notes due from employees and existing stockholders, which total $80,194. The notes bear interest at 5.5% and are due on demand. Total accrued interest on these notes was $9,141 at September 30, 2005.

In addition, during the nine months ended September 30, 2005, the Company had advanced amounts to various employees. Accounts receivable due from employees at September 30, 2005 were $44,270. There were no signed note agreements for these advances due to the short repayment terms of the advances.

NOTE  5  -  NOTES  PAYABLE

Notes  payable  consists  of  the  following  at  September  30,  2005:


                                    PAGE F-47






Line of credit agreement with bank; maximum of
4,250,000; interest at prime plus 3.5%; matures
December 15, 2005 . . . . . . . . . . . . . . . . . . . . . . $    558,267

Two term notes for $2,100,000 and $1,250,000,
respectively; interest at 10.25% and LIBOR plus 8%
respectively; mature December 15, 2005. . . . . . . . . . . . .   3,157,445

Note payable to SpaceDev; interest at 8%
principal and interest is due at the earlier of the
close of the Merger or December 31, 2005.. . . . . . . . . . . .  1,369,044

Stockholder notes of $800,000 plus loan premium
of $80,000; interest at 15%; principal and unpaid
interest due on November 30, 2005. . . . . . . . . . . . . . . .    903,333

Note payable to Ford Motor Credit for asset
purchase, interest at 0%; monthly payments of
principal of $1,069; maturity at September 4,
2005; collateralized by equipment. . . . . . . . . . . . . . . .     1,069

Promissory note with former stockholder; maturity
at May 1, 2005; two equal payments of principal
and accrued interest at 10% are due May 1, 2005
and May 1, 2005; uncollateralized. . . . . . . . . . . . . . . .    25,378
                                                               ------------

Total: . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6,014,536

Less current portion . . . . . . . . . . . . . . . . . . . . .  (6,014,536)
                                                               ------------

LONG-TERM PORTION. . . . . . . . . . . . . . . . . . . . . . . $         -
                                                               ------------
                                                               ------------


     All bank notes payable are also personally guaranteed by a stockholder and director of the Company. The line of credit and term loan agreement contain restrictive covenants relating to the financial position and operations of the Company. The Company was in violation of certain covenants at September 30, 2005.

     On March 30, 2005, the Company refinanced the line of credit, term loan, and certain capital leases with a new bank. The refinancing included creation of a new line of credit having a balance of $4,250,000, which interest accrues at a prime rate plus 0.5% and matures March 30, 2006, a new term note A of $2,100,000 which accrues interest at 7.25% and matures April 1, 2010, and a new term note B of $1,250,000 which accrues interest at LIBOR plus 5% and matures March 30, 2006.

     On June 24, 2005, the Company entered into a Forbearance Agreement (the "Agreement") for certain financial covenant and other violations under its existing loans with its current bank. The Agreement was later amended on July 25, 2005 on November 7, 2005, and on December 20, 2005. The Agreement sets forth default interest rates for the line of credit, term note A, and term note B, which accrue interest at prime rate plus 3.5%, 10.25%, and at LIBOR plus 8%, respectively. The amended Agreement requires the Company to raise the necessary capital to bring the Company in compliance with its borrowing base and other financial covenants. The Company's obligations under the amended Agreement include, but are not limited to, the following:

     -    On or before July 26, 2005, the Company shall  receive  a  minimum  of
          $800,000      of  additional  cash  equity.

     - On or before September 8, 2005, the Company shall receive an additional minimum of $1,200,000 of cash equity.


                                    PAGE F-48



     - On or before January 31, 2006, the Company shall receive a minimum of $4,000,000 of additional cash equity.

     The total amount of cash equity the Company is required to obtain on or before January 31, 2006 is at least $6,000,000. The amended Agreement also requires the Company to provide the bank a "Letter of Intent" by July 26, 2005 from a bona fide third party for the purchase of all or a portion of the Company's assets. The Agreement also accelerates and amends the maturity date of term note B from March 30, 2006 to the earlier of the required cash equity amounts received or January 31, 2006.

     Any default under the Agreement constitutes a default under the existing loan agreements with the bank and the bank shall be entitled to appoint a receiver to preserve and protect the bank's collateral, including the right to operate the Company's business. Any such receivership will continue until the Company's obligations under the Agreement have been satisfied in full. The Company did receive minimum proceeds of $800,000 and a Letter of Intent to comply with the amended Agreement as noted below.

     On  December  20,  2005  the Company entered into a Fourth Amendment to the
Forbearance Agreement (the "Fourth Amendment"). The Fourth Amendment included the following modification to the Agreement:

- The Company must obtain the additional $4,000,000 minimum cash equity required "Equity Infusion" on or before January 31, 2006.

- The term note B maturity date is modified and amended to be the earlier of the date the Company obtains the Equity Infusion, or January 31, 2006.

     In connection with the merger, the loan agreement and all amounts due thereunder were paid in full.

     During the nine months ended September 30, 2005, the Company issued notes payable to four of its stockholders in the amount of $800,000. These notes bear interest at 15% per annum. These notes plus the loan premium (see Deferred Expenses) and any unpaid principal and accrued interest are due on the earlier of July 22, 2006 or the closing of the Merger.

     On September 8, 2005, the Company issued a secured promissory note in the principal amount of $1.2 million to SpaceDev. The note, as amended on December 20, 2005, accrues interest at 8% per annum and matures on January 31, 2006 or earlier in certain circumstances. No principal or interest payments are due before maturity. The maturity date may be accelerated upon the occurrence of certain events of default. The loan is secured by a security interest in all of the assets of Starsys, subject to an intercreditor agreement with the Company's current bank. In addition, the Company has agreed to pay SpaceDev a placement agent fee and to reimburse the Company expenses in the aggregate amount of $120,000. This amount was added to the principal balance of the note evidencing the loan but will be forgiven in certain circumstances, including the closing of the Merger.

     On January 31, 2006, SpaceDev acquired the Company pursuant to an agreement and plan of merger and reorganization, which we refer to as the merger agreement, with SpaceDev, Inc. The merger agreement was dated October 24, 2005 and amended on December 7, 2005 and January 31, 2006. Pursuant to the merger agreement, the Company merged with and into a newly-created, wholly-owned subsidiary of SpaceDev, Inc. Immediately after the merger, the subsidiary was renamed Starsys, Inc.

     In connection with the consummation of the merger with SpaceDev on January 31, 2006, pursuant to which Starsys became a wholly-owned subsidiary of SpaceDev, the note held by SpaceDev was cancelled and terminated, the cancellation included our $1.2 million loan payable to SpaceDev, together with accrued interest and fees, in accordance with the terms of the merger agreement.

NOTE  6  -  LEASES

     The Company leases certain equipment and software under capital leases which expire at various times through 2006. Accumulated depreciation for these assets presented as capital leased assets was $19,807 at September 30, 2005.
During the nine months ended September 30, 2005, the Company extinguished its debt on all but one of these capital leases and reclassified the assets from capital assets to facility equipment. The Company leases its facility and office equipment under various non-cancelable operating leases which expire through 2007. The Company also leases certain equipment under month-to-month leases.

     Minimum rental commitments under these leases are as follows at September 30, 2005:


                                    PAGE F-49



                          CAPITAL    OPERATING
                          LEASES     LEASES

YEAR ENDING DECEMBER 31,

2005 . . . . . . . . . .  $  9,197   $  104,212
2006 . . . . . . . . . .    27,590      416,497
2007 . . . . . . . . . .         -       38,578
                          ---------  -----------
                            36,786     $559,287
                                     -----------
                                     -----------
Less interest. . . . . .    (2,788)
                          ---------
                            33,998
Less current portion . .   (33,998)
                          ---------

LONG TERM PORTION. . . .  $      -
                          ---------
                          ---------

     Total rent expense for the nine months ended September 30, 2005 was $499,844. This amount includes normal operating expenses paid with the leases. The Company is also subleasing a portion of its facilities under various month-to-month subleases. Total sublease and other rental income was $3,250 for the nine months ended September 30, 2005.

     The Company paid down certain capital leases on March 30, 2005. The balance of the remaining capital lease obligations at September 30, 2005 was $33,998.

NOTE  7  -  STOCKHOLDERS'  EQUITY

STOCK  OPTION  PLAN

     The Company adopted a Stock Option Plan in 1998 which provides for the granting of incentive stock options to employees and nonstatutory stock options to directors and consultants of the Company as selected by the Board of Directors. The maximum number of shares authorized to be granted under the plan is 160,000. The options are exercisable at a price as determined and authorized by the Board of Directors. The options generally expire at 10 years from the date of grant.

     In 1998, the Company adopted the disclosure - only provisions of Statement of Financial Accounting Standards No. 123 for Stock-Based Compensation ("SFAS 123"). SFAS 123 encourages entities to adopt a fair value-based method of accounting for employee stock compensation plans, but allows companies to continue to account for those plans using the accounting prescribed by APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has elected to continue to account for stock based compensation using APB 25, making pro forma disclosures of net earnings as if the fair value-based method had been applied. Accordingly, no compensation expense has been recorded for the stock option plan.

     The fair value of each option granted is estimated on the date of grant using the minimum value option-pricing model with the following weighted average assumptions:

Expected  dividend  yield                                   0%
Expected  stock  price  volatility                          0%
Risk-free  interest  rate                       4.2%  to  6.7%
Expected  life  of  options                          10  years


                                    PAGE F-50


Incentive  stock  option  transactions  are  summarized  as  follows:


                                                       WEIGHTED AVERAGE
                                    INCENTIVE STOCK    EXERCISE PRICE
                                    OPTION SHARES      PER SHARE
                                    ----------------   ---------------
OUTSTANDING, AT DECEMBER 31, 2004.           106,080   $          9.64

Options granted. . . . . . . . . .                 -                 -
Options expired. . . . . . . . . .                 -                 -
Options forfeited. . . . . . . . .            (3,694)             8.80
Options exercised. . . . . . . . .                 -                 -
                                    ----------------   ---------------

OUTSTANDING, AT SEPTEMBER 30, 2005           102,386   $          9.61
                                    ----------------   ---------------
                                    ----------------   ---------------



     The following table summarizes information concerning outstanding and exercisable options at September 30, 2005:



                                               Weighted     Outstanding              Exercisable
                                               Average       Weighted                 Weighted
              Range of                        Remaining       Average                  Average
Option        Exercise         Number        Contractual     Exercise      Number     Exercise
 Type          Price        Outstanding      Life (years)      Price     Exercisable     Price

Incentive   $7.11-$15.30      102,386             5          $  9.61       102,049     $  9.61



     The number exercisable and the exercisable weighted average exercise price per share are based upon the vesting schedules for the individual options.

          On January 26, 2006, options that were exercised and converted into common stock equated to 570.13 shares. All other options were terminated as of close of business on January 26, 2006. On January 31, 2006, SpaceDev completed the acquisition of the Company pursuant to an agreement and plan of merger and reorganization, which we refer to as the merger agreement, with the Company, Scott Tibbitts, its largest shareholder, and Scott Tibbitts, as shareholder agent for the shareholders of the Company. The merger agreement was dated October 24, 2005 and amended on December 7, 2005 and January 31, 2006. Pursuant to the merger agreement, the Company merged with and into a newly-created, wholly-owned subsidiary of SpaceDev. Immediately after the merger, the subsidiary was renamed Starsys, Inc.

AUTHORIZED  STOCK

     On October 29, 2004, the Company amended its articles of incorporation to increase the number of shares of common stock it is authorized to issue from 1,000,000 to 25,000,000 at $.001 par value and to authorize the issuance of up to 10,000,000 shares designated as preferred stock with no par value. There were no shares of preferred stock issued or outstanding at September 30, 2005.

NOTE  8  -  RETIREMENT  PLAN

     The Company maintains an Employees' 401(k) and Stock Bonus Plan which gives employees the opportunity to save a portion of their pre-tax wages for retirement. Employees are eligible to participate in the Company's 401(k) Plan upon date of hire. In addition to the participant's contribution to the plan, the Company may make discretionary profit sharing and discretionary matching 401(k) contributions under the plan. The discretionary profit sharing contributions are currently paid 50% to the employee and 50% is accrued for conversion into shares of stock in the Company based on the employee's respective contributions received under the plan. For the nine months ended September 30, 2005, the Company made no discretionary profit sharing contributions. The Company accrued discretionary matching 401(k) contributions for the period ended September 30, 2005 in the amount of $19,468.

     The total number of shares of the Company's stock allocated to and held by the plan was 36,611 at September 30, 2005. Any dividends paid on the plan shares are charged to retained earnings as the Company has an accumulated deficit.

     The Stock Bonus Plan provides a put option whereby terminated participants may elect to sell and require the Company to redeem the participant's vested common shares at their fair market value. The Company was not required to redeem any of the vested shares during the period ended September 30, 2005.

     As of November 11, 2005, all deferrals to the 401(k) elected stock contributions were terminated and separated from the Company's 401(k) Plan. Employees were given the option to elect in favor of stock distribution to themselves or transfer into an Individual Retirement Account (IRA) of their choice. By January 31, 2006, all elections and distributions were made.

     On January 31, 2006, SpaceDev acquired the Company pursuant to an agreement and plan of merger and reorganization, which we refer to as the merger agreement, with SpaceDev, Inc. The merger agreement was dated October 24, 2005 and amended on December 7, 2005 and January 31, 2006. Pursuant to the merger agreement, the Company merged with and into a newly-created, wholly-owned subsidiary of SpaceDev, Inc. Immediately after the merger, the subsidiary was renamed Starsys, Inc.


                                    PAGE F-51


NOTE  9  -  INCOME  TAXES

     The sources of deferred tax assets and the tax effect of each at September 30, 2005 is as follows:


Deferred tax assets:
 Accrued expenses . . . . . . . . . . . . . . . . .  $   278,100
 Reserve for loss on contracts in progress. . . . .      619,400
 Research and development credit carryforward . . .    1,533,600
 Federal and State net operating loss carryforwards    1,451,900
 Valuation allowance for deferred tax assets. . . .   (3,445,200)
                                                     ------------
TOTAL DEFERRED TAX ASSETS . . . . . . . . . . . . .      437,800

Deferred tax liability:
 Tax over financial statement depreciation. . . . .     (437,800)
                                                     ------------

NET DEFERRED TAX ASSETS . . . . . . . . . . . . . .  $         -
                                                     ------------
                                                     ------------


The deferred tax asset is presented in the accompanying balance sheet at September 30, 2005 as follows:


Current deferred tax asset. . . .  $   897,500
Noncurrent deferred tax asset . .    2,985,500
Noncurrent deferred tax liability     (437,800)
Less:  Valuation allowance. . . .   (3,445,200)
                                   ------------

NET DEFERRED TAX ASSET. . . . . .  $         -
                                   ------------
                                   ------------


     The (provision) benefit for income taxes at September 30, 2005 and September 30, 2004 consists of the following:


                                                  SEPTEMBER 30, 2005  SEPTEMBER 30, 2004
-----------------------------------------------  -------------------  -------------------

Current . . . . . . . . . . . . . . . . . . . .  $                 -  $                 -
Deferred. . . . . . . . . . . . . . . . . . . .                    -                    -
Benefit of Federal net operating loss carryback                    -                    -
                                                 -------------------  -------------------

TOTAL . . . . . . . . . . . . . . . . . . . . .  $                 -  $                 -
                                                 -------------------  -------------------
                                                 -------------------  -------------------


     The Company's provision for income taxes differs from the tax that would result from applying statutory rates to income before income taxes primarily because of state income taxes, nondeductible expenses, change in the valuation allowance of $2,008,600 for the nine months ended September 30, 2005.

     At September 30, 2005, the Company had estimated research and development credit carryforwards of approximately $1,533,600 available to offset future years' income taxes. These carryforwards begin to expire in 2022 to 2024. The Company also had Federal and State net operating loss carryforwards of approximately $3,546,000 and $5,315,000, respectively. These carryforwards begin to expire in 2024.

     Pursuant to Internal Revenue Code Section 382, the Company's use of its net operating loss carryforwards may be limited as a result of cumulative changes in ownership of more than 50% over a three year period.


                                    PAGE F-52


NOTE  10  -  ACCRUED  PRODUCT  WARRANTY  CLAIMS

     The following is a reconciliation of changes in the accrued product warranty claims liability included in other accrued expenses at September 30, 2005:


                                                   SEPTEMBER 30
                                                   --------------

BEGINNING BALANCE . . . . . . . . . . . . . . . .  $      72,123

Change in product warranties issued during period          7,730
Payments made in cash or in-kind. . . . . . . . .  $      (7,730)
                                                   --------------

ENDING BALANCE. . . . . . . . . . . . . . . . . .  $      72,123
                                                   --------------
                                                   --------------


NOTE  11  -  RESEARCH  AND  DEVELOPMENT  COSTS

     Research and development costs are charged to expense when incurred. Total research and development costs incurred for the nine months ended September 30, 2005 were $7,367,222. The Company records research and development costs specific to projects to cost of goods sold. All other research and development costs are expensed to general and administrative expenses.

NOTE  12  -  SIGNIFICANT  CONCENTRATIONS

     Generally accepted accounting principles require disclosure of information about current vulnerabilities due to certain concentrations. These matters include the following:

REVENUES  FROM  MAJOR  CUSTOMERS

     For the nine months ended September 30, 2005, approximately 55% of the Company's revenues were from four customers. At September 30, 2005, these customers represented approximately 35% of total contract receivables.

NOTE  13  -  BONUS  AND  ROYALTY  OBLIGATIONS

     The Company entered into an employment agreement and an independent contractor agreement (the "Agreements") with former employees of ATC. The Agreements contain certain provisions for bonus payments to be made to these individuals. In the event of voluntary termination of either agreement by these individuals, the Company is still obligated to pay 50% of the total bonuses to the individuals. As such, $188,982, was accrued by the Company and must be paid over a five-year term. This amount was recorded as the Company's bonus obligation at September 1, 2000.

For the nine months ended September 30, 2005, the Company made $20,101 in bonus payments. The accrued bonus obligation at September 30, 2005 was $32,559. The Company also accrued royalties to the two individuals in the amount of $308,049 for the period ended September 30, 2005. During the nine months ended September 30, 2005, the Company received $30,010 of services from a company owned by one of the individuals.


                                    PAGE F-53


                          INDEPENDENT AUDITOR'S REPORT

Board  of  Directors
Starsys  Research  Corporation
Boulder,  Colorado

We have audited the accompanying balance sheets of Starsys Research Corporation as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Starsys Research Corporation as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered loss from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Denver,  Colorado

July  31,  2005,  except for Note 14  as  to
     which  the  date  is  August  23,  2005


                                    PAGE F-54


                          STARSYS RESEARCH CORPORATION
                                 BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003
                                     ASSETS


                                              DECEMBER 31    DECEMBER 31
                                             -------------  -------------
                                                  2004          2003
                                             -------------  -------------

Current assets:
  Cash. . . . . . . . . . . . . . . . . . .  $     14,139   $       712
  Contract receivables. . . . . . . . . . .     3,639,966     4,996,159
  Accounts receivable - employees and other        39,894        12,784
  Current portion of notes receivable . . .        52,768        16,000
  Income taxes receivable . . . . . . . . .       317,014             -
  Costs and estimated earnings in excess of
   billings on uncompleted contracts. . . .     3,091,636     5,008,187
  Inventories . . . . . . . . . . . . . . .       277,725       208,434
  Prepaid expenses. . . . . . . . . . . . .        46,738        91,772
  Deferred income taxes . . . . . . . . . .       231,167        63,227
                                             -------------  -------------

   Total current assets . . . . . . . . . .     7,711,047    10,397,275
                                             -------------  -------------

Property and Equipment:
  Vehicles. . . . . . . . . . . . . . . . .        74,975        74,975
  Facility equipment. . . . . . . . . . . .     1,045,104       226,241
  Laboratory equipment. . . . . . . . . . .       351,898       317,857
  Office equipment and furniture. . . . . .       312,774       286,405
  Computer equipment. . . . . . . . . . . .       705,735       441,300
  Leasehold improvements. . . . . . . . . .        36,041        18,517
  Equipment under capital leases. . . . . .     1,059,464       806,455
                                             -------------  -------------

   Total, at cost . . . . . . . . . . . . .     3,585,991     2,171,750

  Less accumulated depreciation . . . . . .    (1,473,530)   (1,082,848)
                                             -------------  -------------

   Total property and equipment . . . . . .     2,112,461     1,088,902
                                             -------------  -------------

Other Assets:
  Notes receivable, less current
   portion included above . . . . . . . . .        38,000        43,993
  Deposits. . . . . . . . . . . . . . . . .        26,469        21,969
  Deferred income taxes . . . . . . . . . .             -       447,105
  Goodwill. . . . . . . . . . . . . . . . .             -       153,254
                                             -------------  -------------

   Total other assets . . . . . . . . . . .        64,469       666,321
                                             -------------  -------------

   Total assets . . . . . . . . . . . . . .  $  9,887,977   $12,152,498
                                             -------------  -------------
                                             -------------  -------------


                                    PAGE F-55


                          STARSYS RESEARCH CORPORATION
                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


                                                             DECEMBER 31    DECEMBER 31
                                                            -------------  -------------
                                                                 2004          2003
                                                            -------------  -------------
Current liabilities:
  Bank overdraft . . . . . . . . . . . . . . . . . . . . .  $          -   $   106,552
  Accounts payable . . . . . . . . . . . . . . . . . . . .     1,334,007     1,515,899
  Current portion of notes payable . . . . . . . . . . . .     3,933,343     3,576,217
  Current portion of obligations
  under capital leases . . . . . . . . . . . . . . . . . .       322,406       236,174
  Current portion of accrued bonuses . . . . . . . . . . .        56,695        37,796
  Billings in excess of costs and estimated
  earnings on uncompleted contracts. . . . . . . . . . . .     2,094,899     1,117,342
  Accrued wages and benefits . . . . . . . . . . . . . . .       772,342       491,665
  Other accrued expenses . . . . . . . . . . . . . . . . .       382,776       245,611
  Reserve for loss on contracts in progress. . . . . . . .     2,681,912       170,999
  Income taxes payable . . . . . . . . . . . . . . . . . .        31,643       212,929
                                                            -------------  -------------

    Total current liabilities                                 11,610,023     7,711,184
                                                            -------------  -------------
Long-Term liabilities:
  Notes payable, less current portion included above               8,300       660,205
  Obligations under capital leases,
  less current portion included above                            169,574       265,939
  Accrued bonuses, less current portion included above                 -        37,796
  Deferred income taxes                                          231,167             -
                                                            -------------  -------------

    Total long-term liabilities                                  409,041       963,940
                                                            -------------  -------------

    Total liabilities                                         12,019,064     8,675,124
                                                            -------------  -------------

Stockholders' equity (deficit)
  Common stock, $.001 par value; 25,000,000 and 1,000,000
  shares authorized for 2004 and 2003, respectively;
    520,447 and 521,127 shares issued and outstanding
  for 2004 and 2003, respectively                                    520           521
  Additional paid-in capital                                      51,886        68,485
  Retained earnings (accumulated deficit)                     (2,183,493)    3,408,368
                                                            -------------  -------------

    Total stockholders' equity (deficit)                      (2,131,087)    3,477,374
                                                            -------------  -------------

    Total liabilities and stockholders' equity (deficit)    $  9,887,977   $12,152,498
                                                            -------------  -------------
                                                            -------------  -------------

These  financial  statements  should  be  read  only  in  connection  with   the
accompanying summary of significant accounting policies and notes to financial statements.


                                    PAGE F-56


                          STARSYS RESEARCH CORPORATION
                            STATEMENTS OF OPERATIONS



                                            FOR THE YEAR ENDED DECEMBER 31
                                      --------------------------------------
                                                2004               2003
                                      ------------------  ------------------

Revenues . . . . . . . . . . . . . .  $     18,085,414     $     18,239,401

Cost of Revenues . . . . . . . . . .        19,138,106           13,512,703
                                      ------------------  ------------------

  Gross profit (loss). . . . . . . .        (1,052,692)           4,726,698
                                      ------------------  ------------------

Operating expenses
  General and administrative . . . .         3,901,198            3,026,939
  Goodwill impairment loss . . . . .           153,254                    -
                                      ------------------  ------------------

   Total operating expenses. . . . .         4,054,452            3,026,939
                                      ------------------  ------------------

   Income (loss) from operations . .        (5,107,144)           1,699,759
                                      ------------------  ------------------

Other income (expense)
  Rental income. . . . . . . . . . .             7,800                7,800
  Gain on sale of assets . . . . . .                 -                2,468
  Interest and other income. . . . .             7,493               11,299
  Interest and other expense . . . .          (306,693)            (255,028)
                                      ------------------  ------------------

   Total other income (expense). . .          (291,400)            (233,461)
                                      ------------------  ------------------

  Income (loss) before income taxes.        (5,398,544)           1,466,298

Income Taxes . . . . . . . . . . . .          (193,317)            (102,794)
                                      ------------------  ------------------

 Net Income (Loss) . . . . . . . . .  $     (5,591,861)    $      1,363,504
                                      ------------------  ------------------
                                      ------------------  ------------------

These  financial  statements  should  be  read  only  in  connection   with  the
accompanying summary of significant accounting policies and notes to financial statements.


                                    PAGE F-57


                          STARSYS RESEARCH CORPORATION
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                        FOR THE YEARS ENDED DECEMBER 31,


                                                                            RETAINED
                                                          ADDITIONAL        EARNINGS
                                      COMMON STOCK          PAID-IN       (ACCUMULATED
                                  SHARES       AMOUNT       CAPITAL          DEFICIT)           Total
                                -----------  ----------   -----------    --------------   --------------

Balances at December 31, 2002     522,826    $    523     $   94,485      $  2,044,864     $  2,139,872


Stock repurchase. . . . . . .      (1,699)         (2)       (26,000)                -          (26,002)

Net income. . . . . . . . . .           -           -              -         1,363,504        1,363,504
                                -----------  ----------   -----------    --------------   --------------

Balances at December 31, 2003     521,127         521         68,485         3,408,368        3,477,374

Stock repurchase. . . . . . .        (680)         (1)       (16,599)                -          (16,600)

Net loss. . . . . . . . . . .           -           -              -        (5,591,861)      (5,591,861)
                                -----------  ----------   -----------    --------------   --------------

Balances at December 31, 2004     520,447    $    520     $   51,886      $ (2,183,493)    $ (2,131,087)
                                -----------  ----------   -----------    --------------   --------------
                                -----------  ----------   -----------    --------------   --------------

These  financial   statements  should  be  read  only  in  connection  with  the accompanying summary of significant accounting policies and notes to financial statements.


                                    PAGE F-58


                          STARSYS RESEARCH CORPORATION
                           STATEMENTS  OF  CASH  FLOWS


                                                               FOR THE YEAR ENDED DECEMBER 31
                                                            -----------------------------------
                                                                    2004                2003
                                                            -----------------   ---------------
Cash flows from operating activities:
  Net income (loss). . . . . . . . . . . . . . . . . . . .  $    (5,591,861)    $    1,363,504
  Adjustments to reconcile net income (loss)
  to net cash provided (used by operating activities):
  Depreciation . . . . . . . . . . . . . . . . . . . . . .          390,682            271,054
  Goodwill impairment loss . . . . . . . . . . . . . . . .          153,254                  -
  Deferred income taxes. . . . . . . . . . . . . . . . . .          510,332           (215,008)
  Gain on sale of assets . . . . . . . . . . . . . . . . .                -             (2,468)
  Effects of changes in operating assets and liabilities:
  Contract receivables . . . . . . . . . . . . . . . . . .        1,356,193         (2,407,625)
  Accounts receivable - employees and other. . . . . . . .          (27,110)            (5,429)
  Income taxes receivable. . . . . . . . . . . . . . . . .         (317,014)                 -
  Costs and estimated earnings in excess of
  billings on uncompleted contracts. . . . . . . . . . . .        1,916,551         (2,559,934)
  Inventories. . . . . . . . . . . . . . . . . . . . . . .          (69,291)           (25,073)
  Prepaid expenses . . . . . . . . . . . . . . . . . . . .           45,034            (74,016)
  Deposits . . . . . . . . . . . . . . . . . . . . . . . .           (4,500)                 -
  Accounts payable . . . . . . . . . . . . . . . . . . . .         (181,892)           738,093
  Accrued bonuses. . . . . . . . . . . . . . . . . . . . .          (18,897)           (62,365)
  Billings in excess of costs and estimated
  earnings on uncompleted contracts. . . . . . . . . . . .          977,557            555,768
  Accrued wages and benefits . . . . . . . . . . . . . . .          280,677            132,905
  Other accrued expenses . . . . . . . . . . . . . . . . .          137,165            (44,043)
  Reserve for loss on contracts in progress. . . . . . . .        2,510,913            (62,602)
  Income taxes payable . . . . . . . . . . . . . . . . . .         (181,286)           207,511
                                                            -----------------   ---------------

   Net cash provided (used) by operating activities. . . .        1,886,507         (2,189,728)
                                                            -----------------   ---------------

Cash flows from investing activities:
  Proceeds received from sale of assets. . . . . . . . . .                -             17,988
  Payments received on notes receivable. . . . . . . . . .            7,225             29,000
  Disbursements for notes receivable . . . . . . . . . . .          (38,000)           (30,000)
  Purchase of property and equipment . . . . . . . . . . .       (1,136,428)          (182,597)
                                                            -----------------   ---------------

   Net cash used by investing activities . . . . . . . . .       (1,167,203)          (165,609)
                                                            -----------------   ---------------

Cash flows from financing activities:
  Advances on notes payable. . . . . . . . . . . . . . . .        7,195,282          7,184,717
  Repayment of notes payable . . . . . . . . . . . . . . .       (7,506,661)        (4,734,282)
  Repayment of capital lease obligations . . . . . . . . .         (287,946)          (210,988)
  Increase (decrease in bank overdraft). . . . . . . . . .         (106,552)           106,552
                                                            -----------------   ---------------

   Net cash provided (used) by financing activities. . . .         (705,877)         2,345,999
                                                            -----------------   ---------------

   Net increase (decrease) in cash . . . . . . . . . . . .           13,427             (9,338)

Cash at beginning of year. . . . . . . . . . . . . . . . .              712             10,050
                                                            -----------------   ---------------

Cash at end of year. . . . . . . . . . . . . . . . . . . .  $        14,139     $          712
                                                            -----------------   ---------------
                                                            -----------------   ---------------

Supplemental disclosures
  Cash paid for interest . . . . . . . . . . . . . . . . .  $       270,801     $      212,131
                                                            -----------------   ---------------
                                                            -----------------   ---------------
  Income taxes paid. . . . . . . . . . . . . . . . . . . .  $       181,286     $       62,400
                                                            -----------------   ---------------
                                                            -----------------   ---------------


                                    PAGE F-59


NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES:

For the years ended December 31, 2004 and 2003, equipment acquire with capital lease obligations totaled $277,814 and $99,037, respectively, and common stock repurchased with a note payable totaled $16,600 and $26,002, respectively.

These financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to financial statements.


                                    PAGE F-60


                          STARSYS RESEARCH CORPORATION
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                           DECEMBER 31, 2004 AND 2003
     Starsys Research Corporation (the "Company") was incorporated in the State of Colorado on April 6, 1988. The Company specializes in contract production of spacecraft mechanisms, actuators and structures for commercial and government customers. The Company grants credit to its customers, which are located in the United States. Significant accounting policies followed by the Company are presented below.

USE  OF  ESTIMATES  IN  PREPARING  FINANCIAL  STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Significant estimates included in these financial statements relate to revenue recognition on uncompleted contracts, billings in excess of costs and estimated earnings and costs on uncompleted contracts and estimated earnings in excess of billings on uncompleted contracts (see Note 3). Revisions in estimated contract profits and losses are made in the year in which circumstances requiring the revision become known. The effect of changes in estimates of contract profits and losses on contracts in process at December 31, 2003 was to increase the net loss for the year ended December 31, 2004 by approximately $3,100,000 from that which would have been reported had the revised estimate been used as the basis of recognition of contract profits and losses in the preceding year. The amount of this change includes effects of changes in estimates and change orders subsequent to December 31, 2003, and it was not considered practical to segregate the effects of changes in estimates from the effects of subsequent change orders.

ACCOUNTS  RECEIVABLE

     Accounts receivable are uncollateralized customer obligations which generally require payment within thirty days from the invoice date. Accounts receivable are stated at the invoice amount. Notes receivable are stated at principal plus accrued interest.

     Account balances with invoices over ninety days old are considered delinquent. Payments of accounts receivable are applied to the specific invoices identified on the customer's remittance advice or, if unspecified, to the earliest unpaid invoices. Payments of notes receivable are allocated first to unpaid interest with the remainder to the outstanding principal balance.

     The carrying amount of accounts receivable is reduced by a valuation allowance if necessary that reflects management's best estimate of amounts that will not be collected. At December 31, 2004 and 2003, no allowance was necessary as all accounts are considered collectible by management. If there is a deterioration of a major customer's credit worthiness or actual defaults are higher than the historical experience, management's estimates of the recoverability  of  amounts  due  the  Company  could  be  adversely  affected.

REVENUE  AND  COST  RECOGNITION

     The accompanying financial statements are prepared according to the "percentage-of-completion" method of accounting for long-term contracts. The amount of revenues recognized is that portion of the total contract amount that the actual cost expended bears to the anticipated final total cost based on current estimates of cost to complete the project (cost-to-cost method). If final total cost is anticipated to exceed the contract amount, the excess of cost over contract amount is immediately recognized as a loss on the contract. Recognition of profit commences on an individual project only when cost to complete the project can reasonably be estimated and after there has been some meaningful performance achieved on the project. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions (when applicable), and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     Contract costs include all direct material, direct labor and sub-contractor costs, other costs such as supplies, tools and travel which are specifically related to a particular contract. All other selling, general and administrative costs are expensed as incurred.


                                    PAGE F-61


     The current asset reflected on the balance sheet as "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The current liability reflected on the balance sheet as "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

INVENTORIES

     Inventories consist of supplies or other finished products not yet charged to a contract and are stated at the lower-of-cost or market with cost determined using an average-cost method.

PROPERTY  AND  EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization, which include amortization of property under capital leases, are provided by use of the straight-line and accelerated methods over the estimated useful lives of the related assets. Accelerated depreciation methods are used for income tax reporting purposes. Total depreciation expense for the years ended December 31, 2004 and 2003 was $390,682 and $271,054, respectively.

PRODUCT  WARRANTY

     The Company warrants its products against defects in workmanship. The Company accrued $72,123 for warranty claims at December 31, 2004. The accrual is based on an estimate of the cost to be incurred based on the claims received and historical experience. No provision for estimated future warranty claims was recorded at December 31, 2003, as management believed any such claims would be insignificant, based on historical experience.

INCOME  TAXES

     Deferred income taxes are provided for temporary differences in the recognition of depreciation expense for financial reporting and income tax reporting purposes, tax credit carryforwards and for reserves for contract losses.

GOODWILL  INTANGIBLE  ASSETS  AND  AMORTIZATION

     Goodwill had been recorded for the acquisition of the assets of American Technology Consortium, Inc. ("ATC") by the Company in 2000. Goodwill was previously amortized over five years using the straight-line method.

     In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142 (FAS-142), Goodwill and Other Intangible Assets. FAS-142 requires goodwill and other intangible assets that have indefinite useful lives to no longer be amortized; however, these assets must be tested at least annually for impairment. FAS-142 also requires an evaluation of existing acquired goodwill and other intangible assets for proper classification under the new requirements. In addition, intangible assets (other than goodwill) that have finite useful lives will continue to be amortized over their useful lives. The Company adopted FAS-142 effective January 1, 2002 and, accordingly, ceased amortizing amounts related to goodwill starting January 1, 2002. In accordance with FAS-142, the Company has compared its fair value to the carrying value of its associated assets to determine if there was any impairment of goodwill. The fair value at December 31, 2003 was determined using a reasonable estimate of future cash flows of the Company and a risk adjusted discount rate to compute a net present value of future cash flows. As a result of this comparison, the Company determined that no impairment of goodwill had occurred at December 31, 2003.

     Due to the operating loss incurred by the Company for the year ended December 31, 2004, an impairment loss for the entire carrying amount of the goodwill of $153,254 was recorded for the year ended December 31, 2004.

STOCK  OPTION  PLAN

     The Company has a stock-based employee compensation plan which is described more fully in Note 6. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying


                                    PAGE F-62


common stock on the date of grant. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.






                                                                 YEAR ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                                  2004                  2003
                                                          ------------------     ----------------
Net income (loss) - as reported. . . . . . . . . . . . .  $     (5,591,861)      $     1,363,504
Deduct:  Total stock-based employee compensation expense
determined under fair value based method for all awards.            (4,302)              (18,769)
                                                          ------------------     ----------------

Estimated net income - pro forma . . . . . . . . . . . .  $     (5,596,163)      $     1,344,735
                                                          ------------------     ----------------
                                                          ------------------     ----------------


     In December 2004, The Financial Accounting Standards Board (FASB) issued Statement on Financial Accounting Standards No. 123 (Revised), "Shared-Based Payment" (SFAS 123R). This standard revises SFAS No. 123, Accounting Principles Board Option 25 and related interpretations, and eliminates use of the intrinsic value method of accounting for stock options. The Company currently uses the intrinsic value method to value stock options, and, accordingly, no compensation expense has been recognized for stock options. SFAS 123R requires that all employee share-based payments to employees, including stock options, be valued using a fair-value-based method and recorded as expense in the statement of operations. For the Company, SFAS 123R will first be effective for its December 31, 2006 financial statements. This new Statement will not affect accounting for the Company's stock options currently outstanding, but it will affect financial statement disclosures about those stock options, and it will change the accounting for stock options issued in future years.

This  information  is an integral part of the accompanying financial statements.


                                    PAGE F-63


                          STARSYS RESEARCH CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE  1  -  FUTURE  OPERATIONS  OF  THE  COMPANY

     The Company incurred a net loss of $5,591,861 for the year ended December 31, 2004 and has an stockholders' deficit of $2,131,087 as of December 31, 2004. The Company also has negative working capital at December 31, 2004 of $3,898,976. The Company is also in default of certain covenants with its current lender. Management of the Company intends to fund 2005 operations primarily through revenues generated by product sales and the additional debt and additional equity investment (see Note 14). The Company's future operations are dependent upon the profitability of the Company's contracts and related revenues generated and its efforts to raise additional capital. If the Company does not achieve expected revenue levels or receive sufficient additional funding to meet its requirements with its lender, the Company's lender is entitled to appoint a receiver to protect the lender's collateral including the right to operate the Company's business (see Note 14).

     The accompanying financial statements do not include any adjustments as a result of these uncertainties.

NOTE  2  -  CONTRACT  RECEIVABLES

     Contract receivables consist of the following at December 31, 2004 and 2003:


                                                 2004        2003
                                              ----------  ----------
Billed
 Completed contracts. . . . . . . . . . . . . $1,502,016  $1,613,459
 Contracts in progress. . . . . . . . . . . .  1,871,089   2,258,620
Unbilled. . . . . . . . . . . . . . . . . . .    266,861   1,124,080
                                              ----------  ----------
                                               3,639,966   4,996,159
Less allowance for doubtful accounts. . . . .          -           -
                                              ----------  ----------

TOTAL CONTRACT RECEIVABLES. . . . . . . . . . $3,639,966  $4,996,159
                                              ----------  ----------
                                              ----------  ----------

     Billed  contract  receivables consist of the following at December 31, 2004 and  2003:
                                                 2004        2003
                                              ----------  ----------
Billed commercial . . . . . . . . . . . . . . $  788,563  $  747,282
Billed governmental . . . . . . . . . . . . .  2,584,542   3,124,797
                                              ----------  ----------

TOTAL BILLED CONTRACT RECEIVABLES . . . . . . $3,373,105  $3,872,079
                                              ----------  ----------
                                              ----------  ----------

NOTE  3  -  CONTRACTS  IN  PROGRESS

     Contracts in progress at December 31, 2004 and 2003 are summarized as follows:


                                             2004           2003
                                         -------------  -------------

Costs incurred on uncompleted contracts  $ 25,872,527   $ 15,789,115
Estimated earnings (loss) thereon . . .    (1,997,034)       536,787
                                           23,875,493     16,325,902
                                         -------------  -------------
Less billings to date . . . . . . . . .   (22,878,756)   (12,435,057)

TOTAL . . . . . . . . . . . . . . . . .  $    996,737   $  3,890,845


                                    PAGE F-64


     These amounts are reflected in the accompanying balance sheet under the following captions:


                                               2004          2003
                                           ------------  ------------

Costs and estimated earnings in excess
of billings on uncompleted contracts. . .  $ 3,091,636   $ 5,008,187
Billings in excess of costs and estimated
earnings on uncompleted contracts . . . .   (2,094,899)   (1,117,342)
                                           ------------  ------------

TOTAL . . . . . . . . . . . . . . . . . .  $   996,737   $ 3,890,845
                                           ------------  ------------
                                           ------------  ------------


NOTE  4  -  NOTES  AND  EMPLOYEE  RECEIVABLES

     Notes receivable at December 31, 2004 and 2003, consist of notes due from employees and a stockholder, which total $90,768 and $59,993, respectively. The notes bear interest at 5.5% and are due on demand. Total accrued interest on these notes was $5,963 and $3,935 at December 31, 2004 and 2003, respectively.

     In addition, during the years ended December 31, 2004 and 2003, the Company had advanced amounts to various employees. Accounts receivable due from employees as of December 31, 2004 and 2003 were $20,412 and $7,879, respectively. There were no signed note agreements for these advances due to the short repayment terms of the advances.


                                    PAGE F-65


NOTE  5  -  NOTES  PAYABLE

     Notes  payable  at  December  31,  2004 and 2003 consists of the following:



                                                                    2004               2003
                                                              --------------    ---------------
Line-of-credit  agreement  with  bank; maximum of $3,200,000 maturity  at  February 28, 2005; interest at prime plus .75%
(a  total  of  6%  at  December 31, 2004); collateralized by
accounts  receivable,  equipment  and  inventory.             $   2,479,308      $   2,829,717


Term  loan with bank; maturity at February 28, 2005; monthly payments  of  $29,480,  with a balloon payment of $1,403,507 due  at  maturity.  Interest  at  6.5%;  collateralized  by
accounts  receivable,  equipment  and  inventory.                 1,417,994. .               -

Term  loan  with  bank; maturity at August 31, 2007; monthly payments  of  $21,650  including  interest  at  7.75%;
collateralized  by  accounts  receivable,  equipment  and
inventory.                                                                -            822,620

Note  payable  to  ATC  for  asset purchase; interest at 7%;
quarterly  payments  of  principal  and  interest of $4,178;
maturity  at  June  30,  2005.                                       18,119             33,265

Term  loan  with  bank;  maturity at August 1, 2004; monthly payments of $309 including interest at 9.75%; collateralized
by  equipment.                                                            -              2,417

Note  payable  to  Ford  Motor  Credit  for  asset purchase, interest  at 0%; monthly payments of principal of $1,069.08;
maturity  at September 4, 2005; collateralized by equipment.          9,622             22,401

Term  loan  with  bank;  maturity at April 30, 2004; monthly interest-only  payments at prime plus .75% (a total of 4.75%
at  December 31, 2003); lump sum principal payment due April
30,  2004;  collateralized by accounts receivable, equipment
and  inventory.                                                           -            500,000

Promissory  note with former stockholder; maturity at May 1,
2006;  two  equal payments of principal and accrued interest at  10%  are  due  May  1,  2005  and  May  1,  2006;
uncollateralized.                                                    16,600                  -

Promissory note with former stockholder; maturity at July 1,
2005;  two  equal payments of principal and accrued interest at  10%  are  due  July  1,  2004  and  July  1,  2005;
uncollateralized.                                                         -             26,002
                                                              --------------    ---------------

Total                                                             3,941,643          4,236,422

Less current portion                                             (3,933,343)        (3,576,217)
                                                              --------------    ---------------

Long-term portion                                             $       8,300      $     660,205
                                                              --------------    ---------------
                                                              --------------    ---------------

Maturities of notes payable are as follows:

Year Ending December 31,

2005                                                                             $       8,300
                                                              --------------    ---------------

Total                                                                            $       8,300
                                                              --------------    ---------------
                                                              --------------    ---------------




     All bank notes payable are also personally guaranteed by a stockholder of the Company. The line of credit and term loan agreement contain restrictive covenants relating to the financial position and operations of the Company. The Company was in violation of certain covenants at December 31, 2004.


                                    PAGE F-66


     On March 30, 2005, the Company refinanced the line-of-credit, term loan, and certain capital leases with a new bank (see Note 6). The balances at December 31, 2004 of the line of credit and term note that were refinanced were $2,479,308 and $1,417,994, respectively. The refinancing included creation of a new line of credit having a balance of $4,250,000, which interest accrues at a prime rate plus .5% and matures March 30, 2006, a new term note A of $2,100,000 which accrues interest at 7.25% and matures April 1, 2010, and a new term note B of $1,250,000 which accrues interest at LIBOR plus 5% and matures March 30, 2006 (see Note 14).

NOTE  6  -  LEASES

     The Company leases certain equipment and software under capital leases which expire through 2005. Accumulated depreciation for these assets was $372,783 and $202,456 at December 31, 2004 and 2003 respectively. The Company leases its facility and office equipment under various non-cancelable operating leases which expire through 2007. The Company also leases certain equipment under month-to-month leases.

Minimum  rental  commitments  under  these  leases  are  as  follows:


                          CAPITAL      OPERATING
YEAR ENDING DECEMBER 31,  LEASES       LEASES
                          ----------   ----------

2005 . . . . . . . . . .  $  345,507   $  416,849
2006 . . . . . . . . . .     118,558      416,497
2007 . . . . . . . . . .      59,339       38,578
                          -----------  ----------
                             523,404   $  871,924
                          -----------  ----------
                                       ----------
Less interest. . . . . .     (31,424)
                          -----------
                             491,980
Less current portion . .    (322,406)
                          -----------

LONG-TERM PORTION. . . .  $  169,574
                          -----------
                          -----------


     Total rent expense for the years ended December 31, 2004 and 2003 was $633,859 and $524,874, respectively. This amount includes normal operating expenses paid with the leases.

     The Company is also subleasing a portion of its facilities under various month-to-month subleases. Total sublease and other rental income was $7,800 for both the years ended December 31, 2004 and 2003.

     Certain capital leases were refinanced on March 30, 2005 with a new bank. The balance of these capital lease obligations at December 31, 2004 was $433,138 (see Note 5).

NOTE  7  -  STOCKHOLDERS'  EQUITY

STOCK  OPTION  PLAN

     The Company adopted a Stock Option Plan in 1998 which provides for the granting of incentive stock options to employees and nonstatutory stock options to directors and consultants of the Company as selected by the Board of Directors. The maximum number of shares authorized to be granted under the plan is 160,000. The options are exercisable at a price as determined and authorized by the Board of Directors. The options generally expire at 10 years from the date of grant.

     In 1998, the Company adopted the disclosure - only provisions of Statement of Financial Accounting Standards No. 123 for Stock-Based Compensation ("SFAS 123"). SFAS 123 encourages entities to adopt a fair value-based method of accounting for employee stock compensation plans, but allows companies to continue to account for those plans using the accounting prescribed by APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has elected to continue to account for stock based compensation using APB 25, making pro forma disclosures of net earnings as if the fair value-based method had been applied. Accordingly, no compensation expense has been recorded for the stock option plan.


                                    PAGE F-67


     The fair value of each option granted is estimated on the date of grant using the minimum value option-pricing model with the following weighted average assumptions:

Expected  dividend  yield                         0%
Expected  stock  price  volatility                0%
Risk-free  interest  rate             4.2%  to  6.7%
Expected  life  of  options                10  years

     Incentive  stock  option  transactions  are  summarized  as  follows:


                                     INCENTIVE STOCK                  WEIGHTED AVERAGE
                                      OPTION SHARES               EXERCISE PRICE PER SHARE

                                     2004           2003             2004           2003

Outstanding, beginning of year     106,080         105,592        $   9.64       $   9.61

Options granted. . . . . . . .           -             488               -          15.30
Options expired. . . . . . . .           -               -               -              -
Options forfeited. . . . . . .           -               -               -              -
Options exercised. . . . . . .           -               -               -              -
                                   --------        --------       ---------      ---------
Outstanding, end of year . . .     106,080         106,080        $   9.64       $   9.64
                                   --------        --------       ---------      ---------
                                   --------        --------       ---------      ---------

  The following table summarizes information concerning outstanding and exercisable options at December 31, 2004:



                                               Weighted     Outstanding              Exercisable
                                               Average       Weighted                 Weighted
              Range of                        Remaining       Average                  Average
Option        Exercise         Number        Contractual     Exercise      Number     Exercise
 Type          Price        Outstanding      Life (years)      Price     Exercisable     Price

Incentive   $7.11-$15.30      106,080             5          $  9.64       105,508     $  9.64



     The number exercisable and the exercisable weighted average exercise price per share are based upon the vesting schedules for the individual options.

AUTHORIZED  STOCK

     On October 29, 2004, the Company amended its articles of incorporation to increase the number of shares of common stock it is authorized to issue from 1,000,000 to 25,000,000 at $.001 par value and to authorize the issuance of up to 10,000,000 shares designated as preferred stock with no par value. There were no shares of preferred stock issued or outstanding at December 31, 2004.

NOTE  8  -  RETIREMENT  PLAN

     The Company maintains an Employees' 401(k) and Stock Bonus Plan which gives employees the opportunity to save a portion of their pre-tax wages for retirement. Eligible employees include all employees who complete six months of continuous employment with the Company or have completed one year of service provided that the employee is employed with the Company at the time of participation in the plan. In addition to the participant's contribution to the plan, the Company may make discretionary profit sharing and discretionary matching 401(k) contributions under the plan. The discretionary profit sharing contributions are currently paid 50% to the employee and 50% is accrued for conversion into shares of stock in the Company based on the employee's respective contributions received under the plan. For the years ended December 31, 2004 and 2003 the Company made discretionary profit sharing contributions of $0 and $136,615, respectively. Discretionary matching 401(k) contributions made during 2004 and 2003 were $17,537 and $0, respectively. The above plans are not leveraged by the Company.


                                    PAGE F-68


     The total number of shares of the Company's stock allocated to and held by the plan was and 36,611 at December 31, 2004 and 2003, respectively. Any dividends paid on the plan shares are charged to retained earnings.

     The Stock Bonus Plan provides a put option whereby terminated participants may elect to sell and require the Company to redeem the participant's vested common shares at their fair market value. The Company was not required to redeem any of the vested shares during the years ended December 31, 2004 and 2003.

NOTE  9  -  INCOME  TAXES

     The sources of deferred tax assets and the tax effect of each at December 31, 2004 and 2003 is as follows:



                                                      ------------------------

                                                           2004        2003
                                                      ------------  ----------
Deferred tax assets:

  Accrued vacation . . . . . . . . . . . . . . . . .  $    45,144   $  23,422
  Reserve for loss on contracts in progress. . . . .      525,732      39,805
  Research and development credit carryforward . . .      672,717     549,515
  Federal and State net operating loss carryforwards      423,163           -
  Valuation allowance for deferred tax assets. . . .   (1,435,589)          -
                                                      ------------  ----------

Total deferred tax assets. . . . . . . . . . . . . .      231,167     612,742

Deferred tax liability:


Tax over financial statement depreciation. . . . .       (231,167)   (102,410)
                                                      ------------  ----------

Net deferred tax assets. . . . . . . . . . . . . . .  $         -   $ 510,332
                                                      ------------  ----------
                                                      ------------  ----------



     The deferred tax asset is presented in the accompanying balance sheet at December 31, 2004 and 2003 as follows:


                                      2004       2003
                                   ----------  --------

Current deferred tax asset. . . .  $ 231,167   $ 63,227
Noncurrent deferred tax asset . .          -    447,105
Noncurrent deferred tax liability   (231,167)         -
                                   ----------  --------

Net deferred tax asset. . . . . .  $       -   $510,332
                                   ----------  --------
                                   ----------  --------


     The (provision) benefit for income taxes at December 31, 2004 and 2003 consists of the following:


                                                    2004        2003
                                                 ----------  ----------

Current . . . . . . . . . . . . . . . . . . . .  $       -   $(317,802)
Deferred. . . . . . . . . . . . . . . . . . . .   (510,332)    215,008
Benefit of Federal net operating loss carryback    317,015           -
                                                 ----------  ----------

Total . . . . . . . . . . . . . . . . . . . . .  $(193,317)  $(102,794)
                                                 ----------  ----------
                                                 ----------  ----------


     The Company's provision for income taxes differs from the tax that would result from applying statutory rates to income before income taxes primarily because of state income taxes, nondeductible expenses, change in the valuation allowance of $1,435,589, and general business credits utilized of $0 and $174,882 for the years ended December 31, 2004 and 2003, respectively.

     At December 31, 2004, the Company had estimated research and development credit carryforwards of $672,717 available to offset future years' income taxes. These carryforwards begin to expire in 2022 to 2024. The


                                    PAGE F-69


Company also had Federal and State net operating loss carryforwards of approximately $1,500,000 and $3,270,000, respectively. These carryforwards begin to expire in 2024.

NOTE  10  -  ACCRUED  PRODUCT  WARRANTY  CLAIMS

     The following is a reconciliation of changes in the accrued product warranty claims liability included in other accrued expenses:


Beginning Balance. . . . . . . . . . . . . . . . . . .  $      -

  Changes in product warranties issued during the year   125,888
  Payments made in cash or in-kind . . . . . . . . . .   (53,765)
                                                       ----------
Ending Balance . . . . . . . . . . . . . . . . . . . .  $ 72,123
                                                       ----------
                                                       ----------

NOTE  11  -  RESEARCH  AND  DEVELOPMENT  COSTS

     Research and development costs are charged to expense when incurred. Total research and development costs incurred for the years ended December 31, 2004 and 2003 were $10,524,603 and $6,717,296, respectively.

NOTE  12  -  SIGNIFICANT  CONCENTRATIONS

     Generally accepted accounting principles require disclosure of information about current vulnerabilities due to certain concentrations. These matters include the following:

REVENUES  FROM  MAJOR  CUSTOMERS

     For the year ended December 31, 2004, approximately 69% of the Company's revenues were from four customers. At December 31, 2004, these customers represented approximately 53% of total contract receivables. For the year ended December 31, 2003, approximately 48% of the Company's revenues were from two customers. At December 31, 2003, these customers represented approximately 20% of total contract receivables.

NOTE  13  -  BONUS  AND  ROYALTY  OBLIGATIONS

     The Company entered into an employment agreement and an independent contractor agreement (the "Agreements") with former employees of ATC. The Agreements contain certain provisions for bonus payments to be made to these individuals. In the event of voluntary termination of either agreement by these individuals, the Company is still obligated to pay 50% of the total bonuses to the individuals. As such, $188,982, was accrued by the Company and must be paid over a five-year term. This amount was recorded as the Company's bonus obligation at September 1, 2000.

     For the years ended December 31, 2004 and 2003, the Company made $56,695 and $100,161 in bonus payments, respectively. The accrued bonus obligation at December 31, 2004 and 2003 was $56,695 and $75,592, respectively. The Company also accrued royalties to the two individuals in the amount of $231,585 and $187,040 for the years ended December 31, 2004 and 2003, respectively. During the years ended December 31, 2004 and 2003, the Company received $114,132 and $82,368, respectively, of services from a company owned by one of the individuals.

NOTE  14  -  SUBSEQUENT  EVENTS

     On June 24, 2005, the Company entered into a Forbearance Agreement (the "Agreement") for certain financial covenants and other violations under its existing loans with its current bank (see Note 5). The Agreement was later amended on July 26, 2005. The amended Agreement requires the Company to raise the necessary capital to bring the Company in compliance with its borrowing base and other financial covenants. The Company's obligations under the amended Agreement include, but are not limited to, the following:

     - On or before July 26, 2005, the Company shall receive a minimum of $800,000 of additional cash equity.


                                    PAGE F-70


- On or before September 8, 2005, the Company shall receive an additional minimum of $1,200,000 of cash equity.

- On or before October 31, 2005, the Company shall receive a minimum of $4,000,000 of additional cash equity.

     The total amount of cash equity the Company is required to obtain on or before October 31, 2005 is at least $6,000,000. The amended Agreement also requires the Company to provide the bank a "Letter of Intent" by July 26, 2005 from a bona fide third party for the purchase of all or a portion of the Company's assets. The Agreement also accelerates and amends the maturity date of term note B from March 30, 2006 to the earlier of the required cash equity amounts received or October 31, 2005 (see Note 5).

     Any default under the Agreement constitutes a default under the existing loan agreements with the bank and the bank shall be entitled to appoint a receiver to preserve and protect the bank's collateral, including the right to operate the Company's business. Any such receivership will continue until the Company's obligations under the Agreement have been satisfied in full. The Company did receive minimum proceeds of $800,000 and a Letter of Intent to comply with the amended Agreement.

     On August 23, 2005, the Company entered into an offer to sell the shares of the Company's stock (the "Offer") to SpaceDev, a publicly traded company. The Offer is projected to close on October 31, 2005. The Offer provides for consideration to be paid at closing comprised of a cash payment of $1,500,000 and shares of SpaceDev having an aggregate market value of $7,500,000. SpaceDev will also repay the remaining principal and interest of the Company's credit facility with the bank and any subordinated debt. SpaceDev will also provide the Company with a bridge loan in the amount of $1,200,000 prior to closing to comply with the bank's requirements under the Agreement.

     The Offer also provides for additional consideration to be paid to the stockholders of the Company based upon results of the audited financial statements for the years ending December 31, 2005, 2006 and 2007.

This  information  is an integral part of the accompanying financial statements.


                                    PAGE F-71



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     SpaceDev, Inc. is a Colorado corporation. The Colorado Business Corporation Act (referred to as the CBCA), as set forth in Title 7, Articles 101 to 117 of the Colorado Revised Statutes, governs SpaceDev's obligations to indemnify its officers and directors. The CBCA specifies the circumstances under which a corporation may indemnify its directors, officers, employees and agents. Articles 101 to 117 of the CBCA provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, whether civil, criminal, administrative or investigative, by reason of fact that such person is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at its request in a similar capacity for another entity, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection therewith if the person acted in good faith in a manner the person reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The CBCA permits the corporation to indemnify officers and employees to a greater extent than it can indemnify directors if such indemnification would not violate public policy.

The CBCA also provides that a corporation is not permitted to indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

SpaceDev is also governed by provisions of its articles of incorporation and bylaws that set forth the circumstances under which it is required to indemnify its officers and directors under applicable law.

Article VII of SpaceDev's articles of incorporation generally provides that the personal liability of its directors and officers will be limited or eliminated to the fullest extent allowed by applicable law, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that, the court in which action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper. In addition, to the extent that a director, officer, employee or agent of SpaceDev has been successful on the merits or otherwise in defense of any proceeding in which the person was a party because the person is or was a director, SpaceDev will indemnify the person against expenses actually and reasonably incurred by the person in connection therewith. The board of directors may exercise SpaceDev's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of SpaceDev, or is servicing at the request of SpaceDev as a director, officer, employee or agent of another enterprise.

In addition, Article X of SpaceDev's bylaws provides that SpaceDev shall indemnify to the extent set forth in the articles of incorporation any director, officer, employee or agent of SpaceDev or any person serving at the request of SpaceDev as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by applicable Colorado law.


                                    PAGE


ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the registrant, are as follows:

SEC  Registration  Fee                  $  1,940

Accounting  Fees  and  Expenses          $15,000

Legal  Fees  and  Expenses               $25,000

Miscellaneous                           $  5,000

Total                                    $46,940

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     Set forth below is information regarding the issuance and sales of the registrant's securities without registration under the Securities Act of 1933 during the past three years.

     On January 21, 2003, the registrant issued 665,188 shares of common stock and warrants to purchase an additional 665,188 shares of common stock at an exercise price of $0.49 per share to an individual investor for gross proceeds of $325,942. The registrant offered and sold the common stock and warrants in reliance upon the exemption provided by Rule 506 of Regulation D under the Securities Act.

     On February 14, 2003, the registrant issued 196,079 shares of common stock and warrants to purchase an additional 196,079 shares of common stock at an exercise price of $0.51 per share to an individual investor in exchange for gross proceeds of $100,000. The registrant offered and sold the common stock and warrants in reliance upon the exemption provided by Rule 506 of Regulation D under the Securities Act.

On June 3, 2003, the registrant entered into a Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant, with Laurus Master Fund, Ltd. Pursuant to these agreements, the registrant received a $1 million revolving credit facility in the form of a three-year Convertible Note secured by its assets. Advances on the Convertible Note may be repaid at the registrant's option, in cash or through the issuance of shares of common stock. The Convertible Note was issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On June 3, 2003, the registrant issued warrants to purchase 200,000 shares of common stock to Laurus Master Fund Ltd. The warrants were issued in three tranches: warrants on 125,000 shares of common stock at an exercise price of $0.63 per share; warrants on 50,000 shares of common stock at an exercise price of $0.69 per share; and warrants on 25,000 shares of common stock at an exercise price of $0.80 per share. The warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

In July 2003, the registrant issued a total of 2,100 shares to employees in exchange for services rendered to the registrant and employee performance awards given by us. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On August 8, 2003, the registrant issued 10,000 shares of common stock to Laurus Master Fund Ltd., pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $5,500 reduction in the outstanding balance under the revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On September 1, 2003, we issued warrants to purchase 200,000 shares of common stock to Dian Grisel of the Investor Relations Group for public and investor relations services. The warrants vested ratably over one year at an exercise price of $1.05 per share. The warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On September 23, 2003, the registrant issued 50,000 shares of common stock to Laurus Master Fund Ltd., pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase


                                    PAGE


Warrant with Laurus dated June 3, 2003, for a corresponding $27,500 reduction in the outstanding balance under the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On October 3, 2003, the registrant issued 55,000 shares of common stock to Laurus Master Fund Ltd., pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $30,250 reduction in the outstanding balance under the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by
Section  4(2)  of  the  Securities  Act.

On October 14, 2003, the registrant issued 100,000 shares of common stock to Laurus Master Fund Ltd., pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with
Laurus dated June 3, 2003, for a corresponding $55,000 reduction in the outstanding balance under the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by
Section  4(2)  of  the  Securities  Act.

On December 11, 2003, the registrant issued 100,000 shares of common stock to Laurus Master Fund Ltd., pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with
Laurus dated June 3, 2003, for a corresponding $55,000 reduction in the outstanding balance under the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by
Section  4(2)  of  the  Securities  Act.

On December 29, 2003, the registrant issued 100,000 shares of common stock to Laurus Master Fund Ltd., pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with
Laurus dated June 3, 2003, for a corresponding $55,000 reduction in the outstanding balance under the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by
Section  4(2)  of  the  Securities  Act.

On January 9, 2004, the registrant issued 300,000 shares of common stock to Laurus Master Fund Ltd., pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with
Laurus dated June 3, 2003, for a corresponding $165,000 reduction in the outstanding balance under the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by
Section  4(2)  of  the  Securities  Act.

On March 3, 2004, the registrant issued 200,000 shares of common stock to Laurus Master Fund Ltd., pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $110,000 reduction in the outstanding balance under the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

Pursuant to the registrant's independent director compensation plan, adopted January 16, 2000 and modified March 25, 2004, the registrant granted options to purchase 5,000 shares each to Curt Dean Blake, Wesley T. Huntress and Scott McClendon for their attendance and participation at the Audit Committee Meeting held on March 23, 2004. These options were issued with an exercise price of $0.92 per share, (based on the closing price of the registrant's common stock on the date of grant), will vest over two-years and will expire on the three-year anniversary date of the date of grant.

On April 1, 2004, the registrant issued 250,000 shares of common stock to Laurus Master Fund Ltd., pursuant to our Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $137,500 reduction in debt on our revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On April 20, 2004, the registrant issued 300,000 shares of common stock to Laurus Master Fund Ltd., pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with
Laurus dated June 3, 2003, for a corresponding $165,000 reduction in the outstanding balance under the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by
Section  4(2)  of  the  Securities  Act.

On May 17, 2004, the registrant issued 353,182 shares of common stock to Laurus Master Fund Ltd., pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $194,250 reduction in the outstanding


                                    PAGE


balance under the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On June 18, 2004, the registrant issued warrants to purchase 50,000 shares of common stock to Laurus Master Fund Ltd. The warrants were issued at an exercise price of $1.0625 per share, were immediately vested and are exercisable over a five (5) year period. The warrants were issued reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On July 12, 2004, the registrant issued 41,876 shares of common stock to Laurus Master Fund Ltd., pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with
Laurus dated June 3, 2003, for a corresponding $35,595 reduction in the outstanding balance under the revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On August 25, 2004, the registrant issued warrants to purchase 487,000 shares of common stock to Laurus Master Fund Ltd. The warrants were issued at an exercise price of $1.77 per share, were immediately vested and are exercisable over a five (5) year period. The warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

On August 25, 2004, the registrant issued 250,000 shares of its Series C Cumulative Convertible Preferred Stock, with a stated value of $10.00 per share, to Laurus Master Fund Ltd. for a total purchase price of $2,500,000. The preferred stock was issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

On August 25, 2004, the registrant issued warrants to purchase 50,000 shares of common stock to Laurus Master Fund Ltd. The warrants were issued at an exercise price of $1.9250 per share, were immediately vested and are exercisable over a five (5) year period. The warrants were issued in reliance on the exemption from registration provided by Section 4(2) Section 4(2) of the Securities Act.

On September 3, 2004, the registrant issued 100,000 shares of common stock to Laurus, pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $85,000 reduction in the outstanding balance on the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On September 10, 2004, the registrant issued 150,000 shares of common stock to Laurus, pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $127,500 reduction in the outstanding balance under the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On September 17, 2004, the registrant issued 100,000 shares of common stock to Laurus, pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $85,000 reduction in the outstanding balance under the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

On September 22, 2004, the registrant issued 150,000 shares of common stock to Laurus, pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $127,500 reduction in the outstanding balance under the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by
Section  4(2)  of  the  Securities  Act.

On September 27, 2004, the registrant issued 9,603 shares of common stock to Laurus Master Fund Ltd., pursuant to the Security Agreement, Secured Convertible Note, Registration Rights Agreement and Common Stock Purchase Warrant with Laurus dated June 3, 2003, for a corresponding $8,163 reduction in accrued interest on the registrant's revolving credit facility. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

                                    PAGE


On October 31, 2005, the registrant entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. pursuant to which the registrant issued and sold 2,032,520 shares of common stock to Laurus for an aggregate purchase price of $2,500,000 or $1.23 per share. The registrant also issued to Laurus a warrant to purchase up to 450,000 shares at $1.93 per share. The warrant is exercisable from October 31, 2005 until October 31, 2010. The registrant offered and sold the shares and the warrant without registration under the Securities Act of 1933 to Laurus in reliance upon the exemption provided by Rule 506 of Regulation D thereunder.

On December 20, 2005, the registrant granted to Mark N. Sirangelo, James W. Benson and Richard B. Slansky options to purchase an aggregate of 4,400,000 shares of common stock. To the extent the issuance of these securities is deemed a sale, the registrant relied on the exemption from registration provided by Section 4(2) of Securities Act of 1933 and Rule 506 of Regulation D thereunder.

On January 11, 2006, the registrant entered into a Securities Purchase Agreement with several institutional accredited investors pursuant to which the registrant issued and sold 5,150 shares of its Series D Preferred Stock, warrants to purchase an aggregate of 1,135,138 shares of common stock at an exercise price of $1.51 per share, and Preferred Stock Warrants which are exercisable for up to an aggregate of 2,000 additional shares of Series D Preferred Stock and warrants to purchase up to an aggregate of 440,829 shares of common stock. The registrant offered and sold the shares and warrants without registration under the Securities Act of 1933 to the investors in reliance upon the exemption provided by Rule 506 of Regulation D thereunder.

On February 9, 2006, pursuant to an engagement agreement, as amended, with QS Advisors, LLC, the registrant issued to QS Advisors 250,000 shares of common stock upon the closing of the merger with Starsys Research Corporation. The securities were offered and sold without registration under the Securities Act to an accredited investor in reliance upon the exemption provided by Rule 506 of Regulation D thereunder.

ITEM  27.          EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES.

          Exhibits.  See  Index  to  Exhibits.

     Schedules. Schedules have been omitted since the information required is not applicable.

ITEM  28.       UNDERTAKINGS.

(a)       The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events that, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                    PAGE


     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned company hereby undertakes that each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.


                                    PAGE


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Poway, state of California, on February 10, 2006.

                                                SPACEDEV,  INC.

                                                By:   /s/Mark  N.  Sirangelo
                                                     ------------------------
                                                     Mark  N.  Sirangelo
                                                     Chief  Executive  Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby severally constitutes and appoints Mark N. Sirangelo and Richard B. Slansky, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
registration statement has been signed by the following persons in the capacities and on the dates indicated.






Name. . . . . . . . . . .  Title
-------------------------  -------------------------------------------------------       --------------------

 /s/ Mark N. Sirangelo                                                                      February 10, 2006
-------------------------   Chief Executive Officer (PRINCIPAL EXECUTIVE OFFICER)
Mark N. Sirangelo . . . .   and Vice Chairman of the Board (DIRECTOR)
-------------------------  -------------------------------------------------------       --------------------

 /s/ Richard B. Slansky                                                                     February 10, 2006
-------------------------   President, Chief Financial Officer (PRINCIPAL
Richard B. Slansky. . . .   FINANCIAL OFFICER), DIRECTOR and Corporate Secretary
-------------------------  -------------------------------------------------------       --------------------

 /s/ James W. Benson                                                                        February 10, 2006
-------------------------   Chief Executive Officer (PRINCIPAL EXECUTIVE OFFICER)
James W. Benson . . . . .   and Chairman of the Board (DIRECTOR)
-------------------------  -------------------------------------------------------       --------------------

 /s/ Susan C. Benson                                                                        February 10, 2006
-------------------------
Susan C. Benson . . . . .   DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

 /s/ Curt Dean Blake                                                                        February 10, 2006
-------------------------
Curt Dean Blake . . . . .   DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

 /s/ Howell M. Estes, III                                                                   February 10, 2006
-------------------------
Howell M. Estes, III. . .   DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

 /s/ Wesley T. Huntress                                                                     February 10, 2006
-------------------------
Wesley T. Huntress. . . .   DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

 /s/ Scott McClendon                                                                        February 10, 2006
-------------------------
Scott McClendon . . . . .   DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

 /s/ Stuart E. Schaffer                                                                     February 10, 2006
-------------------------
Stuart E. Schaffer. . . .   DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

 /s/ Scott Tibbitts                                                                         February 10, 2006
-------------------------
Scott Tibbitts  . . . . .   DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

 /s/ Robert S. Walker                                                                       February 10, 2006
-------------------------
Robert S. Walker. . . . .   DIRECTOR
-------------------------  -------------------------------------------------------       --------------------

                                    PAGE

                                                   INDEX TO EXHIBITS

The following documents are filed as exhibits to this registration statement:

-----------------------------------------------------------------------------------------------------------------------
Exhibit No.             Description              Filed     Previously  Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  Filed       by Reference            SEC              No.
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
2.1 . . . .  Agreement and Plan of Merger
             and Reorganization dated as of
             October 24, 2005                                               X             8-K    Oct. 26, 2005      2.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
2.2 . . . .  Amendment No. 1 to the
             Agreement and Plan of Merger
             and Reorganization dated
             December 7, 2005                                               X             8-K    Dec. 13, 2005      2.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
3.1 . . . .  Articles of Incorporation dated
             December 20, 1996                                              X           10-SB    Jan. 18, 2000      2.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
3.2 . . . .  Articles of Amendment to
             Articles of Incorporation dated
             November 4, 1997                                               X           10-SB    Jan. 18, 2000      2.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
3.3 . . . .  Articles of Amendment to
             Articles of Incorporation dated
             December 17, 1997                                              X           10-SB    Jan. 18, 2000      2.3
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
3.4 . . . .  Amended and Restated Bylaws                                    X             8-K    Dec. 23, 2005      3.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
3.5 . . . .  Certificate of Designation of
             Series C Convertible Preferred
             Stock                                                          X             8-K    Aug. 30, 2004      3.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
3.6 . . . .  Form of Warrant issued to Laurus
             Master Fund August 25, 2004                                    X             8-K    Aug. 30, 2004      4.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
4.1 . . . .  Form of Common Stock
             Certificate                                                    X           10-SB    Jan. 18, 2005      3.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
5.1 . . . .  Opinion of Sheppard, Mullin,
             Richter & Hampton LLP
             regarding legality                      X
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.1. . . .  Secured Loan Agreement with
             Starsys Research Corporation
             dated September 8, 2005                                        X          10-QSB    Nov. 14, 2005     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.2. . . .  Promissory Note with Starsys
             Research Corporation dated
             September 8, 2005                                              X          10-QSB    Nov. 14, 2005     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.3. . . .  Subcontract Agreement with
             Andrews Space, Inc. awarded
             June 27, 2005                                                  X        10-QSB/A    Dec. 22, 2005     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.4. . . .  Sublease between Gateway and
             SpaceDev dated March 31, 2005                                  X             8-K   April 15, 2005     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.5. . . .  Consent to Sublease between
             Gateway and SpaceDev dated
             April 1, 2005                                                  X             8-K   April 15, 2005     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.6. . . .  AFRL Contract with SpaceDev
             dated as of August 23, 2004                                    X             8-K    Sept. 1, 2004     10.1
-----------------------------------------------------------------------------------------------------------------------


                                    PAGE II-4


-----------------------------------------------------------------------------------------------------------------------
Exhibit No.             Description              Filed     Previously  Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  Filed       by Reference            SEC              No.
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.7. . . .  AFRL Statement of Work dated
             August 23, 2004*                                               X             8-K    Sept. 1, 2004     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.8. . . .  AFRL SBIR "mini-mo" Contract
             extension with SpaceDev dated
             August 20, 2004*                                               X          10-QSB    Nov. 15, 2004     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.9. . . .  AFRL SBIR Small Satellite Bus
             Contract with SpaceDev dated
             September 28, 2004                                             X          10-QSB    Nov. 15, 2004     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.10 . . .  AFRL SBIR Phase II Small
             Launch Vehicle Contract with
             SpaceDev dated September 29,
             2004                                                           X          10-QSB    Nov. 15, 2004     10.3
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.11 . . .  MDA Second Task Order with
             SpaceDev dated October 20,
             2004*                                                          X          10-QSB    Nov. 15, 2004     10.4
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.12 . . .  Separation Agreement and
             General Release between
             SpaceDev and Jeffrey Janicik
             dated July 22, 2004                                            X          10-QSB      Aug 9, 2004     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.13 . . .  Modification  to Small Shuttle
             Compatible Propulsion Module
             contract with AFRL dated July 7,
             2004                                                           X          10-QSB     Aug. 9, 2004     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.14 . . .  Lunar  Dish Observatory
             Contract between SpaceDev and
             Lunar Enterprises Corporation
             dated July 20, 2004                                            X          10-QSB     Aug. 9, 2004     10.3
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.15 . . .  Employment Offer by SpaceDev
             to Dario Emanuel DaPra dated
             November 17, 2003                                              X           10KSB    April 6, 2004    10.37
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.16 . . .  Employment Offer by SpaceDev
             to Randall K. Simpson dated
             January 16, 2004                                               X          10-KSB    April 6, 2004    10.38
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.17 . . .  Confidential Separation
             Agreement and General Release
             of Claims with Dario Emanuel
             DaPra dated March 18, 2004                                     X          10-KSB    April 6, 2004    10.39
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.18 . . .  Missile Defense Agency Contract
             with SpaceDev dated March 31,
             2004                                                           X          10-KSB    April 6, 2004    10.40
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.19 . . .  Amendment No. 1 to Note issued
             to Laurus Master Fund, dated
             March 31, 2004                                                 X          10-KSB    April 6, 2004    10.41
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.20 . . .  Waiver Letter from Laurus
             Master Fund dated March 31,
             2004                                                           X          10-KSB    April 6, 2004    10.42
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.21 . . .  First Task Order Under Missile
             Defense Agency Contract with
             SpaceDev dated April 1, 2004                                   X          10-KSB    April 6, 2004    10.43
-----------------------------------------------------------------------------------------------------------------------


                                    PAGE II-5


-----------------------------------------------------------------------------------------------------------------------
Exhibit No.             Description              Filed     Previously  Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  Filed       by Reference            SEC              No.
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.22 . . .  AFRL Small Vehicle Launch
             Technology SBIR Contract dated
             July 9, 2003                                                   X          10-QSB    Nov. 12, 2003     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.23 . . .  AFRL Small Satellite Bus
             Technologies SBIR Contract
             dated July 9, 2003                                             X          10-QSB    Nov. 12, 2003     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.24 . . .  AFRL Small Shuttle Compatible
             Propulsion Module Contract
             effective March 28, 2003                                       X          10-QSB    Nov. 12, 2003     10.3
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.25 . . .  MDA Advanced Systems
             Deputate for the Micro Satellite
             Experiment dated July 9, 2003                                  X          10-QSB    Nov. 12, 2003     10.4
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.26 . . .  MDA Advanced Systems
             Deputate for the Micro Satellite
             Experiment (Modification) dated
             July 9, 2003                                                   X          10-QSB    Nov. 12, 2003     10.5
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.27 . . .  Lunar Dish Observatory Contract
             between SpaceDev and Lunar
             Enterprises Corporation dated
             July 24, 2003                                                  X          10-QSB    Nov. 12, 2003     10.6
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.28 . . .  Hybrid Rocket Motor Systems
             and Components Contract dated
             September 23, 2003*                                            X          10-QSB    Nov. 12, 2003     10.7
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.29 . . .  Third Amendment to Series A
             Subordinated Convertible Note
             issued to James W. Benson on
             October 14, 2002 dated
             September 5,  2003                                             X          10-QSB    Nov. 12, 2003     10.8
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.30 . . .  Third Amendment to Series A
             Subordinated Convertible Note
             issued to James W. Benson on
             October 21, 2002 dated
             September 5,  2003                                             X          10-QSB    Nov. 12, 2003     10.9
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.31 . . .  Third Amendment to Series A
             Subordinated Convertible Note
             issued to James W. Benson on
             October 28, 2002 dated
             September 5,  2003                                             X          10-QSB    Nov. 12, 2003    10.10
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.32 . . .  Third Amendment to Series A
             Subordinated Convertible Note
             issued to James W. Benson on
             November 14, 2002 dated
             September 5,  2003                                             X          10-QSB    Nov. 12, 2003    10.11
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.33 . . .  Third Amendment to Series A
             Subordinated Convertible Note
             issued to Emery Skarupa on
             October 29, 2002 dated
             September 5,  2003                                             X          10-QSB    Nov. 12, 2003    10.12
-----------------------------------------------------------------------------------------------------------------------


                                    PAGE II-6


-----------------------------------------------------------------------------------------------------------------------
Exhibit No.             Description              Filed     Previously  Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  Filed       by Reference            SEC              No.
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.34 . . .  Third Amendment to Series A
             Subordinated Convertible Note
             issued to Stuart Schaffer on
             October 29, 2002 dated
             September 5,  2003                                             X          10-QSB    Nov. 12, 2003    10.13
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.35 . . .  Security  Agreement between
             SpaceDev and Laurus Master
             Fund, Ltd. dated June 3, 2003                                  X             8-K    June 18, 2003     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.36 . . .  Secured  Convertible Note issued
             June 3, 2003 by SpaceDev to
             Laurus Master Fund, Ltd.                                       X             8-K    June 18, 2003     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.37 . . .  Common Stock Purchase
             Warrant  issued June 3, 2003 by
             SpaceDev to Laurus Master
             Fund, Ltd.                                                     X             8-K    June 18, 2003     10.3
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.38 . . .  Registration Rights Agreement
             between SpaceDev and Laurus
             Master Fund, Ltd. dated as of
             June 3, 2003                                                   X             8-K    June 18, 2003     10.4
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.39 . . .  Waiver Letter between SpaceDev
             and Laurus Master Fund, Ltd.
             dated June 3, 2003                                             X             8-K    June 18, 2003     10.5
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.40 . . .  Securities Purchase Agreement
             with Laurus Master Fund, Ltd.
             dated August 25, 2004                                          X             8-K    Aug. 30, 2004     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.41 . . .  Registration Rights Agreement
             with Laurus Master Fund, Ltd.
             dated August 25, 2004                                          X             8-K    Aug. 30, 2004     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.42 . . .  Letter Agreement with Laurus
             Master Fund Ltd. dated August
             25, 2004                                                       X             8-K    Aug. 30, 2004     10.3
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.43 . . .  Employment Agreement between
             SpaceDev and Stuart Schaffer
             dated May 17, 2002                                             X          10-KSB    Mar. 28, 2003    10.11
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.44 . . .  First Amendment to Employment
             Agreement between SpaceDev
             and Stuart Schaffer dated June
             11, 2002                                                       X          10-KSB    Mar. 28, 2003    10.12
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.45 . . .  Employment Agreement between
             SpaceDev and Emery Skarupa
             dated May 24, 2002                                             X          10-KSB    Mar. 28, 2003    10.13
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.46 . . .  Confidential Separation
             Agreement and General Release
             of Claims between SpaceDev and
             Charles H. Lloyd dated May 31,
             2002                                                           X          10-KSB    Mar. 28, 2003    10.14
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.47 . . .  Employment Agreement between
             SpaceDev and Richard B.
             Slansky dated February 10, 2003                                X          10-KSB    Mar. 28, 2003    10.16
-----------------------------------------------------------------------------------------------------------------------


                                    PAGE II-7


-----------------------------------------------------------------------------------------------------------------------
Exhibit No.             Description              Filed     Previously  Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  Filed       by Reference            SEC              No.
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.48 . . .  Second Amendment to Series A
             Subordinated Convertible Note
             issued to James W. Benson on
             October 14, 2002 dated March
             25, 2003                                                       X          10-KSB    Mar. 28, 2003    10.17
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.49 . . .  Second Amendment to Series A
             Subordinated Convertible Note
             issued to James W/ Benson on
             October 21, 2002 dated March
             25, 2003                                                       X          10-KSB    Mar. 28, 2003    10.18
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.50 . . .  Second Amendment to Series A
             Subordinated Convertible Note
             issued to James W. Benson on
             October 28, 2002 dated March
             25, 2003                                                       X          10-KSB    Mar. 28, 2003    10.19
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.51 . . .  Second Amendment to Series A
             Subordinated Convertible Note
             issued to James W. Benson on
             November 14, 2002 dated March
             25, 2003                                                       X          10-KSB    Mar. 28, 2003    10.20
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.52 . . .  Second Amendment to Series A
             Subordinated Convertible Note
             issued to Emery Skarupa on
             October 29, 2002 dated March
             25, 2003                                                       X          10-KSB    Mar. 28, 2003    10.21
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.53 . . .  Second Amendment to Series A
             Subordinated Convertible Note
             issued to Stuart Schaffer on
             October 29, 2002 dated March
             25, 2003                                                       X          10-KSB    Mar. 28, 2003    10.22
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.54 . . .  Heads of Agreement between
             SpaceDev and Space Projects
             Australia dated January 22, 2001                               X             8-K    Feb. 28, 2001     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.55 . . .  Deed of Counter-Indemnity
             between SpaceDev and Technical
             & General Guaranty Company
             Limited dated August 28, 1999                                  X             8-K   Sept. 20, 2000     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.56 . . .  Employment Agreement between
             James W. Benson and SpaceDev
             dated July 16, 2000                                            X          10-QSB    Aug. 10, 2000     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.57 . . .  Separation and Release
             Agreement between Philip E.
             Smith and ISS dated February 5,
             2000                                                           X         10-SB/A    Mar. 27, 2000     6.13
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.58 . . .  First Amendment to Employment
             Agreement between ISS and
             Thomas W. Brown dated March
             15, 2000                                                       X         10-SB/A    Mar. 27, 2000     6.14
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.59 . . .  Employment Agreement between
             SpaceDev and Stan Dubyn dated
             January 16, 2000                                               X         10-SB/A    Mar. 27, 2000     6.15
-----------------------------------------------------------------------------------------------------------------------


                                    PAGE II-8


-----------------------------------------------------------------------------------------------------------------------
Exhibit No.             Description              Filed     Previously  Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  Filed       by Reference            SEC              No.
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.60 . . .  First Amendment to Employment
             Agreement between SpaceDev
             and James W. Benson effective
             January 21, 2000                                               X         10-SB/A    Mar. 27, 2000     6.16
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.61 . . .  First Amendment to Employment
             Agreement between SpaceDev
             and Jan A. King , effective
             January 20, 2000                                               X         10-SB/A    Mar. 27, 2000     6.17
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.62 . . .  Launch and Integration Services
             Agreement between SpaceDev
             and Dojin Limited dated July 14,
             1999                                                           X         10-SB/A    Mar. 27, 2000     6.18
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.63 . . .  Integration Support Services
             Agreement between ISS and
             Lockheed Martin dated January
             1, 1999                                                        X         10-SB/A    Mar. 27, 2000     6.19
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.64 . . .  Engineering Services Contract
             between SpaceDev and Lockheed
             Martin Contract dated October
             18, 1996                                                       X         10-SB/A    Mar. 27, 2000     6.20
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.65 . . .  Collaborative Agreement
             between SpaceDev and
             University of Arizona dated
             February 15, 2000                                              X         10-SB/A    Mar. 27, 2000     6.21
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.66 . . .  SPOTV Contract between
             SpaceDev and National
             Reconnaissance Office of Space
             Launch dated August 16, 1999                                   X         10-SB/A    Mar. 27, 2000     6.22
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.67 . . .  Common Stock Exchange
             Agreement between SpaceDev
             and SIL dated October 1, 1998                                  X           10-SB    Jan. 18, 2000      6.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.68 . . .  Mutual Rescission and Release of
             Share Acquisition Agreement
             between SpaceDev and SIL dated
             December 17, 1999                                              X           10-SB    Jan. 18, 2000      6.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.69 . . .  Share Acquisition Agreement
             between  SpaceDev and ISS
             dated February 7, 1998                                         X           10-SB    Jan. 18, 2000      6.3
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.70 . . .  Agreement of License and
             Purchase of Technology between
             SpaceDev and AMROC dated
             August 1998                                                    X           10-SB    Jan. 18, 2000      6.4
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.71 . . .  Firm Fixed Price Agreement
             Number between SpaceDev and
             Regents of the University of
             California dated November 9,
             1999                                                           X           10-SB    Jan. 18, 2000      6.5
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.72 . . .  1999 Stock Option Plan                                         X            SB-2    July 25, 2003      4.8
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.73 . . .  First Amendment to 1999 Stock
             Option Plan                                                    X            SB-2    July 25, 2003     4.14
-----------------------------------------------------------------------------------------------------------------------


                                    PAGE II-9


-----------------------------------------------------------------------------------------------------------------------
Exhibit No.             Description              Filed     Previously  Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  Filed       by Reference            SEC              No.
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.74 . . .  1999 Employee Stock Purchase
             Plan                                                           X           10-SB    Jan. 18, 2000      6.7
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.75 . . .  2004 Equity Incentive Plan                                     X          S-8    Mar. 29, 2005     99.1

-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.76 . . .  Employment Agreement between
             SpaceDev and James W. Benson
             dated November 24, 1997                                        X           10-SB    Jan. 18, 2000      6.8
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.77 . . .  Employment Agreement between
             ISS and Thomas W. Brown dated
             February 7, 1998                                               X           10-SB    Jan. 18, 2000      6.9
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.78 . . .  Employment Agreement between
             ISS and Philip E. Smith dated
             February 7, 1998                                               X           10-SB    Jan. 18, 2000     6.10
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.79 . . .  Employment Agreement between
             SpaceDev and Jan A. King dated
             August 3, 1998                                                 X           10-SB    Jan. 18, 2000     6.11
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.80 . . .  Employment Agreement between
             ISS and Charles H. Lloyd dated
             November 2, 1999                                               X           10-SB    Jan. 18, 2000     6.12
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.81 . . .  Executive Employment
             Agreement between SpaceDev,
             Inc.,  and James W. Benson dated
             December 20, 2005                                              X             8-K    Dec. 23, 2005     10.3
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.82 . . .  Executive Employment
             Agreement between SpaceDev,
             Inc.,  and Mark Sirangelo dated
             December 20, 2005                                              X             8-K    Dec. 23, 2005     10.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.83 . . .  Amended and Restated Executive
             Employment Agreement between
             SpaceDev, Inc.,  and Richard B.
             Slansky dated December 20,
             2005                                                           X             8-K    Dec. 23, 2005     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.84 . . .  Non-Plan Stock Option
             Agreement with James W.
             Benson (evidencing an option to
             purchase up to 950,000 shares)
             dated December 20, 2005                                        X             8-K    Dec. 23, 2005     10.6
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.85 . . .  Non-Plan Stock Option
             Agreement with Mark N.
             Sirangelo dated December 20,
             2005                                                           X             8-K    Dec. 23, 2005     10.4
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.86 . . .  Non-Plan Stock Option
             Agreement with Richard B.
             Slansky dated December 20,
             2005                                                           X             8-K    Dec. 23, 2005     10.5
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.87 . . .  Falcon Launch Services
             Agreement with Space
             Exploration Technologies
             Corporation dated November 15,
             2005 *                                                         X           8-K/A    Dec. 22, 2005     10.1
-----------------------------------------------------------------------------------------------------------------------


                                   PAGE II-10


-----------------------------------------------------------------------------------------------------------------------
Exhibit No.             Description              Filed     Previously  Incorporated  Form      Date Filed with  Exhibit
                                                 Herewith  Filed       by Reference            SEC              No.
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.88 . . .  Amendment No. 1 to the Secured
             Promissory Note with Starsys
             Research Corporation, dated
             December 20, 2005                                              X             8-K    Dec. 23, 2005 10.11

-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.89 . . .  Non-Plan Stock Option
             Agreement with James W.
             Benson (evidencing an option to
             purchase up to 150,000 shares)
             dated December 20, 2005                                        X             8-K    Dec. 23, 2005     10.7
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.90 . . .  Inventions and Proprietary
             Information Agreement dated
             December 20, 2005 with James
             W. Benson                                                      X             8-K    Dec. 23, 2005    10.10
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.91 . . .  Inventions and Proprietary
             Information Agreement  dated
             December 20, 2005 with Mark N.
             Sirangelo                                                      X             8-K    Dec. 23, 2005     10.8
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.92 . . .  Inventions and Proprietary
             Information Agreement dated
             December 20, 2005 with Richard
             B. Slansky                                                     X             8-K    Dec. 23, 2005     10.9
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.93 . . .  Statement of Work with Andrews
             Space, Inc. awarded June 27,
             2005                                                           X        10-QSB/A    Dec. 23, 2005     10.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.94 . . .  Securities Purchase Agreement
             dated January 11, 2001                                         X             8-K    Jan. 17, 2006     99.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.95 . . .  Registration Rights Agreement
             dated January 17, 2001                                         X             8-K    Jan. 17, 2006     99.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.96 . . .  Form of Preferred Stock Warrant                                X             8-K    Jan. 17, 2006     99.3
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.97 . . .  Form of Common Stock Warrant                                   X             8-K    Jan. 17, 2006     99.4
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.98 . . .  Executive Employment
             Agreement with Scott Tibbitts
             Dated January 31, 2006                                         X             8-K    Feb. 6, 2006      99.1
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.99 . . .  Executive Employment
             Agreement with Robert Vacek
             Dated January 31, 2006                                         X             8-K    Feb. 6, 2006      99.2
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.100. . .  Non-Competition Agreement
             with Scott Tibbitts dated January
             31, 2006                                                       X             8-K    Feb. 6, 2006      99.3
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.101. . .  Form of Standstill and Lock-up
             Agreement                                                      X             8-K    Feb. 6, 2006      99.4
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.102. . .  Amendment No. 2 to the
             SpaceDev 2004 Equity Incentive
             Plan                                                           X             8-K    Feb. 6, 2006      99.5
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.103. . .  Unaudited Financial Statements of
             Starsys Research Corporation for
             the years ended December 31,
             2004 and 2003                                                  X             8-K    Feb. 6, 2006      99.6
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.104. . .  Unaudited Financial Statements of
             Starsys Research Corporation for
             the nine-month period ended
             September 30, 2005                                             X             8-K    Feb. 6, 2006      99.7
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
10.105. . .  Unaudited Pro Forma Combined
             Consolidated Financial
             Statements of SpaceDev, Inc.
             and Starsys Research Corporation
             for the nine-month period ended
             September 30, 2005 and for the
             Year ended December 31, 2004                                   X             8-K    Feb. 6, 2006      99.8
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
23.1. . . .  Consent of PKF                         X
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
23.2. . . .  Consent of Clifton Gunderson           X
-----------  ----------------------------------  --------  ----------  ------------  --------  ---------------  -------
-----------------------------------------------------------------------------------------------------------------------

* Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.